Filed Pursuant to Rule 424(b)(2)
Registration No. 333-67886
PROSPECTUS SUPPLEMENT
(To Prospectus Dated August 23, 2001)
$311,010,000
2005-ERJ1 Pass Through Trust
Pass Through Certificates, Series 2005-ERJ1

          The Continental Airlines Class A Pass Through Certificates, Series 2005-ERJ1, are being offered under this prospectus supplement. The certificates represent interests in a trust to be established in connection with this offering.
          The trust will use the proceeds from the sale of certificates to acquire equipment notes. The equipment notes will be issued on a nonrecourse basis by the trustees of separate owner trusts in connection with separate leveraged lease transactions to finance a portion of the purchase price of 29 Embraer EMB-145XR aircraft, of which 21 have previously been delivered to Continental during 2004 and 2005 and eight are scheduled for delivery through February 2006. The aircraft will be leased to Continental. Rental payments under the leases will be used to make payments on the equipment notes. Payments on the equipment notes held in the trust will be passed through to the holders of the certificates.
          The proceeds from the sale of certificates will initially be held in escrow pending purchase of equipment notes, except that a portion of such proceeds may be used at the closing of the offering to acquire equipment notes for previously delivered aircraft.
          The equipment notes issued for each aircraft will have a security interest in such aircraft. Interest on the equipment notes will be payable monthly on the first day of each month after issuance, beginning on October 1, 2005. Principal payments on the equipment notes are scheduled on the first day of each month, beginning on or after October 1, 2005.
          Landesbank Baden-Württemberg will provide a liquidity facility for the certificates in an amount sufficient to make 18 monthly interest payments (except under certain specified circumstances).
          The certificates will not be listed on any national securities exchange.
      Investing in the certificates involves risks. See “Risk Factors” on page S-18.

		Final Expected	Price to
Principal Amount	Interest Rate	Distribution Date	Public(1)

$311,010,000	9.798%	April 1, 2021	100%

(1)	Plus accrued interest, if any, from the date of issuance.
      The underwriter will purchase all of the certificates if any are purchased. The aggregate proceeds from the sale of the certificates will be $311,010,000. Embraer will pay the underwriter compensation totaling $2,021,565.00, representing underwriting commission as well as certain structuring fees. Delivery of the certificates in book-entry form only will be made on or about September 22, 2005.
      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Citigroup
September 14, 2005

PRESENTATION OF INFORMATION
      These offering materials consist of two documents: (a) this Prospectus Supplement, which describes the terms of the certificates that we are currently offering, and (b) the accompanying Prospectus, which provides general information about our pass through certificates, some of which may not apply to the certificates that we are currently offering. The information in this Prospectus Supplement replaces any inconsistent information included in the accompanying Prospectus.
      We have given certain capitalized terms specific meanings for purposes of this Prospectus Supplement. The “Index of Terms” attached as Appendix I to this Prospectus Supplement lists the page in this Prospectus Supplement on which we have defined each such term.
      At various places in this Prospectus Supplement and the Prospectus, we refer you to other sections of such documents for additional information by indicating the caption heading of such other sections. The page on which each principal caption included in this Prospectus Supplement and the Prospectus can be found is listed in the Table of Contents below. All such cross references in this Prospectus Supplement are to captions contained in this Prospectus Supplement and not in the Prospectus, unless otherwise stated.

Prospectus Supplement

Prospectus

      You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may be used only where it is legal to sell these securities. The information in this document may be accurate only on the date of this document.

PROSPECTUS SUPPLEMENT SUMMARY
      This summary highlights selected information from this Prospectus Supplement and the accompanying Prospectus and may not contain all of the information that is important to you. For more complete information about the Certificates and Continental Airlines, you should read this entire Prospectus Supplement and the accompanying Prospectus, as well as the materials filed with the Securities and Exchange Commission that are considered to be part of this Prospectus Supplement and the Prospectus. See “Incorporation of Certain Documents by Reference” in this Prospectus Supplement and the Prospectus.
Summary of Terms of Certificates

Class A Certificates

Aggregate Face Amount	$311,010,000
Ratings:
Moody’s	Ba2
Standard & Poor’s	BBB-
Initial Loan to Aircraft Value (cumulative)(1)	51.4%
Expected Highest Loan to Aircraft Value (cumulative)(2)	51.4%
Initial Average Life (in years from Issuance Date)	9.1
Regular Distribution Dates	The first day of each month
Final Expected Regular Distribution Date	April 1, 2021
Final Maturity Date	October 1, 2022
Minimum Denomination	$1,000
Section 1110 Protection	Yes
Liquidity Facility Coverage	18 monthly interest payments

(1)	This percentage is determined as of March 1, 2006, the first Regular Distribution Date after all Aircraft are scheduled to have been delivered. In calculating this percentage, we have assumed that all Aircraft are financed under this offering prior to such date, that the maximum principal amount of Equipment Notes is issued and that the aggregate appraised value of the Aircraft is $593,241,506 as of such date. The appraised value is only an estimate and reflects certain assumptions. See “Description of the Aircraft and the Appraisals— The Appraisals”.

(2)	See “—Loan to Aircraft Value Ratios”.

Equipment Notes and the Aircraft
      Set forth below is certain information about the Equipment Notes expected to be held in the Trust and the aircraft expected to secure such Equipment Notes. Each aircraft is an Embraer model EMB-145XR aircraft.

			Maximum
Expected		Scheduled	Principal
Registration	Manufacturer’s	Delivery	Amount of	Appraised
Number	Serial Number	Month(1)	Equipment Notes(2)	Value(3)

N14171	14500859	October 2004	$10,037,481	$20,195,376
N12172	14500864	October 2004	9,994,443	20,195,376
N14173	14500872	November 2004	10,164,449	20,238,200
N14174	14500876	December 2004	10,271,406	20,284,312
N12175	14500878	December 2004	10,225,962	20,284,312
N11176	14500881	January 2005	10,532,173	20,457,137
N14177	14500888	February 2005	10,485,908	20,503,248
N16178	14500889	February 2005	10,485,908	20,503,248
N14179	14500896	March 2005	10,775,405	20,546,073
N14180	14500900	March 2005	10,925,153	20,546,073
N11181	14500904	April 2005	10,880,450	20,692,185
N33182	14500909	April 2005	10,750,417	20,692,185
N16183	14500914	May 2005	10,725,962	20,730,000
N11184	14500917	May 2005	10,692,171	20,730,000
N17185	14500922	June 2005	10,795,225	20,750,000
N14186	14500924	June 2005	10,670,184	20,750,000
N11187	14500927	July 2005	10,771,685	20,770,000
N14188	14500929	July 2005	10,855,667	20,770,000
N11189	14500931	August 2005	11,060,953	20,790,000
N27190	14500934	August 2005	10,896,010	20,790,000
N11191	14500935	September 2005	10,953,234	20,800,000
N11192	14500936	October 2005	11,172,581	20,820,000
N11193	14500938	October 2005	11,172,581	20,820,000
N11194	14500940	November 2005	11,172,581	20,830,000
N12195	14500943	December 2005	11,172,581	20,840,000
N17196	14500945	December 2005	11,172,581	20,840,000
N21197	14500947	January 2006	11,172,581	20,850,000
N14198	14500951	February 2006	11,172,581	20,860,000
N11199	14500953	February 2006	11,172,581	20,860,000

(1)	The Aircraft with manufacturer’s serial numbers 14500859, 14500864, 14500872, 14500876, 14500878, 14500881, 14500888, 14500889, 14500896, 14500900, 14500904, 14500909, 14500914, 14500917, 14500922, 14500924, 14500927, 14500929, 14500931, 14500934 and 14500935 were delivered and leased to Continental during 2004 and 2005. These Aircraft are expected to be financed pursuant to this offering on the date that the Certificates are issued, although the financing for each Aircraft is subject to certain conditions and could be delayed. The delivery deadline for purposes of financing an Aircraft pursuant to this offering is May 31, 2006 (or later under certain circumstances). The actual delivery date for any Aircraft may be subject to delay or acceleration. See “Description of the Aircraft and the Appraisals— Deliveries of Aircraft”. Continental has the option to substitute other aircraft if the delivery of any Aircraft is expected to be delayed for more than 30 days after the month scheduled for delivery or beyond the delivery deadline. See “Description of the Aircraft and the Appraisals— Substitute Aircraft”.

(2)	The actual principal amount issued for an Aircraft may be less depending on the circumstances of the financing of such Aircraft. The aggregate principal amount of all of the Equipment Notes will not exceed the aggregate face amount of the Certificates.

(3)	The appraised value of each Aircraft set forth above is the lesser of the average and median values of such Aircraft as appraised by three independent appraisal and consulting firms, projected, in the case of Aircraft yet to be delivered, as of the scheduled delivery month of such Aircraft. These appraisals are based upon varying assumptions and methodologies. An appraisal is only an estimate of value and should not be relied upon as a measure of realizable value. See “Risk Factors— Risk Factors Relating to the Certificates and the Offering—Appraisals and Realizable Value of Aircraft” and “Description of the Aircraft and the Appraisals— The Appraisals”.

Loan to Aircraft Value Ratios

      The following table sets forth loan to Aircraft value ratios (“LTVs”) for the Certificates as of March 1, 2006 (the first Regular Distribution Date that occurs after all Aircraft to be financed in this Offering are scheduled to have been delivered) and each sixth Regular Distribution Date thereafter. The LTVs for the Certificates for the period prior to March 1, 2006 are not meaningful, since during such period all of the Equipment Notes expected to be acquired by the Trust and the related Aircraft will not be included in the calculation. The table should not be considered a forecast or prediction of expected or likely LTVs but simply a mathematical calculation based on one set of assumptions. See “Risk Factors— Risk Factors Relating to the Certificates and the Offering— Appraisals and Realizable Value of Aircraft”.

	Aggregate Appraised	Outstanding Pool
Date	Value(1)	Balance(2)	LTV(3)

March 1, 2006	$593,241,506	$304,715,218	51.4%
September 1, 2006	585,777,193	299,781,323	51.2
March 1, 2007	575,279,374	294,597,405	51.2
September 1, 2007	567,815,061	289,150,794	50.9
March 1, 2008	557,317,243	283,428,178	50.9
September 1, 2008	549,852,929	277,415,570	50.5
March 1, 2009	539,355,111	271,098,276	50.3
September 1, 2009	531,890,798	264,460,854	49.7
March 1, 2010	521,392,979	257,487,084	49.4
September 1, 2010	513,928,666	250,159,921	48.7
March 1, 2011	503,430,847	242,461,456	48.2
September 1, 2011	495,966,534	234,372,874	47.3
March 1, 2012	485,468,716	225,874,406	46.5
September 1, 2012	478,004,402	216,945,282	45.4
March 1, 2013	467,506,584	207,563,677	44.4
September 1, 2013	460,042,271	197,706,663	43.0
March 1, 2014	449,544,452	187,350,147	41.7
September 1, 2014	442,080,139	176,468,820	39.9
March 1, 2015	431,582,320	165,036,084	38.2
September 1, 2015	424,118,007	153,023,999	36.1
March 1, 2016	411,788,116	140,403,206	34.1
September 1, 2016	401,835,698	127,142,859	31.6
March 1, 2017	387,838,607	113,210,548	29.2
September 1, 2017	377,886,189	98,572,222	26.1
March 1, 2018	363,889,098	83,192,105	22.9
September 1, 2018	353,936,680	67,032,605	18.9
March 1, 2019	339,939,589	50,054,229	14.7
September 1, 2019	329,987,171	32,215,479	9.8
March 1, 2020	234,659,475	15,253,997	6.5
September 1, 2020	100,428,800	4,634,120	4.6
March 1, 2021	20,860,000	230,096	1.1

(1)	In calculating the aggregate appraised value of the Aircraft, we have assumed that the appraised value of each Aircraft, determined as described under “— Equipment Notes and the Aircraft”, declines on the Regular Distribution Date closest to the anniversary of its delivery by the manufacturer by approximately 3% per year of the initial appraised value at delivery for the first ten years after the delivery of such Aircraft, by approximately 4% per year for the next five years and by approximately 5% per year thereafter. The aggregate Aircraft value as of any date does not include the value of Aircraft as to which the Equipment Notes secured by such Aircraft are expected to have been paid in full on or prior to such date. Other rates or methods of depreciation would result in materially different LTVs. We cannot assure you that the depreciation rate and method used for purposes of the table will occur or predict the actual future value of any Aircraft. See “Risk Factors— Risk Factors Relating to the Certificates and the Offering— Appraisals and Realizable Value of Aircraft”.

(2)	In calculating the outstanding balances, we have assumed that the Trust will acquire the maximum principal amount of Equipment Notes for all Aircraft prior to March 1, 2006.

(3)	The LTVs were obtained for each Regular Distribution Date by dividing (i) the expected outstanding balance of the Certificates after giving effect to the distributions expected to be made on such date, by (ii) the assumed value of all of the Aircraft on such date based on the assumptions described above. The outstanding balances and LTVs may change if, among other things, the aggregate principal amount of the Equipment Notes acquired by the Trust is less than the maximum permitted under the terms of this offering or the amortization of the Equipment Notes differs from the assumed amortization schedule calculated for purposes of this Prospectus Supplement.

     The above table was compiled on an aggregate basis. However, the Equipment Notes for an Aircraft will not have a security interest in any other Aircraft. This means that any excess proceeds realized from the sale of an Aircraft or other exercise of remedies will not be available to cover any shortfalls on the Equipment Notes relating to any other Aircraft. Therefore, upon an Indenture Default, even if the Aircraft as a group could be sold for more than the total amounts payable in respect of all of the outstanding Equipment Notes, if certain Aircraft were sold for less than the total amount payable in respect of the related Equipment Notes, there would not be sufficient proceeds to pay the Certificates in full. See “Description of the Equipment Notes— Loan to Value Ratios of Equipment Notes” for examples of LTVs for the Equipment Notes issued in respect of individual Aircraft, which may be more relevant in a default situation than the aggregate values shown above.

Cash Flow Structure
      Set forth below is a diagram illustrating the structure for the offering of the Certificates and certain cash flows.

(1)	Each Aircraft will be subject to a separate Lease and a related Indenture. Each Aircraft will be subleased to ExpressJet.

(2)	To the extent not used to purchase Equipment Notes upon the issuance of the Certificates, the proceeds of the offering of the Certificates will be held in escrow and deposited with the Depositary. The Depositary will hold such funds as interest-bearing Deposits. The Trust will withdraw funds from the Deposits to purchase Equipment Notes from time to time as each Aircraft is financed. The scheduled payments of interest on the Equipment Notes and on the Deposits, taken together, will be sufficient to pay accrued interest on the outstanding Certificates. If any funds remain as deposits at the Delivery Period Termination Date, such funds will be withdrawn by the Escrow Agent and distributed to the holders of the Certificates, together with accrued interest thereon. No interest will accrue with respect to the Deposits after they have been fully withdrawn. The Liquidity Facility will not cover interest on the Deposits.

The Offering

Certificates Offered	Class A Certificates, which will represent fractional undivided interests in the Trust.

Use of Proceeds	The proceeds from the sale of the Certificates will initially be held in escrow and deposited with the Depositary, except for any funds used on the Issuance Date to acquire Equipment Notes. The Trust will withdraw funds from the escrow to purchase Equipment Notes. The Equipment Notes will be issued by each Owner Trustee to finance a portion of the purchase price of the related Aircraft.

Subordination Agent, Trustee, Paying Agent and Loan Trustee	Wilmington Trust Company.

Escrow Agent	Wells Fargo Bank Northwest, National Association.

Depositary	Citibank, N.A.

Liquidity Provider	Landesbank Baden-Württemberg.

Trust Property	The property of the Trust will include:

• Equipment Notes acquired by the Trust.

• All monies receivable under the Liquidity Facility.

• Funds from time to time deposited with the Trustee in accounts relating to the Trust.

Regular Distribution Dates	The first day of each month commencing on October 1, 2005.

Record Dates	The fifteenth day preceding the related Distribution Date.

Distributions	The Trustee will distribute all payments of principal, premium (if any) and interest received on the Equipment Notes held in the Trust to the holders of the Certificates, subject to prior payment of certain amounts then due to the Liquidity Provider or the Trustee.

Scheduled payments of principal and interest made on the Equipment Notes will be distributed on the applicable Regular Distribution Dates.

Payments of principal, premium (if any) and interest made on the Equipment Notes resulting from any early redemption or purchase of such Equipment Notes will be distributed on a special distribution date after not less than 15 days’ notice to Certificateholders.

Control of Loan Trustee	The holders of at least a majority of the outstanding principal amount of Equipment Notes issued under each Indenture will be entitled to direct the Loan Trustee under such Indenture in taking action as long as no Indenture Default is continuing thereunder. If an Indenture Default is continuing, subject to certain conditions, the “Controlling Party” will direct the Loan Trustees (including in exercising remedies, such as accelerating such Equipment Notes or foreclosing the lien on the Aircraft securing such Equipment Notes).

The Controlling Party will be:

• The Trustee.

• Under certain circumstances, and notwithstanding the foregoing, the Liquidity Provider.

Liquidity Facility	Under the Liquidity Facility, the Liquidity Provider will, if necessary, make advances in an aggregate amount sufficient to pay interest on the Certificates on up to 18 successive monthly Regular Distribution Dates at the applicable interest rate for the Certificates (except under certain specified circumstances). The Liquidity Facility cannot be used to pay any other amount in respect of the Certificates and will not cover interest payable on amounts held in escrow as Deposits with the Depositary.

Upon each drawing under the Liquidity Facility to pay interest on the Certificates, the Subordination Agent will reimburse the Liquidity Provider for the amount of such drawing. Such reimbursement obligation and all interest, fees and other amounts owing to the Liquidity Provider under the Liquidity Facility and certain other agreements will rank senior to the Certificates in right of payment.

Escrowed Funds	Funds in escrow for the Certificateholders will be held by the Depositary as Deposits. The Trustee may withdraw these funds from time to time to purchase Equipment Notes prior to the deadline established for purposes of this offering. On each Regular Distribution Date, the Depositary will pay interest accrued on the Deposits at a rate per annum equal to the interest rate applicable to the Certificates. The Deposits cannot be used to pay any other amount in respect of the Certificates.

Unused Escrowed Funds	All of the Deposits held in escrow may not be used to purchase Equipment Notes by the deadline established for purposes of this offering. This may occur because of delays in the delivery of Aircraft, variations in the terms of each Aircraft financing or other reasons. See “Description of the Certificates— Obligation to Purchase Equipment Notes”. If any funds remain as Deposits after such deadline, the funds held as Deposits will be withdrawn by the Escrow Agent and distributed, with accrued and unpaid interest but without premium, to the Certificateholders after at least 15 days’ prior written notice. See “Description of the Deposit Agreement— Unused Deposits”.

Obligation to Purchase Equipment Notes	The Trustee will be obligated to purchase the Equipment Notes issued with respect to each Aircraft pursuant to the Note Purchase Agreement. Continental will enter into a leveraged lease financing with respect to each Aircraft pursuant to forms of financing agreements attached to the Note Purchase Agreement. However, the terms of the financing agreements entered into may differ from the forms of such agreements described in this Prospectus Supplement because a third party— the Owner Participant— will provide a portion of the financing of the Aircraft and may request changes. Although such changes are permitted, under the Note Purchase Agreement, the terms of such financing agreements must (a) contain the Mandatory Document Terms set forth in the Note Purchase Agreement and (b) not vary the Mandatory Economic Terms set forth in the Note Purchase Agreement. In addition, Continental must certify to the Trustee that any such modifications do not materially and adversely affect the Certificateholders. Continental must also obtain written confirmation from each Rating Agency that the use of financing agreements modified in any material respect from the forms attached to the Note Purchase Agreement will not result in a withdrawal, suspension or downgrading of the rating of the Certificates.

The Trustee will not be obligated to purchase Equipment Notes if, at the time of issuance, Continental is in bankruptcy or certain other specified events have occurred. See “Description of the Certificates—Obligation to Purchase Equipment Notes”.

Equipment Notes

(a) Issuer	The Equipment Notes will be issued by a financial institution, acting as Owner Trustee. The Owner Trustee will not be individually liable for such Equipment Notes. However, Continental’s scheduled rental obligations under the related Lease will be in amounts sufficient to pay scheduled payments on such Equipment Notes.

(b) Interest	The Equipment Notes held in the Trust will accrue interest at the rate per annum for the Certificates set forth on the cover page of this Prospectus Supplement. Interest will be payable on the first day of each month, commencing on the first such date after issuance of such Equipment Notes. Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months.

(c) Principal	Principal payments on the Equipment Notes are scheduled on the first day of each month, commencing on or after October 1, 2005.

(d) Redemption and Purchase	Aircraft Event of Loss. If an Event of Loss occurs with respect to an Aircraft, all of the Equipment Notes issued with respect to such Aircraft will be redeemed, unless Continental replaces such Aircraft under the related financing agreements. The redemption price in such case will be the unpaid principal amount of such Equipment Notes, together with accrued interest, but without any premium.

Redemption. The Owner Trustee with respect to an Aircraft may redeem the Equipment Notes issued by such Owner Trustee prior to maturity under certain circumstances specified in the Indenture. The redemption price in such case will be the unpaid principal amount of such Equipment Notes, together with accrued interest plus, if such redemption is made prior to October 22, 2014, a Make-Whole Premium. See “Description of the Equipment Notes— Redemption”.

Purchase by Owner. If, with respect to an Aircraft, a Lease Event of Default is continuing, the applicable Owner Trustee or Owner Participant may elect to purchase all of the Equipment Notes with respect to such Aircraft, subject to the terms of the applicable Indenture. The purchase price in such case will be the unpaid principal amount of such Equipment Notes, together with accrued interest, but without any premium (provided that a Make-Whole Premium will be payable under certain circumstances specified in the Indenture).

(e) Security	The Equipment Notes issued with respect to each Aircraft will be secured by a security interest in such Aircraft and in the related Owner Trustee’s rights under the Lease with respect to such Aircraft (with certain limited exceptions).

The Equipment Notes issued in respect of an Aircraft will not be secured by any other Aircraft or Leases. This means that any excess proceeds from the sale of an Aircraft or other exercise of remedies with respect to such Aircraft will not be available to cover any shortfall with respect to any other Aircraft.

There will not be cross-default provisions in the Indentures or in the Leases. This means that if the Equipment Notes issued with respect to one or more Aircraft are in default and the Equipment Notes issued with respect to the remaining Aircraft are not in default, no remedies will be exercisable with respect to the remaining Aircraft.

(f) Section 1110 Protection	Continental’s outside counsel will provide its opinion to the Trustee that the benefits of Section 1110 of the U.S. Bankruptcy Code will be available with respect to the Equipment Notes.

Certain Federal Income Tax Consequences	Each Certificate Owner generally should report on its federal income tax return its pro rata share of income from the Deposits and income from the Equipment Notes and other property held by the Trust. See “Certain U.S. Federal Income Tax Consequences”.

Certain ERISA Considerations	Each person who acquires a Certificate will be deemed to have represented that either: (a) no employee benefit plan assets have been used to purchase such Certificate or (b) the purchase and holding of such Certificate are exempt from the prohibited transaction restrictions of the Employee Retirement Income Security Act of 1974 and the Internal Revenue Code of 1986 pursuant to one or more prohibited transaction statutory or administrative exemptions. See “Certain ERISA Considerations”.

Rating of the Certificates	It is a condition to the issuance of the Certificates that they be rated by Moody’s and Standard & Poor’s not less than the ratings set forth below.

Standard &
Moody’s	Poor’s

Ba2	BBB-

A rating is not a recommendation to purchase, hold or sell Certificates, since such rating does not address market price or suitability for a particular investor. There can be no assurance that such ratings will not be lowered or withdrawn by a Rating Agency.

Standard &
		Moody’s	Poor’s

Rating of the Depositary	Short Term	P-1	A-1+

Standard &
		Moody’s	Poor’s

Threshold Rating for Liquidity Provider	Short Term	P-1	A-1

Rating of the Liquidity Provider	The Liquidity Provider meets the Threshold Rating requirement.

SUMMARY FINANCIAL AND OPERATING DATA
      The following tables summarize certain consolidated financial data and certain operating data with respect to Continental. The following selected consolidated financial data for the years ended December 31, 2004, 2003 and 2002 are derived from the audited consolidated financial statements of Continental including the notes thereto incorporated by reference in this Prospectus Supplement and should be read in conjunction with those financial statements. The following selected consolidated financial data for the years ended December 31, 2001 and 2000 are derived from the selected financial data contained in Continental’s Annual Report on Form 10-K/ A for the year ended December 31, 2004, incorporated by reference in this Prospectus Supplement, and the consolidated financial statements of Continental for the years ended December 31, 2001 and 2000 and should be read in conjunction therewith. The consolidated financial data of Continental for the three and six months ended June 30, 2005 and 2004 are derived from the unaudited consolidated financial statements of Continental incorporated by reference in this Prospectus Supplement, which include all adjustments (consisting solely of normal recurring accruals, except as disclosed in the footnotes to the unaudited consolidated financial statements) that Continental considers necessary for the fair presentation of the financial position and results of operations for these periods. Operating results for the three and six months ended June 30, 2005 are not necessarily indicative of the results that may be expected for the year ending December 31, 2005.

	Three Months			Six Months
	Ended			Ended
	June 30,			June 30,		Year Ended December 31,

	2005		2004	2005	2004	2004	2003		2002	2001	2000

	(In millions of dollars, except operating data, per share data and ratios)
Financial Data—Operations:(1)(2)
Operating Revenue	$2,857		$2,553	$5,362	$4,860	$9,899	$9,001		$8,511	$9,049	$9,947
Operating Expenses	2,738		2,513	5,416	4,957	10,137	8,813		8,841	8,921	9,232

Operating Income (Loss)	119		40	(54)	(97)	(238)	188		(330)	128	715
Non-operating Income (Expense), net	(19)		(68)	(32)	(126)	(211)	(2)		(319)	(274)	(169)

Income (Loss) before Income Taxes, Minority Interest, and Cumulative Effect of Changes in Accounting Principles	100		(28)	(86)	(223)	(449)	186		(649)	(146)	546
Net Income (Loss)	$100		$(28)	$(86)	$(183)	$(409)	$28		$(462)	$(105)	$333

Earnings (Loss) per Share:
Basic	$1.49		$(0.41)	$(1.29)	$(2.77)	$(6.19)	$0.43		$(7.19)	$(1.89)	$5.49

Diluted	$1.26		$(0.43)	$(1.29)	$(2.88)	$(6.25)	$0.41		$(7.19)	$(1.89)	$5.35

Shares used for Computation:
Basic	66.8		66.0	66.6	65.9	66.1	65.4		64.2	55.5	60.7
Diluted	85.5		66.0	66.6	65.9	66.1	65.6		64.2	55.5	62.8
Ratio of Earnings to Fixed Charges(3)	1.29	x	—	—	—	—	1.14	x	—	—	1.49	x

	Three Months		Six Months
	Ended		Ended
	June 30,		June 30,		Year Ended December 31,

	2005	2004	2005	2004	2004	2003	2002	2001	2000

	(In millions of dollars, except operating data, per share data and ratios)
Operating Data:

Mainline Statistics:
Passengers (thousands)(4)	11,465	11,020	22,063	20,937	42,743	40,613	41,777	45,064	47,778
Revenue passenger miles (millions)(5)	18,046	16,829	34,205	31,542	65,734	59,165	59,349	61,140	64,161
Available seat miles (millions)(6)	22,456	21,547	43,301	41,817	84,672	78,385	80,122	84,485	86,100
Cargo ton miles (millions)	237	248	497	498	1,026	917	908	917	1,096
Passenger load factor (7)	80.4%	78.1%	79.0%	75.4%	77.6%	75.5%	74.1%	72.4%	74.5%
Passenger revenue per available seat mile (cents)	9.52	8.96	9.26	8.79	8.82	8.79	8.67	9.03	9.89
Total revenue per available seat mile (cents)	10.62	9.93	10.40	9.79	9.83	9.81	9.41	9.68	10.57
Average yield per revenue passenger mile (cents)(8)	11.84	11.47	11.72	11.66	11.37	11.64	11.71	12.48	13.28
Cost per available seat mile including special charges (cents)(9)	9.92	9.61	10.23	9.78	9.84	9.53	9.63	9.34	9.74
Average price per gallon of fuel, including fuel taxes (cents)	166.95	113.35	156.46	108.88	119.01	91.40	74.01	82.48	88.54
Fuel gallons consumed (millions)	344	341	668	661	1,333	1,257	1,296	1,426	1,533
Average fare per revenue passenger	$189.18	$178.66	$184.54	$178.99	$177.90	$172.83	$169.97	$172.50	$181.66
Actual aircraft in fleet at end of period (10)	348	352	348	352	349	355	366	352	371
Average length of aircraft flight (miles)	1,374	1,323	1,362	1,310	1,325	1,270	1,225	1,185	1,159
Average daily utilization of each aircraft (hours)(11)	10:37	10:13	10:23	9:54	9:55	9:19	9:31	10:19	10:36

Regional Statistics (12):
Passengers (thousands)(4)	4,075	3,538	7,598	6,431	13,739	11,445	9,264	8,354	7,804
Revenue passenger miles (millions)(5)	2,246	1,906	4,198	3,448	7,417	5,769	3,952	3,388	2,947
Available seat miles (millions)(6)	3,026	2,603	5,766	5,003	10,410	8,425	6,219	5,437	4,735
Passenger load factor (7)	74.2%	73.2%	72.8%	68.9%	71.3%	68.5%	63.5%	62.3%	62.2%
Passenger revenue per available seat mile (cents)	16.00	15.89	15.23	15.32	15.09	15.31	15.45	15.93	17.63
Average yield per revenue passenger mile (cents)(8)	21.56	21.70	20.91	22.23	21.18	22.35	24.31	25.56	28.32
Actual aircraft in fleet at end of period (10)	256	235	256	235	245	224	188	170	166

Consolidated Statistics (Mainline and Regional):
Passengers (thousands)(4)	15,540	14,558	29,661	27,368	56,482	52,058	51,041	53,418	55,582
Revenue passenger miles (millions)(5)	20,292	18,735	38,403	34,990	73,151	64,934	63,301	64,528	67,108
Available seat miles (millions)(6)	25,482	24,150	49,067	46,820	95,082	86,810	86,341	89,922	90,835
Passenger load factor (7)	79.6%	77.6%	78.3%	74.7%	76.9%	74.8%	73.3%	71.8%	73.9%
Passenger revenue per available seat mile (cents)	10.29	9.71	9.96	9.49	9.51	9.42	9.16	9.45	10.30
Average yield per revenue passenger mile (cents)(8)	12.92	12.52	12.73	12.70	12.36	12.60	12.49	13.17	13.94

	June 30,	December 31,
	2005	2004

	(In millions of dollars)
Financial Data—Balance Sheet:
Assets:
Cash, Cash Equivalents, including Restricted Cash, and Short-Term Investments	$2,287	$1,669
Other Current Assets	1,370	1,155
Total Property and Equipment, net	6,245	6,314
Routes and Airport Operating Rights, net	840	851
Other Assets	449	522

Total Assets	$11,191	$10,511

Liabilities and Stockholders’ Equity:
Current Liabilities	$3,841	$3,259
Long-Term Debt and Capital Leases	5,415	5,167
Deferred Credits and Other Long-Term Liabilities	1,863	1,930
Stockholders’ Equity	72	155

Total Liabilities and Stockholders’ Equity	$11,191	$10,511

(1)	Consolidated amounts include ExpressJet for the years ended December 31, 2000 through December 31, 2002. In 2003, ExpressJet is consolidated through November 12, 2003 and reported using the equity method of accounting thereafter.

(2)	Includes the following special expense (income) items (in millions):

	Three Months		Six Months
	Ended		Ended
	June 30,		June 30,		Year Ended December 31,

	2005	2004	2005	2004	2004	2003	2002	2001	2000

Operating revenue (income):
Change in expected redemption of frequent flyer mileage credits sold	$—	$—	$—	$—	$—	$(24)	$—	$—	$—
Operating expense (income):
Fleet impairment losses and restructuring charges	—	30	—	49	87	100	242	61	—
Air Transportation Safety and System Stabilization Act grant	—	—	—	—	—	—	12	(417)	—
Security fee reimbursement	—	—	—	—	—	(176)	—	—	—
Pension plan curtailment charge	—	—	43	—	—	—	—	—	—
Severance and other special charges	—	—	—	2	—	—	—	63	—
Termination of 1993 service agreement with United Micronesia Development Association	—	—	—	34	34	—	—	—	—
Frequent flyer reward redemption cost adjustment	—	—	—	—	18	—	—	—	—
Nonoperating expense (income):
Gain on investments	(47)	—	(98)	—	—	(305)	—	—	(9)
Impairment of investments	—	—	—	—	—	—	—	22	—

(3)	For purposes of calculating this ratio, earnings consist of income before income taxes and cumulative effect of changes in accounting principles adjusted for undistributed income of companies in which Continental has a minority equity interest plus interest expense (net of capitalized interest), the portion of rental expense representative of interest expense and amortization of previously capitalized interest. Fixed charges consist of interest expenses, the portion of rental expense representative of interest expense, the amount amortized for debt discount, premium and issuance expense and interest previously capitalized. For the three months ended June 30, 2004, the six months ended June 30, 2005 and 2004, and the years ended December 31, 2004, 2002 and

2001, earnings were inadequate to cover fixed charges and the coverage deficiency was $38 million, $97 million, $243 million, $490 million, $658 million and $161 million, respectively.

(4)	Revenue passengers measured by each flight segment flown.

(5)	The number of scheduled miles flown by revenue passengers.

(6)	The number of seats available for passengers multiplied by the number of scheduled miles those seats are flown.

(7)	Revenue passenger miles divided by available seat miles.

(8)	The average revenue received for each passenger mile flown.

(9)	Includes operating expense special items noted in (2). These special items represented 0.00, 0.14, 0.10, 0.20, 0.16, (0.11), 0.25, (0.36) and 0.00 cents of operating cost per available seat mile in each of the periods, respectively.

(10)	Excludes aircraft that were removed from service.

(11)	The average number of hours per day that an aircraft flown in revenue service is operated (from gate departure to gate arrival).

(12)	These statistics reflect operations of Continental Express (as operated by ExpressJet). Pursuant to a capacity purchase agreement, Continental currently purchases all of ExpressJet’s available seat miles for a negotiated price.

RISK FACTORS
Risk Factors Relating to the Company
      Primarily due to record-high fuel prices and the continued weak domestic fare environment, the current U.S. domestic network carrier financial environment continues to be poor and could deteriorate further. Among the many factors that threaten Continental are the continued rapid growth of low-cost carriers and resulting downward pressure on domestic fares, high fuel costs, high labor costs for its flight attendants, excessive taxation, increased security costs and significant pension liabilities. These factors are discussed in the “Overview” section of Management’s Discussion and Analysis of Financial Condition and Results of Operations in Continental’s 2004 Form 10-K/ A.

Continental Continues to Experience Significant Losses
      Continental has had substantial losses since September 11, 2001, the magnitude of which is not sustainable. Although revenue trends have been improving, Continental expects to incur a significant loss in 2005 due in large part to record high fuel prices. Continental has been able to implement some fare increases on certain domestic and international routes in recent months, but these increases have not fully offset the substantial increase in fuel prices.
      Absent adverse factors outside Continental’s control, such as additional terrorist attacks, hostilities involving the United States or further significant increases in fuel prices, Continental currently believes that its existing liquidity and projected 2006 cash flows will be sufficient to fund its current operations and other financial obligations through 2006. However, Continental has significant financial obligations due in 2007 and thereafter, and it is possible that Continental will have inadequate liquidity to meet those obligations if the current adverse domestic environment for network carriers does not improve materially, fuel prices remain high and Continental is unable to increase its revenue or decrease its costs considerably or raise additional liquidity through financing activities or by selling non-strategic assets. Continental’s recent pay and benefit cost reductions will help Continental reduce its costs, but Continental does not expect that these reductions in and of themselves will restore its long-term profitability in the current environment.

Record High Fuel Prices Are Materially and Adversely Affecting Continental’s Operating Results
      Fuel costs, which are currently at unprecedented high levels, constitute a significant portion of Continental’s operating expense. Fuel costs represented approximately 15.7% of Continental’s operating expenses for the year ended December 31, 2004 and approximately 19.3% of its operating expenses for the six months ended June 30, 2005.
      In addition, fuel prices and supplies are influenced significantly by international political and economic circumstances, such as the political crises in Venezuela and Nigeria in late 2002 and early 2003 and post-war unrest in Iraq, as well as OPEC production curtailments, a disruption of oil imports, other conflicts in the Middle East, environmental concerns, weather and other unpredictable events. These or other factors could result in higher fuel prices, a reduction of Continental’s scheduled airline service or both. Hurricane Katrina caused widespread disruption to oil production, refinery operations and pipeline capacity in certain areas of the United States, and, as a result, the price of jet fuel has increased significantly since late August 2005.
      From time to time Continental enters into petroleum swap contracts, petroleum call option contracts and/or jet fuel purchase commitments to provide some short-term hedge protection (generally three to six months) against sudden and significant increases in jet fuel prices, while simultaneously ensuring that it is not competitively disadvantaged in the event of a substantial decrease in the price of jet fuel. However, as of June 30, 2005, Continental did not have any fuel hedges in place.
      Continental is also at risk for ExpressJet’s fuel costs, including costs in excess of a negotiated cap. Under Continental’s capacity purchase agreement and a related fuel purchase agreement with ExpressJet, ExpressJet’s fuel costs were capped at 71.2 cents per gallon, including fuel taxes, in 2004 and will remain capped at this level for the duration of the agreement. ExpressJet’s fuel and fuel taxes exceeded this cap by $126 million in 2004 and $123 million for the six months ended June 30, 2005.

Continental’s High Leverage May Affect its Ability to Satisfy its Significant Financing Needs or Meet its Obligations
      Continental has a high proportion of debt compared to its equity capital.
      As of June 30, 2005 Continental had approximately:

•	$6.0 billion (including current maturities) of long-term debt and capital lease obligations.

•	$72 million of stockholders’ equity.

•	$2.3 billion in consolidated cash, cash equivalents and short-term investments (of which $241 million is restricted cash).
Continental’s combined long-term debt and capital lease obligations coming due in the remainder of 2005 total approximately $440 million. Continental also has significant operating leases and facility rental costs. Annual aircraft and facility rental expense under operating leases approximated $1.3 billion for the year ended December 31, 2004 and $687 million for the six months ended June 30, 2005.
      In addition, Continental has substantial commitments for capital expenditures, including for the acquisition of new aircraft. As of June 30, 2005, Continental had firm purchase commitments for 57 aircraft from Boeing, with an estimated cost of approximately $2.6 billion, lease commitments for eight 757-300 aircraft and options to purchase an additional 35 Boeing aircraft. Including three aircraft delivered in July 2005, Continental expects to take delivery of 13 Boeing aircraft during the last six months of 2005 (seven new 737-800s and six 757-300s) and eight in 2006 (six new 737-800s and two 757-300s), with delivery of the remaining 44 Boeing aircraft occurring in 2008 and later years.
      Continental has a lease financing commitment from a third party for the seven new 737-800 aircraft scheduled to be delivered in the second half of 2005. Continental also has backstop lease financing for the six 737-800 aircraft to be delivered in 2006. By virtue of these agreements, Continental has obtained financing commitments for all Boeing aircraft scheduled to be delivered in 2005 and 2006. Continental does not have any backstop or other financing currently in place for the remainder of the Boeing aircraft. Further financing will be needed to satisfy Continental’s capital commitments for its firm aircraft. Continental can provide no assurance that sufficient financing will be available for the aircraft on order or other related capital expenditures, or for its capital expenditures generally.
      Continental has a noncontributory defined benefit pension plan covering substantially all of Continental’s employees. Under the new collective bargaining agreement that Continental’s pilots ratified on March 30, 2005, benefit accruals with respect to the pilots under Continental’s defined benefit pension plan were frozen effective May 31, 2005, the assets and obligations related to pilots thereunder will be placed in a separate frozen defined benefit pension plan and Continental is obligated to establish and make contributions to a new defined contribution retirement program for pilots. Funding requirements under Continental’s pre-existing defined benefit pension plans (as well as the separate frozen defined benefit pension plan for pilots) will continue to be determined under applicable law.
      Based on current legislation and assumptions, Continental will be required to contribute in excess of $1.5 billion to its defined benefit pension plans over the five-year period from 2005 through 2009. Including contributions totaling $220 million in the seven months ended July 31, 2005, Continental currently expects to contribute $304 million in 2005 to its defined benefit pension plan and the pilots’ frozen defined benefit plan to meet each plan’s minimum funding obligation, after taking into consideration the changes discussed above.
      Additional financing will be needed to satisfy Continental’s capital commitments. Continental cannot predict whether sufficient financing will be available. As of June 30, 2005, Continental’s senior unsecured debt was rated Caa2 by Moody’s and CCC+ by Standard & Poor’s. Reductions in Continental’s credit ratings may increase the cost and reduce the availability of financing to Continental in the future. Continental does not have any debt obligations that would be accelerated as a result of a credit rating downgrade. However,

Continental would have to post additional collateral of approximately $60 million under its bank-issued credit card processing agreement if its debt rating falls below Caa3 as rated by Moody’s or CCC- as rated by Standard & Poor’s.
      Continental’s bank-issued credit card processing agreement also contains certain financial covenants which require, among other things, Continental to maintain a minimum EBITDAR (generally, earnings before interest, taxes, depreciation, amortization and rentals, adjusted for certain special charges) to fixed charges (generally, interest and total rentals) ratio of 0.9 to 1.0 through June 2006 and 1.1 to 1.0 thereafter. The liquidity covenant in the agreement requires Continental to maintain a minimum level of $1.0 billion of unrestricted cash and short-term investments. Although Continental is currently in compliance with these covenants, failure to maintain such compliance would result in Continental’s being required to post up to an additional $370 million of cash collateral, which would adversely affect its liquidity.

Continental’s Labor Costs or Labor Disruptions Could Threaten Future Liquidity
      Labor costs constitute a significant percentage of Continental’s total operating costs. Labor costs (including employee incentives) constituted 27.8% of Continental’s total operating expenses for the year ended December 31, 2004 and 25.2% for the six months ended June 30, 2005.
      Even after the $418 million reduction in annual wage and benefit costs, Continental estimates that its wages, salaries and benefits cost per available seat mile, measured on a stage length adjusted basis will continue to be higher than that of many of its competitors. Although Continental enjoys generally good relations with its employees, Continental can provide no assurance that it will not experience labor disruptions in the future. Any disruptions which result in a prolonged significant reduction in flights would have a material adverse impact on Continental’s results of operations and financial condition.
Risk Factors Relating to the Airline Industry

Additional Terrorist Attacks or International Hostilities May Further Adversely Affect Continental’s Financial Condition, Results of Operations and Prospects
      As described in greater detail in Continental’s filings with the Commission, the terrorist attacks of September 11, 2001 involving commercial aircraft severely and adversely affected Continental’s financial condition, results of operations and prospects, and the airline industry generally. Additional terrorist attacks, even if not made directly on the airline industry, or the fear of such attacks (including elevated national threat warnings or selective cancellation or redirection of flights due to terror threats), could negatively affect Continental and the airline industry. Those potential negative effects include increased security, insurance and other costs for Continental, higher ticket refunds and decreased ticket sales. The war in Iraq decreased demand for air travel during the first half of 2003, especially in transatlantic markets, and additional international hostilities could potentially have a material adverse impact on Continental’s financial condition, liquidity and results of operations. Continental’s financial resources might not be sufficient to absorb the adverse effects of any further terrorist attacks or an increase in post-war unrest in Iraq or other international hostilities involving the United States.

The Airline Industry is Highly Competitive and Susceptible to Price Discounting
      The U.S. airline industry is increasingly characterized by substantial price competition, especially in domestic markets. Carriers use discount fares to stimulate traffic during periods of slack demand, to generate cash flow and to increase market share. Some of Continental’s competitors have substantially greater financial resources or lower cost structures than Continental has, or both. In recent years, the market share held by low cost carriers has increased significantly and is expected to continue to increase, which is dramatically changing the airline industry. For the last three years, large network carriers have generally lost a significant amount of pricing power in domestic markets.
      Airline profit levels are highly sensitive to changes in fuel costs, fare levels and passenger demand. Passenger demand and fare levels are influenced by, among other things, the state of the global economy, domestic and international events, airline capacity and pricing actions taken by carriers. The September 11, 2001 terrorist attacks, the weak economy prior to 2004, turbulent international events (including the war in Iraq), high fuel prices and extensive price discounting by carriers have resulted in dramatic losses for Continental and the airline industry generally. Continental cannot predict when or if conditions will improve.
      US Airways Group, Inc. (“US Airways”), United Air Lines, Inc. and, most recently, Delta Air Lines, Inc. (“Delta”) and Northwest Airlines, Inc. (“Northwest Airlines”), as well as several small competitors, have filed for bankruptcy protection. Other carriers could file for bankruptcy or threaten to do so to reduce their costs. Carriers operating under bankruptcy protection can operate in a manner that would be adverse to Continental, and could emerge from bankruptcy as more vigorous competitors with substantially lower costs than Continental’s.
      Since its deregulation in 1978, the U.S. airline industry has undergone substantial consolidation, and it may in the future experience additional consolidation. Continental routinely monitors changes in the competitive landscape and engages in analysis and discussions regarding its strategic position, including alliances, asset acquisitions and business combination transactions. Continental has had, and expects to continue to have, discussions with third parties regarding strategic alternatives. The impact of any consolidation within the U.S. airline industry cannot be predicted at this time.

Additional Security Requirements May Increase Continental’s Costs and Decrease Its Traffic
      Since September 11, 2001, the Department of Homeland Security (“DHS”) and Transportation Security Administration (the “TSA”) have implemented numerous security measures that affect airline operations and costs, and are likely to implement additional measures in the future. Most recently, DHS has begun to implement the US-VISIT (a program of fingerprinting and photographing foreign visa holders), announced that it will implement greater use of passenger data for evaluating security measures to be taken with respect to individual passengers, expanded the use of federal air marshals on Continental’s flights (thus displacing additional revenue passengers), begun investigating a requirement to install aircraft security systems (such as active devices on commercial aircraft as countermeasures against portable surface to air missiles) and expanded cargo and baggage screening. DHS has also required certain flights to be cancelled on short notice for security reasons, and has required certain airports to remain at higher security levels than other locations.
      In addition, foreign governments have also begun to institute additional security measures at foreign airports that Continental serves, out of their own security concerns or in response to security measures imposed by the U.S.
      A large part of the costs of these security measures is borne by the airlines and their passengers, and Continental believes that these and other security measures have the effect of increasing the hassle of air transportation as compared to other modes of transportation in general and thus decreasing traffic. Security measures imposed by the U.S. and foreign governments after September 11, 2001 have increased Continental’s costs and adversely affected Continental and its financial results, and additional such measures taken in the future may result in similar adverse effects.

Extensive Government Regulation Could Increase Continental’s Operating Costs and Restrict Its Ability to Conduct Its Business
      As evidenced by the enactment of the Aviation and Transportation Security Act, airlines are subject to extensive regulatory and legal compliance requirements that result in significant costs. Additional laws, regulations, taxes and airport rates and charges have been proposed from time to time that could significantly increase the cost of airline operations or reduce revenue. The Federal Aviation Administration (the “FAA”) from time to time issues directives and other regulations relating to the maintenance and operation of aircraft that require significant expenditures. Some FAA requirements cover, among other things, retirement of older aircraft, security measures, collision avoidance systems, airborne windshear avoidance systems, noise abatement and other environmental concerns, commuter aircraft safety and increased inspections and maintenance procedures to be conducted on older aircraft. Continental expects to continue incurring expenses to comply with the FAA’s regulations.

      Many aspects of airlines’ operations are also subject to increasingly stringent federal, state and local laws protecting the environment. Future regulatory developments in the U.S. and abroad could adversely affect operations and increase operating costs in the airline industry. For example, potential future actions that may be taken by the U.S. government, foreign governments, or the International Civil Aviation Organization to limit the emission of greenhouse gases by the aviation sector are unknown at this time, but the impact to Continental and its industry is likely to be adverse and could be significant.
      Additionally, because of significantly higher security and other costs incurred by airports since September 11, 2001, many airports have significantly increased their rates and charges to air carriers, including to Continental, and may do so again in the future. Restrictions on the ownership and transfer of airline routes and takeoff and landing slots have also been proposed. The ability of U.S. carriers to operate international routes is subject to change because the applicable arrangements between the United States and foreign governments may be amended from time to time, or because appropriate slots or facilities are not made available. Continental cannot provide assurance that current laws and regulations, or laws or regulations enacted in the future, will not adversely affect it.

Continental’s Results of Operations Fluctuate due to Seasonality and Other Factors Associated with the Airline Industry
      Due to greater demand for air travel during the summer months, revenue in the airline industry in the second and third quarters of the year is generally stronger than revenue in the first and fourth quarters of the year for most U.S. air carriers. Continental’s results of operations generally reflect this seasonality, but have also been impacted by numerous other factors that are not necessarily seasonal, including excise and similar taxes, weather, air traffic control delays and general economic conditions, as well as the other factors discussed above. As a result, Continental’s operating results for a quarterly period are not necessarily indicative of operating results for an entire year, and historical operating results are not necessarily indicative of future operating results.
Risk Factors Relating to the Certificates and the Offering

Appraisals and Realizable Value of Aircraft
      Three independent appraisal and consulting firms have prepared appraisals of the Aircraft. Letters summarizing such appraisals are annexed to this Prospectus Supplement as Appendix II. Such appraisals are based on varying assumptions and methodologies, which differ among the appraisers, and were prepared without physical inspection of the Aircraft. Appraisals that are based on other assumptions and methodologies may result in valuations that are materially different from those contained in such appraisals. See “Description of the Aircraft and the Appraisals—The Appraisals”.
      An appraisal is only an estimate of value. It does not indicate the price at which an Aircraft may be purchased from the Aircraft manufacturer. Nor should an appraisal be relied upon as a measure of realizable value. The proceeds realized upon a sale of any Aircraft may be less than its appraised value. In particular, the appraisals of the Aircraft yet to be delivered are estimates of values as of such future delivery dates. The value of an Aircraft if remedies are exercised under the applicable Indenture will depend on market and economic conditions, the supply of similar aircraft, the availability of buyers, the condition of the Aircraft and other factors. Accordingly, we cannot assure you that the proceeds realized upon any such exercise of remedies would be sufficient to satisfy in full payments due on the Certificates.

Control over Collateral; Sale of Collateral
      If an Indenture Default is continuing, subject to certain conditions, the Loan Trustee under such Indenture will be directed by the “Controlling Party” in exercising remedies under such Indenture, including accelerating the applicable Equipment Notes or foreclosing the lien on the Aircraft securing such Equipment Notes. See “Description of the Certificates—Indenture Defaults and Certain Rights Upon an Indenture Default”.

      The Controlling Party will be:

•	The Trustee.

•	Under certain circumstances, and notwithstanding the foregoing, the Liquidity Provider.
      During the continuation of any Indenture Default, the Controlling Party may direct the acceleration and sale of the Equipment Notes issued under such Indenture. The market for Equipment Notes during any Indenture Default may be very limited, and there can be no assurance as to the price at which they could be sold. If the Controlling Party directs the sale of any Equipment Notes for less than their outstanding principal amount, Certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against Continental, any Owner Trustee, any Owner Participant or the Trustee.

The Liquidity Facility May Not Fully Cover 18 Interest Payments
      Although the amount available under the Liquidity Facility will initially be based on the Pool Balance of the Certificates, if an Aircraft has been disposed of pursuant to the exercise of remedies under an Indenture, the Pool Balance for purposes of determining the amount available under the Liquidity Facility will be deemed to be reduced by the outstanding principal amount of the Equipment Note secured by such Aircraft that remains unpaid after giving effect to the application under such Indenture of proceeds from the disposition of such Aircraft and any amounts otherwise received from Continental in connection with such disposition at or prior to the time of such disposition. In addition, in the case of any sale of any Equipment Note pursuant to the Intercreditor Agreement, the Pool Balance for purposes of determining the amount available under the Liquidity Facility will be deemed to be reduced by the excess of (i) the outstanding amount of principal under such Equipment Note as of the date of sale of such Equipment Note over (ii) the excess of (x) the net purchase price received with respect to the sale of such Equipment Note over (y) the outstanding amount of interest accrued and payable under such Equipment Note as of the date of sale of such Equipment Note. Accordingly, the Liquidity Facility may not fully cover 18 monthly interest payments. See “Description of the Liquidity Facility—Drawings.”

Ratings of the Certificates
      It is a condition to the issuance of the Certificates that they be rated not lower than Ba2 by Moody’s and BBB- by Standard & Poor’s. A rating is not a recommendation to purchase, hold or sell Certificates, since such rating does not address market price or suitability for a particular investor. A rating may not remain for any given period of time and may be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future (including the downgrading of Continental, the Depositary or a Liquidity Provider) so warrant.
      The rating of the Certificates is based primarily on the default risk of the Equipment Notes and the Depositary, the availability of the Liquidity Facility for the benefit of holders of the Certificates and the collateral value provided by the Aircraft relating to the Equipment Notes. Standard & Poor’s has indicated that its rating applies to a unit consisting of Certificates representing the Trust Property and Escrow Receipts initially representing undivided interests in certain rights to $311,010,000 (less any amounts used to purchase Equipment Notes on the Issuance Date) of Deposits. Amounts deposited under the Escrow Agreement are not property of Continental and are not entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code. Neither the Certificates nor the Escrow Receipts may be separately assigned or transferred.
      Standard & Poor’s has indicated, in a report entitled “Behind Standard & Poor’s Review Of EETCs” published on May 19, 2005, that its ratings of enhanced equipment trust certificates can be affected by what is happening elsewhere in the airline industry, both in the U.S. and in the rest of the world. In that report, Standard & Poor’s highlighted its concerns over the widespread financial weakness among large U.S. airlines, which could result in multiple, near-simultaneous bankruptcies, and the concentration of certain aircraft models among the six traditional hub-and-spoke airlines (the so-called “legacy carriers”), which could undermine creditors’ bargaining power and compromise prospects for full repayment on some enhanced equipment trust certificates. Any future change in Standard & Poor’s interpretation of the risks of aircraft-backed debt (and similar securities such as the Certificates) could adversely affect the rating issued by Standard & Poor’s with respect to the Certificates.

Return of Escrowed Funds
      Under certain circumstances, all of the funds held in escrow as Deposits may not be used to purchase Equipment Notes by the deadline established for purposes of this offering. See “Description of the Deposit Agreement—Unused Deposits”. If any funds remain as Deposits after such deadline, they will be withdrawn by the Escrow Agent and distributed, with accrued and unpaid interest but without any premium, to the Certificateholders.

Limited Ability to Resell the Certificates
      Prior to this offering, there has been no public market for the Certificates. Neither Continental nor the Trust intends to apply for listing of the Certificates on any securities exchange or otherwise. The Underwriter may assist in resales of the Certificates, but it is not required to do so. A secondary market for the Certificates may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your Certificates.
USE OF PROCEEDS
      The proceeds from the sale of the Certificates being offered hereby will be used by the Trustee to purchase Equipment Notes during the Delivery Period issued by each Owner Trustee to finance a portion of the purchase price of its Aircraft. The proceeds of the Equipment Notes issued with respect to Aircraft that have previously been delivered to Continental will be distributed by the Owner Trustee to its Owner Participant, which is an affiliate of Embraer. To the extent not used to purchase Equipment Notes upon the issuance of the Certificates, the proceeds from the sale of the Certificates will be deposited with the Depositary on behalf of the Escrow Agent for the benefit of the Certificateholders.

THE COMPANY
      Continental Airlines, Inc. (“Continental” or the “Company”) is a major United States air carrier engaged in the business of transporting passengers, cargo and mail. Continental is the world’s sixth largest airline (as measured by the number of scheduled miles flown by revenue passengers, known as revenue passenger miles, in 2004). Together with ExpressJet Airlines, Inc. (operating as Continental Express and referred to in this Prospectus Supplement as “ExpressJet”), a wholly-owned subsidiary of ExpressJet Holdings, Inc. from which Continental purchases seat capacity, and Continental’s wholly owned subsidiary, Continental Micronesia, Inc. (“CMI”), Continental operates more than 2,500 daily departures throughout the Americas, Europe and Asia. As of July 31, 2005, Continental flew to 131 domestic and 123 international destinations and offered additional connecting service through alliances with domestic and foreign carriers. Continental directly served 23 European cities, eight South American cities, Tel Aviv, Hong Kong, Beijing and Tokyo as of July 31, 2005. In addition, Continental provides service to more destinations in Mexico and Central America than any other United States airline, serving 41 cities. Through its Guam hub, CMI provides extensive service in the western Pacific, including service to more Japanese cities than any other United States carrier. The Company’s executive offices are located at 1600 Smith Street, Houston, Texas 77002. The Company’s telephone number is (713) 324-2950.
Domestic Operations
      Continental operates its domestic route system primarily through its hubs in the New York metropolitan area at Newark Liberty International Airport (“Liberty International” or “Newark”), in Houston, Texas at George Bush Intercontinental Airport (“Bush Intercontinental” or “Houston”) and in Cleveland, Ohio at Hopkins International Airport (“Hopkins International”). Continental’s hub system allows it to transport passengers between a large number of destinations with substantially more frequent service than if each route were served directly. The hub system also allows Continental to add service to a new destination from a large number of cities using only one or a limited number of aircraft. As of July 31, 2005, Continental and ExpressJet operated 69% of the average daily departures from Liberty International, 86% of the average daily departures from Bush Intercontinental, and 63% of the average daily departures from Hopkins International (in each case including regional jets flown for Continental by ExpressJet). Each of Continental’s domestic hubs is located in a large business and population center, contributing to a high volume of “origin and destination” traffic.

ExpressJet
      Continental’s mainline jet service at each of its domestic hub cities is coordinated with ExpressJet, which operates new-generation regional jets.
      Since January 1, 2001, Continental purchases all of ExpressJet’s available seat miles for a negotiated price under a capacity purchase agreement with ExpressJet. Under the agreement, ExpressJet has the right through December 31, 2006 to be Continental’s sole provider of regional jet service from Continental’s hubs. Continental is responsible for all scheduling, pricing and seat inventories of ExpressJet’s flights. Therefore, Continental is entitled to all revenue associated with those flights and is responsible for all revenue-related expenses, including commissions, reservations, catering and passenger ticket processing expenses. In exchange for ExpressJet’s operation of the flights and performance of other obligations under the agreement, Continental pays ExpressJet based on scheduled block hours (the hours from gate departure to gate arrival) in accordance with a formula designed to provide ExpressJet with an operating margin of approximately 10% before taking into account variations in some costs and expenses that are generally controllable by ExpressJet. Continental assumes the risk of revenue volatility associated with fares and passenger traffic, price volatility for specified expense items such as fuel and the cost of all distribution and revenue-related costs. Continental and ExpressJet have amended the capacity purchase agreement with respect to certain matters. In addition, ExpressJet’s prevailing margin, which is the operating margin excluding certain revenues and costs as specified in the agreement, will be capped at 10% before certain incentive payments.

      As of July 31, 2005, ExpressJet served 116 destinations in the U.S., 27 cities in Mexico, six cities in Canada, two Caribbean destinations and one city in Guatemala. Since December 2002, ExpressJet’s fleet has been comprised entirely of regional jets. Continental believes ExpressJet’s regional jet service complements Continental’s operations by carrying traffic that connects onto Continental’s mainline jets and allowing more frequent flights to smaller cities than could be provided economically with larger jet aircraft. The regional jets also allow ExpressJet to serve certain routes that cannot be served by turboprop aircraft. Additional commuter feed traffic is currently provided to Continental by other alliance partners.

Domestic Carrier Alliances
      Continental has entered into alliance agreements, which are also referred to as codeshare agreements or cooperative marketing agreements, with other carriers. These relationships may include (a) codesharing (one carrier placing its name and flight number, or “code”, on flights operated by the other carrier), (b) reciprocal frequent flyer program participation, reciprocal airport lounge access and other joint activities (such as seamless check-in at airports) or (c) block space arrangements (carriers agree to share capacity and bear economic risk for blocks of seats on certain routes). Except for Continental’s relationship with ExpressJet, all of Continental’s codeshare relationships are free-sell codeshares, where the marketing carrier sells seats on the operating carrier’s flights from the operating carrier’s inventory, but takes no inventory risk. In contrast, in a block space relationship, the marketing carrier is committed to purchase a set number of seats on the operating carrier, sells seats to the public from this purchased inventory and is at economic risk for the purchased seats that it is unable to sell. Some relationships may include other cooperative undertakings such as joint purchasing, joint corporate sale contracts, airport handling, facilities sharing or joint technology development.
      Continental has a long-term global alliance with Northwest Airlines through 2025, subject to earlier termination by either carrier in the event of certain changes in control of either Northwest Airlines or Continental. The alliance with Northwest Airlines provides for each party to place its code on a large number of the flights of the other party, reciprocity of frequent flyer programs and airport lounge access, and other joint marketing activities. Northwest Airlines and Continental also have joint contracts with major corporations and travel agents designed to create access to a broader product line encompassing the route systems of both carriers.
      In April 2003, Continental implemented a marketing alliance with Delta. As with the alliance with Northwest Airlines, this alliance involves codesharing, reciprocal frequent flyer benefits and reciprocal airport lounge privileges. In July 2005, Continental expanded its codesharing with Delta as permitted by the DOT.
      Continental also has domestic codesharing agreements with Gulfstream International Airlines, Inc., Alaska Airlines, Inc., Horizon Airlines, Inc., Hawaiian Airlines, Inc., Champlain Enterprises, Inc. (CommutAir), Hyannis Air Service, Inc. (Cape Air), Colgan Airlines, American Eagle Airlines, Inc. and Hawaii Island Air, Inc. (Island Air). Continental also maintains the first train-to-plane alliance in the United States with Amtrak.
International Operations
      Continental directly serves destinations throughout Europe, Canada, Mexico, Central and South America and the Caribbean as well as Tel Aviv, Hong Kong, Beijing and Tokyo. Continental also provides service to numerous other destinations through codesharing arrangements with other carriers and has extensive operations in the western Pacific conducted by CMI. As measured by 2004 available seat miles, approximately 42% of Continental’s mainline jet operations, including CMI, were dedicated to international traffic.
      Continental’s New York/ Newark hub is a significant international gateway. From Liberty International, Continental and ExpressJet served 23 cities in Europe, eight cities in Canada, four cities in Mexico, six cities in Central America, five cities in South America, 18 Caribbean destinations, Tel Aviv, Beijing, Hong Kong and Tokyo as of July 31, 2005. During 2005, Continental has added new service between Liberty International and Bristol, England, Belfast, Northern Ireland, Berlin, Germany, Hamburg, Germany, Stockholm, Sweden and Beijing, People’s Republic of China.

      Continental’s Houston hub is the focus of its flights to destinations in Mexico and Central America. As of July 31, 2005, Continental and ExpressJet flew from Bush Intercontinental to 30 cities in Mexico, all seven countries in Central America, eight cities in South America, six Caribbean destinations, four cities in Canada, three cities in Europe and Tokyo.
      From Continental’s Cleveland hub, Continental and ExpressJet flew to two cities in Canada, Cancun, Mexico, Nassau, Bahamas, San Juan, Puerto Rico and London, England as of July 31, 2005.

Continental Micronesia
      From its hub operations based on the island of Guam, as of July 31, 2005, CMI provided service to eight cities in Japan, more than any other United States carrier, as well as other Pacific Rim destinations, including Taiwan, the Philippines, Hong Kong, Australia and Indonesia. CMI also provides service between Honolulu and Nagoya, Japan. In 2005, CMI added new service between Guam and Hiroshima, Japan. CMI is the principal air carrier in the Micronesian Islands, where it pioneered scheduled air service in 1968. CMI’s route system is linked to the United States market through Hong Kong, Tokyo and Honolulu, each of which CMI serves non-stop from Guam.

Foreign Carrier Alliances
      Continental seeks to develop international alliance relationships that complement Continental’s own route system and permit expanded service through its hubs to major international destinations. International alliances assist Continental in the development of its route structure by enabling Continental to offer more frequencies in a market, provide passengers connecting service from Continental’s international flights to other destinations beyond an alliance partner’s hub, and expand the product line that Continental may offer in a foreign destination.
      Continental has a cooperative marketing agreement with KLM Royal Dutch Airlines (“KLM”), which extends until 2010 and that includes extensive codesharing and reciprocal frequent flyer program participation and airport lounge access. As of July 31, 2005, Continental placed its code on selected flights to European, Middle Eastern and African destinations operated by KLM and KLM Cityhopper from Amsterdam, and KLM placed its code on selected flights to U.S. and Mexican destinations operated by Continental beyond its New York and Houston hubs. In addition, members of each carrier’s frequent flyer program are able to earn mileage anywhere on the other’s global route network.
      In September 2004, Continental joined SkyTeam, a global alliance of airlines that offers greater destination coverage and the potential for increased revenue and long-term cost savings. SkyTeam members include AeroMexico, Air France, Alitalia, CSA Czech Airlines, Delta, KLM, Korean Air and Northwest. SkyTeam members serve 343 million passengers with 15,207 daily departures to 684 global destinations in 146 countries. In conjunction with joining SkyTeam, Continental entered into bilateral codeshare, frequent flyer program participation and airport lounge access agreements with each of the SkyTeam members. As of July 31, 2005, Continental placed its code on selected flights to European, Middle Eastern and African destinations operated by Air France from Paris (CDG), and Air France placed its code on select flights to U.S. and Mexican destinations operated by Continental beyond its New York and Houston hubs. Continental intends to begin codeshare operations with the remaining SkyTeam carriers over the next twelve months.
      Continental also currently has international codesharing agreements with Air Europa of Spain, Emirates (the flag carrier of the United Arab Emirates), TAP Air Portugal, EVA Airways Corporation (an airline based in Taiwan), British European, Virgin Atlantic Airways, Maersk Air of Denmark, Copa Airlines of Panama (“Copa”) and French rail operator SNCF. Continental owns 49% of the common equity of Copa. Copa recently acquired a majority stake in AeroRepublica, Colombia’s second largest air carrier. The acquisition was made without any cash investment from Continental.

DESCRIPTION OF THE CERTIFICATES
      The following summary describes the material terms of the Certificates and supplements (or, to the extent inconsistent therewith, replaces) the description of the general terms and provisions of the Certificates set forth in the Prospectus accompanying this Prospectus Supplement (the “Prospectus”). The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Basic Agreement, which was filed with the Securities and Exchange Commission (the “Commission”) as an exhibit to Continental’s Current Report on Form 8-K dated September 25, 1997, and to all of the provisions of the Certificates, the Trust Supplement for the Trust, the Deposit Agreement, the Escrow Agreement and the Intercreditor Agreement, each of which will be filed as an exhibit to a Current Report on Form 8-K to be filed by Continental with the Commission. The references to Sections in parentheses in the following summary are to the relevant Sections of the Basic Agreement unless otherwise indicated.
General
      Each Pass Through Certificate will represent a fractional undivided interest in the Continental Airlines 2005-ERJ1 Pass Through Trust (the “Trust”). The Trust will be formed pursuant to a pass through trust agreement between Continental and Wilmington Trust Company, as trustee (the “Trustee”), dated as of September 25, 1997 (the “Basic Agreement”), and a supplement thereto (the “Trust Supplement” and, together with the Basic Agreement, the “Pass Through Trust Agreement”) between Continental and the Trustee. The Certificates to be issued by the Trust are referred to herein as the “Class A Certificates” or the “Certificates”.
      Each Certificate will represent a fractional undivided interest in the Trust. (Section 2.01) The Trust Property of the Trust (the “Trust Property”) will consist of:

•	Subject to the Intercreditor Agreement, Equipment Notes acquired under the Note Purchase Agreement and issued during the Delivery Period on a nonrecourse basis by each of the Owner Trustees in connection with each of the 29 separate leveraged lease transactions to finance a portion of the purchase price of each of the 29 Aircraft.

•	The rights of the Trust to acquire Equipment Notes under the Note Purchase Agreement.

•	The rights of the Trust under the Escrow Agreement to request the Escrow Agent to withdraw from the Depositary funds sufficient to enable the Trust to purchase Equipment Notes on the financing of an Aircraft during the Delivery Period.

•	The rights of the Trust under the Intercreditor Agreement (including all monies receivable in respect of such rights).

•	All monies receivable under the Liquidity Facility.

•	Funds from time to time deposited with the Trustee in accounts relating to the Trust.
      The Certificates will be issued in fully registered form only and will be subject to the provisions described below under “—Book-Entry; Delivery and Form”. Certificates will be issued only in minimum denominations of $1,000 or integral multiples thereof, except that one Certificate may be issued in a different denomination. (Section 3.01)
      The Certificates represent interests in the Trust, and all payments and distributions thereon will be made only from the Trust Property. (Section 3.09) The Certificates do not represent an interest in or obligation of Continental, the Trustee, any of the Loan Trustees or Owner Trustees in their individual capacities, any Owner Participant or any affiliate of any thereof.
      Pursuant to the Escrow Agreement, the Certificateholders as holders of the Escrow Receipts affixed to each Certificate are entitled to certain rights with respect to the Deposits. Accordingly, any transfer of a Certificate will have the effect of transferring the corresponding rights with respect to the Deposits, and rights with respect to the Deposits may not be separately transferred by holders of the Certificates (the

“Certificateholders”). Rights with respect to the Deposits and the Escrow Agreement, except for the right to request withdrawals for the purchase of Equipment Notes, will not constitute Trust Property.
Distributions
      The distribution terms of the Certificates vary depending upon whether a “Triggering Event” has occurred. “Triggering Event” means (x) the occurrence of an Indenture Default under all Indentures resulting in a PTC Event of Default, (y) the acceleration of all of the outstanding Equipment Notes (provided that during the Delivery Period the aggregate principal amount thereof exceeds $195 million) or (z) certain bankruptcy or insolvency events involving Continental.

Before a Triggering Event
      On each Regular Distribution Date or Special Distribution Date (each, a “Distribution Date”), so long as no Triggering Event shall have occurred (whether or not continuing), all payments received by the Subordination Agent in respect of Equipment Notes and certain other payments under the related Indenture will be distributed under the Intercreditor Agreement in the following order:

•	To the Liquidity Provider to the extent required to pay the Liquidity Expenses.

•	To the Liquidity Provider to the extent required to pay interest accrued on the Liquidity Obligations and to pay the outstanding amount of any Special Termination Drawing.

•	To the Liquidity Provider to the extent required to pay or reimburse the Liquidity Provider for certain Liquidity Obligations (other than amounts payable pursuant to the two preceding clauses) and, if applicable, to replenish the Cash Collateral Account up to the Required Amount.

•	To the Trustee to the extent required to pay Expected Distributions on the Certificates.

•	To the Subordination Agent and the Trustee for the payment of certain fees and expenses.

After a Triggering Event
      Upon the occurrence of a Triggering Event and at all times thereafter, all payments received by the Subordination Agent in respect of the Equipment Notes and certain other payments will be distributed under the Intercreditor Agreement in the following order:

•	To the Subordination Agent, the Trustee, any Certificateholder and the Liquidity Provider to the extent required to pay Administration Expenses and, if the Subordination Agent shall have requested the initial Appraisals and only so long as a Triggering Event shall be continuing, to fund or replenish the Reserve Account up to the Reserve Amount, but in no event (other than the initial funding of the Reserve Account) more than $25,000 in the aggregate during any calendar year.

•	To the Liquidity Provider to the extent required to pay the Liquidity Expenses.

•	To the Liquidity Provider to the extent required to pay interest accrued on the Liquidity Obligations and to pay the outstanding amount of any Special Termination Drawing.

•	To the Liquidity Provider to the extent required to pay the outstanding amount of all Liquidity Obligations and, if applicable, unless (x) less than 65% of the aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes and a Liquidity Event of Default shall have occurred and is continuing or (y) a Final Drawing shall have occurred, to replenish the Cash Collateral Account up to the Required Amount (less the amount of any repayments of Interest Drawings while sub-clause (x) of this clause is applicable).

•	To the Subordination Agent, the Trustee or any Certificateholder to the extent required to pay certain fees, taxes, charges and other amounts payable.

•	To the Trustee to the extent required to pay Triggering Event Distributions on the Certificates.

      For purposes of calculating Expected Distributions or Triggering Event Distributions with respect to the Certificates, any premium paid on the Equipment Notes that has not been distributed to the Certificateholders (other than such premium or a portion thereof applied to the payment of interest on the Certificates or the reduction of the Pool Balance) shall be added to the amount of Expected Distributions or Triggering Event Distributions.
      Payments in respect of the Deposits and monies drawn under the Liquidity Facility will not be subject to the distribution provisions of the Intercreditor Agreement.
Payments
      Payments of interest on the Deposits and payments of principal, premium (if any) and interest on the Equipment Notes or with respect to other Trust Property will be distributed by the Paying Agent (in the case of the Deposits) or by the Trustee (in the case of Trust Property) to Certificateholders on the date receipt of such payment is confirmed, except in the case of certain types of Special Payments.
      The Deposits and the Equipment Notes will accrue interest at the rate per annum set forth on the cover page of this Prospectus Supplement. Interest will be payable on the first day of each month, commencing on October 1, 2005 (or, in the case of Equipment Notes issued after such date, commencing with the first such date to occur after initial issuance thereof). Such interest payments will be distributed to Certificateholders on each such date until the final Distribution Date, subject in the case of payments on the Equipment Notes to the Intercreditor Agreement. Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months.
      Payments of interest applicable to the Certificates will be supported by a Liquidity Facility provided by the Liquidity Provider for the benefit of the holders of Certificates in an aggregate amount sufficient (except under certain specified circumstances) to pay interest thereon at the Stated Interest Rate on up to 18 successive Regular Distribution Dates (without regard to any future payments of principal), except that the Liquidity Facility will not cover interest payable by the Depositary on the Deposits. The Liquidity Facility does not provide for drawings thereunder to pay for principal of, premium or any interest in excess of the Stated Interest Rate. See “Description of the Liquidity Facility”.
      Payments of principal of the Equipment Notes are scheduled to be received by the Trustee on the first day of each month, commencing on October 1, 2005 (or, in the case of Equipment Notes issued after such date, commencing with the first such date to occur after initial issuance thereof).
      Scheduled payments of interest on the Deposits and of interest or principal on the Equipment Notes are herein referred to as “Scheduled Payments”, and the first day of each month is herein referred to as a “Regular Distribution Date”. See “Description of the Equipment Notes—Principal and Interest Payments”. The “Final Maturity Date” is October 1, 2022.
      The Paying Agent will distribute on each Regular Distribution Date to the Certificateholders all Scheduled Payments received in respect of the related Deposits, the receipt of which is confirmed by the Paying Agent on such Regular Distribution Date. The Trustee will distribute, subject to the Intercreditor Agreement, on each Regular Distribution Date to the Certificateholders all Scheduled Payments received in respect of Equipment Notes, the receipt of which is confirmed by the Trustee on such Regular Distribution Date. Each Certificateholder will be entitled to receive its proportionate share, based upon its fractional interest in the Trust, of any distribution in respect of Scheduled Payments of interest on the Deposits and, subject to the Intercreditor Agreement, of principal or interest on Equipment Notes. Each such distribution of Scheduled Payments will be made by the Paying Agent or Trustee to the Certificateholders of record on the record date applicable to such Scheduled Payment subject to certain exceptions. (Sections 4.01 and 4.02; Escrow Agreement, Section 2.03) If a Scheduled Payment is not received by the Paying Agent or Trustee on a Regular Distribution Date but is received within five days thereafter, it will be distributed on the date received to such holders of record. If it is received after such five-day period, it will be treated as a Special Payment and distributed as described below.

      Any payment in respect of, or any proceeds of, any Equipment Note or Trust Indenture Estate under (and as defined in) any Indenture other than a Scheduled Payment (each, a “Special Payment”) will be distributed on, in the case of an early redemption or a purchase of any Equipment Note, the date of such early redemption or purchase (which shall be a Business Day), and otherwise on the Business Day specified for distribution of such Special Payment pursuant to a notice delivered by the Trustee as soon as practicable after the Trustee has received funds for such Special Payment (each, a “Special Distribution Date”). Any such distribution will be subject to the Intercreditor Agreement. Any unused Deposits to be distributed after the Delivery Period Termination Date or the occurrence of a Triggering Event, together with accrued and unpaid interest thereon (each, also a “Special Payment”), will be distributed on a date 25 days after the Paying Agent has received notice of the event requiring such distribution (also, a “Special Distribution Date”). However, if such date is within ten days before or after a Regular Distribution Date, such Special Payment shall be made on such Regular Distribution Date.
      The Paying Agent, in the case of the Deposits, and the Trustee, in the case of Trust Property, will mail a notice to the Certificateholders stating the scheduled Special Distribution Date, the related record date, the amount of the Special Payment and the reason for the Special Payment. In the case of a redemption or purchase of the Equipment Notes or any distribution of unused Deposits after the Delivery Period Termination Date or the occurrence of a Triggering Event, such notice will be mailed not less than 15 days prior to the date such Special Payment is scheduled to be distributed, and in the case of any other Special Payment, such notice will be mailed as soon as practicable after the Trustee has confirmed that it has received funds for such Special Payment. (Section 4.02(c); Trust Supplement, Section 3.01; Escrow Agreement, Sections 2.03 and 2.06) Each distribution of a Special Payment, other than a final distribution, on a Special Distribution Date will be made by the Paying Agent or the Trustee, as applicable, to the Certificateholders of record on the record date applicable to such Special Payment. (Section 4.02(b); Escrow Agreement, Section 2.03) See “—Indenture Defaults and Certain Rights Upon an Indenture Default” and “Description of the Equipment Notes—Redemption”.
      The Pass Through Trust Agreement requires that the Trustee establish and maintain, for the benefit of the Certificateholders, one or more non-interest bearing accounts (the “Certificate Account”) for the deposit of payments representing Scheduled Payments received by the Trustee. The Pass Through Trust Agreement requires that the Trustee establish and maintain, for the benefit of the Certificateholders, one or more accounts (the “Special Payments Account”) for the deposit of payments representing Special Payments received by the Trustee, which shall be non-interest bearing except in certain circumstances where the Trustee may invest amounts in such account in certain permitted investments. Pursuant to the terms of the Pass Through Trust Agreement, the Trustee is required to deposit any Scheduled Payments received by it in the Certificate Account and to deposit any Special Payments received by it in the Special Payments Account. (Section 4.01; Trust Supplement, Section 3.01) All amounts so deposited will be distributed by the Trustee on a Regular Distribution Date or a Special Distribution Date, as appropriate. (Section 4.02; Trust Supplement, Section 3.01)
      The Escrow Agreement requires that the Paying Agent establish and maintain, for the benefit of the Receiptholders, one or more accounts (the “Paying Agent Account”), which shall be non-interest bearing. Pursuant to the terms of the Escrow Agreement, the Paying Agent is required to deposit interest on Deposits and any unused Deposits withdrawn by the Escrow Agent in the Paying Agent Account. All amounts so deposited will be distributed by the Paying Agent on a Regular Distribution Date or Special Distribution Date, as appropriate.
      The final distribution for the Trust will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee specified in the notice given by the Trustee of such final distribution. The Trustee will mail such notice of the final distribution to the Certificateholders, specifying the date set for such final distribution and the amount of such distribution. (Trust Supplement, Section 7.01) See “—Termination of the Trust” below. Distributions in respect of Certificates issued in global form will be made as described in “—Book-Entry; Delivery and Form” below.

      If any Distribution Date is a Saturday, Sunday or other day on which commercial banks are authorized or required to close in New York, New York, Houston, Texas, Wilmington, Delaware, or Salt Lake City, Utah (any other day being a “Business Day”), distributions scheduled to be made on such Regular Distribution Date or Special Distribution Date will be made on the next succeeding Business Day without additional interest.
Pool Factors
      The “Pool Balance” indicates, as of any date, the original aggregate face amount of the Certificates less the aggregate amount of all payments made in respect of the Certificates or in respect of Deposits other than payments made in respect of interest or premium or reimbursement of any costs or expenses incurred in connection therewith. The Pool Balance as of any Distribution Date shall be computed after giving effect to any special distribution with respect to unused Deposits, payment of principal of the Equipment Notes or payment with respect to other Trust Property and the distribution thereof to be made on that date. (Trust Supplement, Section 2.01)
      The “Pool Factor” as of any Distribution Date is the quotient (rounded to the eleventh decimal place) computed by dividing (i) the Pool Balance by (ii) the original aggregate face amount of the Certificates. The Pool Factor as of any Distribution Date shall be computed after giving effect to any special distribution with respect to unused Deposits, payment of principal of the Equipment Notes or payments with respect to other Trust Property and the distribution thereof to be made on that date. (Trust Supplement, Section 2.01) The Pool Factor will be 1.00000000000 on the date of issuance of the Certificates; thereafter, the Pool Factor will decline as described herein to reflect reductions in the Pool Balance. The amount of a Certificateholder’s pro rata share of the Pool Balance can be determined by multiplying the par value of the holder’s Certificate by the Pool Factor as of the applicable Distribution Date. Notice of the Pool Factor and the Pool Balance will be mailed to Certificateholders on each Distribution Date. (Trust Supplement, Section 3.02)
      The following table sets forth an illustrative aggregate principal amortization schedule for the Equipment Notes (the “Assumed Amortization Schedule”) and resulting Pool Factors. The actual aggregate principal amortization schedule and the resulting Pool Factors may differ from those set forth below, since the amortization schedule for the Equipment Notes issued with respect to an Aircraft may vary from such illustrative amortization schedule so long as it complies with the Mandatory Economic Terms. In addition, the scheduled distribution of principal payments would be affected if any Equipment Notes are redeemed or purchased or if a default in payment on such Equipment Notes occurred. Accordingly, the aggregate principal amortization schedule and the resulting Pool Factors may differ from those set forth in the following table.

	Scheduled
	Principal	Expected Pool
Date	Payments	Factor

October 1, 2005	$2,076,866.31	0.99332218800
November 1, 2005	736,952.34	0.99095264252
December 1, 2005	883,986.42	0.98811033385
January 1, 2006	825,174.96	0.98545712347
February 1, 2006	972,939.09	0.98232880255
March 1, 2006	798,863.31	0.97976019282
April 1, 2006	805,472.12	0.97717033359
May 1, 2006	812,135.64	0.97455904894
June 1, 2006	818,854.24	0.97192616176
July 1, 2006	825,628.43	0.96927149333
August 1, 2006	832,458.70	0.96659486332
September 1, 2006	839,345.42	0.96389609022
October 1, 2006	846,289.15	0.96117499074
November 1, 2006	853,290.30	0.95843138025

	Scheduled
	Principal	Expected Pool
Date	Payments	Factor

0wDecember 1, 2006	$860,349.40	0.95566507241
January 1, 2007	867,466.87	0.95287587955
February 1, 2007	874,643.23	0.95006361233
March 1, 2007	881,878.98	0.94722807977
April 1, 2007	889,174.54	0.94436908958
May 1, 2007	896,530.49	0.94148644757
June 1, 2007	903,947.26	0.93857995820
July 1, 2007	911,425.49	0.93564942384
August 1, 2007	918,965.44	0.93269464606
September 1, 2007	926,567.83	0.92971542407
October 1, 2007	934,233.16	0.92671155551
November 1, 2007	941,961.88	0.92368283656
December 1, 2007	949,754.47	0.92062906186
January 1, 2008	957,611.63	0.91755002379
February 1, 2008	965,533.71	0.91444551362
March 1, 2008	973,521.37	0.91131532047
April 1, 2008	981,575.09	0.90815923195
May 1, 2008	989,695.44	0.90497703383
June 1, 2008	997,882.98	0.90176851005
July 1, 2008	1,006,138.24	0.89853344288
August 1, 2008	1,014,461.77	0.89527161281
September 1, 2008	1,022,854.23	0.89198279821
October 1, 2008	1,031,316.02	0.88866677615
November 1, 2008	1,039,847.93	0.88532332118
December 1, 2008	1,048,450.33	0.88195220665
January 1, 2009	1,057,123.94	0.87855320359
February 1, 2009	1,065,869.27	0.87512608141
March 1, 2009	1,074,686.99	0.87167060734
April 1, 2009	1,083,577.63	0.86818654693
May 1, 2009	1,092,541.86	0.86467366355
June 1, 2009	1,101,580.16	0.86113171904
July 1, 2009	1,110,693.30	0.85756047278
August 1, 2009	1,119,881.86	0.85395968226
September 1, 2009	1,129,146.36	0.85032910331
October 1, 2009	1,138,487.54	0.84666848937
November 1, 2009	1,147,905.98	0.84297759204
December 1, 2009	1,157,402.37	0.83925616067
January 1, 2010	1,166,977.30	0.83550394273
February 1, 2010	1,176,631.42	0.83172068361
March 1, 2010	1,186,365.48	0.82790612627
April 1, 2010	1,196,179.99	0.82406001203
May 1, 2010	1,206,075.74	0.82018207968
June 1, 2010	1,216,053.31	0.81627206614
July 1, 2010	1,226,113.47	0.81232970586

	Scheduled
	Principal	Expected Pool
Date	Payments	Factor

August 1, 2010	$1,236,256.80	0.80835473142
September 1, 2010	1,246,484.12	0.80434687277
October 1, 2010	1,256,796.02	0.80030585795
November 1, 2010	1,267,193.13	0.79623141298
December 1, 2010	1,277,676.40	0.79212326083
January 1, 2011	1,288,246.36	0.78798112276
February 1, 2011	1,298,903.69	0.78380471785
March 1, 2011	1,309,649.22	0.77959376252
April 1, 2011	1,320,483.71	0.77534797071
May 1, 2011	1,331,407.76	0.77106705447
June 1, 2011	1,342,422.18	0.76675072322
July 1, 2011	1,353,527.77	0.76239868384
August 1, 2011	1,364,725.17	0.75801064110
September 1, 2011	1,376,015.26	0.75358629700
October 1, 2011	1,387,398.73	0.74912535127
November 1, 2011	1,398,876.36	0.74462750117
December 1, 2011	1,410,448.94	0.74009244140
January 1, 2012	1,422,117.28	0.73551986406
February 1, 2012	1,433,882.16	0.73090945873
March 1, 2012	1,445,744.35	0.72626091254
April 1, 2012	1,457,704.63	0.72157391010
May 1, 2012	1,469,763.94	0.71684813299
June 1, 2012	1,481,922.96	0.71208326060
July 1, 2012	1,494,182.59	0.70727896945
August 1, 2012	1,506,543.62	0.70243493351
September 1, 2012	1,519,006.87	0.69755082409
October 1, 2012	1,531,573.35	0.69262630928
November 1, 2012	1,544,243.69	0.68766105514
December 1, 2012	1,557,018.90	0.68265472448
January 1, 2013	1,569,899.74	0.67760697765
February 1, 2013	1,582,887.19	0.67251747188
March 1, 2013	1,595,982.04	0.66738586184
April 1, 2013	1,609,185.24	0.66221179914
May 1, 2013	1,622,497.74	0.65699493235
June 1, 2013	1,635,920.24	0.65173490778
July 1, 2013	1,649,453.84	0.64643136822
August 1, 2013	1,663,099.45	0.64108395351
September 1, 2013	1,676,857.87	0.63569230092
October 1, 2013	1,690,730.17	0.63025604431
November 1, 2013	1,704,717.16	0.62477481489
December 1, 2013	1,718,819.94	0.61924824038
January 1, 2014	1,733,039.32	0.61367594585
February 1, 2014	1,747,376.42	0.60805755281
March 1, 2014	1,761,832.07	0.60239268007

	Scheduled
	Principal	Expected Pool
Date	Payments	Factor

0wApril 1, 2014	$1,776,407.30	0.59668094315
May 1, 2014	1,791,103.16	0.59092195418
June 1, 2014	1,805,920.52	0.58511532250
July 1, 2014	1,820,860.51	0.57926065381
August 1, 2014	1,835,924.08	0.57335755075
September 1, 2014	1,851,112.27	0.56740561265
October 1, 2014	1,866,426.09	0.56140443555
November 1, 2014	1,881,866.66	0.55535361191
December 1, 2014	1,897,434.89	0.54925273126
January 1, 2015	1,913,131.96	0.54310137934
February 1, 2015	1,928,958.87	0.53689913868
March 1, 2015	1,944,916.74	0.53064558818
April 1, 2015	1,961,006.58	0.52434030353
May 1, 2015	1,977,229.56	0.51798285663
June 1, 2015	1,993,586.78	0.51157281586
July 1, 2015	2,010,079.23	0.50510974641
August 1, 2015	2,026,708.17	0.49859320941
September 1, 2015	2,043,474.70	0.49202276248
October 1, 2015	2,060,379.90	0.48539795974
November 1, 2015	2,077,425.00	0.47871835137
December 1, 2015	2,094,611.01	0.47198348429
January 1, 2016	2,111,939.31	0.46519290100
February 1, 2016	2,129,410.93	0.45834614067
March 1, 2016	2,147,027.05	0.45144273869
April 1, 2016	2,164,788.95	0.44448222633
May 1, 2016	2,182,697.74	0.43746413128
June 1, 2016	2,200,754.70	0.43038797714
July 1, 2016	2,218,961.05	0.42325328356
August 1, 2016	2,237,318.05	0.41605956616
September 1, 2016	2,255,826.85	0.40880633684
October 1, 2016	2,274,488.83	0.40149310308
November 1, 2016	2,293,305.21	0.39411936844
December 1, 2016	2,312,277.17	0.38668463268
January 1, 2017	2,331,406.15	0.37918839092
February 1, 2017	2,350,693.36	0.37163013440
March 1, 2017	2,370,140.10	0.36400935018
April 1, 2017	2,389,747.76	0.35632552085
May 1, 2017	2,409,517.58	0.34857812501
June 1, 2017	2,429,451.04	0.34076663651
July 1, 2017	2,449,549.31	0.33289052542
August 1, 2017	2,469,813.87	0.32494925707
September 1, 2017	2,490,246.11	0.31694229231
October 1, 2017	2,510,847.35	0.30886908775
November 1, 2017	2,531,619.05	0.30072909530

	Scheduled
	Principal	Expected Pool
Date	Payments	Factor

0wDecember 1, 2017	$2,552,562.58	0.29252176248
January 1, 2018	2,573,679.35	0.28424653227
February 1, 2018	2,594,970.83	0.27590284290
March 1, 2018	2,616,438.48	0.26749012794
April 1, 2018	2,638,083.68	0.25900781650
May 1, 2018	2,659,907.94	0.25045533285
June 1, 2018	2,681,912.76	0.24183209643
July 1, 2018	2,704,099.66	0.23313752178
August 1, 2018	2,726,470.03	0.22437101900
September 1, 2018	2,749,025.58	0.21553199267
October 1, 2018	2,771,767.59	0.20661984325
November 1, 2018	2,794,697.88	0.19763396537
December 1, 2018	2,817,817.73	0.18857374953
January 1, 2019	2,841,128.96	0.17943858037
February 1, 2019	2,864,632.94	0.17022783814
March 1, 2019	2,888,331.43	0.16094089743
April 1, 2019	2,912,225.97	0.15157712787
May 1, 2019	2,936,318.17	0.14213589393
June 1, 2019	2,960,609.65	0.13261655484
July 1, 2019	2,985,102.13	0.12301846433
August 1, 2019	3,009,797.22	0.11334097093
September 1, 2019	3,034,696.60	0.10358341780
October 1, 2019	3,059,801.97	0.09374514260
November 1, 2019	3,085,115.06	0.08382547744
December 1, 2019	2,891,979.98	0.07452680544
January 1, 2020	2,805,252.79	0.06550699003
February 1, 2020	2,605,912.81	0.05712811858
March 1, 2020	2,513,418.90	0.04904664564
April 1, 2020	2,307,697.97	0.04162663352
May 1, 2020	2,093,004.79	0.03489693097
June 1, 2020	1,877,877.10	0.02885893508
July 1, 2020	1,663,832.90	0.02350916208
August 1, 2020	1,448,082.18	0.01885309900
September 1, 2020	1,229,382.76	0.01490022687
October 1, 2020	1,005,927.22	0.01166583820
November 1, 2020	897,984.77	0.00877852021
December 1, 2020	905,413.60	0.00586731607
January 1, 2021	680,903.89	0.00367798489
February 1, 2021	570,536.85	0.00184352024
March 1, 2021	343,256.77	0.00073983621
April 1, 2021	230,096.46	0.00000000000

      The Pool Factor and Pool Balance will be recomputed if there has been an early redemption, purchase, or default in the payment of principal or interest in respect of one or more of the Equipment Notes, as described in “—Indenture Defaults and Certain Rights Upon an Indenture Default” and “Description of the Equipment Notes—Redemption”, or a special distribution attributable to unused Deposits after the Delivery Period Termination Date or the occurrence of a Triggering Event, as described in “Description of the Deposit Agreement”. In the event of (i) any change in the scheduled repayments from the Assumed Amortization Schedule or (ii) any such redemption, purchase, default or special distribution, the Pool Factors and the Pool Balances will be recomputed after giving effect thereto and notice thereof will be mailed to the Certificateholders promptly after the Delivery Period Termination Date in the case of clause (i) and promptly after the occurrence of any event described in clause (ii).
Reports to Certificateholders
      On each Distribution Date, the Paying Agent and Trustee will include with each distribution by it of a Scheduled Payment or Special Payment to Certificateholders a statement setting forth the following information (per $1,000 aggregate principal amount of Certificate, except as to the amounts described in items (a) and (f) below):

(a) The aggregate amount of funds distributed on such Distribution Date under the Pass Through Trust Agreement and under the Escrow Agreement, indicating the amount allocable to each source.

(b) The amount of such distribution under the Pass Through Trust Agreement allocable to principal and the amount allocable to premium, if any.

(c) The amount of such distribution under the Pass Through Trust Agreement allocable to interest.

(d) The amount of such distribution under the Escrow Agreement allocable to interest.

(e) The amount of such distribution under the Escrow Agreement allocable to unused Deposits, if any.

(f) The Pool Balance and the Pool Factor. (Trust Supplement, Section 3.02(a))
      So long as the Certificates are registered in the name of DTC or its nominee, on the record date prior to each Distribution Date, the Trustee will request from DTC a securities position listing setting forth the names of all DTC Participants reflected on DTC’s books as holding interests in the Certificates on such record date. On each Distribution Date, the Paying Agent and Trustee will mail to each such DTC Participant the statement described above and will make available additional copies as requested by such DTC Participant for forwarding to Certificate Owners. (Trust Supplement, Section 3.02(a))
      In addition, after the end of each calendar year, the Trustee and Paying Agent will furnish to each Certificateholder at any time during the preceding calendar year a report containing the sum of the amounts determined pursuant to clauses (a), (b), (c), (d) and (e) above for such calendar year or, in the event such person was a Certificateholder during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to the Trustee and which a Certificateholder shall reasonably request as necessary for the purpose of such Certificateholder’s preparation of its U.S. federal income tax returns. (Trust Supplement, Section 3.02(b)) Such report and such other items shall be prepared on the basis of information supplied to the Trustee by the DTC Participants and shall be delivered by the Trustee to such DTC Participants to be available for forwarding by such DTC Participants to Certificate Owners in the manner described above. (Trust Supplement, Section 3.02(b)) At such time, if any, as the Certificates are issued in the form of definitive certificates, the Paying Agent and Trustee will prepare and deliver the information described above to each Certificateholder of record as the name and period of ownership of such Certificateholder appears on the records of the registrar of the Certificates.
Indenture Defaults and Certain Rights Upon an Indenture Default
      An event of default under an Indenture (an “Indenture Default”) will include an event of default under the related Lease (a “Lease Event of Default”). See “Description of the Equipment Notes—Indenture

Defaults, Notice and Waiver”. There are no cross-default provisions in the Indentures or in the Leases. Consequently, events resulting in an Indenture Default under any particular Indenture may or may not result in an Indenture Default under any other Indenture, and a Lease Event of Default under any particular Lease may or may not constitute a Lease Event of Default under any other Lease. If an Indenture Default occurs in fewer than all of the Indentures, notwithstanding the treatment of Equipment Notes issued under any Indenture under which an Indenture Default has occurred, payments of principal and interest on all of the Equipment Notes will continue to be distributed to the holders of the Certificates as originally scheduled, subject to the Intercreditor Agreement. See “Description of the Intercreditor Agreement—Priority of Distributions”.
      With respect to each Aircraft, the applicable Owner Trustee and Owner Participant will, under the related Indenture, have the right under certain circumstances to cure Indenture Defaults that result from the occurrence of a Lease Event of Default under the related Lease. If the Owner Trustee or the Owner Participant exercises any such cure right, the Indenture Default will be deemed to have been cured.
      Upon the occurrence and continuation of an Indenture Default, the Controlling Party will direct the Indenture Trustee under such Indenture in the exercise of remedies thereunder and may accelerate and sell all (but not less than all) of the Equipment Notes issued under such Indenture to any person. The proceeds of such sale will be distributed pursuant to the provisions of the Intercreditor Agreement. Any such proceeds so distributed to the Trustee upon any such sale shall be deposited in the Special Payments Account and shall be distributed to the Certificateholders on a Special Distribution Date. (Sections 4.01 and 4.02) The market for Equipment Notes at the time of the existence of an Indenture Default may be very limited and there can be no assurance as to the price at which they could be sold. If any such Equipment Notes are sold for less than their outstanding principal amount, the Certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against Continental, any Liquidity Provider, any Owner Trustee, any Owner Participant or the Trustee.
      Any amount, other than Scheduled Payments received on a Regular Distribution Date or within five days thereafter, distributed to the Trustee by the Subordination Agent on account of any Equipment Note or Trust Indenture Estate under (and as defined in) any Indenture following an Indenture Default will be deposited in the Special Payments Account and will be distributed to the Certificateholders on a Special Distribution Date. (Sections 4.01 and 4.02; Trust Supplement, Section 3.01) In addition, if, following an Indenture Default under any Indenture, the applicable Owner Participant or Owner Trustee exercises its option to redeem or purchase the outstanding Equipment Notes issued under such Indenture, the price paid by such Owner Participant or Owner Trustee for the Equipment Notes issued under such Indenture and distributed to the Trust by the Subordination Agent will be deposited in the Special Payments Account and will be distributed to the Certificateholders on a Special Distribution Date. (Sections 4.01 and 4.02)
      Any funds representing payments received with respect to any defaulted Equipment Notes, or the proceeds from the sale of any Equipment Notes, held by the Trustee in the Special Payments Account will, to the extent practicable, be invested and reinvested by the Trustee in certain permitted investments pending the distribution of such funds on a Special Distribution Date. (Section 4.04) Such permitted investments are defined as obligations of the United States or agencies or instrumentalities thereof for the payment of which the full faith and credit of the United States is pledged and which mature in not more than 60 days or such lesser time as is required for the distribution of any such funds on a Special Distribution Date. (Section 1.01)
      The Pass Through Trust Agreement provides that the Trustee will, within 90 days after the occurrence of any default known to the Trustee, give to the Certificateholders notice, transmitted by mail, of such uncured or unwaived default known to it, provided that, except in the case of default in a payment of principal, premium, if any, or interest on any of the Equipment Notes, the Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the Certificateholders. (Section 7.02) The term “default” as used in this paragraph only means the occurrence of an Indenture Default under any Indenture pursuant to which Equipment Notes held by the Trust were issued, as described above, except that in determining whether any such Indenture Default has occurred, any grace period or notice in connection therewith will be disregarded.

      The Pass Through Trust Agreement contains a provision entitling the Trustee, subject to the duty of the Trustee during a default to act with the required standard of care, to be offered reasonable security or indemnity by the holders of the Certificates before proceeding to exercise any right or power under the Pass Through Trust Agreement at the request of such Certificateholders. (Section 7.03(e))
      Subject to certain qualifications set forth in the Pass Through Trust Agreement and to the Intercreditor Agreement, the Certificateholders holding Certificates evidencing fractional undivided interests aggregating not less than a majority in interest in the Trust shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or pursuant to the terms of the Intercreditor Agreement, or exercising any trust or power conferred on the Trustee under the Pass Through Trust Agreement or the Intercreditor Agreement, including any right of the Trustee as Controlling Party under the Intercreditor Agreement or as holder of the Equipment Notes. (Section 6.04)
      In certain cases, the holders of the Certificates evidencing fractional undivided interests aggregating not less than a majority in interest of the Trust may on behalf of the holders of all the Certificates waive any past “event of default” (i.e., any Indenture Default under any Indenture pursuant to which Equipment Notes held by the Trust were issued) and its consequences or, if the Trustee is the Controlling Party, may direct the Trustee to instruct the applicable Loan Trustee to waive any past Indenture Default and its consequences, except (i) a default in the deposit of any Scheduled Payment or Special Payment or in the distribution thereof, (ii) a default in payment of the principal, premium, if any, or interest with respect to any of the Equipment Notes and (iii) a default in respect of any covenant or provision of the Pass Through Trust Agreement that cannot be modified or amended without the consent of each Certificateholder affected thereby. (Section 6.05) Each Indenture will provide that, with certain exceptions, the holders of the majority in aggregate unpaid principal amount of the Equipment Notes issued thereunder may on behalf of all such holders waive any past default or Indenture Default thereunder. Notwithstanding such provisions of the Indentures, pursuant to the Intercreditor Agreement only the Controlling Party will be entitled to waive any such past default or Indenture Default.
PTC Event of Default
      A Pass Through Certificate Event of Default (a “PTC Event of Default”) under the Pass Through Trust Agreement means the failure to pay:

•	The outstanding Pool Balance of the Certificates within ten Business Days of the Final Maturity Date.

•	Interest due on the Certificates within ten Business Days of any Distribution Date (unless the Subordination Agent shall have made Interest Drawings, or withdrawals from the Cash Collateral Account, with respect thereto in an aggregate amount sufficient to pay such interest and shall have distributed such amount to the Trustee). (Section 1.01)
      Any failure to make expected principal distributions on any Regular Distribution Date (other than the Final Maturity Date) will not constitute a PTC Event of Default. A PTC Event of Default resulting from an Indenture Default under all Indentures will constitute a Triggering Event. See “Description of the Intercreditor Agreement—Priority of Distributions” for a discussion of the consequences of the occurrence of a Triggering Event.
Merger, Consolidation and Transfer of Assets
      Continental will be prohibited from consolidating with or merging into any other corporation or transferring substantially all of its assets as an entirety to any other corporation unless:

•	The surviving successor or transferee corporation shall be validly existing under the laws of the United States or any state thereof or the District of Columbia.

•	The surviving successor or transferee corporation shall be a “citizen of the United States” (as defined in Title 49 of the United States Code relating to aviation (the “Transportation Code”)) holding an air carrier operating certificate issued pursuant to Chapter 447 of Title 49, United States Code, if, and so long as, such status is a condition of entitlement to the benefits of Section 1110 of the U.S. Bankruptcy Code.

•	The surviving successor or transferee corporation shall expressly assume all of the obligations of Continental contained in the Basic Agreement and the Trust Supplement, the Note Purchase Agreement, the Participation Agreements and the Leases, and any other operative documents.

•	Continental shall have delivered a certificate and an opinion or opinions of counsel indicating that such transaction, in effect, complies with such conditions.
      In addition, after giving effect to such transaction, no Lease Event of Default shall have occurred and be continuing. (Section 5.02; Leases, Section 13.2)
      The Basic Agreement, the Trust Supplement, the Note Purchase Agreement, the Indentures, the Participation Agreements and the Leases will not contain any covenants or provisions which may afford the Trustee or Certificateholders protection in the event of a highly leveraged transaction, including transactions effected by management or affiliates, which may or may not result in a change in control of Continental.
Modifications of the Pass Through Trust Agreement and Certain Other Agreements
      The Pass Through Trust Agreement contains provisions permitting, at the request of Continental, the execution of amendments or supplements to the Pass Through Trust Agreement or, if applicable, to the Deposit Agreement, the Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement or the Liquidity Facility, without the consent of the holders of any of the Certificates:

•	To evidence the succession of another corporation to Continental and the assumption by such corporation of Continental’s obligations under the Pass Through Trust Agreement or the Note Purchase Agreement.

•	To add to the covenants of Continental for the benefit of Certificateholders or to surrender any right or power conferred upon Continental in the Pass Through Trust Agreement, the Intercreditor Agreement, the Note Purchase Agreement or the Liquidity Facility.

•	To correct or supplement any provision of the Pass Through Trust Agreement, the Deposit Agreement, the Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement or the Liquidity Facility which may be defective or inconsistent with any other provision in such agreement or facility, as applicable, or to cure any ambiguity or to modify any other provision with respect to matters or questions arising under the Pass Through Trust Agreement, the Deposit Agreement, the Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement or the Liquidity Facility, provided that such action shall not materially adversely affect the interests of the Certificateholders; to correct any mistake in the Pass Through Trust Agreement, the Intercreditor Agreement or the Liquidity Facility; or, as provided in the Intercreditor Agreement, to give effect to or provide for a Replacement Facility.

•	To comply with any requirement of the Commission, any applicable law, rules or regulations of any exchange or quotation system on which the Certificates are listed, or any regulatory body.

•	To modify, eliminate or add to the provisions of the Pass Through Trust Agreement, the Deposit Agreement, the Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement or the Liquidity Facility to such extent as shall be necessary to continue the qualification of the Pass Through Trust Agreement (including any supplemental agreement) under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), or any similar federal statute enacted after the execution of the Pass Through Trust Agreement, and to add to the Pass Through Trust Agreement, the Deposit Agreement, the Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement or the Liquidity Facility such other provisions as may be expressly permitted by the Trust Indenture Act.

•	To evidence and provide for the acceptance of appointment under the Pass Through Trust Agreement, the Deposit Agreement, the Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement or the Liquidity Facility by a successor Trustee and to add to or change any of the provisions of such Pass Through Trust Agreement, the Deposit Agreement, the Escrow Agreement,

the Intercreditor Agreement, the Note Purchase Agreement or the Liquidity Facility as shall be necessary to provide for or facilitate the administration of the Trust under the Basic Agreement by more than one Trustee.

      In each case, such modification or supplement may not adversely affect the status of the Trust as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Internal Revenue Code of 1986, as amended (the “Code”), for U.S. federal income tax purposes. (Section 9.01; Trust Supplement, Section 6.01)
      The Pass Through Trust Agreement also contains provisions permitting the execution, with the consent of the holders of the Certificates evidencing fractional undivided interests aggregating not less than a majority in interest of the Trust, of amendments or supplements adding any provisions to or changing or eliminating any of the provisions of the Pass Through Trust Agreement, the Deposit Agreement, the Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement or the Liquidity Facility to the extent applicable to such Certificateholders or of modifying the rights and obligations of such Certificateholders under the Pass Through Trust Agreement, the Deposit Agreement, the Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement or the Liquidity Facility. No such amendment or supplement may, without the consent of the holder of each Certificate so affected thereby:

•	Reduce in any manner the amount of, or delay the timing of, any receipt by the Trustee (or, with respect to the Deposits, the Receiptholders) of payments with respect to the Equipment Notes held in the Trust or distributions in respect of any Certificate (or, with respect to the Deposits, payments upon the Deposits), or change the date or place of any payment in respect of any Certificate, or make distributions payable in coin or currency other than that provided for in such Certificates, or impair the right of any Certificateholder to institute suit for the enforcement of any such payment when due.

•	Permit the disposition of any Equipment Note held in the Trust, except as provided in the Pass Through Trust Agreement, or otherwise deprive such Certificateholder of the benefit of the ownership of the applicable Equipment Notes.

•	Alter the priority of distributions specified in the Intercreditor Agreement in a manner materially adverse to such Certificateholders.

•	Reduce the percentage of the aggregate fractional undivided interests of the Trust provided for in the Pass Through Trust Agreement, the consent of the holders of which is required for any such supplemental trust agreement or for any waiver provided for in the Pass Through Trust Agreement.

•	Modify any of the provisions relating to the rights of the Certificateholders in respect of the waiver of events of default or receipt of payment.

•	Adversely affect the status of the Trust as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Code for U.S. federal income tax purposes. (Section 9.02; Trust Supplement, Section 6.02)
      In the event that the Trustee, as holder (or beneficial owner through the Subordination Agent) of any Equipment Note in trust for the benefit of the Certificateholders or as Controlling Party under the Intercreditor Agreement, receives (directly or indirectly through the Subordination Agent) a request for a consent to any amendment, modification, waiver or supplement under any Indenture, any Participation Agreement, any Lease, any Equipment Note or any other related document, the Trustee shall forthwith send a notice of such proposed amendment, modification, waiver or supplement to each Certificateholder as of the date of such notice. The Trustee shall request from the Certificateholders a direction as to:

•	Whether or not to take or refrain from taking (or direct the Subordination Agent to take or refrain from taking) any action which a holder of such Equipment Note or the Controlling Party has the option to direct.

•	Whether or not to give or execute (or direct the Subordination Agent to give or execute) any waivers, consents, amendments, modifications or supplements as a holder of such Equipment Note or as Controlling Party.

•	How to vote (or direct the Subordination Agent to vote) any Equipment Note if a vote has been called for with respect thereto.
      Provided such a request for Certificateholder direction shall have been made, in directing any action or casting any vote or giving any consent as the holder of any Equipment Note (or in directing the Subordination Agent in any of the foregoing):

•	Other than as Controlling Party, the Trustee shall vote for or give consent to any such action with respect to such Equipment Note in the same proportion as that of (x) the aggregate face amount of all Certificates actually voted in favor of or for giving consent to such action by such direction of Certificateholders to (y) the aggregate face amount of all outstanding Certificates.

•	As the Controlling Party, the Trustee shall vote as directed in such Certificateholder direction by the Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest in the Trust.
      For purposes of the immediately preceding paragraph, a Certificate shall have been “actually voted” if the Certificateholder has delivered to the Trustee an instrument evidencing such Certificateholder’s consent to such direction prior to one Business Day before the Trustee directs such action or casts such vote or gives such consent. Notwithstanding the foregoing, but subject to certain rights of the Certificateholders under the Pass Through Trust Agreement and subject to the Intercreditor Agreement, the Trustee may, in its own discretion and at its own direction, consent and notify the relevant Loan Trustee of such consent (or direct the Subordination Agent to consent and notify the relevant Loan Trustee of such consent) to any amendment, modification, waiver or supplement under the relevant Indenture, Participation Agreement or Lease, any relevant Equipment Note or any other related document, if an Indenture Default under any Indenture shall have occurred and be continuing, or if such amendment, modification, waiver or supplement will not materially adversely affect the interests of the Certificateholders. (Section 10.01)
Obligation to Purchase Equipment Notes
      The Trustee will be obligated to purchase the Equipment Notes issued with respect to the Aircraft during the Delivery Period, subject to the terms and conditions of a note purchase agreement (the “Note Purchase Agreement”). Under the Note Purchase Agreement, Continental agrees to enter into a leveraged lease financing with respect to each Aircraft. The Note Purchase Agreement provides for the relevant parties to enter into a participation agreement (each, a “Participation Agreement”), a Lease and an indenture (each, an “Indenture”) relating to the financing of such Aircraft utilizing the forms of such agreements attached as exhibits to the Note Purchase Agreement. However, the terms of the financing agreements actually entered into may differ from the forms of such agreements and, consequently, may differ from the description of such agreements contained in this Prospectus Supplement because a third party—the Owner Participant—will provide a portion of the financing of the Aircraft and may request changes. See “Description of the Equipment Notes”. Although such changes are permitted, under the Note Purchase Agreement, the terms of such agreements are required (a) to contain the Mandatory Document Terms and (b) not to vary the Mandatory Economic Terms. In addition, Continental is obligated to certify to the Trustee that any such modifications do not materially and adversely affect the Certificateholders. Continental must also obtain written confirmation from each Rating Agency that the use of financing agreements modified in any material respect from the forms attached to the Note Purchase Agreement will not result in a withdrawal, suspension or downgrading of the rating of the Certificates. Further, under the Note Purchase Agreement, it is a condition precedent to the obligation of the Trustee to purchase the Equipment Notes related to the financing of an Aircraft that no Triggering Event shall have occurred. The Trustee will have no right or obligation to purchase Equipment Notes after the Delivery Period Termination Date.

      The “Mandatory Economic Terms”, as defined in the Note Purchase Agreement, require, among other things, that:

•	The aggregate principal amount of the Equipment Notes issued with respect to an Aircraft shall not exceed the amounts set forth in the following table:

Aircraft		Maximum
Registration	Manufacturer’s	Principal Amount
Number	Serial Number	of Equipment Notes

N14171	14500859	$10,037,481
N12172	14500864	9,994,443
N14173	14500872	10,164,449
N14174	14500876	10,271,406
N12175	14500878	10,225,962
N11176	14500881	10,532,173
N14177	14500888	10,485,908
N16178	14500889	10,485,908
N14179	14500896	10,775,405
N14180	14500900	10,925,153
N11181	14500904	10,880,450
N33182	14500909	10,750,417
N16183	14500914	10,725,962
N11184	14500917	10,692,171
N17185	14500922	10,795,225
N14186	14500924	10,670,184
N11187	14500927	10,771,685
N14188	14500929	10,855,667
N11189	14500931	11,060,953
N27190	14500934	10,896,010
N11191	14500935	10,953,234
N11192	14500936	11,172,581
N11193	14500938	11,172,581
N11194	14500940	11,172,581
N12195	14500943	11,172,581
N17196	14500945	11,172,581
N21197	14500947	11,172,581
N14198	14500951	11,172,581
N11199	14500953	11,172,581

•	The LTV for the Equipment Notes issued for each Aircraft computed on the date of issuance thereof (with value for such Aircraft for these purposes initially equal to its value (the “Assumed Appraised Value”) set forth under “Description of the Aircraft and the Appraisals—The Appraisals” in the column “Appraised Value” and thereafter based on such value after giving effect to the Depreciation Assumption) as of the issuance date of such Equipment Notes and any Regular Distribution Date thereafter (assuming no default in the payment of the Equipment Notes and after giving effect to scheduled payments) will not exceed 55%.

•	The initial average life of the Equipment Notes for any Aircraft shall not extend beyond 10 years from the initial issuance date of the Certificates (the “Issuance Date”).

•	As of the Delivery Period Termination Date, the average life of the Certificates shall not be more than 9.5 years from the Issuance Date (computed without regard to the acceleration of any Equipment Notes and after giving effect to any special distribution on the Certificates thereafter required in respect of unused Deposits).

•	The final expected distribution date of the Certificates shall be as set forth on the cover page of this Prospectus Supplement.

•	The original aggregate principal amount of all of the Equipment Notes shall not exceed the original aggregate face amount of the Certificates.

•	The interest rate applicable to the Equipment Notes must be equal to the rate applicable to the Certificates.

•	The payment dates for the Equipment Notes must be on the first day of each month, and basic rent under the Leases must be payable on such dates.

•	Basic rent, stipulated loss values and termination values under the Leases must be sufficient to pay amounts due with respect to the related Equipment Notes.

•	The amounts payable under the all-risk aircraft hull insurance maintained with respect to each Aircraft must be sufficient to pay the applicable stipulated loss value, subject to certain rights of self-insurance.

•	(a) The past due rate in the Indentures and the Leases, (b) the Make-Whole Premium payable under the Indentures, (c) the provisions relating to the redemption and purchase of Equipment Notes in the Indentures, (d) the minimum liability insurance amount on Aircraft in the Leases, and (e) the indemnification of the Loan Trustees, Subordination Agent, Liquidity Provider, Trustee, Escrow Agent and registered holders of the Equipment Notes (in such capacity, the “Note Holders”) with respect to certain taxes and expenses, in each case shall be provided as set forth in the forms of Participation Agreements, Lease and Indentures attached as exhibits to the Note Purchase Agreement (collectively, the “Aircraft Operative Agreements”).
      The “Mandatory Document Terms” prohibit modifications in any material adverse respect to certain specified provisions of the Aircraft Operative Agreements contemplated by the Note Purchase Agreement, as follows:

•	In the case of the Indentures, modifications are prohibited (i) to the Granting Clause of the Indentures so as to deprive the Note Holders of a first priority security interest in the Aircraft, certain of Continental’s rights under its purchase agreement with the Aircraft manufacturer and the Lease or to eliminate the obligations intended to be secured thereby, (ii) to certain provisions relating to the issuance, redemption, purchase, and payments of the Equipment Notes (including the obligation to pay the Make-Whole Premium in certain circumstances), (iii) to certain provisions regarding Indenture Defaults, remedies relating thereto and rights of the Owner Trustee and Owner Participant in such circumstances, (iv) to certain provisions relating to any replaced airframe or engines with respect to an Aircraft and (v) to the provision that New York law will govern the Indentures.

•	In the case of the Leases, modifications are prohibited to certain provisions regarding the obligation of Continental (i) to pay basic rent, stipulated loss value and termination value to the Loan Trustee, (ii) to record the Indenture with the FAA and to maintain such Indenture as a first-priority perfected mortgage on the related Aircraft, (iii) to furnish certain opinions with respect to a replacement airframe and (iv) to consent to the assignment of the Lease by the Owner Trustee as collateral under the Indenture, as well as modifications which would either alter the provision that New York law will govern the Lease or would deprive the Loan Trustee of rights expressly granted to it under the Leases.

•	In the case of the Participation Agreements, modifications are prohibited (i) to certain conditions to the obligations of the Trustee to purchase the Equipment Notes issued with respect to an Aircraft involving good title to such Aircraft, obtaining a certificate of airworthiness with respect to such Aircraft, entitlement to the benefits of Section 1110 with respect to such Aircraft and filings of certain documents with the FAA, (ii) to the provisions restricting the Note Holder’s ability to transfer such Equipment Notes, (iii) to certain provisions requiring the delivery of legal opinions and (iv) to the provision that New York law will govern the Participation Agreement.

•	In the case of all of the Aircraft Operative Agreements, modifications are prohibited in any material adverse respect as regards the interest of the Note Holders, the Subordination Agent, the Liquidity Provider or the Loan Trustee in the definition of “Make-Whole Premium”. Notwithstanding the foregoing, any such Mandatory Document Term may be modified to correct or supplement any such provision which may be defective or to cure any ambiguity or correct any mistake, provided that any such action shall not materially adversely affect the interests of the Note Holders, the Subordination Agent, the Liquidity Provider, the Mortgagee or the Certificateholders.

Termination of the Trust
      The obligations of Continental and the Trustee will terminate upon the distribution to the Certificateholders of all amounts required to be distributed to them pursuant to the Pass Through Trust Agreement and the disposition of all property held in the Trust. The Trustee will send to each Certificateholder notice of the termination of the Trust, the amount of the proposed final payment and the proposed date for the distribution of such final payment. The final distribution to any Certificateholder will be made only upon surrender of such Certificateholder’s Certificates at the office or agency of the Trustee specified in such notice of termination. (Trust Supplement, Section 7.01)
Governing Law
      The Pass Through Trust Agreement and the Certificates will be governed by the laws of the State of New York. (Section 12.05)
The Trustee
      The Trustee will be Wilmington Trust Company. The Trustee’s address is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration.
Book-Entry; Delivery and Form
      Upon issuance, the Certificates will be represented by one or more fully registered global certificates. Each global certificate will be deposited with, or on behalf of, The Depository Trust Company (“DTC”) and registered in the name of Cede & Co. (“Cede”), the nominee of DTC. DTC was created to hold securities for its participants (“DTC Participants”) and facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entry changes in accounts of the DTC Participants, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Interests in a global certificate may also be held through the Euroclear System and Clearstream, Luxembourg. See “Description of the Certificates—Book-Entry Registration” in the Prospectus for a discussion of the book-entry procedures applicable to the Certificates and the limited circumstances under which definitive certificates may be issued for the Certificates.
      So long as such book-entry procedures are applicable, no person acquiring an interest in the Certificates (“Certificate Owner”) will be entitled to receive a certificate representing such person’s interest in such Certificates. Unless and until definitive certificates are issued under the limited circumstances described in the Prospectus, all references to actions by Certificateholders shall refer to actions taken by DTC upon instructions from DTC Participants, and all references herein to distributions, notices, reports and statements to Certificateholders shall refer, as the case may be, to distributions, notices, reports and statements to DTC or Cede, as the registered holder of such Certificates, or to DTC Participants for distribution to Certificate Owners in accordance with DTC procedures.

DESCRIPTION OF THE DEPOSIT AGREEMENT
      The following summary describes the material terms of the Deposit Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Deposit Agreement, which will be filed as an exhibit to a Current Report on Form 8-K to be filed by Continental with the Commission.
General
      Under the Escrow Agreement, the Escrow Agent will enter into a Deposit Agreement with the Depositary. Pursuant to the Escrow Agreement, the Depositary will establish an account into which the proceeds of the offering, to the extent not used to purchase Equipment Notes on the Issuance Date, will be deposited (such proceeds, as so deposited, the “Deposits”) on behalf of the Escrow Agent. Pursuant to the Deposit Agreement (the “Deposit Agreement”), on each Regular Distribution Date the Depositary will pay to the Paying Agent on behalf of the Escrow Agent, for distribution to the Certificateholders, an amount equal to interest accrued on the Deposits during the relevant interest period at a rate per annum equal to the interest rate applicable to the Certificates. After the Issuance Date, upon each financing of an Aircraft during the Delivery Period, the Trustee will request the Escrow Agent to withdraw from the Deposits funds sufficient to enable the Trustee to purchase the Equipment Note issued with respect to such Aircraft. Accrued but unpaid interest on all such Deposits withdrawn will be paid on the next Regular Distribution Date. Any portion of the Deposits withdrawn which is not used to purchase such Equipment Note will be re-deposited by the Trustee. The Deposits and interest paid thereon will not be subject to the distribution provisions of the Intercreditor Agreement and will not be available to pay any other amount in respect of the Certificates.
Unused Deposits
      The Trustee’s obligations to purchase the Equipment Notes issued with respect to each Aircraft are subject to satisfaction of certain conditions at the time of financing, as set forth in the Note Purchase Agreement. See “Description of the Certificates — Obligation to Purchase Equipment Notes”. No assurance can be given that all such conditions will be satisfied at the scheduled time of financing for each such Aircraft. Moreover, since eight of the Aircraft will be newly manufactured after the date of this Prospectus Supplement, their delivery as scheduled is subject to delays in the manufacturing process and to the Aircraft manufacturer’s right to postpone deliveries under its agreement with ExpressJet. See “Description of the Aircraft and the Appraisals—Deliveries of Aircraft”. Depending on the circumstances of the financing of each Aircraft, the maximum aggregate principal amount of Equipment Notes may not be issued.
      If any funds remain as Deposits at the end of the Delivery Period or, if earlier, upon the acquisition by the Trust of Equipment Notes with respect to all of the Aircraft (the “Delivery Period Termination Date”), such funds will be withdrawn by the Escrow Agent and distributed, with accrued and unpaid interest thereon but without premium, to the Certificateholders after at least 15 days’ prior written notice.
Distribution Upon Occurrence of Triggering Event
      If a Triggering Event shall occur prior to the Delivery Period Termination Date, the Escrow Agent will withdraw any funds then held as Deposits and cause such funds, with accrued and unpaid interest thereon but without any premium, to be distributed to the Certificateholders by the Paying Agent on behalf of the Escrow Agent, after at least 15 days’ prior written notice. Accordingly, if a Triggering Event occurs prior to the Delivery Period Termination Date, the Trust will not acquire Equipment Notes issued with respect to Aircraft expected to be financed after the occurrence of such Triggering Event.
Depositary
      Citibank, N.A. will act as depositary (the “Depositary”). Citibank, N.A. is a wholly-owned subsidiary of Citigroup Inc., a Delaware corporation (“Citigroup”), and is Citigroup’s principal subsidiary. As of June 30,

2005, the total assets of Citibank, N.A. and its consolidated subsidiaries represented approximately 46% of the total assets of Citigroup and its consolidated subsidiaries.
      Citibank, N.A. has a long-term unsecured debt rating of Aa1 from Moody’s and a long-term issuer credit rating of AA from Standard & Poor’s, and a short-term unsecured debt rating of P-1 from Moody’s and a short-term issuer debt rating of A-1+ from Standard & Poor’s.
      The consolidated balance sheets of Citibank, N.A. as of December 31, 2004 and as of December 31, 2003 are set forth in the Annual Report on Form 10-K of Citigroup and its subsidiaries for the year ended December 31, 2004. The consolidated balance sheet of Citibank, N.A. as of June 30, 2005 is set forth in the Quarterly Report on Form 10-Q of Citigroup and its subsidiaries for the quarter ended June 30, 2005. Copies of such reports are available upon request, without charge, by writing or calling Citigroup Document Services, 140 58th Street, Brooklyn, New York 11220, (718) 765-6460.

DESCRIPTION OF THE ESCROW AGREEMENT
      The following summary describes the material terms of the escrow and paying agent agreement (the “Escrow Agreement”). The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Escrow Agreement, which will be filed as an exhibit to a Current Report on Form 8-K to be filed by Continental with the Commission.
      Wells Fargo Bank Northwest, National Association, as escrow agent (the “Escrow Agent”), Wilmington Trust Company, as paying agent on behalf of the Escrow Agent (the “Paying Agent”), the Trustee and the Underwriter will enter into the Escrow Agreement for the benefit of the Certificateholders as holders of the escrow receipts affixed thereto (such escrow receipts, the “Escrow Receipts” and, in the case of any Certificateholder in such capacity, a “Receiptholder”). To the extent not used to purchase Equipment Notes on the Issuance Date, the cash proceeds of the offering of the Certificates will be deposited on behalf of the Escrow Agent (for the benefit of Receiptholders) with the Depositary as Deposits. The Escrow Agent shall permit the Trustee to cause funds to be withdrawn from such Deposits on or prior to the Delivery Period Termination Date to allow the Trustee to purchase the Equipment Notes pursuant to the Note Purchase Agreement. In addition, the Escrow Agent shall direct the Depositary to pay interest on the Deposits accrued in accordance with the Deposit Agreement to the Paying Agent for distribution to the Receiptholders.
      The Escrow Agreement requires that the Paying Agent establish and maintain, for the benefit of the Receiptholders, one or more Paying Agent Account(s), which shall be non-interest-bearing. The Paying Agent shall deposit interest on Deposits and any unused Deposits withdrawn by the Escrow Agent in the Paying Agent Account. The Paying Agent shall distribute these amounts on a Regular Distribution Date or Special Distribution Date, as appropriate.
      Upon receipt by the Depositary of cash proceeds from this Offering, the Escrow Agent will issue one or more Escrow Receipts which will be affixed by the Trustee to each Certificate. Each Escrow Receipt attached to a Certificate evidences a fractional undivided interest in amounts from time to time deposited into the Paying Agent Account under the Escrow Agreement and is limited in recourse to amounts deposited into such account. An Escrow Receipt may not be assigned or transferred except in connection with the assignment or transfer of the Certificate to which it is affixed. Each Escrow Receipt will be registered by the Escrow Agent in the same name and manner as the Certificate to which it is affixed.

DESCRIPTION OF THE LIQUIDITY FACILITY
      The following summary describes the material terms of the Liquidity Facility and certain provisions of the Intercreditor Agreement relating to the Liquidity Facility. The summary supplements (and, to the extent inconsistent therewith, replaces) the description of the general terms and provisions relating to the Liquidity Facility and the Intercreditor Agreement set forth in the Prospectus. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Liquidity Facility and the Intercreditor Agreement, each of which will be filed as an exhibit to a Current Report on Form 8-K to be filed by Continental with the Commission.
General
      Landesbank Baden-Württemberg (the “Liquidity Provider”) will enter into a revolving credit agreement (the “Liquidity Facility”) with the Subordination Agent. Under the Liquidity Facility, the Liquidity Provider will, if necessary, make one or more advances (“Interest Drawings”) to the Subordination Agent in an aggregate amount sufficient to pay interest on the Certificates on up to 18 consecutive monthly Regular Distribution Dates at the interest rate shown on the cover page of this Prospectus Supplement (the “Stated Interest Rate”) (except under certain specified circumstances). If interest payment defaults occur which exceed the amount covered by or available under the Liquidity Facility, the Certificateholders will bear their allocable share of the deficiencies to the extent that there are no other sources of funds. The initial liquidity provider may be replaced by one or more other entities under certain circumstances.
Drawings
      At March 1, 2006, the first Regular Distribution Date after all Aircraft are expected to have been financed under the offering, assuming that such Aircraft are so financed, that Equipment Notes in the maximum principal amount with respect to all Aircraft are acquired by the Trust and that all interest and principal due on or prior to such date is paid, the aggregate amount available under the Liquidity Facility will be $44,783,995.53.
      Except as otherwise provided below, if the amount, if any, available to the Subordination Agent on a Regular Distribution Date is not sufficient to pay interest then due and payable on the Certificates at the Stated Interest Rate, the Liquidity Facility will enable the Subordination Agent to make Interest Drawings thereunder promptly on or after such Regular Distribution Date in an amount equal to such shortfall of interest for payment to the Certificateholders; provided, however, that the maximum amount available to be drawn under the Liquidity Facility on any Regular Distribution Date to fund any shortfall of interest on Certificates will not exceed the then Maximum Available Commitment under the Liquidity Facility. The “Maximum Available Commitment” at any time is an amount equal to the then Maximum Commitment less the aggregate amount of each Interest Drawing outstanding under the Liquidity Facility at such time, provided that following a Downgrade Drawing, an Early Termination Drawing, a Special Termination Drawing or a Final Drawing, the Maximum Available Commitment shall be zero.
      “Maximum Commitment” means initially $45,709,139.70, as the same may be reduced from time to time as described below.
      “Required Amount” means, for any day, the sum of the aggregate amount of interest, calculated at the rate per annum equal to the Stated Interest Rate, that would be payable on the Certificates on each of the 18 successive Regular Distribution Dates immediately following such day or, if such day is a Regular Distribution Date, on such day and the succeeding 17 Regular Distribution Dates, in each case calculated on the basis of the Pool Balance on such date and without regard to expected future payments of principal on the Certificates; provided that, for any date, the Pool Balance for purposes of determining the Required Amount shall, in the event of (A) the disposition of any Aircraft pursuant to the exercise of remedies under an Indenture on or prior to such date, be deemed to be reduced by an amount equal to the outstanding principal amount of the Equipment Note secured by such Aircraft that remains unpaid after giving effect to the application under such Indenture of proceeds from the disposition of such Aircraft and any amounts otherwise received from Continental in connection with such disposition at or prior to the time of such disposition or (B) the sale of any Equipment Note pursuant to the Intercreditor Agreement on or prior to such date, be deemed to be reduced by an amount equal to the excess of (x) the outstanding amount of principal as of the date of sale of such Equipment Note over (y) the excess of (A) the net purchase price received with respect to the sale of such Equipment Note over (B) the outstanding amount of interest accrued and payable under such Equipment Note as of the date of sale of such Equipment Note.
      The Liquidity Facility does not provide for drawings thereunder to pay for principal of or premium on the Certificates or any interest thereon in excess of the Stated Interest Rate or more than 18 monthly installments of interest thereon. (Liquidity Facility, Section 2.02; Intercreditor Agreement, Section 3.6) In addition, the Liquidity Facility does not provide for drawings thereunder to pay any amounts payable with respect to the Deposits.
      Each payment by the Liquidity Provider reduces by the same amount the Maximum Available Commitment under the Liquidity Facility, subject to reinstatement as described below. With respect to any Interest Drawing, upon reimbursement of the Liquidity Provider in full or in part for the amount of such Interest Drawing plus interest thereon, the Maximum Available Commitment under the Liquidity Facility will be reinstated by an amount equal to the amount of such Interest Drawing so reimbursed to an amount not to exceed the then Required Amount. However, the Liquidity Facility will not be so reinstated at any time if (i) a Liquidity Event of Default shall have occurred and be continuing and less than 65% of the then aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes or (ii) a Final Drawing, Downgrade Drawing, Early Termination Drawing or Special Termination Drawing shall have been made or an Interest Drawing, Downgrade Drawing, Early Termination Drawing or Special Termination Drawing shall have been converted into a Final Advance. With respect to any other drawings under the Liquidity Facility, amounts available to be drawn thereunder are not subject to reinstatement. On each date on which the Pool Balance of the Trust shall have been reduced by payments made to the Certificateholders pursuant to the Intercreditor Agreement or Escrow and Paying Agent Agreement or shall have been deemed reduced in connection with the disposal of an Aircraft or the sale of an Equipment Note as described in the proviso contained in the definition of “Required Amount”, the Maximum Commitment will be automatically reduced from time to time to an amount equal to the then Required Amount. (Liquidity Facility, Section 2.04(a); Intercreditor Agreement, Section 3.6(j))
      “Performing Equipment Note” means an Equipment Note with respect to which no payment default has occurred and is continuing (without giving effect to any acceleration); provided that in the event of a bankruptcy proceeding under the U.S. Bankruptcy Code in which Continental is a debtor, any payment default existing during the 60-day period under Section 1110(a)(2)(A) of the U.S. Bankruptcy Code (or such longer period as may apply under Section 1110(b) of the U.S. Bankruptcy Code or as may apply for the cure of such payment default under Section 1110(a)(2)(B) of the U.S. Bankruptcy Code) shall not be taken into consideration until the expiration of the applicable period.
      If at any time the short-term unsecured debt rating or short-term issuer credit rating, as the case may be, of the Liquidity Provider then issued by either Rating Agency is lower than the Threshold Rating (unless the Rating Agencies confirm in writing that such downgrading of the Liquidity Provider will not result in the downgrading, withdrawal or suspension of the ratings of the Certificates), and the Liquidity Facility is not replaced with a Replacement Facility within ten days after notice of such downgrading and as otherwise provided in the Intercreditor Agreement, the Liquidity Facility will be drawn in full up to the then Maximum Available Commitment (the “Downgrade Drawing”). The proceeds of a Downgrade Drawing will be deposited into a cash collateral account (the “Cash Collateral Account”) and used for the same purposes and under the same circumstances and subject to the same conditions as cash payments of Interest Drawings under the Liquidity Facility would be used. (Liquidity Facility, Section 2.02(d); Intercreditor Agreement, Section 3.6(c)) If a qualified Replacement Facility is subsequently provided, the balance of the Cash Collateral Account will be repaid to the replaced Liquidity Provider.
      A “Replacement Facility” will mean an irrevocable liquidity facility (or liquidity facilities) in substantially the form of the replaced Liquidity Facility, including reinstatement provisions, or in such other form or forms (which may include a letter of credit, surety bond, financial insurance policy or guaranty) as shall permit the Rating Agencies to confirm in writing their respective ratings then in effect for the Certificates (before downgrading of such ratings, if any, as a result of the downgrading of the replaced Liquidity Provider), in a face amount (or in an aggregate face amount) equal to the then Required Amount for the replaced Liquidity Facility and issued by a person (or persons) having a short-term unsecured debt rating or short-term issuer credit rating, as the case may be, issued by both Rating Agencies which are equal to or higher than the Threshold Rating or such other ratings and qualifications as shall permit the Rating Agencies to confirm in writing their respective ratings then in effect for the Certificates (before downgrading of such ratings, if any, as a result of the downgrading of the replaced Liquidity Provider). (Intercreditor Agreement, Section 1.1) The provider of any Replacement Facility will have the same rights (including, without limitation, priority distribution rights and rights as “Controlling Party”) under the Intercreditor Agreement as the initial Liquidity Provider being replaced.
      “Threshold Rating” means the short-term unsecured debt rating of P-1 by Moody’s Investors Service, Inc. (“Moody’s”), and the short-term issuer credit rating of A-1 by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“Standard & Poor’s”, and together with Moody’s, the “Rating Agencies”).
      If at any time during the 18-month period prior to April 1, 2021 (the “Final Expected Regular Distribution Date”), the Pool Balance is greater than the aggregate outstanding principal amount of Equipment Notes (other than any Equipment Notes previously sold or with respect to which the collateral securing such Equipment Notes has been disposed of), the Liquidity Provider may, in its discretion, give notice of special termination under the Liquidity Facility (a “Special Termination Notice”). The effect of the delivery of such Special Termination Notice will be to cause (i) the Liquidity Facility to expire on the fifth Business Day after the date on which such Special Termination Notice is received by the Subordination Agent, (ii) the Subordination Agent to promptly request, and the Liquidity Provider to promptly make, a special termination drawing (a “Special Termination Drawing”) in an amount equal to the Maximum Available Commitment thereunder and (iii) all amounts owing to the Liquidity Provider automatically to become accelerated. The proceeds of a Special Termination Drawing will be deposited into the Cash Collateral Account and used for the same purposes and under the same circumstances and subject to the same conditions as cash payments of Interest Drawings under the Liquidity Facility would be used. (Liquidity Facility, Section 6.02; Intercreditor Agreement, Section 3.6(k)).
      The Liquidity Facility provides that the Liquidity Provider’s obligations thereunder will expire on the earliest of:

•	October 16, 2022.

•	The date on which the Subordination Agent delivers to the Liquidity Provider a certification that all of the Certificates have been paid in full.

•	The date on which the Subordination Agent delivers to the Liquidity Provider a certification that a Replacement Facility has been substituted for the Liquidity Facility.

•	The fifth Business Day following receipt by the Subordination Agent of a Termination Notice or Special Termination Notice from the Liquidity Provider (see “— Liquidity Events of Default”).

•	The date on which no amount is or may (by reason of reinstatement) become available for drawing under the Liquidity Facility.
      The Liquidity Facility provides that it may be terminated by the Liquidity Provider in its sole discretion at any time during the period from the 40th day to and including the 25th day prior to each anniversary of the Closing Date upon not less than 25 days’ written notice to the Subordination Agent (an “Early Termination Notice”). If the Liquidity Provider delivers an Early Termination Notice during such period and if the Liquidity Provider has not been replaced as the Liquidity Provider thereunder, then the Liquidity Facility will be drawn in full up to the then Maximum Available Commitment (the “Early Termination Drawing”). The proceeds of the Early Termination Drawing will be deposited in the Cash Collateral Account to be used for the same purposes under the same circumstances, and subject to the same conditions, as cash payments of

Interest Drawings under the Liquidity Facility would be used. (Liquidity Facility, Section 2.02(b); Intercreditor Agreement, Section 3.6(d))
      Subject to certain limitations, Continental may, at its option, arrange for a Replacement Facility at any time to replace the liquidity facility for the Trust (including without limitation any Replacement Facility described in the following sentence). In addition, after an Early Termination Drawing, the liquidity provider may, at its option, arrange for a Replacement Facility to replace its liquidity facility. If any Replacement Facility is provided at any time after a Downgrade Drawing, Early Termination Drawing or Special Termination Drawing, the funds on deposit in the Cash Collateral Account will be returned to the liquidity provider being replaced. (Intercreditor Agreement, Section 3.6(e))
      Upon receipt by the Subordination Agent of a Termination Notice from the Liquidity Provider, the Subordination Agent shall request a final drawing (a “Final Drawing”) under the Liquidity Facility in an amount equal to the then Maximum Available Commitment thereunder. The Subordination Agent will hold the proceeds of the Final Drawing in the Cash Collateral Account as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under the Liquidity Facility would be used. (Liquidity Facility, Section 2.02(e); Intercreditor Agreement, Section 3.6(i))
      Drawings under the Liquidity Facility will be made by delivery by the Subordination Agent of a certificate in the form required by the Liquidity Facility. Upon receipt of such a certificate, the Liquidity Provider is obligated to make payment of the drawing requested thereby in immediately available funds. Upon payment by the Liquidity Provider of the amount specified in any drawing under the Liquidity Facility, the Liquidity Provider will be fully discharged of its obligations under the Liquidity Facility with respect to such drawing and will not thereafter be obligated to make any further payments under the Liquidity Facility in respect of such drawing to the Subordination Agent or any other person.
Reimbursement of Drawings
      The Subordination Agent must reimburse amounts drawn under the Liquidity Facility by reason of an Interest Drawing, Final Drawing, Early Termination Drawing, Special Termination Drawing or Downgrade Drawing and interest thereon, but only to the extent that the Subordination Agent has funds available therefor.

Interest Drawings, Special Termination Drawing and Final Drawings
      Amounts drawn by reason of an Interest Drawing, Special Termination Drawing or Final Drawing under the Liquidity Facility will be immediately due and payable, together with interest on the amount of such drawing. From the date of the drawing to (but excluding) the third business day following the Liquidity Provider’s receipt of the notice of such Interest Drawing, interest will accrue at the Base Rate plus 2.50% per annum. Thereafter, interest will accrue at LIBOR for the applicable interest period plus (i) in the case of an Interest Drawing or Final Drawing, 2.50% per annum or (ii) in the case of a Special Termination Drawing, a specified margin per annum. In the case of the Final Drawing, however, the Subordination Agent may convert the Final Drawing into a drawing bearing interest at the Base Rate plus 2.50% per annum on the last day of an interest period for such Drawing.
      “Base Rate” means, on any day, a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to (a) the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a business day, for the next preceding business day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a business day, the average of the quotations for such day for such transactions received by the Liquidity Provider from three Federal funds brokers of recognized standing selected by it, plus (b) one-quarter of one percent (1/4 of 1%).
      “LIBOR” means, with respect to any interest period, (i) the rate per annum appearing on display page 3750 (British Bankers Association — LIBOR) of the Telerate Service (or any successor or substitute therefor) at approximately 11:00 A.M. (London time) two business days before the first day of such interest period, as the rate for dollar deposits with a maturity comparable to such interest period, (ii) if the rate calculated pursuant to clause (i) above is not available, the average (rounded upwards, if necessary, to the next 1/16 of 1%) of the rates per annum at which deposits in dollars are offered for the relevant interest period by three banks of recognized standing selected by the Liquidity Provider in the London interbank market at approximately 11:00 A.M. (London time) two business days before the first day of such interest period in an amount approximately equal to the principal amount of the LIBOR Advance to which such interest period is to apply and for a period comparable to such interest period or (iii) if clause (ii) above is applicable but fewer than three banks in the London interbank market provide such rate, the average (rounded upwards, if necessary, to the next 1/16 of 1%) of the rates per annum quoted by three banks in New York City of recognized standing selected by the Liquidity Provider at approximately 11:00 A.M. (New York City time) two business days before the first day of such interest period for loans in dollars to leading European banks in an amount approximately equal to the principal amount of the LIBOR Advance to which such interest period is to apply and for a period comparable to such interest period.

Downgrade Drawings and Early Termination Drawings
      The amount drawn under the relevant Liquidity Facility by reason of a Downgrade Drawing, or an Early Termination Drawing will be treated as follows:

•	Such amount will be released on any Distribution Date to the Liquidity Provider to the extent that such amount exceeds the Required Amount.

•	Any portion of such amount withdrawn from the Cash Collateral Account to pay interest on the Certificates will be treated in the same way as Interest Drawings.

•	The balance of such amount will be invested in certain specified eligible investments.
      Any Downgrade Drawing and Early Termination Drawing, other than any portion thereof applied to the payment of interest on the Certificates, will bear interest (x) subject to clause (y) below, at a rate equal to LIBOR for the applicable interest period plus a specified margin on the outstanding amount from time to time of such drawing and (y) from and after the date, if any, on which it is converted into a Final Drawing as described below under “—Liquidity Events of Default”, at a rate equal to LIBOR for the applicable interest period (or, as described in the first paragraph under “—Interest Drawings, Special Termination Drawing and Final Drawings”, the Base Rate) plus 2.50% per annum.
Liquidity Events of Default
      Events of Default under the Liquidity Facility (each, a “Liquidity Event of Default”) will consist of:

•	The acceleration of all the Equipment Notes (provided, that if such acceleration occurs during the Delivery Period, the aggregate principal amount thereof exceeds $195 million).

•	Certain bankruptcy or similar events involving Continental. (Liquidity Facility, Section 1.01)
      If (i) any Liquidity Event of Default has occurred and is continuing and (ii) less than 65% of the aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes, the Liquidity Provider may, in its discretion, give a notice of termination of the Liquidity Facility (a “Termination Notice”). The Termination Notice will have the following consequences:

•	The Liquidity Facility will expire on the fifth Business Day after the date on which such Termination Notice is received by the Subordination Agent.

•	The Subordination Agent will promptly request, and the Liquidity Provider will make, a Final Drawing thereunder in an amount equal to the then Maximum Available Commitment thereunder.

•	Any Drawing remaining unreimbursed as of the date of termination will be automatically converted into a Final Drawing.

•	All amounts owing to the Liquidity Provider automatically will be accelerated.

      Notwithstanding the foregoing, the Subordination Agent will be obligated to pay amounts owing to the Liquidity Provider only to the extent of funds available therefor after giving effect to the payments in accordance with the provisions set forth under “Description of the Intercreditor Agreement—Priority of Distributions”. (Liquidity Facility, Section 6.01) Upon the circumstances described below under “Description of the Intercreditor Agreement—Intercreditor Rights”, a liquidity provider may become the Controlling Party with respect to the exercise of remedies under the Indentures. (Intercreditor Agreement, Section 2.6(c))
Liquidity Provider
      The initial Liquidity Provider for the Certificates will be Landesbank Baden-Württemberg. Landesbank Baden-Württemberg has a short-term unsecured debt rating of P-1 from Moody’s and a short-term issuer credit rating of A-1 from Standard & Poor’s.

DESCRIPTION OF THE INTERCREDITOR AGREEMENT
      The following summary describes the material provisions of the Intercreditor Agreement (the “Intercreditor Agreement”) among the Trustee, the Liquidity Provider and Wilmington Trust Company, as subordination agent (the “Subordination Agent”). The summary supplements (and, to the extent inconsistent therewith, replaces) the description of the general terms and provisions relating to the Intercreditor Agreement set forth in the Prospectus. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Intercreditor Agreement, which will be filed as an exhibit to a Current Report on Form 8-K to be filed by Continental with the Commission.
Intercreditor Rights

Controlling Party
      Each Loan Trustee will be directed in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued under such Indenture, by the holders of at least a majority of the outstanding principal amount of the Equipment Notes issued under such Indenture, so long as no Indenture Default (which has not been cured by the applicable Owner Trustee or Owner Participant) shall have occurred and be continuing thereunder. For so long as the Subordination Agent is the registered holder of the Equipment Notes, the Subordination Agent will act with respect to the preceding sentence in accordance with the directions of the Trustee for whom the Equipment Notes issued under such Indenture are held as Trust Property, to the extent constituting, in the aggregate, directions with respect to the required principal amount of Equipment Notes.
      After the occurrence and during the continuance of an Indenture Default under such Indenture (which has not been cured by the applicable Owner Trustee or Owner Participant), each Loan Trustee will be directed in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued under the related Indenture, including acceleration of such Equipment Notes or foreclosing the lien on the related Aircraft, by the Controlling Party, subject to the limitations described below. See “Description of the Certificates— Indenture Defaults and Certain Rights Upon an Indenture Default” for a description of the rights of the Certificateholders to direct the Trustee.
      The “Controlling Party” will be:

•	The Trustee.

•	Under certain circumstances, and notwithstanding the foregoing, the Liquidity Provider, as discussed in the next paragraph.
      At any time after 18 months from the earlier to occur of (x) the date on which the entire available amount under any Liquidity Facility shall have been drawn (for any reason other than a Downgrade Drawing, Early Termination Drawing or Special Termination Drawing that has not been converted into a Final Drawing) and remain unreimbursed, (y) the date on which the entire amount of any Downgrade Drawing, Early Termination Drawing or Special Termination Drawing shall have been withdrawn from the Cash Collateral Account to pay interest on the Certificates and remain unreimbursed and (z) the date on which all Equipment Notes shall have been accelerated (provided that if such acceleration occurs prior to the Delivery Period Termination Date, the aggregate principal amount thereof exceeds $195 million), the Liquidity Provider (so long as the Liquidity Provider has not defaulted in its obligations to make any drawing under its Liquidity Facility) shall have the right to become the Controlling Party with respect to any Indenture.
      For purposes of giving effect to the rights of the Controlling Party, the Trustee shall irrevocably agree, and the Certificateholders will be deemed to agree by virtue of their purchase of Certificates, that the Subordination Agent, as record holder of the Equipment Notes, shall exercise its voting rights in respect of the Equipment Notes as directed by the Liquidity Provider if the Liquidity Provider is the Controlling Party. (Intercreditor Agreement, Section 2.6) For a description of certain limitations on the Controlling Party’s rights to exercise remedies, see “Description of the Equipment Notes— Remedies”.

Sale of Equipment Notes or Aircraft
      Upon the occurrence and during the continuation of any Indenture Default under any Indenture, the Controlling Party may accelerate and sell all (but not less than all) of the Equipment Notes issued under such Indenture or the Aircraft subject to the lien of such Indenture, in either case, to any person.
Priority of Distributions

Before a Triggering Event
      So long as no Triggering Event shall have occurred (whether or not continuing), all payments in respect of the Equipment Notes and certain other payments received on any Distribution Date will be promptly distributed by the Subordination Agent on such Distribution Date in the following order of priority:

•	To the Liquidity Provider to the extent required to pay the Liquidity Expenses.

•	To the Liquidity Provider to the extent required to pay interest accrued on the Liquidity Obligations and to pay the outstanding amount of any Special Termination Drawing.

•	To the Liquidity Provider to the extent required to pay or reimburse the Liquidity Provider for certain Liquidity Obligations (other than amounts payable pursuant to the two preceding clauses) and/or, if applicable, to replenish the Cash Collateral Account up to the Required Amount.

•	To the Trustee to the extent required to pay Expected Distributions on the Certificates.

•	To the Subordination Agent and the Trustee for the payment of certain fees and expenses.
      “Liquidity Obligations” means the obligations to reimburse or to pay the Liquidity Provider all principal, interest, fees and other amounts owing to it under the Liquidity Facility or certain other agreements.
      “Liquidity Expenses” means the Liquidity Obligations other than any interest accrued thereon or the principal amount of any drawing under the Liquidity Facility.
      “Expected Distributions” means, on any Distribution Date (the “Current Distribution Date”), the sum of (1) accrued and unpaid interest on the Certificates (excluding interest, if any, payable with respect to any Deposits) and (2) the difference between:

(A) the Pool Balance as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates) and

(B) the Pool Balance as of the Current Distribution Date calculated on the basis that (i) the principal of the Equipment Notes has been paid when due (whether at stated maturity, upon redemption, prepayment, purchase, acceleration or otherwise) and such payments have been distributed to the Certificateholders and (ii) the principal of any Equipment Notes formerly held in the Trust that have been sold pursuant to the Intercreditor Agreement has been paid in full and such payments have been distributed to the Certificateholders, but without giving effect to any reduction in the Pool Balance as a result of any distribution attributable to Deposits occurring after the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, occurring after the initial issuance of the Certificates).
      For purposes of determining the priority of distributions on account of the redemption, purchase or prepayment of all of the Equipment Notes issued pursuant to an Indenture, clause (1) of the definition of Expected Distributions shall be deemed to read as follows: “(1) accrued, due and unpaid interest on the Certificates together with (without duplication) accrued and unpaid interest on a portion of the Certificates equal to the outstanding principal amount of the Equipment Notes and being redeemed, purchased or prepaid (immediately prior to such redemption, purchase or prepayment), in each case excluding interest, if any, payable with respect to any Deposits”.

After a Triggering Event
      Subject to the terms of the Intercreditor Agreement, upon the occurrence of a Triggering Event and at all times thereafter, all funds received by the Subordination Agent in respect of the Equipment Notes and certain other payments will be promptly distributed by the Subordination Agent in the following order of priority:

•	To the Subordination Agent, the Trustee, any Certificateholder and the Liquidity Provider to the extent required to pay certain out-of-pocket costs and expenses actually incurred by the Subordination Agent or the Trustee or to reimburse any Certificateholder or the Liquidity Provider in respect of payments made to the Subordination Agent or the Trustee in connection with the protection or realization of the value of the Equipment Notes or any Trust Indenture Estate under (and as defined in any Indenture) (collectively, the “Administration Expenses”) and, if the Subordination Agent shall have requested the initial Appraisals and only so long as a Triggering Event shall be continuing, to fund or replenish the Reserve Account up to the Reserve Amount, but in no event (other than the initial funding of the Reserve Account) more than $25,000 in the aggregate during any calendar year.

•	To the Liquidity Provider to the extent required to pay the Liquidity Expenses.

•	To the Liquidity Provider to the extent required to pay interest accrued on the Liquidity Obligations and to pay the outstanding amount of any Special Termination Drawing.

•	To the Liquidity Provider to the extent required to pay the outstanding amount of all Liquidity Obligations and, if applicable, unless (x) less than 65% of the aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes and a Liquidity Event of Default shall have occurred and is continuing or (y) a Final Drawing shall have occurred, to replenish the Cash Collateral Account up to the Required Amount (less the amount of any repayments of Interest Drawings while sub-clause (x) of this clause is applicable).

•	To the Subordination Agent, the Trustee or any Certificateholder to the extent required to pay certain fees, taxes, charges and other amounts payable.

•	To the Trustee to the extent required to pay Triggering Event Distributions on the Certificates.
      “Reserve Account” means an account established by the Subordination Agent to fund the Appraisals following a Triggering Event, such account to be funded up to the Reserve Amount upon the initial funding, provided, that after such initial funding, no more than $25,000 will be deposited into such account in any calendar year and no more than $100,000 shall be on deposit in such account at any time.
      “Reserve Amount” means $75,000.
      “Triggering Event Distributions” means, on any Current Distribution Date, the sum of (x) the aggregate amount of all accrued and unpaid interest on the Certificates (excluding interest, if any, payable with respect to any Deposits) and (y) the Pool Balance as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates) (less the amount of the Deposits as of such preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the Issuance Date) other than any portion of such Deposits thereafter used to acquire Equipment Notes pursuant to the Note Purchase Agreement).
      For purposes of calculating Expected Distributions or Triggering Event Distributions, any premium paid on the Equipment Notes that has not been distributed to the Certificateholders (other than such premium or a portion thereof applied to the payment of interest on the Certificates or the reduction of the Pool Balance) shall be added to the amount of Expected Distributions or Triggering Event Distributions.
      After a Triggering Event occurs and any Equipment Note ceases to be a Performing Equipment Note, the Subordination Agent shall obtain three Appraisals of all of the Aircraft as soon as practicable and during the continuance of such Triggering Event additional Appraisals on or prior to each six-month anniversary of the date of such initial Appraisals; provided that the Controlling Party shall have the right to obtain or cause to be obtained substitute additional Appraisals (including Appraisals based upon physical inspection of such Aircraft) at any time.

      “Appraisal” means a “desk-top” appraisal setting forth the current market value, current lease rate and immediate or distress sale value (in each case, as defined by the International Society of Transport Aircraft Trading) performed by any Appraiser or any other nationally recognized appraiser reasonably selected by the Subordination Agent or the Controlling Party.
      Interest Drawings under the Liquidity Facility and withdrawals from the Cash Collateral Account, in each case in respect of interest on the Certificates, will be distributed to the Trustee, notwithstanding the priority of distributions set forth in the Intercreditor Agreement and otherwise described herein. All amounts on deposit in the Cash Collateral Account that are in excess of the relevant Required Amount will be paid to the Liquidity Provider.
Voting of Equipment Notes
      In the event that the Subordination Agent, as the registered holder of any Equipment Note, receives a request for its consent to any amendment, modification, consent or waiver under such Equipment Note or the related Indenture (or, if applicable, the related Lease, the related Participation Agreement or other related document), (i) if no Indenture Default shall have occurred and be continuing with respect to such Indenture, the Subordination Agent shall request instructions from the Trustee and shall vote or consent in accordance with the directions of the Trustee and (ii) if any Indenture Default (which has not been cured by the applicable Owner Trustee or Owner Participant) shall have occurred and be continuing with respect to such Indenture, the Subordination Agent will exercise its voting rights as directed by the Controlling Party, subject to certain limitations; provided that no such amendment, modification, consent or waiver shall, without the consent of the Liquidity Provider, reduce the amount of rent, supplemental rent or stipulated loss values payable by Continental under any Lease. (Intercreditor Agreement, Section 9.1(b))
List of Certificateholders
      Upon the occurrence of an Indenture Default, the Subordination Agent shall instruct the Trustee to, and the Trustee shall, request that DTC post on its Internet bulletin board a securities position listing setting forth the names of all the parties reflected on DTC’s books as holding interests in the Certificates.
Reports
      Promptly after the occurrence of a Triggering Event or an Indenture Default resulting from the failure of Continental to make payments on any Equipment Note and on every sixth Regular Distribution Date while the Triggering Event or such Indenture Default shall be continuing, the Subordination Agent will provide to the Trustee, Liquidity Provider, Rating Agencies and Continental a statement setting forth the following information:

•	After a bankruptcy of Continental, with respect to each Aircraft, whether such Aircraft is (i) subject to the 60-day period of Section 1110 of the U.S. Bankruptcy Code, (ii) subject to an election by Continental under Section 1110(a) of the U.S. Bankruptcy Code, (iii) covered by an agreement contemplated by Section 1110(b) of the U.S. Bankruptcy Code or (iv) not subject to any of (i), (ii) or (iii).

•	To the best of the Subordination Agent’s knowledge, after requesting such information from Continental, (i) whether the Aircraft are currently in service or parked in storage, (ii) the maintenance status of the Aircraft and (iii) location of the Engines (as defined in the Indentures).

•	The current Pool Balance of the Certificates and outstanding principal amount of all Equipment Notes.

•	The expected amount of interest which will have accrued on the Equipment Notes and on the Certificates as of the next Regular Distribution Date.

•	The amounts paid to each person on such Distribution Date pursuant to the Intercreditor Agreement.

•	Details of the amounts paid on such Distribution Date identified by reference to the relevant provision of the Intercreditor Agreement and the source of payment (by Aircraft and party).

•	If the Subordination Agent has made a Final Drawing under the Liquidity Facility.

•	The amounts currently owed to the Liquidity Provider.

•	The amounts drawn under the Liquidity Facility.

•	After a bankruptcy of Continental, any operational reports filed by Continental with the bankruptcy court which are available to the Subordination Agent on a non-confidential basis.
The Subordination Agent
      Wilmington Trust Company will be the Subordination Agent under the Intercreditor Agreement. Continental and its affiliates may from time to time enter into banking and trustee relationships with the Subordination Agent and its affiliates. The Subordination Agent’s address is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration.
      The Subordination Agent may resign at any time, in which event a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. The Controlling Party may remove the Subordination Agent for cause as provided in the Intercreditor Agreement. In such circumstances, a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. Any resignation or removal of the Subordination Agent and appointment of a successor Subordination Agent does not become effective until acceptance of the appointment by the successor Subordination Agent. (Intercreditor Agreement, Section 8.1)

DESCRIPTION OF THE AIRCRAFT AND THE APPRAISALS
The Aircraft
      The Aircraft consist of 29 Embraer EMB-145XR aircraft (collectively, the “Aircraft”), of which 21 have previously been delivered to Continental during 2004 and 2005 and eight are scheduled to be newly delivered to Continental by Embraer Empresa Brasileira de Aeronautica S.A. (“Embraer”) during the Delivery Period. The Aircraft are 50-seat, twin-turbofan jetliners powered by two Rolls-Royce AE3007A1E engines.
      The 21 previously delivered aircraft are currently owned by owner trusts beneficially owned by Refine, an affiliate of Embraer, and leased on an interim basis by Continental and subleased by ExpressJet. Pursuant to the leveraged leases to be entered into in connection with the offering, all Aircraft will be leased to Continental and subleased to ExpressJet. The subleases are not included in the security for the Equipment Notes and may be modified or terminated at any time without notice to or the consent of the Certificateholders. The subleases will be subject and subordinate to the leases with Continental. Refine is expected to be the initial Owner Participant under the leveraged lease transactions, although Embraer has advised Continental that it intends to seek to arrange other Owner Participants. See “Description of the Equipment Notes—The Leases—Owner Participant”.
The Appraisals
      The table below sets forth the appraised values of the Aircraft, as determined by Aviation Specialists Group, Inc. (“ASG”), BACK Aviation Solutions (“BACK”) and BK Associates, Inc. (“BK”), independent aircraft appraisal and consulting firms (the “Appraisers”), and as set forth in their appraisal reports, dated as of August 18, 2005, August 18, 2005 and August 25, 2005, respectively.

Expected			Appraiser’s Valuations
Registration	Manufacturer’s	Scheduled Delivery				Appraised
Number	Serial Number	Month(1)	ASG	BACK	BK	Value(2)

N14171	14500859	October 2004	$19,100,000	$20,886,128	$20,600,000	$20,195,376
N12172	14500864	October 2004	19,100,000	20,886,128	20,600,000	20,195,376
N14173	14500872	November 2004	19,100,000	20,994,601	20,620,000	20,238,200
N14174	14500876	December 2004	19,100,000	21,112,936	20,640,000	20,284,312
N12175	14500878	December 2004	19,100,000	21,112,936	20,640,000	20,284,312
N11176	14500881	January 2005	19,500,000	21,221,410	20,650,000	20,457,137
N14177	14500888	February 2005	19,500,000	21,339,745	20,670,000	20,503,248
N16178	14500889	February 2005	19,500,000	21,339,745	20,670,000	20,503,248
N14179	14500896	March 2005	19,500,000	21,448,219	20,690,000	20,546,073
N14180	14500900	March 2005	19,500,000	21,448,219	20,690,000	20,546,073
N11181	14500904	April 2005	19,800,000	21,566,554	20,710,000	20,692,185
N33182	14500909	April 2005	19,800,000	21,566,554	20,710,000	20,692,185
N16183	14500914	May 2005	19,800,000	21,763,642	20,730,000	20,730,000
N11184	14500917	May 2005	19,800,000	21,763,642	20,730,000	20,730,000
N17185	14500922	June 2005	19,800,000	21,969,189	20,750,000	20,750,000
N14186	14500924	June 2005	19,800,000	21,969,189	20,750,000	20,750,000
N11187	14500927	July 2005	20,100,000	22,030,000	20,770,000	20,770,000
N14188	14500929	July 2005	20,100,000	22,030,000	20,770,000	20,770,000
N11189	14500931	August 2005	20,100,000	22,320,000	20,790,000	20,790,000
N27190	14500934	August 2005	20,100,000	22,320,000	20,790,000	20,790,000
N11191	14500935	September 2005	20,100,000	22,420,000	20,800,000	20,800,000
N11192	14500936	October 2005	20,200,000	22,520,000	20,820,000	20,820,000
N11193	14500938	October 2005	20,200,000	22,520,000	20,820,000	20,820,000
N11194	14500940	November 2005	20,200,000	22,620,000	20,830,000	20,830,000
N12195	14500943	December 2005	20,200,000	22,730,000	20,840,000	20,840,000
N17196	14500945	December 2005	20,200,000	22,730,000	20,840,000	20,840,000
N21197	14500947	January 2006	20,400,000	22,830,000	20,850,000	20,850,000
N14198	14500951	February 2006	20,400,000	22,930,000	20,860,000	20,860,000
N11199	14500953	February 2006	20,400,000	22,930,000	20,860,000	20,860,000

(1)	The Aircraft with manufacturer’s serial numbers 14500859, 14500864, 14500872, 14500876, 14500878, 14500881, 14500888, 14500889, 14500896, 14500900, 14500904, 14500909, 14500914, 14500917, 14500922, 14500924, 14500927, 14500929, 14500931, 14500934 and 14500935 previously delivered to Continental during 2004 and 2005. The actual delivery date for the other aircraft may be subject to delay or acceleration. See “—Deliveries of Aircraft”.

(2)	The appraised value of each Aircraft for purposes of this Offering is the lesser of the average and median values of such Aircraft as appraised by the Appraisers.

     For purposes of the foregoing chart, ASG, BACK and BK each was asked to provide its opinion as to the appraised value of each Aircraft projected, in the case of Aircraft yet to be delivered, as of the scheduled delivery month of such Aircraft. As part of this process, all three Appraisers performed “desk-top” appraisals without any physical inspection of the Aircraft. The appraisals are based on various assumptions and methodologies, which vary among the appraisals. The Appraisers have delivered letters summarizing their respective appraisals, copies of which are annexed to this Prospectus Supplement as Appendix II. For a discussion of the assumptions and methodologies used in each of the appraisals, reference is hereby made to such summaries.
      An appraisal is only an estimate of value. It is not indicative of the price at which an aircraft may be purchased from the manufacturer. Nor should it be relied upon as a measure of realizable value. The proceeds realized upon a sale of any Aircraft may be less than its appraised value. The value of the Aircraft in the event of the exercise of remedies under the applicable Indenture will depend on market and economic conditions, the availability of buyers, the condition of the Aircraft and other similar factors. Accordingly, there can be no assurance that the proceeds realized upon any such exercise with respect to the Equipment Notes and the Aircraft pursuant to the applicable Indenture would equal the appraised value of such Aircraft or be sufficient to satisfy in full payments due on such Equipment Notes or the Certificates.
Deliveries of Aircraft
      The Aircraft that may be financed with the proceeds of this Offering are scheduled for delivery under Continental’s purchase agreement with Embraer from October 2005 through February 2006, except that the Aircraft with manufacturer’s serial numbers 14500859, 14500864, 14500872, 14500876, 14500878, 14500881, 14500888, 14500889, 14500896, 14500900, 14500904, 14500909, 14500914, 14500917, 14500922, 14500924, 14500927, 14500929, 14500931, 14500934 and 14500935 were previously delivered to Continental during 2004 and 2005. Under such purchase agreement, delivery of an aircraft may be delayed due to “Excusable Delays”, which are defined to mean any event or occurrence beyond Embraer’s control or not occasioned by Embraer’s fault or negligence.
      The Note Purchase Agreement provides that the delivery period (the “Delivery Period”) will expire on May 31, 2006, subject to extension if the Equipment Notes relating to all of the Aircraft (or Substitute Aircraft in lieu thereof) have not been purchased by the Trustee on or prior to such date due to any reason beyond the control of Continental and not occasioned by Continental’s fault or negligence, to the earlier of (i) the date on which the Trustee purchases Equipment Notes relating to the last Aircraft (or Substitute Aircraft in lieu thereof) and (ii) August 31, 2006.
      If delivery of any Aircraft is delayed by more than 30 days after the month scheduled for delivery or beyond May 31, 2006, Continental has the right to replace such Aircraft with a Substitute Aircraft, subject to certain conditions. See “—Substitute Aircraft”. If delivery of any Aircraft is delayed beyond the Delivery Period Termination Date and Continental does not exercise its right to replace such Aircraft with a Substitute Aircraft, there will be unused Deposits that will be distributed to Certificateholders together with accrued and unpaid interest thereon but without a premium. See “Description of the Deposit Agreement—Unused Deposits”.

Substitute Aircraft
      If the delivery date for any Aircraft is delayed (i) more than 30 days after the month scheduled for delivery or (ii) beyond May 31, 2006, Continental may identify for delivery a substitute aircraft (each, together with the substitute aircraft referred to below, a “Substitute Aircraft”) therefor meeting the following conditions:

•	A Substitute Aircraft must be an EMB-145XR aircraft manufactured after the Issuance Date.

•	A Substitute Aircraft may be substituted for an Aircraft so long as after giving effect thereto the maximum principal amount of Equipment Notes issued in respect of the Substitute Aircraft under the Mandatory Economic Terms would not exceed the maximum principal amount of the Equipment Notes that could have been issued under the Mandatory Economic Terms in respect of the replaced Aircraft.

•	Continental will be obligated to obtain written confirmation from each Rating Agency that substituting such Substitute Aircraft for the replaced Aircraft will not result in a withdrawal, suspension or downgrading of the ratings of the Certificates.

DESCRIPTION OF THE EQUIPMENT NOTES
      The following summary describes the material terms of the Equipment Notes and supplements (and, to the extent inconsistent therewith, replaces) the description of the general terms and provisions relating to the Equipment Notes, the Indentures, the Leases, the Participation Agreements, the trust agreements under which the Owner Trustees act on behalf of the Owner Participants (the “Trust Agreements”) and the Note Purchase Agreement set forth in the Prospectus. The summaries make use of terms defined in and are qualified in their entirety by reference to all of the provisions of the Equipment Notes, the Indentures, the Leases, the Participation Agreements, the Trust Agreements and the Note Purchase Agreement, forms of each of which will be filed as an exhibit to a Current Report on Form 8-K to be filed by Continental with the Commission. Except as otherwise indicated, the following summaries relate to the Equipment Notes, the Indenture, the Lease, the Participation Agreement and the Trust Agreement that may be applicable to each Aircraft.
      Under the Note Purchase Agreement, Continental will enter into a leveraged lease financing with respect to each Aircraft. The Note Purchase Agreement provides for the relevant parties to enter into a Participation Agreement, a Lease and an Indenture relating to the financing of each Aircraft. The description of such financing agreements in this Prospectus Supplement is based on the forms of such agreements annexed to the Note Purchase Agreement. However, the terms of the financing agreements actually entered into may differ from the forms of such agreements and, consequently, may differ from the description of such agreements contained in this Prospectus Supplement. This is because a third party — the owner participant that will be the beneficial owner of the Aircraft (the “Owner Participant”) — will provide a portion of the financing of such Aircraft and may request changes. Although such changes are permitted, under the Note Purchase Agreement the terms of such agreements are required (i) to contain the Mandatory Document Terms and (ii) not to vary the Mandatory Economic Terms. In addition, Continental will be obligated to certify to the Trustee that any such modifications do not materially and adversely affect the Certificateholders. Continental must also obtain written confirmation from each Rating Agency that the use of financing agreements modified in any material respect from the forms attached to the Note Purchase Agreement would not result in a withdrawal, suspension or downgrading of the ratings of the Certificates. See “Description of the Certificates—Obligation to Purchase Equipment Notes”.
General
      The Equipment Notes with respect to each Aircraft (the “Equipment Notes”) will be issued under a separate Indenture between Wells Fargo Bank Northwest, National Association, as owner trustee (each, an “Owner Trustee”) of a trust for the benefit of the Owner Participant who will be the beneficial owner of such Aircraft, and Wilmington Trust Company, as indenture trustee thereunder (each, a “Loan Trustee”).
      The related Owner Trustee will lease each Aircraft to Continental pursuant to a separate Lease between such Owner Trustee and Continental with respect to such Aircraft. Under each Lease, Continental will be obligated to make or cause to be made rental and other payments to the related Loan Trustee on behalf of the related Owner Trustee, which rental and other payments will be at least sufficient to pay in full when due all payments required to be made on the Equipment Notes issued with respect to such Aircraft. The Equipment Notes are not, however, direct obligations of, or guaranteed by, Continental. Continental’s rental obligations under each Lease will be general obligations of Continental.
Principal and Interest Payments
      Subject to the provisions of the Intercreditor Agreement, interest paid on the Equipment Notes will be passed through to the Certificateholders on the dates and at the rate per annum set forth on the cover page of this Prospectus Supplement until the Final Expected Regular Distribution Date. Subject to the provisions of the Intercreditor Agreement, principal paid on the Equipment Notes will be passed through to the Certificateholders in scheduled amounts until the Final Expected Regular Distribution Date.
      Interest will be payable on the unpaid principal amount of each Equipment Note at the rate per annum applicable to such Equipment Note the first day of each month, commencing on the first such date to occur after initial issuance thereof. Such interest will be computed on the basis of a 360-day year of twelve 30-day months.

      Scheduled principal payments on the Equipment Notes will be made on the first day of each month. See “Description of the Certificates—Pool Factors” for a discussion of the scheduled payments of principal of the Equipment Notes and possible revisions thereto.
      If any date scheduled for a payment of principal, premium (if any) or interest with respect to the Equipment Notes is not a Business Day, such payment will be made on the next succeeding Business Day without any additional interest.
Redemption
      If an Event of Loss occurs with respect to an Aircraft and such Aircraft is not replaced by Continental under the related Lease, the Equipment Notes issued with respect to such Aircraft will be redeemed, in whole, in each case at a price equal to the aggregate unpaid principal amount thereof, together with accrued interest thereon to, but not including, the date of redemption, but without premium, on a Special Distribution Date. (Indentures, Section 2.10(a))
      If Continental exercises its right to terminate a Lease under Section 9 of such Lease, the Equipment Notes relating to the applicable Aircraft will be redeemed, in whole, on a Special Distribution Date at a price equal to the aggregate unpaid principal amount thereof, together with accrued and unpaid interest thereon to, but not including, the date of redemption, plus, if such redemption is made prior to October 22, 2014 (the “Premium Termination Date”), a Make-Whole Premium. (Indentures, Section 2.10(b)) See “—The Leases—Lease Termination”.
      If (x) one or more Lease Events of Default shall have occurred and been continuing, (y) in the event of a bankruptcy proceeding involving Continental, (i) during the Section 1110 Period, the trustee in such proceeding or Continental does not assume or agree to perform its obligations under the related Lease or (ii) at any time after assuming or agreeing to perform such obligations, such trustee or Continental ceases to perform such obligations such that the stay period applicable under the U.S. Bankruptcy Code comes to an end or (z) the Equipment Notes with respect to such Aircraft have been accelerated or the Loan Trustee with respect to such Equipment Notes takes action or notifies the applicable Owner Trustee that it intends to take action to foreclose the lien of the related Indenture or otherwise commence the exercise of any significant remedy under such Indenture or the related Lease, then in each case all, but not less than all, of the Equipment Notes issued with respect to such Aircraft may be purchased by the related Owner Trustee or Owner Participant on the applicable purchase date at a price equal to the aggregate unpaid principal thereof, together with accrued and unpaid interest thereon to, but not including, the date of purchase, but without any premium (provided that a Make-Whole Premium shall be payable if such Equipment Notes are to be purchased pursuant to clause (x) prior to the Premium Termination Date applicable thereto when a Lease Event of Default shall have occurred and been continuing for less than 120 days). (Indentures, Section 2.13)
      “Make-Whole Premium” means an amount (as determined by an independent investment bank of national standing) equal to the excess, if any, of (a) the present value of the remaining scheduled payments of principal and interest to maturity of such Equipment Note computed by discounting such payments on a monthly basis on each payment date under the applicable Indenture (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield plus 0.50% over (b) the outstanding principal amount of such Equipment Note plus accrued interest to the date of determination.
      For purposes of determining the Make-Whole Premium, “Treasury Yield” means, at the date of determination with respect to any Equipment Note, the interest rate (expressed as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the monthly yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note and trading in the public securities markets either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date of such Equipment Note and (B) the other maturing as close as possible to, but later than, the Average Life Date of such Equipment Note, in each case as published in the most recent H.15(519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note is reported in the most recent H.15(519), such weekly average yield to maturity as published in such H.15(519). “H.15(519)” means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Premium shall be the third Business Day prior to the applicable payment or redemption date and the “most recent H.15(519)” means the H.15(519) published prior to the close of business on the third Business Day prior to the applicable payment or redemption date.
      “Average Life Date” for any Equipment Note shall be the date which follows the time of determination by a period equal to the Remaining Weighted Average Life of such Equipment Note. “Remaining Weighted Average Life” on a given date with respect to any Equipment Note shall be the number of days equal to the quotient obtained by dividing (a) the sum of each of the products obtained by multiplying (i) the amount of each then remaining scheduled payment of principal of such Equipment Note by (ii) the number of days from and including such determination date to but excluding the date on which such payment of principal is scheduled to be made, by (b) the then outstanding principal amount of such Equipment Note.
Security

Aircraft
      The Equipment Notes issued with respect to each Aircraft will be secured by:

•	An assignment by the related Owner Trustee to the related Loan Trustee of such Owner Trustee’s rights, except for certain limited rights, under the Lease with respect to the related Aircraft, including the right to receive payments of rent thereunder.

•	A mortgage to such Loan Trustee of such Aircraft, subject to the rights of Continental under such Lease.

•	An assignment to such Loan Trustee of certain of such Owner Trustee’s rights under the purchase agreement between Continental and the Aircraft manufacturer.
      Unless and until an Indenture Default has occurred and is continuing, the Loan Trustee may not exercise the rights of the Owner Trustee under the related Lease, except the Owner Trustee’s right to receive payments of rent due thereunder. The assignment by the Owner Trustee to the Loan Trustee of its rights under the related Lease will exclude certain rights of such Owner Trustee and the related Owner Participant, including the rights of the Owner Trustee and the Owner Participant with respect to indemnification by Continental for certain matters, insurance proceeds payable to such Owner Trustee in its individual capacity or to such Owner Participant under public liability insurance maintained by Continental under such Lease or by such Owner Trustee or such Owner Participant, insurance proceeds payable to such Owner Trustee in its individual capacity or to such Owner Participant under certain casualty insurance maintained by such Owner Trustee or such Owner Participant under such Lease and certain reimbursement payments made by Continental to such Owner Trustee. (Indentures, Granting Clause) The Equipment Notes issued in respect of any one Aircraft will not be secured by any of the other Aircraft or Leases. Accordingly, any excess proceeds from the exercise of remedies with respect to the Equipment Notes relating to an Aircraft will not be available to cover any shortfall with respect to any other Aircraft.

Cash
      Cash, if any, held from time to time by the Loan Trustee with respect to any Aircraft, including funds held as the result of an Event of Loss to such Aircraft or termination of the Lease, if any, relating thereto, will be invested and reinvested by such Loan Trustee, at the direction of the related Owner Trustee, in investments described in the related Indenture. (Indentures, Section 5.09)
Loan to Value Ratios of Equipment Notes
      The tables in Appendix III set forth illustrative loan to Aircraft value ratios for the Equipment Notes issued in respect of each Aircraft as of March 1, 2006 and the Regular Distribution Dates thereafter, assuming that the Equipment Notes in the maximum principal amount are issued in respect of each such Aircraft. This example was utilized by Continental in preparing the Assumed Amortization Schedule, although the amortization schedule for the Equipment Notes issued with respect to an Aircraft may vary from such assumed schedule so long as it complies with the Mandatory Economic Terms. Accordingly, the tables set forth in Appendix III may not be applicable in the case of any particular Aircraft. For example, in the event the final maturity date of the Equipment Notes for an Aircraft were significantly earlier than that shown below, the average life of the Certificates may be correspondingly reduced, subject to compliance with the Mandatory Economic Terms. See “Description of the Certificates — Pool Factors”. The LTV was obtained by dividing (i) the outstanding balance (assuming no payment default) of such Equipment Notes determined immediately after giving effect to the payments scheduled to be made on each such Regular Distribution Date by (ii) the assumed value (the “Assumed Aircraft Value”) of the Aircraft securing such Equipment Notes. Differences may occur due to rounding.
      The Loan to Value Ratio tables are based on the assumption (the “Depreciation Assumption”) that the value of each Aircraft depreciates on the Regular Distribution Date closest to the anniversary of its delivery by the manufacturer by approximately 3% per year of the initial appraised value at delivery for the first ten years after the delivery of such Aircraft, by approximately 4% per year for the next five years and by approximately 5% per year thereafter. Other rates or methods of depreciation would result in materially different loan to Aircraft value ratios, and no assurance can be given (i) that the depreciation rates and method assumed for the purposes of the tables are the ones most likely to occur or (ii) as to the actual future value of any Aircraft. Thus, the tables should not be considered a forecast or prediction of expected or likely loan to Aircraft value ratios, but simply a mathematical calculation based on one set of assumptions.
Limitation of Liability
      The Equipment Notes are not direct obligations of, or guaranteed by, Continental, any Owner Participant or the Loan Trustees or the Owner Trustees in their individual capacities. None of the Owner Trustees, the Owner Participants or the Loan Trustees, or any affiliates thereof, will be personally liable to any holder of an Equipment Note or, in the case of the Owner Trustees and the Owner Participants, to the Loan Trustees for any amounts payable under the Equipment Notes or, except as provided in each Indenture, for any liability under such Indenture. All payments of principal of, premium, if any, and interest on the Equipment Notes issued with respect to any Aircraft (other than payments made in connection with an optional redemption or purchase of Equipment Notes by the related Owner Trustee or the related Owner Participant) will be made only from the assets subject to the lien of the Indenture with respect to such Aircraft or the income and proceeds received by the related Loan Trustee therefrom (including rent payable by Continental under the Lease with respect to such Aircraft).
      Except as otherwise provided in the Indentures, each Owner Trustee and each Loan Trustee, in its individual capacity, will not be answerable or accountable under the Indentures or under the Equipment Notes under any circumstances except, among other things, for its own willful misconduct or gross negligence. None of the Owner Participants will have any duty or responsibility under any of the Indentures or the Equipment Notes to the Loan Trustees or to any holder of any Equipment Note.
Indenture Defaults, Notice and Waiver
      Indenture Defaults under each Indenture will include:

•	The occurrence of any Lease Event of Default under the related Lease (other than the failure to make certain indemnity payments and other payments to the related Owner Trustee or Owner Participant unless a notice is given by such Owner Trustee that such failure shall constitute an Indenture Default).

•	The failure by the related Owner Trustee (other than as a result of a Lease Default or Lease Event of Default) to pay any interest or principal or premium, if any, when due, under such Indenture or under any Equipment Note issued thereunder that continues for more than ten Business Days, in the case of principal, interest or Make-Whole Premium, and, in all other cases, ten Business Days after the relevant Owner Trustee or Owner Participant receives written demand from the related Loan Trustee or holder of an Equipment Note.

•	The failure by the related Owner Participant or the related Owner Trustee (in its individual capacity) to discharge certain liens that continue after notice and specified cure periods.

•	Any representation or warranty made by the related Owner Trustee or Owner Participant, in such Indenture, the related Participation Agreement or certain related documents furnished to the Loan Trustee or any holder of an Equipment Note pursuant thereto being false or incorrect in any material respect when made that continues to be material and adverse to the interests of the Loan Trustee or Note Holders and remains unremedied after notice and specified cure periods.

•	Failure by the related Owner Trustee or Owner Participant to perform or observe any covenant or obligation for the benefit of the Loan Trustee or holders of Equipment Notes under such Indenture or certain related documents that continues after notice and specified cure periods.

•	The registration of the related Aircraft ceasing to be effective as a result of the Owner Participant not being a citizen of the United States, as defined in the Transportation Code (subject to a cure period).

•	The occurrence of certain events of bankruptcy, reorganization or insolvency of the related Owner Trustee or Owner Participant (Indentures, Section 4.02)

      There will not be cross-default provisions in the Indentures or in the Leases. Consequently, events resulting in an Indenture Default under any particular Indenture may or may not result in an Indenture Default occurring under any other Indenture, and a Lease Event of Default under any particular Lease may or may not constitute a Lease Event of Default under any other Lease.
      If Continental fails to make any monthly basic rental payment due under any Lease, within a specified period after such failure the applicable Owner Trustee may furnish to the Loan Trustee the amount due on the Equipment Notes issued with respect to the related Aircraft, together with any interest thereon on account of the delayed payment thereof, in which event the Loan Trustee and the holders of outstanding Equipment Notes issued under such Indenture may not exercise any remedies otherwise available under such Indenture or such Lease as the result of such failure to make such rental payment, unless such Owner Trustee has previously cured 18 or more immediately preceding monthly basic rental payment defaults or, in total, 36 or more previous monthly basic rental payment defaults. The applicable Owner Trustee also may cure any other default by Continental in the performance of its obligations under any Lease that can be cured with the payment of money. (Indentures, Section 4.03)
      The holders of a majority in principal amount of the outstanding Equipment Notes issued with respect to any Aircraft, by notice to the Loan Trustee, may on behalf of all the holders waive any existing default and its consequences under the Indenture with respect to such Aircraft, except a default in the payment of the principal of, or premium or interest on any such Equipment Notes or a default in respect of any covenant or provision of such Indenture that cannot be modified or amended without the consent of each holder of Equipment Notes. (Indentures, Section 4.08)
Remedies
      If an Indenture Default occurs and is continuing under an Indenture, the related Loan Trustee or the holders of a majority in principal amount of the Equipment Notes outstanding under such Indenture may, subject to the applicable Owner Trustee’s right to cure, as discussed above, declare the principal of all such Equipment Notes issued thereunder immediately due and payable, together with all accrued but unpaid interest thereon, provided that in the event of a reorganization proceeding involving Continental instituted under Chapter 11 of the U.S. Bankruptcy Code, if no other Lease Event of Default and no other Indenture Default (other than the failure to pay the outstanding amount of the Equipment Notes which by such declaration shall have become payable) exists at any time after the consummation of such proceeding, such declaration will be automatically rescinded without any further action on the part of any holder of Equipment Notes. The holders of a majority in principal amount of Equipment Notes outstanding under an Indenture may rescind any declaration of acceleration of such Equipment Notes at any time before the judgment or decree for the payment of the money so due shall be entered if (i) there has been paid to the related Loan Trustee an amount sufficient to pay all principal, interest, and premium, if any, on any such Equipment Notes, to the extent such amounts have become due otherwise than by such declaration of acceleration and (ii) all other Indenture Defaults and incipient Indenture Defaults with respect to any covenant or provision of such Indenture have been cured. (Indentures, Section 4.04(b))
      Each Indenture provides that if an Indenture Default under such Indenture has occurred and is continuing, the related Loan Trustee may exercise certain rights or remedies available to it under such Indenture or under applicable law, including (if, the corresponding Lease has been declared in default) one or more of the remedies under such Indenture or such Lease with respect to the Aircraft subject to such Lease. If an Indenture Default arises solely by reason of one or more events or circumstances which constitute a Lease Event of Default, the related Loan Trustee’s right to exercise remedies under an Indenture is subject, with certain exceptions, to its having proceeded to exercise one or more of the dispossessory remedies under the Lease with respect to such Aircraft; provided that the requirement to exercise one or more of such remedies under such Lease shall not apply in circumstances where such exercise has been involuntarily stayed or prohibited by applicable law or court order for a continuous period (a “Continuous Stay Period”) in excess of 60 days subsequent to an entry of an order of relief pursuant to Chapter 11 of the U.S. Bankruptcy Code (the “Sixty-Day Section 1110 Period”); provided, however, that the requirement to exercise one or more of such remedies under such lease shall nonetheless be applicable during a Continuous Stay Period subsequent to the expiration of the Sixty-Day Section 1110 Period to the extent that the continuation of such Continuous Stay Period subsequent to the expiration of the Sixty-Day Section 1110 Period (A) results from an agreement by the trustee or the debtor-in-possession in such proceeding during the Sixty-Day Section 1110 Period with the approval of the relevant court to perform such lease in accordance with Section 1110(a)(2)(A) of the U.S. Bankruptcy Code and continues to perform as required by Section 1110(a)(2) of the U.S. Bankruptcy Code and cures any default (other than a default of the kind specified in Section 365(b)(2) of the U.S. Bankruptcy Code) within the applicable time period specified in Section 1110(a)(2)(B) of the U.S. Bankruptcy Code or (B) is an extension of the Sixty-Day Section 1110 Period with the consent of such Loan Trustee pursuant to Section 1110(b) of the U.S. Bankruptcy Code or (C) is the consequence of such Loan Trustee’s own failure to give any requisite notice or demand to any person. See “—The Leases—Events of Default under the Leases”. Such remedies may be exercised by the related Loan Trustee to the exclusion of the related Owner Trustee, subject to certain conditions specified in such Indenture and, subject to the terms of such Lease. Any Aircraft sold in the exercise of such remedies will be free and clear of any rights of those parties, including the rights of Continental under the Lease with respect to such Aircraft; provided that no exercise of any remedies by the related Loan Trustee may affect the rights of Continental under any Lease unless a Lease Event of Default has occurred and is continuing. (Indentures, Section 4.04; Leases, Section 15)
      If a bankruptcy proceeding involving Continental under the U.S. Bankruptcy Code occurs, all of the rights of the Owner Trustee as lessor under a particular Lease will be exercised by the Owner Trustee in accordance with the terms thereof unless (i) during the Section 1110 Period the trustee in such proceeding or Continental does not agree to perform its obligations under such Lease, (ii) at any time after agreeing to perform such obligations, such trustee or Continental ceases to perform such obligations with the result that the Continuous Stay Period comes to an end or (iii) the related Loan Trustee takes action, or notifies the Owner Trustee that such Loan Trustee intends to take action, to foreclose the lien of the related Indenture or otherwise commence the exercise of any significant remedy in accordance with the Indenture. The Owner Trustee’s exercise of such rights shall be subject to certain limitations and, in no event, reduce the amount or change the time of any payment in respect of the Equipment Notes or adversely affect the validity or enforceability of the lien under the related Indenture.
      If the Equipment Notes issued in respect of one Aircraft are in default, the Equipment Notes issued in respect of the other Aircraft may not be in default, and, if not, no remedies will be exercisable under the applicable Indentures with respect to such other Aircraft.
      In the case of Chapter 11 bankruptcy proceedings in which an air carrier is a debtor, Section 1110 of the U.S. Bankruptcy Code (“Section 1110”) provides special rights to lessors, conditional vendors and holders of security interests with respect to “equipment” (defined as described below). Under Section 1110, the right of such financing parties to take possession of such equipment in compliance with the provisions of a lease, conditional sale contract or security agreement is not affected by any provision of the U.S. Bankruptcy Code or any power of the bankruptcy court. Such right to take possession may not be exercised for 60 days following the date of commencement of the reorganization proceedings. Thereafter, such right to take possession may be exercised during such proceedings unless, within the 60-day period or any longer period consented to by the relevant parties, the debtor agrees to perform its future obligations and cures all existing and future defaults on a timely basis. Defaults resulting solely from the financial condition, bankruptcy, insolvency or reorganization of the debtor need not be cured.
      “Equipment” is defined in Section 1110, in part, as an aircraft, aircraft engine, propeller, appliance, or spare part (as defined in Section 40102 of Title 49 of the U.S. Code) that is subject to a security interest granted by, leased to, or conditionally sold to a debtor that, at the time such transaction is entered into, holds an air carrier operating certificate issued pursuant to chapter 447 of Title 49 of the U.S. Code for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo. Rights under Section 1110 are subject to certain limitations in the case of equipment first placed in service on or prior to October 22, 1994.
      It is a condition to the Trustee’s obligation to purchase Equipment Notes with respect to each Aircraft that outside counsel to Continental, which is expected to be Hughes Hubbard & Reed LLP, provide its opinion to the Trustee that the Owner Trustee, as lessor under the Lease for such Aircraft, and the Loan Trustee, as assignee of such Owner Trustee’s rights under such Lease pursuant to the related Indenture, will be entitled to the benefits of Section 1110 with respect to the airframe and engines comprising such Aircraft, assuming that, at the time of such transaction, Continental holds an air carrier operating certificate issued pursuant to chapter 447 of Title 49 of the U.S. Code for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo. For a description of certain limitations on the Loan Trustee’s exercise of rights contained in the Indenture, see “ — Indenture Defaults, Notice and Waiver”.
      The opinion of Hughes Hubbard & Reed LLP will not address the possible replacement of an Aircraft after an Event of Loss in the future, the consummation of which is conditioned upon the contemporaneous delivery of an opinion of counsel to the effect that the related Loan Trustee will be entitled to Section 1110 benefits with respect to such replacement unless there is a change in law or court interpretation that results in Section 1110 not being available. See “—The Leases—Events of Loss”. The opinion of Hughes Hubbard & Reed LLP will also not address the availability of Section 1110 with respect to any possible sublessee of an Aircraft subleased by Continental.
      If an Indenture Default under any Indenture occurs and is continuing, any sums held or received by the related Loan Trustee may be applied to reimburse such Loan Trustee for any tax, expense or other loss incurred by it and to pay any other amounts due to such Loan Trustee prior to any payments to holders of the Equipment Notes issued under such Indenture. (Indentures, Section 3.03)
      In the event of bankruptcy, insolvency, receivership or like proceedings involving an Owner Participant, it is possible that, notwithstanding that the applicable Aircraft is owned by the related Owner Trustee in trust, such Aircraft and the related Lease and Equipment Notes might become part of such proceeding. In such event, payments under such Lease or on such Equipment Notes might be interrupted and the ability of the related Loan Trustee to exercise its remedies under the related Indenture might be restricted, although such Loan Trustee would retain its status as a secured creditor in respect of the related Lease and the related Aircraft.
Modification of Indentures and Leases
      Without the consent of holders of a majority in principal amount of the Equipment Notes outstanding under any Indenture, the provisions of such Indenture and any related Lease, Participation Agreement or Trust Agreement may not be amended or modified, except to the extent indicated below.
      Subject to certain limitations, certain provisions of any Indenture, and of the Lease, the Participation Agreement, and the Trust Agreement related thereto, may be amended or modified by the parties thereto without the consent of any holders of the Equipment Notes outstanding under such Indenture. In the case of each Lease, such provisions include, among others, provisions relating to (i) the return to the related Owner Trustee of the related Aircraft at the end of the term of such Lease (except to the extent that such amendment would affect the rights or exercise of remedies under the Lease) and (ii) the renewal of such Lease and the option of Continental at the end of the term of such Lease to purchase the related Aircraft so long as the same would not adversely affect the Note Holders. (Indentures, Section 9.01(a)) In addition, any Indenture may be amended without the consent of the holders of Equipment Notes to, among other things, cure any defect or inconsistency in such Indenture or the Equipment Notes issued thereunder, provided that such change does not adversely affect the interests of any such holder. (Indentures, Section 9.01(c))
      Without the consent of the Liquidity Provider and the holder of each Equipment Note outstanding under any Indenture affected thereby, no amendment or modification of such Indenture may among other things (a) reduce the principal amount of, or premium, if any, or interest payable on, any Equipment Notes issued under such Indenture or change the date on which any principal, premium, if any, or interest is due and payable, (b) permit the creation of any security interest with respect to the property subject to the lien of such Indenture, except as provided in such Indenture, or deprive any holder of an Equipment Note issued under such Indenture of the benefit of the lien of such Indenture upon the property subject thereto or (c) modify the percentage of holders of Equipment Notes issued under such Indenture required to take or approve any action under such Indenture. (Indentures, Section 9.01(b))
Indemnification
      Continental will be required to indemnify each Loan Trustee, each Owner Participant, each Owner Trustee, the Liquidity Provider, the Subordination Agent, the Escrow Agent and the Trustee, but not the holders of Certificates, for certain losses, claims and other matters. Continental will be required under certain circumstances to indemnify each Owner Participant against the loss of depreciation deductions and certain other benefits allowable for certain income tax purposes with respect to the related Aircraft.
The Leases
      Each Aircraft will be leased to Continental by the relevant Owner Trustee (the “Lessor”) under the relevant lease agreement (each, a “Lease”).

Lease Term Rentals and Payments
      Each Aircraft will be leased separately by the relevant Owner Trustee to Continental for a term commencing on the date on which the Equipment Notes with respect to such Aircraft are issued by the Owner Trustee and expiring on a date not earlier than the latest maturity date of the relevant Equipment Notes, unless terminated prior to the originally scheduled expiration date as permitted by the applicable Lease. The monthly basic rent payment under each Lease is payable by Continental on each related Lease Payment Date (or, if such day is not a Business Day, on the next Business Day), and will be assigned by the Owner Trustee under the corresponding Indenture to provide the funds necessary to make scheduled payments of principal and interest due from the Owner Trustee on the Equipment Notes issued under such Indenture. Each Lease provides that under no circumstances will rent payments by Continental be less than the scheduled payments on the related Equipment Notes. Any balance of each such monthly basic rent payment under each Lease, after payment of amounts due on the Equipment Notes issued under the Indenture corresponding to such Lease, will be paid over to the Owner Trustee. (Leases, Section 3; Indentures, Section 3.01)
      “Lease Payment Date” means, with respect to each Lease, the first day of each month during the term of such Lease.

Net Lease; Maintenance
      Under the terms of each Lease, Continental’s obligations in respect of each Aircraft will be those of a lessee under a “net lease”. Accordingly, Continental is obligated under each Lease, among other things and at its expense, to keep each Aircraft duly registered and insured, to pay all costs of operating the Aircraft and to maintain, service, repair and overhaul the Aircraft so as to keep it in as good an operating condition as when delivered to Continental, ordinary wear and tear excepted, and in such condition as required to maintain the airworthiness certificate for the Aircraft in good standing at all times. (Leases, Sections 7.1, 8.1 and 11.1 and Annexes C and D)

Possession, Sublease and Transfer
      Each Aircraft may be operated by Continental or, subject to certain restrictions, by certain other persons. Initially, the Aircraft will be subleased to ExpressJet under subleases that are subject and subordinate to the Leases with Continental. Normal interchange and pooling agreements customary in the commercial airline industry with respect to any Engine are permitted. Subleases are also permitted to U.S. air carriers and foreign air carriers that have their principal executive office in certain specified countries, subject to a reasonably satisfactory legal opinion that, among other things, such country would recognize Owner Trustee’s title to, and the Loan Trustee’s security interest in respect of, the applicable Aircraft. In addition, a sublessee may not be subject to insolvency or similar proceedings at the commencement of such sublease. Sub-subleases are permitted where ExpressJet or a subsidiary of Continental is the sublessee. (Leases, Section 7) Permitted foreign air carriers are not limited to those based in a country that is a party to the Convention on the International Recognition of Rights in Aircraft (Geneva 1948) (the “Convention”). It is uncertain to what extent the relevant Loan Trustee’s security interest would be recognized if an Aircraft is registered or located in a jurisdiction not a party to the Convention. Moreover, in the case of an Indenture Default, the ability of the related Loan Trustee to realize upon its security interest in an Aircraft could be adversely affected as a legal or practical matter if such Aircraft were registered or located outside the United States.

Registration
      Continental is required to keep each Aircraft duly registered under the Transportation Code with the FAA, except if the relevant Owner Trustee or the relevant Owner Participant fails to meet the applicable citizenship requirements, and to record each Lease and Indenture and certain other documents under the Transportation Code. (Leases, Section 7) Such recordation of the Indenture and certain other documents with respect to each Aircraft will give the relevant Loan Trustee a first-priority, perfected security interest in such Aircraft whenever it is located in the United States or any of its territories and possessions. The Convention provides that such security interest will also be recognized, with certain limited exceptions, in those jurisdictions that have ratified or adhere to the Convention.
      So long as no Lease Event of Default exists, Continental has the right to register the Aircraft subject to such Lease in a country other than the United States at its own expense in connection with a permitted sublease of the Aircraft to a permitted foreign air carrier, subject to certain conditions set forth in the related Participation Agreement. These conditions include a requirement that an opinion of counsel be provided that the lien of the applicable Indenture will continue as a first priority security interest in the applicable Aircraft. (Leases, Section 7.1.2; Participation Agreements, Section 7.6.11)

Liens
      Continental is required to maintain each Aircraft free of any liens, other than the rights of the relevant Loan Trustee, the holders of the related Equipment Notes, Continental, the relevant Owner Participant and the relevant Owner Trustee arising under the applicable Indenture, the Lease or the other operative documents related thereto, and other than certain limited liens permitted under such documents, including but not limited to (i) liens for taxes either not yet due or being contested in good faith by appropriate proceedings; (ii) materialmen’s, mechanics’ and other similar liens arising in the ordinary course of business and securing obligations that either are not yet delinquent for more than 35 days or are being contested in good faith by appropriate proceedings; and (iii) judgment liens so long as such judgment is discharged or vacated within 30 days or the execution of such judgment is stayed pending appeal or discharged, vacated or reversed within 30 days after expiration of such stay; provided that in the case of each of the liens described in the foregoing clauses (i), (ii) and (iii), such liens and proceedings do not involve any material danger of the sale, forfeiture or loss of such Aircraft. (Leases, Section 6)

Replacement of Parts; Alterations
      Continental is obligated to replace all parts at its expense that may from time to time be incorporated or installed in or attached to any Aircraft and that may become lost, damaged beyond repair, worn out, stolen, seized, confiscated or rendered permanently unfit for use. So long as no Lease Event or Default or failure to pay basic rent or certain other amounts shall have occurred and be continuing, Continental or any permitted sublessee has the right, at its own expense, to make such alterations, modifications and additions with respect to each Aircraft as it deems desirable in the proper conduct of its business and to remove parts which it deems to be obsolete or no longer suitable or appropriate for use, so long as such alteration, modification, addition or removal does not materially diminish the fair market value, utility, condition or useful life of the related Aircraft or any Engine or invalidate the Aircraft’s airworthiness certificate. (Leases, Section 8.1 and Annex C)

Insurance
      Continental is required to maintain, at its expense (or at the expense of a permitted sublessee), all-risk aircraft hull insurance covering each Aircraft, at all times in an amount not less than the stipulated loss value of such Aircraft (which will exceed the aggregate outstanding principal amount of the Equipment Notes relating to such Aircraft, together with accrued interest thereon). However, after giving effect to self-insurance permitted as described below, the amount payable under such insurance may be less than such amounts payable with respect to the Equipment Notes. In the event of a loss involving insurance proceeds in excess of $3,500,000 per occurrence, such proceeds up to the stipulated loss value of the relevant Aircraft will be payable to the applicable Loan Trustee, for so long as the relevant Indenture shall be in effect. In the event of a loss involving insurance proceeds of up to $3,500,000 per occurrence, such proceeds will be payable directly to Continental so long as the Owner Trustee or Loan Trustee has not notified the insurance underwriters that a Lease Event of Default exists. So long as the loss does not constitute an Event of Loss, insurance proceeds will be applied to repair or replace the property. (Leases, Sections 11 and Annex D)
      In addition, Continental is obligated to maintain comprehensive airline liability insurance at its expense (or at the expense of a permitted sublessee), including, without limitation, passenger liability, baggage liability, cargo and mail liability, hangarkeeper’s liability and contractual liability insurance with respect to each Aircraft. Such liability insurance must be underwritten by insurers of nationally or internationally recognized responsibility. The amount of such liability insurance coverage per occurrence may not be less than the amount of comprehensive airline liability insurance from time to time applicable to aircraft owned or leased and operated by Continental of the same type and operating on similar routes as such Aircraft. (Leases, Section 11.1 and Annex D)
      Continental is also required to maintain war-risk, hijacking or allied perils insurance if it (or any permitted sublessee) operates any Aircraft, Airframe or Engine in any area of recognized hostilities or if Continental (or any permitted sublessee) maintains such insurance with respect to other aircraft operated on the same international routes or areas on or in which the Aircraft is operated. (Leases, Annex D)
      Continental may self-insure under a program applicable to all aircraft in its fleet, but the amount of such self-insurance in the aggregate may not exceed 50% of the highest replacement value of any single aircraft in Continental’s fleet or 1 1/2% of the average aggregate insurable value (during the preceding policy year) of all aircraft on which Continental carries insurance, whichever is less, unless an insurance broker of national standing shall certify that the standard among all other major U.S. airlines is a higher level of self-insurance, in which case Continental may self-insure the Aircraft to such higher level. In addition, Continental may self-insure to the extent of any applicable deductible per Aircraft that does not exceed industry standards for major U.S. airlines. (Leases, Section 11.1 and Annex D)
      In respect of each Aircraft, Continental is required to name as additional insured parties the relevant Loan Trustee, holders of the Equipment Notes, the relevant Owner Participant and Owner Trustee, in its individual capacity and as owner of such Aircraft, and the Liquidity Provider under all liability, hull and property and war risk, hijacking and allied perils insurance policies required with respect to such Aircraft. In addition, the insurance policies will be required to provide that, in respect of the interests of such additional insured persons, the insurance shall not be invalidated or impaired by any act or omission of Continental, any permitted sublessee or any other person. (Leases, Annex D)

Lease Termination
      Unless a Lease Event of Default, failure to pay basic rent or certain other amounts under the relevant Lease or certain bankruptcy defaults shall have occurred and be continuing, Continental may terminate any Lease on any Lease Payment Date occurring after the last day of the taxable year during which the seventh anniversary of the date on which the relevant Aircraft was originally delivered by Embraer to Continental (or later dates under certain circumstances), if it makes a good faith determination that the Aircraft subject to such Lease is economically obsolete or surplus to its requirements. Continental is required to give notice of its intention to exercise its right of termination described in this paragraph at least 90 days prior to the proposed date of termination, which notice may be withdrawn up to 20 days prior to such proposed date; provided that Continental may give only three such termination notices. In such a situation, unless the Owner Trustee elects to retain title to such Aircraft, Continental is required to use commercially reasonable efforts to sell such Aircraft as an agent for such Owner Trustee, and Owner Trustee will sell such Aircraft on the date of termination to the highest cash bidder. If such sale occurs, the Equipment Notes related thereto are required to be prepaid. If the net proceeds to be received from such sale are less than the termination value for such Aircraft (which is set forth in a schedule to each Lease), Continental is required to pay to the applicable Owner Trustee an amount equal to the excess, if any, of the applicable termination value for such Aircraft over such net proceeds. Upon payment of termination value for such Aircraft and, if such prepayment is made prior to the Premium Termination Date, an amount equal to the Make-Whole Premium, if any, payable on such date of payment, together with certain additional amounts, the lien of the relevant Indenture will be released, the relevant Lease will terminate, and the obligation of Continental thereafter to make scheduled rent payments under such Lease will cease. (Leases, Section 9; Indentures, Section 2.10(b))
      The Owner Trustee has the option to retain title to the Aircraft if Continental has given a notice of termination under the Lease. In such event, such Owner Trustee will pay to the applicable Loan Trustee an amount sufficient to prepay the outstanding Equipment Notes issued with respect to such Aircraft (including the Make-Whole Premiums), in which case the lien of the relevant Indenture will be released, the relevant Lease will terminate and the obligation of Continental thereafter to make scheduled rent payments under such Lease will cease. (Leases, Section 9; Indentures, Sections 2.06 and 2.10(b))

Events of Loss
      If an Event of Loss occurs with respect to the Airframe or the Airframe and Engines of an Aircraft, Continental must elect within 45 days after such occurrence either to make payment with respect to such Event of Loss or, unless any Lease Event of Default, failure to pay basic rent under the relevant Lease or certain bankruptcy defaults shall have occurred and is continuing, to replace such Airframe and any such Engines. If Continental elects to make such payment, not later than the first Business Day following the earlier of (i) the 120th day following the date of occurrence of such Event of Loss, and (ii) the 20th day following the receipt of the insurance proceeds in respect of such Event of Loss, Continental must pay to the applicable Loan Trustee, as assignee of the applicable Owner Trustee, the stipulated loss value of such Aircraft, together with certain additional amounts, but, in any case, without any Make-Whole Premium. (Leases, Sections 10.1.1 and 10.1.2; Indentures, Section 2.10(a))
      If Continental elects to replace an Airframe (or Airframe and one or more Engines, as the case may be) that suffered such Event of Loss, it shall, within 120 days after the occurrence of such Event of Loss, convey to the related Owner Trustee title to an airframe (or airframe and one or more engines, as the case may be), and such replacement airframe or airframe and engines must be the same model as the Airframe or Airframe and Engines to be replaced or an improved model, with a value, utility and remaining useful life (without regard to hours or cycles remaining until the next regular maintenance check) at least equal to the Airframe or Airframe and Engines to be replaced, assuming that such Airframe and such Engines had been maintained in accordance with the related Lease. Continental is also required to provide to the relevant Loan Trustee and the relevant Owner Trustee reasonably acceptable opinions of counsel to the effect, among other things, that

(i) certain specified documents have been duly filed under the Transportation Code and (ii) such Owner Trustee and Loan Trustee (as assignee of lessor’s rights and interests under the Lease), will be entitled to receive the benefits of Section 1110 of the U.S. Bankruptcy Code with respect to any such replacement airframe (unless, as a result of a change in law or court interpretation, such benefits are not then available). (Leases, Sections 10.1.3 and 10.3)
      If Continental elects not to replace such Airframe, or Airframe and Engine(s), then upon payment of the stipulated loss value for such Aircraft, together with all additional amounts then due and unpaid with respect to such Aircraft, which must be at least sufficient to pay in full as of the date of payment thereof the aggregate unpaid principal amount under such Equipment Notes together with accrued but unpaid interest thereon and all other amounts due and owing in respect of such Equipment Notes, the lien of the Indenture and the Lease relating to such Aircraft shall terminate with respect to such Aircraft, the obligation of Continental thereafter to make the scheduled rent payments with respect thereto shall cease and the related Owner Trustee shall transfer all of its right, title and interest in and to the related Aircraft to Continental. The stipulated loss value and other payments made under the Leases by Continental shall be deposited with the applicable Loan Trustee. Amounts in excess of the amounts due and owing under the Equipment Notes issued with respect to such Aircraft will be distributed by such Loan Trustee to the applicable Owner Trustee. (Leases, Section 10.1.2; Indentures, Sections 2.06 and 3.02)
      If an Event of Loss occurs with respect to an Engine alone, Continental will be required to replace such Engine within 90 days after the occurrence of such Event of Loss with another engine, free and clear of all liens (other than certain permitted liens). Such replacement engine shall be the same make and model as the Engine to be replaced, or an improved model, suitable for installation and use on the Airframe, and having a value, utility and remaining useful life (without regard to hours or cycles remaining until overhaul) at least equal to the Engine to be replaced, assuming that such Engine had been maintained in accordance with the relevant Lease. (Leases, Section 10.2)
      An “Event of Loss” with respect to an Aircraft, Airframe or any Engine means any of the following events with respect to such property:

•	The destruction of such property, damage to such property beyond economic repair or rendition of such property permanently unfit for normal use.

•	The actual or constructive total loss of such property or any damage to such property or requisition of title or use of such property which results in an insurance settlement with respect to such property on the basis of a total loss or a constructive or compromised total loss.

•	Any theft, hijacking or disappearance of such property for a period of 180 consecutive days or more.

•	Any seizure, condemnation, confiscation, taking or requisition of title to such property by any governmental entity or purported governmental entity (other than a requisition of use by any U.S. government entity) for a period exceeding 180 consecutive days or, if earlier, at the end of the term of such Lease.

•	Any seizure, condemnation, confiscation, taking or requisition of use of such property by any U.S. government entity that continues until the last day of the term of the relevant Lease (unless the Owner Trustee shall have elected not to treat such event as an Event of Loss).

•	As a result of any law, rule, regulation, order or other action by the FAA or any governmental entity, the use of such property in the normal course of Continental’s business of passenger air transportation is prohibited for 180 consecutive days, unless Continental, prior to the expiration of such 180-day period, shall have undertaken and shall be diligently carrying forward steps which are necessary or desirable to permit the normal use of such property by Continental, but in any event if such use shall have been prohibited for a period of 720 days, provided that no Event of Loss shall be deemed to have occurred if such prohibition has been applicable to Continental’s entire U.S. registered fleet of similar property and Continental, prior to the expiration of such 720-day period, shall have conformed at least one unit of such property in its fleet to the requirements of any such law, rule, regulation, order or other action and commenced regular commercial use of the same and shall be diligently carrying forward, in a manner which does not discriminate against applicable property in so conforming such property, steps which are necessary or desirable to permit the normal use of such property by Continental, but in any event if such use shall have been prohibited for a period of three years or such use shall be prohibited at the expiration of the term of the relevant Lease.

•	With respect to any Engine, any divestiture of title to such Engine in connection with pooling or certain other arrangements shall be treated as an Event of Loss. (Leases, Section 7.2.6 and Annex A)

Renewal and Purchase Options
      At the end of the term of each Lease after final maturity of the related Equipment Notes and subject to certain conditions, Continental will have certain options to renew such Lease for additional limited periods. In addition, Continental will have the right at the end of the term of each Lease to purchase the Aircraft subject thereto for an amount to be calculated in accordance with the terms of such Lease. (Leases, Section 17)

Events of Default under the Leases
      Lease Events of Default under each Lease include, among other things:

•	Failure by Continental to make any payment of basic rent, stipulated loss value or termination value under such Lease within five Business Days after the same shall have become due, or failure by Continental to pay any other amount due under such Lease or under any other related operative document within ten Business Days from and after the date of any written notice from the Owner Trustee or Loan Trustee of the failure to make such payment when due.

•	Failure by Continental to make any excluded payment (as defined) within ten Business Days after written notice that such failure constitutes a Lease Event of Default is given by the relevant Owner Participant to Continental and the relevant Loan Trustee.

•	Failure by Continental to carry and maintain insurance on and in respect of the Aircraft, Airframe and Engines, in accordance with the provisions of such Lease.

•	Failure by Continental to perform or observe in any material respect any other covenant or agreement to be performed or observed by it under such Lease or the related Participation Agreement or any other related operative document (other than the related tax indemnity agreement between Continental and the Owner Participant), and such failure shall continue unremedied for a period of 30 days after written notice of such failure by the applicable Owner Trustee, Owner Participant or Loan Trustee unless such failure is capable of being corrected and Continental shall be diligently proceeding to correct such failure, in which case there shall be no Lease Event of Default unless and until such failure shall continue unremedied for a period of 90 days after the receipt of such notice.

•	Any representation or warranty made by Continental in such Lease or the related Participation Agreement or in certain other related operative documents (other than in the related tax indemnity agreement between Continental and the Owner Participant) shall prove to have been untrue or inaccurate in any material respect at the time made, such representation or warranty is material at the time in question and (except in case of certain representations as to Continental’s financial condition) the same shall remain uncured (to the extent of the adverse impact thereof) for more than 30 days after the date of written notice thereof to Continental.

•	The occurrence of certain voluntary events of bankruptcy, reorganization or insolvency of Continental or the occurrence of involuntary events of bankruptcy, reorganization or insolvency which shall continue undismissed, unvacated or unstayed for a period of 90 days. (Leases, Section 14)

Remedies Exercisable upon Events of Default under the Lease
      If a Lease Event of Default has occurred and is continuing, the applicable Owner Trustee may (or, so long as the Indenture shall be in effect, the applicable Loan Trustee may, subject to the terms of the

Indenture) exercise one or more of the remedies provided in such Lease with respect to the related Aircraft. These remedies include the right to repossess and use or operate such Aircraft, to rescind or terminate such Lease, to sell or re-lease such Aircraft free and clear of Continental’s rights, except as set forth in the Lease, and retain the proceeds, and to require Continental to pay, as liquidated damages any due and unpaid basic rent plus an amount equal to the excess of the stipulated loss value of such Aircraft over the fair market sales value of such Aircraft or, if such Aircraft has been sold, the net sales proceeds from the sale of such Aircraft. (Leases, Section 15; Indentures, Section 4.04)

Owner Participant
      The initial Owner Participant with respect to each Aircraft is expected to be Refine, Inc. (“Refine”), a Delaware corporation and an affiliate of Embraer, although Embraer has advised Continental that it intends to seek to arrange other Owner Participants. There can be no assurance, however, that there will be such other Owner Participants. Embraer, as manufacturer of the Aircraft and other aircraft types, and its affiliates have various business relationships with Continental and ExpressJet, and such business relationships could influence the actions of the initial Owner Participant.
      Subject to certain restrictions, each Owner Participant may transfer all or any part of its interest in the related Aircraft. (Participation Agreements, Section 10.1.1) Refine has advised Continental that it intends to seek to transfer its interests as Owner Participant, although Continental cannot predict whether any such transfer will occur.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES
General
      The following summary describes all material generally applicable U.S. federal income tax consequences to Certificateholders of the purchase, ownership and disposition of the Certificates and in the opinion of Hughes Hubbard & Reed LLP, special tax counsel to Continental (“Tax Counsel”), is accurate in all material respects with respect to the matters discussed therein. This summary supplements (and, to the extent inconsistent therewith, replaces) the summary of U.S. federal income tax consequences set forth in the Prospectus. Except as otherwise specified, the summary is addressed to beneficial owners of Certificates that are citizens or residents of the United States, corporations created or organized in or under the laws of the United States or any state therein or the District of Columbia, estates the income of which is subject to U.S. federal income taxation regardless of its source, or trusts that meet the following two tests: (a) a U.S. court is able to exercise primary supervision over the administration of the trust and (b) one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust (“U.S. Persons”) that will hold the Certificates as capital assets (“U.S. Certificateholders”). This summary does not address the tax treatment of U.S. Certificateholders that may be subject to special tax rules, such as banks, insurance companies, dealers in securities or commodities, partnerships, holders subject to the mark-to-market rules, tax-exempt entities, holders that will hold Certificates as part of a straddle or holders that have a “functional currency” other than the U.S. Dollar, nor, except as otherwise specified, does it address the tax treatment of U.S. Certificateholders that do not acquire Certificates at the public offering price as part of the initial offering. The summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision to purchase Certificates. This summary does not describe any tax consequences arising under the laws of any state, locality or taxing jurisdiction other than the United States.
      The summary is based upon the tax laws and practice of the United States as in effect on the date of this Prospectus Supplement, as well as judicial and administrative interpretations thereof (in final or proposed form) available on or before such date. All of the foregoing are subject to change, which change could apply retroactively. We have not sought any ruling from the U.S. Internal Revenue Service (the “IRS”) with respect to the tax consequences described below, and we cannot assure you that the IRS will not take contrary positions. The Trust is not indemnified for any U.S. federal income taxes that may be imposed upon it, and the imposition of any such taxes on the Trust could result in a reduction in the amounts available for distribution to the Certificateholders. Prospective investors should consult their own tax advisors with respect to the federal, state, local and foreign tax consequences to them of the purchase, ownership and disposition of the Certificates.
Tax Status of the Trust
      In the opinion of Tax Counsel, while there is no authority addressing the characterization of entities that are similar to the Trust in all material respects, the Trust should be classified as a grantor trust for U.S. federal income tax purposes. If, as may be the case, the Trust is not classified as a grantor trust, it will, in the opinion of Tax Counsel, be classified as a partnership for U.S. federal income tax purposes and will not be classified as a publicly traded partnership taxable as a corporation provided that at least 90% of the Trust’s gross income for each taxable year of its existence is “qualifying income” (which is defined to include, among other things, interest income, gain from the sale or disposition of capital assets held for the production of interest income, and income derived with respect to a business of investing in securities). Tax Counsel believes that income derived by the Trust from the Equipment Notes will constitute qualifying income and that the Trust therefore will meet the 90% test described above, assuming that the Trust operates in accordance with the terms of the Pass Through Trust Agreement and other agreements to which it is a party.
Taxation of Certificateholders Generally

Trust Classified as Grantor Trust
      Assuming that the Trust is classified as a grantor trust, a U.S. Certificateholder will be treated as owning its pro rata undivided interest in the Deposits and each of the Equipment Notes, the Trust’s contractual rights and obligations under the Note Purchase Agreement, and any other property held by the Trust. Accordingly, each U.S. Certificateholder’s share of interest paid on Equipment Notes will be taxable as ordinary income, as it is paid or accrued, in accordance with such U.S. Certificateholder’s method of accounting for U.S. federal income tax purposes, and a U.S. Certificateholder’s share of premium, if any, paid on redemption of an Equipment Note will be treated as capital gain. The Deposits will likely be subject to the original issue discount and contingent payment rules, with the result that a U.S. Certificateholder will be required to include interest income from a Deposit using the accrual method of accounting regardless of its normal method and with a possible slight deferral in the timing of income recognition as compared to holding a single debt instrument with terms comparable to a Certificate. Any amounts received by the Trust under the Liquidity Facility in order to make interest payments will be treated for U.S. federal income tax purposes as having the same characteristics as the payments they replace.
      In the case of a subsequent purchaser of a Certificate, the purchase price for the Certificate should be allocated among the Deposits and the assets held by the Trust (including the Equipment Notes and the rights and obligations under the Note Purchase Agreement with respect to Equipment Notes not theretofore issued) in accordance with their relative fair market values at the time of purchase. Any portion of the purchase price allocable to the right and obligation under the Note Purchase Agreement to acquire an Equipment Note should be included in the purchaser’s basis in its share of the Equipment Note when the Equipment Note is issued. Although the matter is not entirely clear, in the case of a purchaser of a Certificate after the initial issuance of the Certificates but prior to the Delivery Period Termination Date, if the purchase price reflects a “negative value” associated with the obligation to acquire an Equipment Note pursuant to the Note Purchase Agreement being burdensome under conditions existing at the time of the Certificate purchase (e.g., as a result of the interest rate on the unissued Equipment Notes being below market at the time of purchase of the Certificate), the negative value probably would be added to the purchaser’s basis in its interest in the Deposits and any Equipment Notes then held by the Trust and reduce the purchaser’s basis in its share of the subsequently issued Equipment Notes. The preceding two sentences do not apply to purchases of Certificates following the Delivery Period Termination Date.
      A U.S. Certificateholder who is treated as purchasing an interest in a Deposit or an Equipment Note at a market discount (generally, at a cost less than its remaining principal amount) that exceeds a statutorily defined de minimis amount will be subject to the “market discount” rules of the Code. These rules provide, in part, that gain on the sale or other disposition of a debt instrument with a term of more than one year and partial principal payments (including partial redemptions) on such a debt instrument are treated as ordinary income to the extent of accrued but unrecognized market discount. The market discount rules also provide for deferral of interest deductions with respect to debt incurred to purchase or carry a debt instrument that has market discount. A U.S. Certificateholder who purchases an interest in a Deposit or an Equipment Note at a premium may elect to amortize the premium as an offset to interest income on the Deposit or Equipment Note under rules prescribed by the Code and Treasury regulations promulgated under the Code.
      Each U.S. Certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of fees and expenses paid or incurred by the Trust as provided in Section 162 or 212 of the Code. Certain fees and expenses, including fees paid to the Trustee and the Liquidity Provider, will be borne by parties other than the Certificateholders. It is possible that such fees and expenses will be treated as constructively received by the Trust, in which event a U.S. Certificateholder will be required to include in income and will be entitled to deduct its pro rata share of such fees and expenses. If a U.S. Certificateholder is an individual, estate or trust, the deduction for such holder’s share of such fees or expenses will be allowed only to the extent that all of such holder’s miscellaneous itemized deductions, including such holder’s share of such fees and expenses, exceed 2% of such holder’s adjusted gross income. In addition, in the case of U.S. Certificateholders who are individuals, certain otherwise allowable itemized deductions will be subject generally to additional limitations on itemized deductions under applicable provisions of the Code.

Trust Classified as Partnership
      If the Trust is classified as a partnership (and not as a publicly traded partnership taxable as a corporation) for U.S. federal income tax purposes, income or loss with respect to the assets held by the Trust will be calculated at the Trust level, but the Trust itself will not be subject to U.S. federal income tax. A U.S. Certificateholder would be required to report its share of the Trust’s items of income and deduction on its tax return for its taxable year within which the Trust’s taxable year (which should be a calendar year) ends as well as income from its interest in the Deposits. A U.S. Certificateholder’s basis in its interest in the Trust would be equal to its purchase price therefor (including its share of any funds withdrawn from the Depositary and used to purchase Equipment Notes), plus its share of the Trust’s net income, minus its share of any net losses of the Trust, and minus the amount of any distributions from the Trust. In the case of an original purchaser of a Certificate that is a calendar year taxpayer, income or loss generally should be the same as it would be if the Trust were classified as a grantor trust, except that income or loss would be reported on an accrual basis even if the U.S. Certificateholder otherwise uses the cash method of accounting. A subsequent purchaser, however, generally would be subject to tax on the same basis as an original holder with respect to its interest in the Trust, and would not be subject to the market discount rules or the bond premium rules, except that it is possible as a result of recently enacted legislation that, with respect to a subsequent purchaser at a time when the total adjusted tax basis of the Trust’s assets exceeds their fair market value by more than $250,000, taxable income would be computed as if the adjusted basis of the Trust’s assets were reduced by the amount of such excess.
Sale or Other Disposition of the Certificates
      Upon the sale, exchange or other disposition of a Certificate, a U.S. Certificateholder generally will recognize capital gain or loss (subject to the possible recognition of ordinary income under the market discount rules) equal to the difference between the amount realized on the disposition (other than any amount attributable to accrued interest which will be taxable as ordinary income and any amount attributable to any Deposits) and the U.S. Certificateholder’s adjusted tax basis in the Note Purchase Agreement, Equipment Notes and any other property held by the Trust. Any gain or loss will be long-term capital gain or loss to the extent attributable to property held by the Trust for more than one year. In the case of individuals, estates and trusts, the maximum rate of tax on net long-term capital gains generally is 15%. After December 31, 2008, this maximum rate is scheduled to return to the previous maximum rate of 20%. Any gain with respect to an interest in a Deposit likely will be treated as ordinary income. Notwithstanding the foregoing, if the Trust is classified as a partnership, gain or loss with respect to a disposition of an interest in the Trust will be calculated and characterized by reference to the U.S. Certificateholder’s adjusted tax basis and holding period for its interest in the Trust.
Foreign Certificateholders
      Subject to the discussion of backup withholding below, payments of principal and interest on the Equipment Notes to, or on behalf of, any beneficial owner of a Certificate that is for U.S. federal income tax purposes a nonresident alien (other than certain former United States citizens or residents), foreign corporation, foreign trust, or foreign estate (a “non-U.S. Certificateholder”) will not be subject to U.S. federal withholding tax provided that:

•	the non-U.S. Certificateholder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of an Owner Participant or Continental;

•	the non-U.S. Certificateholder is not a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business, or a controlled foreign corporation for U.S. tax purposes that is related to an Owner Participant or Continental; and

•	certain certification requirements (including identification of the beneficial owner of the Certificate) are complied with.
      Any capital gain realized upon the sale, exchange, retirement or other disposition of a Certificate or upon receipt of premium paid on an Equipment Note by a non-U.S. Certificateholder will not be subject to U.S. federal income or withholding taxes if (i) such gain is not effectively connected with a U.S. trade or business of the holder and (ii) in the case of an individual, such holder is not present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition or receipt.

Backup Withholding
      Payments made on the Certificates and proceeds from the sale of Certificates will not be subject to a backup withholding tax (currently at the rate of 28%) unless, in general, the Certificateholder fails to comply with certain reporting procedures or otherwise fails to establish an exemption from such tax under applicable provisions of the Code.
CERTAIN DELAWARE TAXES
      The Trustee is a Delaware banking corporation with its corporate trust office in Delaware. In the opinion of Richards, Layton & Finger, Wilmington, Delaware, counsel to the Trustee, under currently applicable law, assuming that the Trust will not be taxable as a corporation, but, rather, will be classified as a grantor trust under subpart E, Part I of Subchapter J of the Code or as a partnership under Subchapter K of the Code, (i) the Trust will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Delaware or any political subdivision thereof and (ii) Certificateholders that are not residents of or otherwise subject to tax in Delaware will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Delaware or any political subdivision thereof as a result of purchasing, holding (including receiving payments with respect to) or selling a Certificate.
      Neither the Trust nor the Certificateholders will be indemnified for any state or local taxes imposed on them, and the imposition of any such taxes on the Trust could result in a reduction in the amounts available for distribution to the Certificateholders of the Trust. In general, should a Certificateholder or the Trust be subject to any state or local tax which would not be imposed if the Trustee were located in a different jurisdiction in the United States, the Trustee will resign and a new Trustee in such other jurisdiction will be appointed.
CERTAIN ERISA CONSIDERATIONS
      The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), imposes certain requirements on employee benefit plans subject to Title I of ERISA (“ERISA Plans”), and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA’s general fiduciary requirements, including, but not limited to, the requirement of investment prudence and diversification and the requirement that an ERISA Plan’s investments be made in accordance with the documents governing the Plan.
      Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan (as well as those plans that are not subject to ERISA but which are subject to Section 4975 of the Code, such as individual retirement accounts (together with ERISA Plans, “Plans”)) and certain persons (referred to as “parties in interest” or “disqualified persons”) having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code.
      The Department of Labor has promulgated a regulation, 29 CFR Section 2510.3-101 (the “Plan Asset Regulation”), describing what constitutes the assets of a Plan with respect to the Plan’s investment in an entity for purposes of ERISA and Section 4975 of the Code. Under the Plan Asset Regulation, if a Plan invests (directly or indirectly) in a Certificate, the Plan’s assets will include both the Certificate and an undivided interest in each of the underlying assets of the Trust, including the Equipment Notes held by the Trust, unless it is established that equity participation in the Trust by benefit plan investors (including but not limited to Plans and entities whose underlying assets include Plan assets by reason of an employee benefit plan’s investment in the entity) is not “significant” within the meaning of the Plan Asset Regulation. In this regard, the extent to which there is equity participation in the Trust by, or on behalf of, employee benefit plans will not be monitored. If the assets of the Trust are deemed to constitute the assets of a Plan, transactions involving the assets of the Trust could be subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code unless a statutory or administrative exemption is applicable to the transaction.
      The fiduciary of a Plan that proposes to purchase and hold any Certificates should consider, among other things, whether such purchase and holding may involve (i) the direct or indirect extension of credit to a party in interest or a disqualified person, (ii) the sale or exchange of any property between a Plan and a party in interest or a disqualified person, and (iii) the transfer to, or use by or for the benefit of, a party in interest or a disqualified person, of any Plan assets. Such parties in interest or disqualified persons could include, without limitation, Continental and its affiliates, the Lessors, the Underwriter, the Loan Trustees, the Trustee, the Escrow Agent, the Depositary and the Liquidity Provider. Depending on the identity of the Plan fiduciary making the decision to acquire or hold Certificates on behalf of a Plan, Prohibited Transaction Class Exemption (“PTCE”) 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a “qualified professional asset manager”), PTCE 95-60 (relating to investments by an insurance company general account), PTCE 96-23 (relating to transactions directed by an in-house professional asset manager) or PTCE 90-1 (relating to investments by insurance company pooled separate accounts) (collectively, the “Class Exemptions”) could provide an exemption from the prohibited transaction provisions of ERISA and Section 4975 of the Code. However, there can be no assurance that any of these Class Exemptions or any other exemption will be available with respect to any particular transaction involving the Certificates.
      Governmental plans and certain church plans, while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and Section 4975 of the Code, may nevertheless be subject to state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans should consult with their counsel before purchasing any Certificates.
      Any Plan fiduciary which proposes to cause a Plan to purchase any Certificates should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code to such an investment, and to confirm that such purchase and holding will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA.
      Each person who acquires or accepts a Certificate or an interest therein, will be deemed by such acquisition or acceptance to have represented and warranted that either: (i) no Plan assets have been used to purchase such Certificate or an interest therein or (ii) the purchase and holding of such Certificate or an interest therein are exempt from the prohibited transaction restrictions of ERISA and the Code pursuant to one or more prohibited transaction statutory or administrative exemptions.

UNDERWRITING
      Under the terms and subject to the conditions contained in an underwriting agreement dated September 14, 2005 among Continental, Embraer, the Depositary and Citigroup Global Markets Inc. (the “Underwriter”), Continental has agreed to cause the Trust to sell to the Underwriter, and the Underwriter has agreed to purchase, the Certificates in the aggregate principal amount of $311,010,000.
      The underwriting agreement provides that the obligations of the Underwriter are subject to certain conditions precedent and that the Underwriter is obligated to purchase all of the Certificates if any are purchased.
      The Underwriting Agreement provides that Continental and Embraer will indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act.
      The Underwriter proposes initially to offer the Certificates at the public offering price on the cover page of this Prospectus Supplement.
      The Certificates are a new issue of securities with no established trading market. Continental does not intend to apply for the listing of the Certificates on a national securities exchange. The Underwriter has advised Continental that it presently intends to make a market in the Certificates, as permitted by applicable laws and regulations. The Underwriter is not obligated, however, to make a market in the Certificates and any such market making may be discontinued at any time at the sole discretion of the Underwriter. Accordingly, no assurance can be given as to the liquidity of, or the trading markets for, the Certificates.
      Citibank, N.A., an affiliate of the Underwriter, will act as the Depositary. From time to time, the Underwriter or its affiliates perform investment banking and advisory services for, and provide general financing and banking services to, Continental and its affiliates.
      Continental expects that delivery of the Certificates will be made against payment therefor on or about the closing date specified on the cover page of this Prospectus Supplement, which will be the sixth business day following the date hereof (this settlement cycle being referred to as T+6). Under Rule 15c6-1 of the Commission under the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers who wish to trade Certificates on the date hereof or the next succeeding two business days will be required, by virtue of the fact that the Certificates initially will settle in T+6, to specify an alternate settlement cycle at the time of any trade to prevent a failed settlement and should consult their own advisor.
      To facilitate the offering of the Certificates, the Underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of the Certificates. Specifically, the Underwriter may overallot in connection with the offering, creating a short position in the Certificates for its own account. In addition, to cover overallotments or to stabilize the price of the Certificates, the Underwriter may bid for, and purchase, Certificates in the open market. Finally, the Underwriter may reclaim selling concessions allowed to an agent or a dealer for distributing Certificates in the offering, if the Underwriter repurchases previously distributed Certificates in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Certificates above independent market levels. The Underwriter is not required to engage in these activities, and may end any of these activities at any time.

LEGAL MATTERS
      The validity of the Certificates is being passed upon for Continental by Hughes Hubbard & Reed LLP, New York, New York, and for the Underwriter by Milbank, Tweed, Hadley & McCloy LLP, New York, New York. Milbank, Tweed, Hadley & McCloy LLP will rely on the opinion of Richards, Layton & Finger, P.A., Wilmington, Delaware, counsel for Wilmington Trust Company, as Trustee, as to matters of Delaware law relating to the Pass Through Trust Agreement.
EXPERTS
      The consolidated financial statements of Continental Airlines, Inc. appearing in Continental Airlines, Inc.’s Annual Report (Form 10-K/ A) for the year ended December 31, 2004 (including the schedule appearing therein), and Continental Airlines, Inc.’s management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon (which conclude, among other things, that Continental Airlines, Inc. did not maintain effective internal control over financial reporting as of December 31, 2004, based on Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission, because of the effect of the material weakness described therein) included therein and incorporated herein by reference. Such financial statements and management’s assessment have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
      The references to ASG, BACK and BK, and to their respective appraisal reports, dated as of August 18, 2005, August 18, 2005 and August 25, 2005, respectively, are included herein in reliance upon the authority of each such firm as an expert with respect to the matters contained in its appraisal report.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
      The following documents filed by Continental with the Commission are incorporated by reference in this Prospectus Supplement:

Filing	Date Filed

Annual Report on Form 10-K/ A for the year ended December 31, 2004	July 20, 2005
Quarterly Report on Form 10-Q/ A for the quarter ended March 31, 2005	July 20, 2005
Quarterly Report on Form 10-Q for the quarter ended June 30, 2005	July 22, 2005
Current Report on Form 8-K	January 3, 2005
Current Report on Form 8-K	January 4, 2005
Current Report on Form 8-K	January 6, 2005
Current Report on Form 8-K	February 2, 2005
Current Report on Form 8-K	February 14, 2005
Current Report on Form 8-K	February 17, 2005
Current Report on Form 8-K (Item 3.03 only)	February 28, 2005
Current Report on Form 8-K	March 2, 2005
Current Report on Form 8-K	March 4, 2005
Current Report on Form 8-K	March 9, 2005
Current Report on Form 8-K	March 31, 2005
Current Report on Form 8-K	April 4, 2005
Current Report on Form 8-K (Item 1.01 only)	April 20, 2005
Current Report on Form 8-K	May 3, 2005
Current Report on Form 8-K	June 2, 2005
Current Report on Form 8-K	June 3, 2005
Current Report on Form 8-K	July 5, 2005
Current Report on Form 8-K (Item 4.02 only)	July 20, 2005
Current Report on Form 8-K	August 2, 2005
Current Report on Form 8-K	September 2, 2005
Our Commission file number is 1-10323.
      Reference is made to the information under “Incorporation of Certain Documents by Reference” in the accompanying Prospectus. All documents filed under the Securities Exchange Act of 1934 with the Commission prior to January 1, 2005 and incorporated by reference in the Prospectus have been superseded by the above-listed documents and shall not be deemed to constitute a part of the Prospectus or this Prospectus Supplement.

APPENDIX I—INDEX OF TERMS

Page

Administration Expenses	S-57
Aircraft	S-60
Aircraft Operative Agreements	S-44
Appraisal	S-58
Appraisers	S-60
ASG	S-60
Assumed Aircraft Value	S-66
Assumed Amortization Schedule	S-32
Assumed Appraised Value	S-43
Average Life Date	S-65
BACK	S-60
Base Rate	S-52
Basic Agreement	S-28
BK	S-60
Bush Intercontinental	S-25
Business Day	S-32
Cash Collateral Account	S-50
Cede	S-45
Certificate Account	S-31
Certificate Owner	S-45
Certificateholders	S-29
Certificates	S-28
Citigroup	S-46
Class A Certificates	S-28
Class Exemptions	S-81
CMI	S-25
Code	S-41
Commission	S-28
Company	S-25
Continental	S-25
Continuous Stay Period	S-68
Controlling Party	S-55
Convention	S-71
Copa	S-27
Current Distribution Date	S-56
Delivery Period	S-61
Delivery Period Termination Date	S-46
Delta	S-21
Deposit Agreement	S-46
Depositary	S-46
Deposits	S-46
Depreciation Assumption	S-66
DHS	S-21
Distribution Date	S-29
Downgrade Drawing	S-50
DTC	S-45
DTC Participants	S-45
Early Termination Drawing	S-51
Early Termination Notice	S-51
Embraer	S-60
Equipment	S-69
Equipment Notes	S-63
ERISA	S-80
ERISA Plans	S-80
Escrow Agent	S-48
Escrow Agreement	S-48
Escrow Receipts	S-48
Event of Loss	S-74
Excusable Delays	S-61
Expected Distributions	S-56
ExpressJet	S-25
FAA	S-21
Final Drawing	S-52
Final Expected Regular Distribution Date	S-51
Final Maturity Date	S-30
H.15(519)	S-65
Hopkins International	S-25
Houston	S-25
Indenture	S-42
Indenture Default	S-37
Intercreditor Agreement	S-55
Interest Drawings	S-49
IRS	S-77
Issuance Date	S-43
KLM	S-27
Lease	S-70
Lease Event of Default	S-37
Lease Payment Date	S-70
Lessor	S-70
Liberty International	S-25
LIBOR	S-52
Liquidity Event of Default	S-53
Liquidity Expenses	S-56
Liquidity Facility	S-49
Liquidity Obligations	S-56
Liquidity Provider	S-49
Loan Trustee	S-63
LTVs	S-7

I-1

Page

Make-Whole Premium	S-64
Mandatory Document Terms	S-44
Mandatory Economic Terms	S-43
Maximum Available Commitment	S-49
Maximum Commitment	S-49
Moody’s	S-51
most recent H.15(519)	S-65
Newark	S-25
non-U.S. Certificateholder	S-79
Northwest Airlines	S-21
Note Holders	S-44
Note Purchase Agreement	S-42
Owner Participant	S-63
Owner Trustee	S-63
Participation Agreement	S-42
Pass Through Trust Agreement	S-28
Paying Agent	S-48
Paying Agent Account	S-31
Performing Equipment Note	S-50
Plan Asset Regulation	S-80
Plans	S-80
Pool Balance	S-32
Pool Factor	S-32
Premium Termination Date	S-64
Prospectus	S-28
PTC Event of Default	S-39
PTCE	S-81
Rating Agencies	S-51
Receiptholder	S-48
Refine	S-76
Regular Distribution Date	S-30
Remaining Weighted Average Life	S-65
Replacement Facility	S-50
Required Amount	S-49
Reserve Account	S-57
Reserve Amount	S-57
Scheduled Payments	S-30
Section 1110	S-68
Sixty-Day Section 1110 Period	S-68
Special Distribution Date	S-31
Special Payment	S-31
Special Payments Account	S-31
Special Termination Drawing	S-51
Special Termination Notice	S-51
Standard & Poor’s	S-51
Stated Interest Rate	S-49
Subordination Agent	S-55
Substitute Aircraft	S-62
Tax Counsel	S-77
Termination Notice	S-53
Threshold Rating	S-51
Transportation Code	S-39
Treasury Yield	S-64
Triggering Event	S-29
Triggering Event Distributions	S-57
Trust	S-28
Trust Agreements	S-63
Trust Indenture Act	S-40
Trust Property	S-28
Trust Supplement	S-28
Trustee	S-28
TSA	S-21
U.S. Certificateholders	S-77
U.S. Persons	S-77
Underwriter	S-82
US Airways	S-21

I-2

APPENDIX II — APPRAISAL LETTERS

II-1

August 18, 2005
Mr. Sergio Guedes
Vice President Aircraft Sales Finance
Embraer S.A.
276 S.W. 34th Street
Ft. Lauderdale, FL 33315
Dear Mr. Guedes:
Aviation Specialists Group, Inc. (“ASG”) has been engaged by Embraer Aircraft Corporation (“Client”) to provide a desktop valuation setting forth Base Values for those 29 Embraer EMB-145XR airplanes described in more detail in the Aircraft Values section below. This report contains the following sections:
▶	Desktop Valuation Assumptions

▶	Value Definitions and Explanations

▶	Aircraft Values

▶	Covenants
Desktop Valuation Assumptions
By definition, in a desktop valuation the appraiser does not see the subject aircraft or review its specifications and technical documents; consequently, he must make certain assumptions. Regarding the airplane itself, unless specifically stated otherwise, ASG assumes:
▶	It is of average specification for its type and age and has no special equipment or characteristics which would materially affect its value.

▶	Its utilization in terms of hours and cycles is average for its type and age.

▶	It is in passenger configuration.

▶	It is certificated and operated under the aegis of a major airworthiness authority such as the FAA, CAA or DGAC.

▶	It is in average physical condition and its maintenance records and documents are in compliance with all applicable regulations and good industry practices. Required back to birth records are on hand and in good order.

▶	With regard to maintenance status, for a new aircraft the airframe, engines, landing gear and other major life/time-limited components are new with all warranties in place and then age at an average rate of usage until they reach half-life, half-time condition. For a mature aircraft, all such components are in half-life, half-time condition.

▶	It has no history of major damage.

▶	It complies with applicable Airworthiness Directives and mandatory Service Bulletins.
In developing values, ASG makes two further assumptions:
▶	That the aircraft will be sold as a single unit or as part of a small lot. It will not be the subject of a fleet sale which could result in a price discount.

▶	That the aircraft is not subject to an existing lease. ASG’s opinion of values excludes the effects of

1

attached lease rental streams and tax benefits, either of which can have a material effect on an aircraft’s actual purchase price.
Value Definitions and Explanations
ASG uses the ISTAT definition for Base Value which is:
▶	Base Value is an appraiser’s opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its “highest and best use”. An aircraft’s Base Value is founded in the historical trend of values and in the projection of value trends and presumes an arm’s length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing. In most cases, the Base Value of an aircraft assumes its physical condition is average for an aircraft of its type and age, and its maintenance time status is at mid-life, mid-time (or benefitting from an above average maintenance status if it is new or nearly new, as the case may be).
Aircraft Values
ASG’s opinions of aircraft values are set forth in the table below. The reader should note the following value points:
▶	Values for those aircraft which have already been delivered are as of August 1, 2005.

▶	Values for factory new aircraft, that is, those airplanes which are scheduled for delivery after August 1, 2005 are as of the date of scheduled delivery and are stated in then-current dollars using a 2.5% p.a. inflation rate compounded annually from the date of this report until delivery.

▶	All of the subject aircraft are of specifications typically used by ExpressJet.

▶	In preparing values, ASG has relied upon data provided to it by Client.
Aircraft Descriptions and Values in US$ millions at August 1, 2005

A/C #	Aircraft Type	Registration	Date Delivered	Base Value
1	EMB-145XR	N14171	10/20/2004	$19.1
2	EMB-145XR	N12172	10/27/2004	$19.1
3	EMB-145XR	N14173	11/24/2004	$19.1
4	EMB-145XR	N14174	12/8/2004	$19.1
5	EMB-145XR	N12175	12/15/2004	$19.1
6	EMB-145XR	N11176	1/12/2005	$19.5
7	EMB-145XR	N14177	2/16/2005	$19.5
8	EMB-145XR	N16178	2/16/2005	$19.5
9	EMB-145XR	N14179	3/9/2005	$19.5
10	EMB-145XR	N14180	3/23/2005	$19.5
11	EMB-145XR	N11181	4/13/2005	$19.8
12	EMB-145XR	N33182	4/27/2005	$19.8

2

Aircraft Descriptions and Values in US$ millions at August 1, 2005

A/C #	Aircraft Type	Registration	Date Delivered	Base Value
13	EMB-145XR	N16183	5/18/2005	$19.8
14	EMB-145XR	N11184	5/25/2005	$19.8
15	EMB-145XR	N17185	6/15/2005	$19.8
16	EMB-145XR	N14186	6/29/2005	$19.8
17	EMB-145XR	N11187	7/13/2005	$20.1
18	EMB-145XR	N14188	7/20/2005	$20.1
19	EMB-145XR	N11189	8/10/2005	$20.1
20	EMB-145XR	N27190	8/31/2005	$20.1
21	EMB-145XR	N11191	9/14/2005	$20.1
22	EMB-145XR	N11192	10/1/2005	$20.2
23	EMB-145XR	N11193	10/1/2005	$20.2
24	EMB-145XR	N11194	11/1/2005	$20.2
25	EMB-145XR	N12195	12/1/2005	$20.2
26	EMB-145XR	N17196	12/1/2005	$20.2
27	EMB-145XR	N21197	1/1/2006	$20.4
28	EMB-145XR	N14198	2/1/2006	$20.4
29	EMB-145XR	N11199	2/1/2006	$20.4
Covenants
In accordance with ISTAT’s Principles of Appraisal Practice and Code of Ethics, this report has been prepared for the exclusive use of Client; ASG will not provide it to any other party without the express consent of Client. ASG has no present or contemplated interest in the subject equipment or any similar equipment nor does it have any other interest which might tend to prevent it making a fair and unbiased appraisal.
This report fairly represents ASG’s opinion of the subject equipment’s value. In reaching its value opinions, ASG has relied upon information provided by Client. ASG does not assume responsibility or legal liability for any actions taken, or not taken, by Client or other parties with regard to the equipment. By accepting this report, all parties agree that ASG shall bear no such responsibility or legal liability including liability for special or consequential damages.
Fred J. Klein
Certified Appraiser
International Society of Transport Aircraft Trading

3

August 18, 2005
Mr. Sergio B. Guedes
Vice President Aircraft Sales Finance
Embraer
276 S.W. 34th Street
Fort Lauderdale, FL 33315
Dear Mr. Guedes:
     CBM/BACK LLC, dba BACK Aviation Solutions (“BACK”) is pleased to provide its opinion of the base values as of August 2005 of twenty-nine (29) Embraer EMB-145XR aircraft (collectively, the “Aircraft”). A list of the Aircraft, along with their registrations, serial numbers, delivery dates, engine types, and Maximum Take-Off Weights is provided as Attachment 1 of this document.
     Set forth below is a summary of the methodology, considerations and assumptions utilized in this appraisal.
Base Value
     Base value is the appraiser’s opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its “highest and best use”. An aircraft’s base value is founded in the historical trend of values and in the projection of future value trends and presumes an arm’s length, cash transaction between willing, able and knowledge parties acting prudently, with an absence of duress and with a reasonable period of time available for marketing.
Appraisal Methodology
     The method employed by BACK to appraise the base values and fair market values of aircraft and associated equipment addresses the factors that influence the market value of an aircraft, such as its age, condition, configuration, the population of similar aircraft, similar aircraft on the market, operating costs, cost to acquire a new aircraft, and the state of demand for transportation services.
     To achieve this objective, cross-sectional data concerning the values of aircraft in each of several general categories is collected and analyzed. Cross-sectional data is then compared with reported market values at a specified point in time. Such data reflects the effect of deterioration in aircraft performance due to usage and exposure to the elements, as well as the effect of obsolescence due to the evolutionary development and implementation of new designs and materials.
     The product of the analysis identifies the relationship between the value of each aircraft and its characteristics, such as age, model designation, service configuration and engine type. Once the relationship is identified, one can then postulate the effects of the difference between the economic circumstances at the time when the cross-sectional data were collected and the current situation. Therefore, if one can determine the current value of an aircraft in one category, it is possible to estimate the current values of all aircraft in that category.
     The manufacturer and size of the aircraft usually determine the specific category to which it is assigned. Segregating the world airplane fleet in this manner accommodates the potential effects of different size and different design philosophies.
     The variability of the data used by BACK to determine the base values and fair market values implies that the actual value realized will fall within a range of values. Therefore, if a contemplated value falls within the specified confidence range, BACK cannot reject the hypothesis that it is a reasonable representation of the current market situation.
Limiting Conditions and Assumptions
     In order to conduct this valuation, BACK is primarily relying on information supplied by Embraer and from data within BACK’s own database. In determining the base values of the Aircraft, the following assumptions have been researched and determined:
1.	BACK has not inspected these Aircraft or their maintenance records; accordingly, BACK cannot attest to their specific location or condition.

2.	All 29 aircraft are expected to be delivered by the end of first quarter 2006.

3.	The Aircraft will be certified, maintained and operated under United States Federal Aviation Regulation (FAR) Part 121.

4.	All mandatory inspections and Airworthiness Directives have been complied with. 5. The Aircraft have no damage history.

6.	The Aircraft are in good condition.

7.	BACK considers the economic useful life of the Aircraft to be at least 22 years.
     Based upon the above methodology, considerations and assumptions, it is BACK’s opinion that the base values of each Aircraft are as listed in Attachment 1.
STATEMENT OF INDEPENDENCE

     This appraisal report represents the opinion of BACK and is intended to be advisory in nature. Therefore, BACK assumes no responsibility or legal liability for actions taken or not taken by Embraer (“Client”) or any other party with regard to the Aircraft. By accepting this report, the Client agrees that BACK shall bear no responsibility or legal liability regarding this report. Further, this report is prepared for the exclusive use of the Client and shall not be provided to other parties without the Client’s express consent.
     BACK hereby states that this valuation report has been independently prepared and fairly represents the Aircraft and BACK’s opinion of their values. BACK further states that it has no present or contemplated future interest or association with the Aircraft.
Signed,

Gueric Dechavanne
Manager, Valuation Services

Attachment 1

			Maximum
	Aircraft	Engine	MTOW	Serial	Tail	Delivery
No.	Type	Type	(lbs)	Number	Number	Date	BV
1.	EMB-145XR	AE3007A1E	53,131	14500859	N14171	10/20/2004	20.89
2.	EMB-145XR	AE3007A1E	53,131	14500864	N12172	10/27/2004	20.89
3.	EMB-145XR	AE3007A1E	53,131	14500872	N14173	11/24/2004	20.99
4.	EMB-145XR	AE3007A1E	53,131	14500876	N14174	12/8/2004	21.11
5.	EMB-145XR	AE3007A1E	53,131	14500878	N12175	12/15/2004	21.11
6.	EMB-145XR	AE3007A1E	53,131	14500881	N11176	1/12/2005	21.22
7.	EMB-145XR	AE3007A1E	53,131	14500888	N14177	2/16/2005	21.34
8.	EMB-145XR	AE3007A1E	53,131	14500889	N16178	2/16/2005	21.34
9.	EMB-145XR	AE3007A1E	53,131	14500896	N14179	3/9/2005	21.45
10.	EMB-145XR	AE3007A1E	53,131	14500900	N14180	3/23/2005	21.45
11.	EMB-145XR	AE3007A1E	53,131	14500904	N11181	4/13/2005	21.57
12.	EMB-145XR	AE3007A1E	53,131	14500909	N33182	4/27/2005	21.57
13.	EMB-145XR	AE3007A1E	53,131	14500914	N16183	5/18/2005	21.76
14.	EMB-145XR	AE3007A1E	53,131	14500917	N11184	5/25/2005	21.76
15.	EMB-145XR	AE3007A1E	53,131	14500922	N17185	6/15/2005	21.97
16.	EMB-145XR	AE3007A1E	53,131	14500924	N14186	6/29/2005	21.97
17.	EMB-145XR	AE3007A1E	53,131	14500927	N11187	7/13/2005	22.03
18.	EMB-145XR	AE3007A1E	53,131	14500929	N14188	7/20/2005	22.03
19.	EMB-145XR	AE3007A1E	53,131	14500931	N11189	8/10/2005	22.32
20.	EMB-145XR	AE3007A1E	53,131	14500934	N27190	8/31/2005	22.32
21.	EMB-145XR	AE3007A1E	53,131	14500935	N11191	9/14/2005	22.42
22.	EMB-145XR	AE3007A1E	53,131	14500936	N11192	10/1/2005	22.52
23.	EMB-145XR	AE3007A1E	53,131	14500938	N11193	10/1/2005	22.52
24.	EMB-145XR	AE3007A1E	53,131	14500940	N11194	11/1/2005	22.62
25.	EMB-145XR	AE3007A1E	53,131	14500943	N12195	12/1/2005	22.73
26.	EMB-145XR	AE3007A1E	53,131	14500945	N17196	12/1/2005	22.73
27.	EMB-145XR	AE3007A1E	53,131	14500947	N21197	1/1/2006	22.83
28.	EMB-145XR	AE3007A1E	53,131	14500951	N14198	2/1/2006	22.93
29.	EMB-145XR	AE3007A1E	53,131	14500953	N11199	2/1/2006	22.93

BK Associates, Inc.
1295 Northern Boulevard
Manhasset, New York 11030
(516) 365-6272 · Fax (516) 365-6287
August 25, 2005
Mr. Sergio Guedes
Embraer Aircraft Holdings, Inc.
276 S.W. 34th Street
Fort Lauderdale, FL 33315
Dear Sergio:
In response to your request, BK Associates, Inc. is pleased to provide this opinion of the current Base Value on each of 29 Embraer EMB-145XR commercial jet transport aircraft, identified in the attached Figure I by type, serial number, registration number, original delivery date, engine model and takeoff weight.
Set forth below is a summary of the methodology, considerations and assumptions utilized in this appraisal.
CURRENT FAIR MARKET VALUE
According to the International Society of Transport Aircraft Trading’s (ISTAT) definition of FMV, to which BK Associates subscribes, the quoted FMV is the Appraiser’s opinion of the most likely trading price that may be generated for an aircraft under the market circumstances that are perceived to exist at the time in question. The FMV assumes that the aircraft is valued for its highest and best use, that the parties to the hypothetical sale transaction are willing, able, prudent and knowledgeable, and under no unusual pressure for a prompt sale, and that the transaction would be negotiated in an open and unrestricted market on an arm’s length basis, for cash or equivalent consideration, and given an adequate amount of time for effective exposure to prospective buyers, which BK Associates considers to be 12 to 18 months. The Fair Market Value normally assumes a transaction involving a single aircraft. When more than one aircraft is acquired in the same transaction, the trading price of each unit may be discounted.
BASE VALUE
Base value is the Appraiser’s opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its “highest and best use”. An aircraft’s base value is founded in the historical trend of values and in the projection of future value trends and presumes an arm’s length, cash transaction between willing, able and

August 25, 2005

knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing.
VALUE METHODOLOGY
As the definition suggests, Base Value is determined from historic and future value trends and is not influenced by current market conditions. It is often determined as a function of the original cost of the aircraft, technical characteristics of competing aircraft, and development of new models. BK Associates has determined from analysis of historic data, a relationship between aircraft age and its value as a percentage of original value for the average aircraft. These data form the basis for base value and forecast value determinations but must be adjusted to reflect the value of engine and gross weight options and other features of the aircraft.
LIMITING CONDITIONS AND ASSUMPTIONS
BK has neither inspected the Aircraft nor their maintenance records but relied upon information supplied by you and from BK’s own database. In determining the base value of an aircraft, the following assumptions apply to the aircraft:
1.	Each aircraft has half-time remaining to its next major overhaul or scheduled shop visit on its airframe, engines, landing gear and auxiliary power unit unless new.

2.	The aircraft is in compliance under a Federal Aviation Administration approved airline maintenance program, with all airworthiness directives, mandatory modifications and applicable service bulletins currently up to industry standard.

3.	The interior of the aircraft is in a standard configuration for its specific type, with the buyer furnished equipment and options of the types and models generally accepted and utilized in the industry.

4.	The aircraft is in current flight operations.

5.	The aircraft is sold for cash without seller financing.

6.	The aircraft is in average or better condition.

7.	There is no accident damage.

August 25, 2005

CONCLUSIONS
Based on the above methodology, considerations and assumptions, it is our opinion that the current base value of each aircraft as of today is as shown in Figure I attached hereto.
BK Associates, Inc. has no present or contemplated future interest in the Aircraft, nor any interest that would preclude our making a fair and unbiased estimate. This appraisal represents the opinion of BK Associates, Inc. and reflects our best judgment based on the information available to us at the time of preparation and the time and budget constraints imposed by the client. It is not given as a recommendation, or as an inducement, for any financial transaction and further, BK Associates, Inc. assumes no responsibility or legal liability for any action taken or not taken by the addressee, or any other party, with regard to the appraised equipment. By accepting this appraisal, the addressee agrees that BK Associates, Inc. shall bear no such responsibility or legal liability. This appraisal is prepared for the use of the addressee and shall not be provided to other parties without the express consent of the addressee.
Sincerely,
BK ASSOCIATES, INC.
R. L. Britton
Vice President
ISTAT Senior Certified Appraiser
RLB/kf
Attachment

EMBRAER EMB-145XR

							BASE
	SERIAL		DELIVERY		MTOW	A/C	VALUE
TYPE	NUMBER	REGISTRATION	DATE	ENGINE	LBS.	COEX XR	( MIL $ )
1 EMB-145XR	14500859	N14171	10/20/2004	AE3007A1E	53,131	10/1/2004	20.60
2 EMB-145XR	14500864	N12172	10/27/2004	AE3007A1E	53,131	10/1/2004	20.60
3 EMB-145XR	14500872	N14173	11/24/2004	AE3007A1E	53,131	11/1/2004	20.62
4 EMB-145XR	14500876	N14174	12/8/2004	AE3007A1E	53,131	12/1/2004	20.64
5 EMB-145XR	14500878	N12175	12/15/2004	AE3007A1E	53,131	12/1/2004	20.64
6 EMB-145XR	14500881	N11176	1/12/2005	AE3007A1E	53,131	1/1/2005	20.65
7 EMB-145XR	14500888	N14177	2/16/2005	AE3007A1E	53,131	2/1/2005	20.67
8 EMB-145XR	14500889	N16178	2/16/2005	AE3007A1E	53,131	2/1/2005	20.67
9 EMB-145XR	14500896	N14179	3/9/2005	AE3007A1E	53,131	3/1/2005	20.69
10 EMB-145XR	14500900	N14180	3/23/2005	AE3007A1E	53,131	3/1/2005	20.69
11 EMB-145XR	14500904	N11181	4/13/2005	AE3007A1E	53,131	4/1/2005	20.71
12 EMB-145XR	14500909	N33182	4/27/2005	AE3007A1E	53,131	4/1/2005	20.71
13 EMB-145XR	14500914	N16183	5/18/2005	AE3007A1E	53,131	5/1/2005	20.73
14 EMB-145XR	14500917	N11184	5/25/2005	AE3007A1E	53,131	5/1/2005	20.73
15 EMB-145XR	14500922	N17185	6/15/2005	AE3007A1E	53,131	6/1/2005	20.75
16 EMB-145XR	14500924	N14186	6/29/2005	AE3007A1E	53,131	6/1/2005	20.75
17 EMB-145XR	14500927	N11187	7/13/2005	AE3007A1E	53,131	7/1/2005	20.77
18 EMB-145XR	14500929	N14188	7/20/2005	AE3007A1E	53,131	7/1/2005	20.77
19 EMB-145XR	14500931	N11189	8/10/2005	AE3007A1E	53,131	8/1/2005	20.79
20 EMB-145XR	14500934	N27190	8/31/2005	AE3007A1E	53,131	8/1/2005	20.79
21 EMB-145XR	14500935	N11191	9/14/2005	AE3007A1E	53,131	9/1/2005	20.80
22 EMB-145XR	14500936	N11192	10/1/2005	AE3007A1E	53,131	10/1/2005	20.82
23 EMB-145XR	14500938	N11193	10/1/2005	AE3007A1E	53,131	10/1/2005	20.82
24 EMB-145XR	14500940	N11194	11/1/2005	AE3007A1E	53,131	11/1/2005	20.83
25 EMB-145XR	14500943	N12195	12/1/2005	AE3007A1E	53,131	12/1/2005	20.84
26 EMB-145XR	14500945	N17196	12/1/2005	AE3007A1E	53,131	12/1/2005	20.84
27 EMB-145XR	14500947	N21197	1/1/2006	AE3007A1E	53,131	1/1/2006	20.85
28 EMB-145XR	14500951	N14198	2/1/2006	AE3007A1E	53,131	2/1/2006	20.86
29 EMB-145XR	14500953	N11199	2/1/2006	AE3007A1E	53,131	2/1/2006	20.86

APPENDIX III — LOAN TO VALUE RATIO TABLES

	N14171			N12172			N14173

	Equipment			Equipment			Equipment
	Note	Assumed	Loan to	Note	Assumed	Loan to	Note	Assumed	Loan to
	Outstanding	Aircraft	Value	Outstanding	Aircraft	Value	Outstanding	Aircraft	Value
Date	Balance	Value	Ratio	Balance	Value	Ratio	Balance	Value	Ratio

	($ millions)	($ millions)		($ millions)	($ millions)		($ millions)	($ millions)
March 1, 2006	$9.81	$19.59	50.1%	$9.77	$19.59	49.9%	$9.94	$19.63	50.6%
April 1, 2006	9.79	19.59	50.0	9.74	19.59	49.7	9.91	19.63	50.5
May 1, 2006	9.76	19.59	49.8	9.72	19.59	49.6	9.88	19.63	50.3
June 1, 2006	9.73	19.59	49.7	9.69	19.59	49.4	9.85	19.63	50.2
July 1, 2006	9.70	19.59	49.5	9.66	19.59	49.3	9.83	19.63	50.0
August 1, 2006	9.67	19.59	49.4	9.63	19.59	49.2	9.80	19.63	49.9
September 1, 2006	9.64	19.59	49.2	9.60	19.59	49.0	9.77	19.63	49.7
October 1, 2006	9.61	19.59	49.1	9.57	19.59	48.9	9.74	19.63	49.6
November 1, 2006	9.58	18.98	50.5	9.54	18.98	50.3	9.71	19.63	49.4
December 1, 2006	9.55	18.98	50.3	9.51	18.98	50.1	9.68	19.02	50.9
January 1, 2007	9.52	18.98	50.1	9.48	18.98	49.9	9.65	19.02	50.7
February 1, 2007	9.49	18.98	50.0	9.45	18.98	49.8	9.61	19.02	50.5
March 1, 2007	9.46	18.98	49.8	9.42	18.98	49.6	9.58	19.02	50.4
April 1, 2007	9.43	18.98	49.7	9.39	18.98	49.4	9.55	19.02	50.2
May 1, 2007	9.40	18.98	49.5	9.35	18.98	49.3	9.52	19.02	50.0
June 1, 2007	9.36	18.98	49.3	9.32	18.98	49.1	9.49	19.02	49.9
July 1, 2007	9.33	18.98	49.2	9.29	18.98	48.9	9.46	19.02	49.7
August 1, 2007	9.30	18.98	49.0	9.26	18.98	48.8	9.42	19.02	49.5
September 1, 2007	9.27	18.98	48.8	9.23	18.98	48.6	9.39	19.02	49.4
October 1, 2007	9.23	18.98	48.6	9.19	18.98	48.4	9.36	19.02	49.2
November 1, 2007	9.20	18.38	50.1	9.16	18.38	49.8	9.33	19.02	49.0
December 1, 2007	9.17	18.38	49.9	9.13	18.38	49.7	9.29	18.42	50.5
January 1, 2008	9.13	18.38	49.7	9.09	18.38	49.5	9.26	18.42	50.3
February 1, 2008	9.10	18.38	49.5	9.06	18.38	49.3	9.22	18.42	50.1
March 1, 2008	9.06	18.38	49.3	9.03	18.38	49.1	9.19	18.42	49.9
April 1, 2008	9.03	18.38	49.1	8.99	18.38	48.9	9.15	18.42	49.7
May 1, 2008	9.00	18.38	48.9	8.96	18.38	48.7	9.12	18.42	49.5
June 1, 2008	8.96	18.38	48.8	8.92	18.38	48.5	9.08	18.42	49.3
July 1, 2008	8.92	18.38	48.6	8.89	18.38	48.4	9.05	18.42	49.1
August 1, 2008	8.89	18.38	48.4	8.85	18.38	48.2	9.01	18.42	48.9
September 1, 2008	8.85	18.38	48.2	8.81	18.38	48.0	8.98	18.42	48.7
October 1, 2008	8.82	18.38	48.0	8.78	18.38	47.8	8.94	18.42	48.5
November 1, 2008	8.78	17.77	49.4	8.74	17.77	49.2	8.90	18.42	48.3
December 1, 2008	8.74	17.77	49.2	8.71	17.77	49.0	8.87	17.81	49.8
January 1, 2009	8.71	17.77	49.0	8.67	17.77	48.8	8.83	17.81	49.6
February 1, 2009	8.67	17.77	48.8	8.63	17.77	48.6	8.79	17.81	49.4
March 1, 2009	8.63	17.77	48.6	8.59	17.77	48.4	8.75	17.81	49.2
April 1, 2009	8.59	17.77	48.3	8.56	17.77	48.1	8.72	17.81	48.9
May 1, 2009	8.55	17.77	48.1	8.52	17.77	47.9	8.68	17.81	48.7
June 1, 2009	8.52	17.77	47.9	8.48	17.77	47.7	8.64	17.81	48.5
July 1, 2009	8.48	17.77	47.7	8.44	17.77	47.5	8.60	17.81	48.3
August 1, 2009	8.44	17.77	47.5	8.40	17.77	47.3	8.56	17.81	48.1
September 1, 2009	8.40	17.77	47.2	8.36	17.77	47.0	8.52	17.81	47.8
October 1, 2009	8.36	17.77	47.0	8.32	17.77	46.8	8.48	17.81	47.6
November 1, 2009	8.32	17.17	48.4	8.28	17.17	48.2	8.44	17.81	47.4
December 1, 2009	8.28	17.17	48.2	8.24	17.17	48.0	8.40	17.20	48.8
III-1

	N14171			N12172			N14173

	Equipment			Equipment			Equipment
	Note	Assumed	Loan to	Note	Assumed	Loan to	Note	Assumed	Loan to
	Outstanding	Aircraft	Value	Outstanding	Aircraft	Value	Outstanding	Aircraft	Value
Date	Balance	Value	Ratio	Balance	Value	Ratio	Balance	Value	Ratio

	($ millions)	($ millions)		($ millions)	($ millions)		($ millions)	($ millions)
January 1, 2010	$8.23	$17.17	48.0%	$8.20	$17.17	47.8%	$8.36	$17.20	48.6%
February 1, 2010	8.19	17.17	47.7	8.16	17.17	47.5	8.32	17.20	48.3
March 1, 2010	8.15	17.17	47.5	8.12	17.17	47.3	8.27	17.20	48.1
April 1, 2010	8.11	17.17	47.2	8.07	17.17	47.0	8.23	17.20	47.9
May 1, 2010	8.07	17.17	47.0	8.03	17.17	46.8	8.19	17.20	47.6
June 1, 2010	8.02	17.17	46.7	7.99	17.17	46.5	8.15	17.20	47.4
July 1, 2010	7.98	17.17	46.5	7.95	17.17	46.3	8.10	17.20	47.1
August 1, 2010	7.94	17.17	46.2	7.90	17.17	46.0	8.06	17.20	46.9
September 1, 2010	7.89	17.17	46.0	7.86	17.17	45.8	8.02	17.20	46.6
October 1, 2010	7.85	17.17	45.7	7.81	17.17	45.5	7.97	17.20	46.3
November 1, 2010	7.80	16.56	47.1	7.77	16.56	46.9	7.93	17.20	46.1
December 1, 2010	7.76	16.56	46.9	7.73	16.56	46.7	7.88	16.60	47.5
January 1, 2011	7.71	16.56	46.6	7.68	16.56	46.4	7.84	16.60	47.2
February 1, 2011	7.67	16.56	46.3	7.63	16.56	46.1	7.79	16.60	46.9
March 1, 2011	7.62	16.56	46.0	7.59	16.56	45.8	7.74	16.60	46.7
April 1, 2011	7.58	16.56	45.7	7.54	16.56	45.5	7.70	16.60	46.4
May 1, 2011	7.53	16.56	45.5	7.50	16.56	45.3	7.65	16.60	46.1
June 1, 2011	7.48	16.56	45.2	7.45	16.56	45.0	7.60	16.60	45.8
July 1, 2011	7.43	16.56	44.9	7.40	16.56	44.7	7.56	16.60	45.5
August 1, 2011	7.39	16.56	44.6	7.35	16.56	44.4	7.51	16.60	45.2
September 1, 2011	7.34	16.56	44.3	7.31	16.56	44.1	7.46	16.60	44.9
October 1, 2011	7.29	16.56	44.0	7.26	16.56	43.8	7.41	16.60	44.6
November 1, 2011	7.24	15.95	45.4	7.21	15.95	45.2	7.36	16.60	44.4
December 1, 2011	7.19	15.95	45.1	7.16	15.95	44.9	7.31	15.99	45.7
January 1, 2012	7.14	15.95	44.7	7.11	15.95	44.6	7.26	15.99	45.4
February 1, 2012	7.09	15.95	44.4	7.06	15.95	44.2	7.21	15.99	45.1
March 1, 2012	7.04	15.95	44.1	7.01	15.95	43.9	7.16	15.99	44.8
April 1, 2012	6.99	15.95	43.8	6.96	15.95	43.6	7.11	15.99	44.5
May 1, 2012	6.93	15.95	43.5	6.90	15.95	43.3	7.06	15.99	44.1
June 1, 2012	6.88	15.95	43.1	6.85	15.95	43.0	7.00	15.99	43.8
July 1, 2012	6.83	15.95	42.8	6.80	15.95	42.6	6.95	15.99	43.5
August 1, 2012	6.78	15.95	42.5	6.75	15.95	42.3	6.90	15.99	43.1
September 1, 2012	6.72	15.95	42.1	6.69	15.95	42.0	6.84	15.99	42.8
October 1, 2012	6.67	15.95	41.8	6.64	15.95	41.6	6.79	15.99	42.5
November 1, 2012	6.61	15.35	43.1	6.59	15.35	42.9	6.74	15.99	42.1
December 1, 2012	6.56	15.35	42.7	6.53	15.35	42.6	6.68	15.38	43.4
January 1, 2013	6.50	15.35	42.4	6.48	15.35	42.2	6.63	15.38	43.1
February 1, 2013	6.45	15.35	42.0	6.42	15.35	41.8	6.57	15.38	42.7
March 1, 2013	6.39	15.35	41.6	6.37	15.35	41.5	6.51	15.38	42.3
April 1, 2013	6.34	15.35	41.3	6.31	15.35	41.1	6.46	15.38	42.0
May 1, 2013	6.28	15.35	40.9	6.25	15.35	40.7	6.40	15.38	41.6
June 1, 2013	6.22	15.35	40.5	6.19	15.35	40.4	6.34	15.38	41.2
July 1, 2013	6.16	15.35	40.2	6.14	15.35	40.0	6.28	15.38	40.8
August 1, 2013	6.10	15.35	39.8	6.08	15.35	39.6	6.22	15.38	40.5
September 1, 2013	6.05	15.35	39.4	6.02	15.35	39.2	6.17	15.38	40.1
October 1, 2013	5.99	15.35	39.0	5.96	15.35	38.8	6.11	15.38	39.7
November 1, 2013	5.93	14.74	40.2	5.90	14.74	40.0	6.05	15.38	39.3
December 1, 2013	5.87	14.74	39.8	5.84	14.74	39.6	5.98	14.77	40.5

III-2

	N14171			N12172			N14173

	Equipment			Equipment			Equipment
	Note	Assumed	Loan to	Note	Assumed	Loan to	Note	Assumed	Loan to
	Outstanding	Aircraft	Value	Outstanding	Aircraft	Value	Outstanding	Aircraft	Value
Date	Balance	Value	Ratio	Balance	Value	Ratio	Balance	Value	Ratio

	($ millions)	($ millions)		($ millions)	($ millions)		($ millions)	($ millions)
January 1, 2014	$5.80	$14.74	39.4%	$5.78	$14.74	39.2%	$5.92	$14.77	40.1%
February 1, 2014	5.74	14.74	39.0	5.72	14.74	38.8	5.86	14.77	39.7
March 1, 2014	5.68	14.74	38.5	5.66	14.74	38.4	5.80	14.77	39.3
April 1, 2014	5.62	14.74	38.1	5.59	14.74	37.9	5.74	14.77	38.8
May 1, 2014	5.56	14.74	37.7	5.53	14.74	37.5	5.67	14.77	38.4
June 1, 2014	5.49	14.74	37.2	5.47	14.74	37.1	5.61	14.77	38.0
July 1, 2014	5.43	14.74	36.8	5.40	14.74	36.7	5.55	14.77	37.5
August 1, 2014	5.36	14.74	36.4	5.34	14.74	36.2	5.48	14.77	37.1
September 1, 2014	5.30	14.74	35.9	5.27	14.74	35.8	5.42	14.77	36.7
October 1, 2014	5.23	14.74	35.5	5.21	14.74	35.3	5.35	14.77	36.2
November 1, 2014	5.17	14.14	36.5	5.14	14.14	36.4	5.28	14.77	35.8
December 1, 2014	5.10	14.14	36.1	5.08	14.14	35.9	5.22	14.17	36.8
January 1, 2015	5.03	14.14	35.6	5.01	14.14	35.4	5.15	14.17	36.3
February 1, 2015	4.96	14.14	35.1	4.94	14.14	35.0	5.08	14.17	35.9
March 1, 2015	4.89	14.14	34.6	4.87	14.14	34.5	5.01	14.17	35.4
April 1, 2015	4.83	14.14	34.1	4.80	14.14	34.0	4.94	14.17	34.9
May 1, 2015	4.76	14.14	33.6	4.74	14.14	33.5	4.87	14.17	34.4
June 1, 2015	4.69	14.14	33.1	4.67	14.14	33.0	4.80	14.17	33.9
July 1, 2015	4.61	14.14	32.6	4.60	14.14	32.5	4.73	14.17	33.4
August 1, 2015	4.54	14.14	32.1	4.52	14.14	32.0	4.66	14.17	32.9
September 1, 2015	4.47	14.14	31.6	4.45	14.14	31.5	4.59	14.17	32.4
October 1, 2015	4.40	14.14	31.1	4.38	14.14	31.0	4.52	14.17	31.9
November 1, 2015	4.33	13.33	32.5	4.31	13.33	32.3	4.44	14.17	31.4
December 1, 2015	4.25	13.33	31.9	4.23	13.33	31.8	4.37	13.36	32.7
January 1, 2016	4.18	13.33	31.3	4.16	13.33	31.2	4.29	13.36	32.1
February 1, 2016	4.10	13.33	30.8	4.09	13.33	30.6	4.22	13.36	31.6
March 1, 2016	4.03	13.33	30.2	4.01	13.33	30.1	4.14	13.36	31.0
April 1, 2016	3.95	13.33	29.6	3.93	13.33	29.5	4.07	13.36	30.4
May 1, 2016	3.87	13.33	29.1	3.86	13.33	28.9	3.99	13.36	29.9
June 1, 2016	3.80	13.33	28.5	3.78	13.33	28.4	3.91	13.36	29.3
July 1, 2016	3.72	13.33	27.9	3.70	13.33	27.8	3.83	13.36	28.7
August 1, 2016	3.64	13.33	27.3	3.62	13.33	27.2	3.76	13.36	28.1
September 1, 2016	3.56	13.33	26.7	3.54	13.33	26.6	3.68	13.36	27.5
October 1, 2016	3.48	13.33	26.1	3.46	13.33	26.0	3.60	13.36	26.9
November 1, 2016	3.40	12.52	27.1	3.38	12.52	27.0	3.51	13.36	26.3
December 1, 2016	3.32	12.52	26.5	3.30	12.52	26.4	3.43	12.55	27.4
January 1, 2017	3.24	12.52	25.8	3.22	12.52	25.7	3.35	12.55	26.7
February 1, 2017	3.15	12.52	25.2	3.14	12.52	25.1	3.27	12.55	26.0
March 1, 2017	3.07	12.52	24.5	3.06	12.52	24.4	3.18	12.55	25.4
April 1, 2017	2.99	12.52	23.8	2.97	12.52	23.7	3.10	12.55	24.7
May 1, 2017	2.90	12.52	23.2	2.89	12.52	23.1	3.01	12.55	24.0
June 1, 2017	2.81	12.52	22.5	2.80	12.52	22.4	2.93	12.55	23.3
July 1, 2017	2.73	12.52	21.8	2.72	12.52	21.7	2.84	12.55	22.7
August 1, 2017	2.64	12.52	21.1	2.63	12.52	21.0	2.76	12.55	22.0
September 1, 2017	2.55	12.52	20.4	2.54	12.52	20.3	2.67	12.55	21.3
October 1, 2017	2.47	12.52	19.7	2.45	12.52	19.6	2.58	12.55	20.6
November 1, 2017	2.38	11.71	20.3	2.37	11.71	20.2	2.49	12.55	19.8
December 1, 2017	2.29	11.71	19.5	2.28	11.71	19.4	2.40	11.74	20.4

III-3

	N14171			N12172			N14173

	Equipment			Equipment			Equipment
	Note	Assumed	Loan to	Note	Assumed	Loan to	Note	Assumed	Loan to
	Outstanding	Aircraft	Value	Outstanding	Aircraft	Value	Outstanding	Aircraft	Value
Date	Balance	Value	Ratio	Balance	Value	Ratio	Balance	Value	Ratio

	($ millions)	($ millions)		($ millions)	($ millions)		($ millions)	($ millions)
January 1, 2018	$2.20	$11.71	18.7%	$2.19	$11.71	18.7%	$2.31	$11.74	19.7%
February 1, 2018	2.10	11.71	18.0	2.10	11.71	17.9	2.22	11.74	18.9
March 1, 2018	2.01	11.71	17.2	2.00	11.71	17.1	2.13	11.74	18.1
April 1, 2018	1.92	11.71	16.4	1.91	11.71	16.3	2.03	11.74	17.3
May 1, 2018	1.83	11.71	15.6	1.82	11.71	15.5	1.94	11.74	16.5
June 1, 2018	1.73	11.71	14.8	1.72	11.71	14.7	1.84	11.74	15.7
July 1, 2018	1.64	11.71	14.0	1.63	11.71	13.9	1.75	11.74	14.9
August 1, 2018	1.54	11.71	13.1	1.53	11.71	13.1	1.65	11.74	14.1
September 1, 2018	1.44	11.71	12.3	1.44	11.71	12.3	1.55	11.74	13.2
October 1, 2018	1.35	11.71	11.5	1.34	11.71	11.4	1.46	11.74	12.4
November 1, 2018	1.25	10.91	11.4	1.24	10.91	11.4	1.36	11.74	11.6
December 1, 2018	1.15	10.91	10.5	1.14	10.91	10.5	1.26	10.93	11.5
January 1, 2019	1.05	10.91	9.6	1.04	10.91	9.6	1.16	10.93	10.6
February 1, 2019	0.95	10.91	8.7	0.94	10.91	8.6	1.06	10.93	9.7
March 1, 2019	0.84	10.91	7.7	0.84	10.91	7.7	0.96	10.93	8.7
April 1, 2019	0.74	10.91	6.8	0.74	10.91	6.8	0.85	10.93	7.8
May 1, 2019	0.64	10.91	5.9	0.64	10.91	5.8	0.75	10.93	6.9
June 1, 2019	0.53	10.91	4.9	0.53	10.91	4.9	0.65	10.93	5.9
July 1, 2019	0.43	10.91	3.9	0.43	10.91	3.9	0.54	10.93	4.9
August 1, 2019	0.32	10.91	3.0	0.32	10.91	3.0	0.43	10.93	4.0
September 1, 2019	0.22	10.91	2.0	0.22	10.91	2.0	0.33	10.93	3.0
October 1, 2019	0.11	10.91	1.0	0.11	10.91	1.0	0.22	10.93	2.0
November 1, 2019	0.00	0.00	NA	0.00	0.00	NA	0.11	10.93	1.0
December 1, 2019	0.00	0.00	NA	0.00	0.00	NA	0.00	0.00	NA
January 1, 2020	0.00	0.00	NA	0.00	0.00	NA	0.00	0.00	NA
February 1, 2020	0.00	0.00	NA	0.00	0.00	NA	0.00	0.00	NA
March 1, 2020	0.00	0.00	NA	0.00	0.00	NA	0.00	0.00	NA
April 1, 2020	0.00	0.00	NA	0.00	0.00	NA	0.00	0.00	NA
May 1, 2020	0.00	0.00	NA	0.00	0.00	NA	0.00	0.00	NA
June 1, 2020	0.00	0.00	NA	0.00	0.00	NA	0.00	0.00	NA
July 1, 2020	0.00	0.00	NA	0.00	0.00	NA	0.00	0.00	NA
August 1, 2020	0.00	0.00	NA	0.00	0.00	NA	0.00	0.00	NA
September 1, 2020	0.00	0.00	NA	0.00	0.00	NA	0.00	0.00	NA
October 1, 2020	0.00	0.00	NA	0.00	0.00	NA	0.00	0.00	NA
November 1, 2020	0.00	0.00	NA	0.00	0.00	NA	0.00	0.00	NA
December 1, 2020	0.00	0.00	NA	0.00	0.00	NA	0.00	0.00	NA
January 1, 2021	0.00	0.00	NA	0.00	0.00	NA	0.00	0.00	NA
February 1, 2021	0.00	0.00	NA	0.00	0.00	NA	0.00	0.00	NA
March 1, 2021	0.00	0.00	NA	0.00	0.00	NA	0.00	0.00	NA
April 1, 2021	0.00	0.00	NA	0.00	0.00	NA	0.00	0.00	NA

III-4

	N14174			N12175			N11176

	Equipment			Equipment			Equipment
	Note	Assumed	Loan to	Note	Assumed	Loan to	Note	Assumed	Loan to
	Outstanding	Aircraft	Value	Outstanding	Aircraft	Value	Outstanding	Aircraft	Value
Date	Balance	Value	Ratio	Balance	Value	Ratio	Balance	Value	Ratio

	($ millions)	($ millions)		($ millions)	($ millions)		($ millions)	($ millions)
March 1, 2006	$10.05	$19.68	51.1%	$10.00	$19.68	50.8%	$10.30	$19.84	51.9%
April 1, 2006	10.02	19.68	50.9	9.97	19.68	50.7	10.27	19.84	51.8
May 1, 2006	9.99	19.68	50.8	9.95	19.68	50.5	10.25	19.84	51.6
June 1, 2006	9.96	19.68	50.6	9.92	19.68	50.4	10.22	19.84	51.5
July 1, 2006	9.93	19.68	50.5	9.89	19.68	50.3	10.19	19.84	51.3
August 1, 2006	9.90	19.68	50.3	9.86	19.68	50.1	10.16	19.84	51.2
September 1, 2006	9.87	19.68	50.2	9.83	19.68	50.0	10.13	19.84	51.0
October 1, 2006	9.84	19.68	50.0	9.80	19.68	49.8	10.10	19.84	50.9
November 1, 2006	9.81	19.68	49.9	9.77	19.68	49.7	10.07	19.84	50.7
December 1, 2006	9.78	19.07	51.3	9.74	19.07	51.1	10.04	19.84	50.6
January 1, 2007	9.75	19.07	51.1	9.71	19.07	50.9	10.00	19.23	52.0
February 1, 2007	9.72	19.07	51.0	9.68	19.07	50.8	9.97	19.23	51.9
March 1, 2007	9.69	19.07	50.8	9.65	19.07	50.6	9.94	19.23	51.7
April 1, 2007	9.66	19.07	50.7	9.62	19.07	50.4	9.91	19.23	51.5
May 1, 2007	9.63	19.07	50.5	9.58	19.07	50.3	9.88	19.23	51.4
June 1, 2007	9.60	19.07	50.3	9.55	19.07	50.1	9.85	19.23	51.2
July 1, 2007	9.56	19.07	50.2	9.52	19.07	49.9	9.81	19.23	51.0
August 1, 2007	9.53	19.07	50.0	9.49	19.07	49.8	9.78	19.23	50.9
September 1, 2007	9.50	19.07	49.8	9.46	19.07	49.6	9.75	19.23	50.7
October 1, 2007	9.46	19.07	49.6	9.42	19.07	49.4	9.71	19.23	50.5
November 1, 2007	9.43	19.07	49.5	9.39	19.07	49.2	9.68	19.23	50.3
December 1, 2007	9.40	18.46	50.9	9.36	18.46	50.7	9.65	19.23	50.2
January 1, 2008	9.36	18.46	50.7	9.32	18.46	50.5	9.61	18.62	51.6
February 1, 2008	9.33	18.46	50.5	9.29	18.46	50.3	9.58	18.62	51.4
March 1, 2008	9.30	18.46	50.4	9.25	18.46	50.1	9.54	18.62	51.3
April 1, 2008	9.26	18.46	50.2	9.22	18.46	50.0	9.51	18.62	51.1
May 1, 2008	9.23	18.46	50.0	9.19	18.46	49.8	9.47	18.62	50.9
June 1, 2008	9.19	18.46	49.8	9.15	18.46	49.6	9.44	18.62	50.7
July 1, 2008	9.16	18.46	49.6	9.12	18.46	49.4	9.40	18.62	50.5
August 1, 2008	9.12	18.46	49.4	9.08	18.46	49.2	9.36	18.62	50.3
September 1, 2008	9.08	18.46	49.2	9.04	18.46	49.0	9.33	18.62	50.1
October 1, 2008	9.05	18.46	49.0	9.01	18.46	48.8	9.29	18.62	49.9
November 1, 2008	9.01	18.46	48.8	8.97	18.46	48.6	9.25	18.62	49.7
December 1, 2008	8.97	17.85	50.3	8.93	17.85	50.1	9.22	18.62	49.5
January 1, 2009	8.94	17.85	50.1	8.90	17.85	49.8	9.18	18.00	51.0
February 1, 2009	8.90	17.85	49.9	8.86	17.85	49.6	9.14	18.00	50.8
March 1, 2009	8.86	17.85	49.6	8.82	17.85	49.4	9.10	18.00	50.6
April 1, 2009	8.82	17.85	49.4	8.78	17.85	49.2	9.06	18.00	50.3
May 1, 2009	8.78	17.85	49.2	8.75	17.85	49.0	9.02	18.00	50.1
June 1, 2009	8.75	17.85	49.0	8.71	17.85	48.8	8.98	18.00	49.9
July 1, 2009	8.71	17.85	48.8	8.67	17.85	48.6	8.94	18.00	49.7
August 1, 2009	8.67	17.85	48.6	8.63	17.85	48.3	8.90	18.00	49.5
September 1, 2009	8.63	17.85	48.3	8.59	17.85	48.1	8.86	18.00	49.2
October 1, 2009	8.59	17.85	48.1	8.55	17.85	47.9	8.82	18.00	49.0
November 1, 2009	8.55	17.85	47.9	8.51	17.85	47.7	8.78	18.00	48.8
December 1, 2009	8.51	17.24	49.3	8.47	17.24	49.1	8.74	18.00	48.6
January 1, 2010	8.46	17.24	49.1	8.43	17.24	48.9	8.70	17.39	50.0
February 1, 2010	8.42	17.24	48.9	8.39	17.24	48.6	8.66	17.39	49.8
March 1, 2010	8.38	17.24	48.6	8.34	17.24	48.4	8.61	17.39	49.5

III-5

	N14174			N12175			N11176

	Equipment			Equipment			Equipment
	Note	Assumed	Loan to	Note	Assumed	Loan to	Note	Assumed	Loan to
	Outstanding	Aircraft	Value	Outstanding	Aircraft	Value	Outstanding	Aircraft	Value
Date	Balance	Value	Ratio	Balance	Value	Ratio	Balance	Value	Ratio

	($ millions)	($ millions)		($ millions)	($ millions)		($ millions)	($ millions)
April 1, 2010	$8.34	$17.24	48.4%	$8.30	$17.24	48.2%	$8.57	$17.39	49.3%
May 1, 2010	8.30	17.24	48.1	8.26	17.24	47.9	8.53	17.39	49.0
June 1, 2010	8.25	17.24	47.9	8.22	17.24	47.7	8.48	17.39	48.8
July 1, 2010	8.21	17.24	47.6	8.17	17.24	47.4	8.44	17.39	48.5
August 1, 2010	8.17	17.24	47.4	8.13	17.24	47.2	8.40	17.39	48.3
September 1, 2010	8.12	17.24	47.1	8.09	17.24	46.9	8.35	17.39	48.0
October 1, 2010	8.08	17.24	46.9	8.04	17.24	46.6	8.31	17.39	47.8
November 1, 2010	8.03	17.24	46.6	8.00	17.24	46.4	8.26	17.39	47.5
December 1, 2010	7.99	16.63	48.0	7.95	16.63	47.8	8.22	17.39	47.3
January 1, 2011	7.94	16.63	47.8	7.91	16.63	47.5	8.17	16.77	48.7
February 1, 2011	7.90	16.63	47.5	7.86	16.63	47.3	8.12	16.77	48.4
March 1, 2011	7.85	16.63	47.2	7.82	16.63	47.0	8.08	16.77	48.1
April 1, 2011	7.80	16.63	46.9	7.77	16.63	46.7	8.03	16.77	47.9
May 1, 2011	7.76	16.63	46.6	7.72	16.63	46.4	7.98	16.77	47.6
June 1, 2011	7.71	16.63	46.4	7.68	16.63	46.2	7.93	16.77	47.3
July 1, 2011	7.66	16.63	46.1	7.63	16.63	45.9	7.89	16.77	47.0
August 1, 2011	7.61	16.63	45.8	7.58	16.63	45.6	7.84	16.77	46.7
September 1, 2011	7.57	16.63	45.5	7.53	16.63	45.3	7.79	16.77	46.4
October 1, 2011	7.52	16.63	45.2	7.48	16.63	45.0	7.74	16.77	46.1
November 1, 2011	7.47	16.63	44.9	7.43	16.63	44.7	7.69	16.77	45.8
December 1, 2011	7.42	16.02	46.3	7.39	16.02	46.1	7.64	16.77	45.5
January 1, 2012	7.37	16.02	46.0	7.34	16.02	45.8	7.59	16.16	46.9
February 1, 2012	7.32	16.02	45.7	7.29	16.02	45.5	7.54	16.16	46.6
March 1, 2012	7.27	16.02	45.3	7.23	16.02	45.1	7.48	16.16	46.3
April 1, 2012	7.22	16.02	45.0	7.18	16.02	44.8	7.43	16.16	46.0
May 1, 2012	7.16	16.02	44.7	7.13	16.02	44.5	7.38	16.16	45.7
June 1, 2012	7.11	16.02	44.4	7.08	16.02	44.2	7.33	16.16	45.3
July 1, 2012	7.06	16.02	44.0	7.03	16.02	43.9	7.27	16.16	45.0
August 1, 2012	7.01	16.02	43.7	6.97	16.02	43.5	7.22	16.16	44.7
September 1, 2012	6.95	16.02	43.4	6.92	16.02	43.2	7.16	16.16	44.3
October 1, 2012	6.90	16.02	43.0	6.87	16.02	42.9	7.11	16.16	44.0
November 1, 2012	6.84	16.02	42.7	6.81	16.02	42.5	7.05	16.16	43.6
December 1, 2012	6.79	15.42	44.0	6.76	15.42	43.8	7.00	16.16	43.3
January 1, 2013	6.73	15.42	43.7	6.70	15.42	43.5	6.94	15.55	44.7
February 1, 2013	6.68	15.42	43.3	6.65	15.42	43.1	6.89	15.55	44.3
March 1, 2013	6.62	15.42	42.9	6.59	15.42	42.8	6.83	15.55	43.9
April 1, 2013	6.56	15.42	42.6	6.53	15.42	42.4	6.77	15.55	43.6
May 1, 2013	6.51	15.42	42.2	6.48	15.42	42.0	6.71	15.55	43.2
June 1, 2013	6.45	15.42	41.8	6.42	15.42	41.6	6.65	15.55	42.8
July 1, 2013	6.39	15.42	41.5	6.36	15.42	41.3	6.60	15.55	42.4
August 1, 2013	6.33	15.42	41.1	6.30	15.42	40.9	6.54	15.55	42.0
September 1, 2013	6.27	15.42	40.7	6.25	15.42	40.5	6.48	15.55	41.7
October 1, 2013	6.21	15.42	40.3	6.19	15.42	40.1	6.42	15.55	41.3
November 1, 2013	6.15	15.42	39.9	6.13	15.42	39.7	6.35	15.55	40.9
December 1, 2013	6.09	14.81	41.1	6.07	14.81	41.0	6.29	15.55	40.5
January 1, 2014	6.03	14.81	40.7	6.00	14.81	40.6	6.23	14.93	41.7
February 1, 2014	5.97	14.81	40.3	5.94	14.81	40.1	6.17	14.93	41.3
March 1, 2014	5.91	14.81	39.9	5.88	14.81	39.7	6.11	14.93	40.9
April 1, 2014	5.85	14.81	39.5	5.82	14.81	39.3	6.04	14.93	40.5

III-6

	N14174			N12175			N11176

	Equipment			Equipment			Equipment
	Note	Assumed	Loan to	Note	Assumed	Loan to	Note	Assumed	Loan to
	Outstanding	Aircraft	Value	Outstanding	Aircraft	Value	Outstanding	Aircraft	Value
Date	Balance	Value	Ratio	Balance	Value	Ratio	Balance	Value	Ratio

	($ millions)	($ millions)		($ millions)	($ millions)		($ millions)	($ millions)
May 1, 2014	$5.78	$14.81	39.0%	$5.76	$14.81	38.9%	$5.98	$14.93	40.0%
June 1, 2014	5.72	14.81	38.6	5.69	14.81	38.4	5.91	14.93	39.6
July 1, 2014	5.65	14.81	38.2	5.63	14.81	38.0	5.85	14.93	39.2
August 1, 2014	5.59	14.81	37.7	5.56	14.81	37.6	5.78	14.93	38.7
September 1, 2014	5.52	14.81	37.3	5.50	14.81	37.1	5.72	14.93	38.3
October 1, 2014	5.46	14.81	36.9	5.43	14.81	36.7	5.65	14.93	37.8
November 1, 2014	5.39	14.81	36.4	5.37	14.81	36.3	5.58	14.93	37.4
December 1, 2014	5.33	14.20	37.5	5.30	14.20	37.3	5.51	14.93	36.9
January 1, 2015	5.26	14.20	37.0	5.23	14.20	36.9	5.45	14.32	38.0
February 1, 2015	5.19	14.20	36.5	5.17	14.20	36.4	5.38	14.32	37.5
March 1, 2015	5.12	14.20	36.1	5.10	14.20	35.9	5.31	14.32	37.1
April 1, 2015	5.05	14.20	35.6	5.03	14.20	35.4	5.24	14.32	36.6
May 1, 2015	4.98	14.20	35.1	4.96	14.20	34.9	5.17	14.32	36.1
June 1, 2015	4.91	14.20	34.6	4.89	14.20	34.4	5.10	14.32	35.6
July 1, 2015	4.84	14.20	34.1	4.82	14.20	33.9	5.02	14.32	35.1
August 1, 2015	4.77	14.20	33.6	4.75	14.20	33.4	4.95	14.32	34.6
September 1, 2015	4.70	14.20	33.1	4.68	14.20	32.9	4.88	14.32	34.1
October 1, 2015	4.62	14.20	32.6	4.60	14.20	32.4	4.80	14.32	33.5
November 1, 2015	4.55	14.20	32.1	4.53	14.20	31.9	4.73	14.32	33.0
December 1, 2015	4.48	13.39	33.4	4.46	13.39	33.3	4.65	14.32	32.5
January 1, 2016	4.40	13.39	32.9	4.38	13.39	32.7	4.58	13.50	33.9
February 1, 2016	4.33	13.39	32.3	4.31	13.39	32.2	4.50	13.50	33.4
March 1, 2016	4.25	13.39	31.8	4.23	13.39	31.6	4.43	13.50	32.8
April 1, 2016	4.18	13.39	31.2	4.16	13.39	31.1	4.35	13.50	32.2
May 1, 2016	4.10	13.39	30.6	4.08	13.39	30.5	4.27	13.50	31.6
June 1, 2016	4.02	13.39	30.0	4.00	13.39	29.9	4.19	13.50	31.0
July 1, 2016	3.94	13.39	29.5	3.93	13.39	29.3	4.11	13.50	30.5
August 1, 2016	3.86	13.39	28.9	3.85	13.39	28.7	4.03	13.50	29.9
September 1, 2016	3.78	13.39	28.3	3.77	13.39	28.1	3.95	13.50	29.3
October 1, 2016	3.70	13.39	27.7	3.69	13.39	27.5	3.87	13.50	28.7
November 1, 2016	3.62	13.39	27.1	3.61	13.39	26.9	3.79	13.50	28.1
December 1, 2016	3.54	12.58	28.2	3.53	12.58	28.0	3.71	13.50	27.4
January 1, 2017	3.46	12.58	27.5	3.44	12.58	27.4	3.62	12.68	28.6
February 1, 2017	3.38	12.58	26.9	3.36	12.58	26.7	3.54	12.68	27.9
March 1, 2017	3.29	12.58	26.2	3.28	12.58	26.1	3.45	12.68	27.2
April 1, 2017	3.21	12.58	25.5	3.19	12.58	25.4	3.37	12.68	26.6
May 1, 2017	3.12	12.58	24.8	3.11	12.58	24.7	3.28	12.68	25.9
June 1, 2017	3.04	12.58	24.2	3.02	12.58	24.1	3.20	12.68	25.2
July 1, 2017	2.95	12.58	23.5	2.94	12.58	23.4	3.11	12.68	24.5
August 1, 2017	2.86	12.58	22.8	2.85	12.58	22.7	3.02	12.68	23.8
September 1, 2017	2.78	12.58	22.1	2.76	12.58	22.0	2.93	12.68	23.1
October 1, 2017	2.69	12.58	21.4	2.68	12.58	21.3	2.84	12.68	22.4
November 1, 2017	2.60	12.58	20.7	2.59	12.58	20.6	2.75	12.68	21.7
December 1, 2017	2.51	11.76	21.3	2.50	11.76	21.2	2.66	12.68	21.0
January 1, 2018	2.42	11.76	20.6	2.41	11.76	20.5	2.57	11.87	21.6
February 1, 2018	2.33	11.76	19.8	2.32	11.76	19.7	2.47	11.87	20.8
March 1, 2018	2.23	11.76	19.0	2.22	11.76	18.9	2.38	11.87	20.1
April 1, 2018	2.14	11.76	18.2	2.13	11.76	18.1	2.29	11.87	19.3
May 1, 2018	2.05	11.76	17.4	2.04	11.76	17.3	2.19	11.87	18.5

III-7

	N14174			N12175			N11176

	Equipment			Equipment			Equipment
	Note	Assumed	Loan to	Note	Assumed	Loan to	Note	Assumed	Loan to
	Outstanding	Aircraft	Value	Outstanding	Aircraft	Value	Outstanding	Aircraft	Value
Date	Balance	Value	Ratio	Balance	Value	Ratio	Balance	Value	Ratio

	($ millions)	($ millions)		($ millions)	($ millions)		($ millions)	($ millions)
June 1, 2018	$1.95	$11.76	16.6%	$1.94	$11.76	16.5%	$2.09	$11.87	17.7%
July 1, 2018	1.86	11.76	15.8	1.85	11.76	15.7	2.00	11.87	16.8
August 1, 2018	1.76	11.76	15.0	1.75	11.76	14.9	1.90	11.87	16.0
September 1, 2018	1.66	11.76	14.2	1.66	11.76	14.1	1.80	11.87	15.2
October 1, 2018	1.57	11.76	13.3	1.56	11.76	13.3	1.70	11.87	14.3
November 1, 2018	1.47	11.76	12.5	1.46	11.76	12.4	1.60	11.87	13.5
December 1, 2018	1.37	10.95	12.5	1.36	10.95	12.4	1.50	11.87	12.7
January 1, 2019	1.27	10.95	11.6	1.26	10.95	11.5	1.40	11.05	12.7
February 1, 2019	1.17	10.95	10.7	1.16	10.95	10.6	1.30	11.05	11.7
March 1, 2019	1.07	10.95	9.7	1.06	10.95	9.7	1.19	11.05	10.8
April 1, 2019	0.96	10.95	8.8	0.96	10.95	8.8	1.09	11.05	9.9
May 1, 2019	0.86	10.95	7.8	0.86	10.95	7.8	0.99	11.05	8.9
June 1, 2019	0.76	10.95	6.9	0.75	10.95	6.9	0.88	11.05	8.0
July 1, 2019	0.65	10.95	5.9	0.65	10.95	5.9	0.77	11.05	7.0
August 1, 2019	0.54	10.95	5.0	0.54	10.95	4.9	0.66	11.05	6.0
September 1, 2019	0.44	10.95	4.0	0.44	10.95	4.0	0.56	11.05	5.0
October 1, 2019	0.33	10.95	3.0	0.33	10.95	3.0	0.45	11.05	4.0
November 1, 2019	0.22	10.95	2.0	0.22	10.95	2.0	0.34	11.05	3.0
December 1, 2019	0.11	10.14	1.1	0.11	10.14	1.1	0.23	11.05	2.0
January 1, 2020	0.00	0.00	NA	0.00	0.00	NA	0.11	10.23	1.1
February 1, 2020	0.00	0.00	NA	0.00	0.00	NA	0.00	0.00	NA
March 1, 2020	0.00	0.00	NA	0.00	0.00	NA	0.00	0.00	NA
April 1, 2020	0.00	0.00	NA	0.00	0.00	NA	0.00	0.00	NA
May 1, 2020	0.00	0.00	NA	0.00	0.00	NA	0.00	0.00	NA
June 1, 2020	0.00	0.00	NA	0.00	0.00	NA	0.00	0.00	NA
July 1, 2020	0.00	0.00	NA	0.00	0.00	NA	0.00	0.00	NA
August 1, 2020	0.00	0.00	NA	0.00	0.00	NA	0.00	0.00	NA
September 1, 2020	0.00	0.00	NA	0.00	0.00	NA	0.00	0.00	NA
October 1, 2020	0.00	0.00	NA	0.00	0.00	NA	0.00	0.00	NA
November 1, 2020	0.00	0.00	NA	0.00	0.00	NA	0.00	0.00	NA
December 1, 2020	0.00	0.00	NA	0.00	0.00	NA	0.00	0.00	NA
January 1, 2021	0.00	0.00	NA	0.00	0.00	NA	0.00	0.00	NA
February 1, 2021	0.00	0.00	NA	0.00	0.00	NA	0.00	0.00	NA
March 1, 2021	0.00	0.00	NA	0.00	0.00	NA	0.00	0.00	NA
April 1, 2021	0.00	0.00	NA	0.00	0.00	NA	0.00	0.00	NA

III-8

	N14177			N16178			N14179

	Equipment			Equipment			Equipment
	Note	Assumed	Loan to	Note	Assumed	Loan to	Note	Assumed	Loan to
	Outstanding	Aircraft	Value	Outstanding	Aircraft	Value	Outstanding	Aircraft	Value
Date	Balance	Value	Ratio	Balance	Value	Ratio	Balance	Value	Ratio

	($ millions)	($ millions)		($ millions)	($ millions)		($ millions)	($ millions)
March 1, 2006	$10.26	$19.89	51.6%	$10.26	$19.89	51.6%	$10.55	$19.93	52.9%
April 1, 2006	10.23	19.89	51.4	10.23	19.89	51.4	10.52	19.93	52.8
May 1, 2006	10.20	19.89	51.3	10.20	19.89	51.3	10.49	19.93	52.6
June 1, 2006	10.17	19.89	51.2	10.17	19.89	51.2	10.46	19.93	52.5
July 1, 2006	10.15	19.89	51.0	10.15	19.89	51.0	10.43	19.93	52.3
August 1, 2006	10.12	19.89	50.9	10.12	19.89	50.9	10.40	19.93	52.2
September 1, 2006	10.09	19.89	50.7	10.09	19.89	50.7	10.37	19.93	52.0
October 1, 2006	10.06	19.89	50.6	10.06	19.89	50.6	10.34	19.93	51.9
November 1, 2006	10.03	19.89	50.4	10.03	19.89	50.4	10.31	19.93	51.7
December 1, 2006	10.00	19.89	50.3	10.00	19.89	50.3	10.28	19.93	51.6
January 1, 2007	9.97	19.89	50.1	9.97	19.89	50.1	10.25	19.93	51.4
February 1, 2007	9.93	19.89	50.0	9.93	19.89	50.0	10.21	19.93	51.3
March 1, 2007	9.90	19.27	51.4	9.90	19.27	51.4	10.18	19.31	52.7
April 1, 2007	9.87	19.27	51.2	9.87	19.27	51.2	10.15	19.31	52.6
May 1, 2007	9.84	19.27	51.1	9.84	19.27	51.1	10.12	19.31	52.4
June 1, 2007	9.81	19.27	50.9	9.81	19.27	50.9	10.09	19.31	52.2
July 1, 2007	9.78	19.27	50.7	9.78	19.27	50.7	10.05	19.31	52.1
August 1, 2007	9.74	19.27	50.6	9.74	19.27	50.6	10.02	19.31	51.9
September 1, 2007	9.71	19.27	50.4	9.71	19.27	50.4	9.99	19.31	51.7
October 1, 2007	9.68	19.27	50.2	9.68	19.27	50.2	9.95	19.31	51.5
November 1, 2007	9.65	19.27	50.0	9.65	19.27	50.0	9.92	19.31	51.4
December 1, 2007	9.61	19.27	49.9	9.61	19.27	49.9	9.89	19.31	51.2
January 1, 2008	9.58	19.27	49.7	9.58	19.27	49.7	9.85	19.31	51.0
February 1, 2008	9.54	19.27	49.5	9.54	19.27	49.5	9.82	19.31	50.8
March 1, 2008	9.51	18.66	51.0	9.51	18.66	51.0	9.78	18.70	52.3
April 1, 2008	9.48	18.66	50.8	9.48	18.66	50.8	9.75	18.70	52.1
May 1, 2008	9.44	18.66	50.6	9.44	18.66	50.6	9.71	18.70	51.9
June 1, 2008	9.41	18.66	50.4	9.41	18.66	50.4	9.68	18.70	51.8
July 1, 2008	9.37	18.66	50.2	9.37	18.66	50.2	9.64	18.70	51.6
August 1, 2008	9.33	18.66	50.0	9.33	18.66	50.0	9.60	18.70	51.4
September 1, 2008	9.30	18.66	49.8	9.30	18.66	49.8	9.57	18.70	51.2
October 1, 2008	9.26	18.66	49.6	9.26	18.66	49.6	9.53	18.70	51.0
November 1, 2008	9.23	18.66	49.4	9.23	18.66	49.4	9.49	18.70	50.8
December 1, 2008	9.19	18.66	49.2	9.19	18.66	49.2	9.46	18.70	50.6
January 1, 2009	9.15	18.66	49.0	9.15	18.66	49.0	9.42	18.70	50.4
February 1, 2009	9.11	18.66	48.8	9.11	18.66	48.8	9.38	18.70	50.2
March 1, 2009	9.08	18.04	50.3	9.08	18.04	50.3	9.34	18.08	51.7
April 1, 2009	9.04	18.04	50.1	9.04	18.04	50.1	9.30	18.08	51.5
May 1, 2009	9.00	18.04	49.9	9.00	18.04	49.9	9.26	18.08	51.2
June 1, 2009	8.96	18.04	49.7	8.96	18.04	49.7	9.22	18.08	51.0
July 1, 2009	8.92	18.04	49.4	8.92	18.04	49.4	9.18	18.08	50.8
August 1, 2009	8.88	18.04	49.2	8.88	18.04	49.2	9.14	18.08	50.6
September 1, 2009	8.84	18.04	49.0	8.84	18.04	49.0	9.10	18.08	50.4
October 1, 2009	8.80	18.04	48.8	8.80	18.04	48.8	9.06	18.08	50.1
November 1, 2009	8.76	18.04	48.6	8.76	18.04	48.6	9.02	18.08	49.9
December 1, 2009	8.72	18.04	48.3	8.72	18.04	48.3	8.98	18.08	49.7
January 1, 2010	8.68	18.04	48.1	8.68	18.04	48.1	8.94	18.08	49.4
February 1, 2010	8.64	18.04	47.9	8.64	18.04	47.9	8.90	18.08	49.2
March 1, 2010	8.60	17.43	49.3	8.60	17.43	49.3	8.85	17.46	50.7

III-9

	N14177			N16178			N14179

	Equipment			Equipment			Equipment
	Note	Assumed	Loan to	Note	Assumed	Loan to	Note	Assumed	Loan to
	Outstanding	Aircraft	Value	Outstanding	Aircraft	Value	Outstanding	Aircraft	Value
Date	Balance	Value	Ratio	Balance	Value	Ratio	Balance	Value	Ratio

	($ millions)	($ millions)		($ millions)	($ millions)		($ millions)	($ millions)
April 1, 2010	$8.55	$17.43	49.1%	$8.55	$17.43	49.1%	$8.81	$17.46	50.5%
May 1, 2010	8.51	17.43	48.8	8.51	17.43	48.8	8.77	17.46	50.2
June 1, 2010	8.47	17.43	48.6	8.47	17.43	48.6	8.72	17.46	50.0
July 1, 2010	8.43	17.43	48.3	8.43	17.43	48.3	8.68	17.46	49.7
August 1, 2010	8.38	17.43	48.1	8.38	17.43	48.1	8.64	17.46	49.5
September 1, 2010	8.34	17.43	47.8	8.34	17.43	47.8	8.59	17.46	49.2
October 1, 2010	8.29	17.43	47.6	8.29	17.43	47.6	8.55	17.46	48.9
November 1, 2010	8.25	17.43	47.3	8.25	17.43	47.3	8.50	17.46	48.7
December 1, 2010	8.20	17.43	47.1	8.20	17.43	47.1	8.46	17.46	48.4
January 1, 2011	8.16	17.43	46.8	8.16	17.43	46.8	8.41	17.46	48.2
February 1, 2011	8.11	17.43	46.6	8.11	17.43	46.6	8.36	17.46	47.9
March 1, 2011	8.07	16.81	48.0	8.07	16.81	48.0	8.32	16.85	49.4
April 1, 2011	8.02	16.81	47.7	8.02	16.81	47.7	8.27	16.85	49.1
May 1, 2011	7.97	16.81	47.4	7.97	16.81	47.4	8.22	16.85	48.8
June 1, 2011	7.93	16.81	47.1	7.93	16.81	47.1	8.17	16.85	48.5
July 1, 2011	7.88	16.81	46.9	7.88	16.81	46.9	8.12	16.85	48.2
August 1, 2011	7.83	16.81	46.6	7.83	16.81	46.6	8.08	16.85	47.9
September 1, 2011	7.78	16.81	46.3	7.78	16.81	46.3	8.03	16.85	47.6
October 1, 2011	7.73	16.81	46.0	7.73	16.81	46.0	7.98	16.85	47.3
November 1, 2011	7.68	16.81	45.7	7.68	16.81	45.7	7.93	16.85	47.0
December 1, 2011	7.63	16.81	45.4	7.63	16.81	45.4	7.88	16.85	46.7
January 1, 2012	7.58	16.81	45.1	7.58	16.81	45.1	7.82	16.85	46.4
February 1, 2012	7.53	16.81	44.8	7.53	16.81	44.8	7.77	16.85	46.1
March 1, 2012	7.48	16.20	46.2	7.48	16.20	46.2	7.72	16.23	47.6
April 1, 2012	7.43	16.20	45.9	7.43	16.20	45.9	7.67	16.23	47.3
May 1, 2012	7.38	16.20	45.6	7.38	16.20	45.6	7.62	16.23	46.9
June 1, 2012	7.33	16.20	45.2	7.33	16.20	45.2	7.56	16.23	46.6
July 1, 2012	7.27	16.20	44.9	7.27	16.20	44.9	7.51	16.23	46.3
August 1, 2012	7.22	16.20	44.6	7.22	16.20	44.6	7.46	16.23	45.9
September 1, 2012	7.17	16.20	44.3	7.17	16.20	44.3	7.40	16.23	45.6
October 1, 2012	7.11	16.20	43.9	7.11	16.20	43.9	7.35	16.23	45.3
November 1, 2012	7.06	16.20	43.6	7.06	16.20	43.6	7.29	16.23	44.9
December 1, 2012	7.00	16.20	43.2	7.00	16.20	43.2	7.24	16.23	44.6
January 1, 2013	6.95	16.20	42.9	6.95	16.20	42.9	7.18	16.23	44.2
February 1, 2013	6.89	16.20	42.6	6.89	16.20	42.6	7.12	16.23	43.9
March 1, 2013	6.84	15.58	43.9	6.84	15.58	43.9	7.07	15.62	45.3
April 1, 2013	6.78	15.58	43.5	6.78	15.58	43.5	7.01	15.62	44.9
May 1, 2013	6.72	15.58	43.1	6.72	15.58	43.1	6.95	15.62	44.5
June 1, 2013	6.67	15.58	42.8	6.67	15.58	42.8	6.89	15.62	44.1
July 1, 2013	6.61	15.58	42.4	6.61	15.58	42.4	6.83	15.62	43.8
August 1, 2013	6.55	15.58	42.0	6.55	15.58	42.0	6.77	15.62	43.4
September 1, 2013	6.49	15.58	41.7	6.49	15.58	41.7	6.71	15.62	43.0
October 1, 2013	6.43	15.58	41.3	6.43	15.58	41.3	6.65	15.62	42.6
November 1, 2013	6.37	15.58	40.9	6.37	15.58	40.9	6.59	15.62	42.2
December 1, 2013	6.31	15.58	40.5	6.31	15.58	40.5	6.53	15.62	41.8
January 1, 2014	6.25	15.58	40.1	6.25	15.58	40.1	6.47	15.62	41.4
February 1, 2014	6.19	15.58	39.7	6.19	15.58	39.7	6.41	15.62	41.0
March 1, 2014	6.13	14.97	40.9	6.13	14.97	40.9	6.34	15.00	42.3
April 1, 2014	6.06	14.97	40.5	6.06	14.97	40.5	6.28	15.00	41.9

III-10

	N14177			N16178			N14179

	Equipment			Equipment			Equipment
	Note	Assumed	Loan to	Note	Assumed	Loan to	Note	Assumed	Loan to
	Outstanding	Aircraft	Value	Outstanding	Aircraft	Value	Outstanding	Aircraft	Value
Date	Balance	Value	Ratio	Balance	Value	Ratio	Balance	Value	Ratio

	($ millions)	($ millions)		($ millions)	($ millions)		($ millions)	($ millions)
May 1, 2014	$6.00	$14.97	40.1%	$6.00	$14.97	40.1%	$6.21	$15.00	41.4%
June 1, 2014	5.94	14.97	39.7	5.94	14.97	39.7	6.15	15.00	41.0
July 1, 2014	5.87	14.97	39.2	5.87	14.97	39.2	6.08	15.00	40.6
August 1, 2014	5.81	14.97	38.8	5.81	14.97	38.8	6.02	15.00	40.1
September 1, 2014	5.74	14.97	38.4	5.74	14.97	38.4	5.95	15.00	39.7
October 1, 2014	5.68	14.97	37.9	5.68	14.97	37.9	5.89	15.00	39.2
November 1, 2014	5.61	14.97	37.5	5.61	14.97	37.5	5.82	15.00	38.8
December 1, 2014	5.54	14.97	37.0	5.54	14.97	37.0	5.75	15.00	38.3
January 1, 2015	5.48	14.97	36.6	5.48	14.97	36.6	5.68	15.00	37.9
February 1, 2015	5.41	14.97	36.1	5.41	14.97	36.1	5.61	15.00	37.4
March 1, 2015	5.34	14.35	37.2	5.34	14.35	37.2	5.54	14.38	38.5
April 1, 2015	5.27	14.35	36.7	5.27	14.35	36.7	5.47	14.38	38.1
May 1, 2015	5.20	14.35	36.2	5.20	14.35	36.2	5.40	14.38	37.6
June 1, 2015	5.13	14.35	35.7	5.13	14.35	35.7	5.33	14.38	37.1
July 1, 2015	5.06	14.35	35.3	5.06	14.35	35.3	5.26	14.38	36.6
August 1, 2015	4.99	14.35	34.8	4.99	14.35	34.8	5.19	14.38	36.1
September 1, 2015	4.92	14.35	34.3	4.92	14.35	34.3	5.11	14.38	35.5
October 1, 2015	4.84	14.35	33.7	4.84	14.35	33.7	5.04	14.38	35.0
November 1, 2015	4.77	14.35	33.2	4.77	14.35	33.2	4.96	14.38	34.5
December 1, 2015	4.70	14.35	32.7	4.70	14.35	32.7	4.89	14.38	34.0
January 1, 2016	4.62	14.35	32.2	4.62	14.35	32.2	4.81	14.38	33.5
February 1, 2016	4.55	14.35	31.7	4.55	14.35	31.7	4.74	14.38	32.9
March 1, 2016	4.47	13.53	33.0	4.47	13.53	33.0	4.66	13.56	34.4
April 1, 2016	4.40	13.53	32.5	4.40	13.53	32.5	4.58	13.56	33.8
May 1, 2016	4.32	13.53	31.9	4.32	13.53	31.9	4.51	13.56	33.2
June 1, 2016	4.24	13.53	31.3	4.24	13.53	31.3	4.43	13.56	32.6
July 1, 2016	4.16	13.53	30.8	4.16	13.53	30.8	4.35	13.56	32.1
August 1, 2016	4.08	13.53	30.2	4.08	13.53	30.2	4.27	13.56	31.5
September 1, 2016	4.00	13.53	29.6	4.00	13.53	29.6	4.19	13.56	30.9
October 1, 2016	3.92	13.53	29.0	3.92	13.53	29.0	4.10	13.56	30.3
November 1, 2016	3.84	13.53	28.4	3.84	13.53	28.4	4.02	13.56	29.7
December 1, 2016	3.76	13.53	27.8	3.76	13.53	27.8	3.94	13.56	29.1
January 1, 2017	3.68	13.53	27.2	3.68	13.53	27.2	3.86	13.56	28.4
February 1, 2017	3.60	13.53	26.6	3.60	13.53	26.6	3.77	13.56	27.8
March 1, 2017	3.51	12.71	27.6	3.51	12.71	27.6	3.69	12.74	28.9
April 1, 2017	3.43	12.71	27.0	3.43	12.71	27.0	3.60	12.74	28.3
May 1, 2017	3.34	12.71	26.3	3.34	12.71	26.3	3.52	12.74	27.6
June 1, 2017	3.26	12.71	25.6	3.26	12.71	25.6	3.43	12.74	26.9
July 1, 2017	3.17	12.71	25.0	3.17	12.71	25.0	3.34	12.74	26.2
August 1, 2017	3.09	12.71	24.3	3.09	12.71	24.3	3.25	12.74	25.5
September 1, 2017	3.00	12.71	23.6	3.00	12.71	23.6	3.16	12.74	24.8
October 1, 2017	2.91	12.71	22.9	2.91	12.71	22.9	3.07	12.74	24.1
November 1, 2017	2.82	12.71	22.2	2.82	12.71	22.2	2.98	12.74	23.4
December 1, 2017	2.73	12.71	21.5	2.73	12.71	21.5	2.89	12.74	22.7
January 1, 2018	2.64	12.71	20.8	2.64	12.71	20.8	2.80	12.74	22.0
February 1, 2018	2.55	12.71	20.0	2.55	12.71	20.0	2.71	12.74	21.2
March 1, 2018	2.46	11.89	20.7	2.46	11.89	20.7	2.61	11.92	21.9
April 1, 2018	2.36	11.89	19.9	2.36	11.89	19.9	2.52	11.92	21.1
May 1, 2018	2.27	11.89	19.1	2.27	11.89	19.1	2.42	11.92	20.3

III-11

	N14177			N16178			N14179

	Equipment			Equipment			Equipment
	Note	Assumed	Loan to	Note	Assumed	Loan to	Note	Assumed	Loan to
	Outstanding	Aircraft	Value	Outstanding	Aircraft	Value	Outstanding	Aircraft	Value
Date	Balance	Value	Ratio	Balance	Value	Ratio	Balance	Value	Ratio

	($ millions)	($ millions)		($ millions)	($ millions)		($ millions)	($ millions)
June 1, 2018	$2.18	$11.89	18.3%	$2.18	$11.89	18.3%	$2.33	$11.92	19.5%
July 1, 2018	2.08	11.89	17.5	2.08	11.89	17.5	2.23	11.92	18.7
August 1, 2018	1.98	11.89	16.7	1.98	11.89	16.7	2.13	11.92	17.9
September 1, 2018	1.89	11.89	15.9	1.89	11.89	15.9	2.03	11.92	17.1
October 1, 2018	1.79	11.89	15.0	1.79	11.89	15.0	1.93	11.92	16.2
November 1, 2018	1.69	11.89	14.2	1.69	11.89	14.2	1.83	11.92	15.4
December 1, 2018	1.59	11.89	13.4	1.59	11.89	13.4	1.73	11.92	14.5
January 1, 2019	1.49	11.89	12.5	1.49	11.89	12.5	1.63	11.92	13.7
February 1, 2019	1.39	11.89	11.7	1.39	11.89	11.7	1.53	11.92	12.8
March 1, 2019	1.29	11.07	11.6	1.29	11.07	11.6	1.43	11.09	12.8
April 1, 2019	1.19	11.07	10.7	1.19	11.07	10.7	1.32	11.09	11.9
May 1, 2019	1.08	11.07	9.8	1.08	11.07	9.8	1.22	11.09	11.0
June 1, 2019	0.98	11.07	8.8	0.98	11.07	8.8	1.11	11.09	10.0
July 1, 2019	0.87	11.07	7.9	0.87	11.07	7.9	1.00	11.09	9.0
August 1, 2019	0.77	11.07	6.9	0.77	11.07	6.9	0.90	11.09	8.1
September 1, 2019	0.66	11.07	6.0	0.66	11.07	6.0	0.79	11.09	7.1
October 1, 2019	0.55	11.07	5.0	0.55	11.07	5.0	0.68	11.09	6.1
November 1, 2019	0.44	11.07	4.0	0.44	11.07	4.0	0.57	11.09	5.1
December 1, 2019	0.33	11.07	3.0	0.33	11.07	3.0	0.45	11.09	4.1
January 1, 2020	0.22	11.07	2.0	0.22	11.07	2.0	0.34	11.09	3.1
February 1, 2020	0.11	11.07	1.0	0.11	11.07	1.0	0.23	11.09	2.1
March 1, 2020	0.00	0.00	NA	0.00	0.00	NA	0.12	10.27	1.1
April 1, 2020	0.00	0.00	NA	0.00	0.00	NA	0.00	0.00	NA
May 1, 2020	0.00	0.00	NA	0.00	0.00	NA	0.00	0.00	NA
June 1, 2020	0.00	0.00	NA	0.00	0.00	NA	0.00	0.00	NA
July 1, 2020	0.00	0.00	NA	0.00	0.00	NA	0.00	0.00	NA
August 1, 2020	0.00	0.00	NA	0.00	0.00	NA	0.00	0.00	NA
September 1, 2020	0.00	0.00	NA	0.00	0.00	NA	0.00	0.00	NA
October 1, 2020	0.00	0.00	NA	0.00	0.00	NA	0.00	0.00	NA
November 1, 2020	0.00	0.00	NA	0.00	0.00	NA	0.00	0.00	NA
December 1, 2020	0.00	0.00	NA	0.00	0.00	NA	0.00	0.00	NA
January 1, 2021	0.00	0.00	NA	0.00	0.00	NA	0.00	0.00	NA
February 1, 2021	0.00	0.00	NA	0.00	0.00	NA	0.00	0.00	NA
March 1, 2021	0.00	0.00	NA	0.00	0.00	NA	0.00	0.00	NA
April 1, 2021	0.00	0.00	NA	0.00	0.00	NA	0.00	0.00	NA
III-12

	N14180			N11181			N33182

	Equipment			Equipment			Equipment
	Note	Assumed	Loan to	Note	Assumed	Loan to	Note	Assumed	Loan to
	Outstanding	Aircraft	Value	Outstanding	Aircraft	Value	Outstanding	Aircraft	Value
Date	Balance	Value	Ratio	Balance	Value	Ratio	Balance	Value	Ratio

	($ millions)	($ millions)		($ millions)	($ millions)		($ millions)	($ millions)
March 1, 2006	$10.69	$20.55	52.0%	$10.65	$20.69	51.5%	$10.52	$20.69	50.9%
April 1, 2006	10.66	19.93	53.5	10.62	20.07	52.9	10.49	20.69	50.7
May 1, 2006	10.63	19.93	53.4	10.59	20.07	52.8	10.47	20.07	52.1
June 1, 2006	10.60	19.93	53.2	10.56	20.07	52.6	10.44	20.07	52.0
July 1, 2006	10.57	19.93	53.1	10.53	20.07	52.5	10.41	20.07	51.9
August 1, 2006	10.54	19.93	52.9	10.50	20.07	52.3	10.38	20.07	51.7
September 1, 2006	10.51	19.93	52.7	10.47	20.07	52.2	10.35	20.07	51.6
October 1, 2006	10.48	19.93	52.6	10.44	20.07	52.0	10.32	20.07	51.4
November 1, 2006	10.45	19.93	52.4	10.41	20.07	51.9	10.29	20.07	51.3
December 1, 2006	10.42	19.93	52.3	10.38	20.07	51.7	10.26	20.07	51.1
January 1, 2007	10.39	19.93	52.1	10.35	20.07	51.6	10.23	20.07	51.0
February 1, 2007	10.36	19.93	52.0	10.32	20.07	51.4	10.20	20.07	50.8
March 1, 2007	10.32	19.93	51.8	10.29	20.07	51.3	10.17	20.07	50.6
April 1, 2007	10.29	19.31	53.3	10.26	19.45	52.7	10.13	20.07	50.5
May 1, 2007	10.26	19.31	53.1	10.22	19.45	52.6	10.10	19.45	51.9
June 1, 2007	10.23	19.31	53.0	10.19	19.45	52.4	10.07	19.45	51.8
July 1, 2007	10.19	19.31	52.8	10.16	19.45	52.2	10.04	19.45	51.6
August 1, 2007	10.16	19.31	52.6	10.13	19.45	52.1	10.01	19.45	51.4
September 1, 2007	10.13	19.31	52.4	10.09	19.45	51.9	9.97	19.45	51.3
October 1, 2007	10.09	19.31	52.3	10.06	19.45	51.7	9.94	19.45	51.1
November 1, 2007	10.06	19.31	52.1	10.03	19.45	51.5	9.91	19.45	50.9
December 1, 2007	10.02	19.31	51.9	9.99	19.45	51.4	9.87	19.45	50.8
January 1, 2008	9.99	19.31	51.7	9.96	19.45	51.2	9.84	19.45	50.6
February 1, 2008	9.95	19.31	51.5	9.92	19.45	51.0	9.80	19.45	50.4
March 1, 2008	9.92	19.31	51.4	9.89	19.45	50.8	9.77	19.45	50.2
April 1, 2008	9.88	18.70	52.9	9.85	18.83	52.3	9.74	19.45	50.1
May 1, 2008	9.85	18.70	52.7	9.82	18.83	52.1	9.70	18.83	51.5
June 1, 2008	9.81	18.70	52.5	9.78	18.83	52.0	9.67	18.83	51.3
July 1, 2008	9.77	18.70	52.3	9.75	18.83	51.8	9.63	18.83	51.1
August 1, 2008	9.74	18.70	52.1	9.71	18.83	51.6	9.59	18.83	51.0
September 1, 2008	9.70	18.70	51.9	9.67	18.83	51.4	9.56	18.83	50.8
October 1, 2008	9.66	18.70	51.7	9.64	18.83	51.2	9.52	18.83	50.6
November 1, 2008	9.63	18.70	51.5	9.60	18.83	51.0	9.48	18.83	50.4
December 1, 2008	9.59	18.70	51.3	9.56	18.83	50.8	9.45	18.83	50.2
January 1, 2009	9.55	18.70	51.1	9.52	18.83	50.6	9.41	18.83	50.0
February 1, 2009	9.51	18.70	50.9	9.49	18.83	50.4	9.37	18.83	49.8
March 1, 2009	9.47	18.70	50.7	9.45	18.83	50.2	9.33	18.83	49.6
April 1, 2009	9.43	18.08	52.2	9.41	18.21	51.7	9.30	18.83	49.4
May 1, 2009	9.39	18.08	51.9	9.37	18.21	51.5	9.26	18.21	50.8
June 1, 2009	9.35	18.08	51.7	9.33	18.21	51.2	9.22	18.21	50.6
July 1, 2009	9.31	18.08	51.5	9.29	18.21	51.0	9.18	18.21	50.4
August 1, 2009	9.27	18.08	51.3	9.25	18.21	50.8	9.14	18.21	50.2
September 1, 2009	9.23	18.08	51.1	9.21	18.21	50.6	9.10	18.21	50.0
October 1, 2009	9.19	18.08	50.8	9.17	18.21	50.4	9.06	18.21	49.8
November 1, 2009	9.15	18.08	50.6	9.13	18.21	50.1	9.02	18.21	49.5
December 1, 2009	9.11	18.08	50.4	9.09	18.21	49.9	8.98	18.21	49.3
January 1, 2010	9.06	18.08	50.1	9.04	18.21	49.7	8.94	18.21	49.1
February 1, 2010	9.02	18.08	49.9	9.00	18.21	49.4	8.90	18.21	48.9

III-13

	N14180			N11181			N33182

	Equipment			Equipment			Equipment
	Note	Assumed	Loan to	Note	Assumed	Loan to	Note	Assumed	Loan to
	Outstanding	Aircraft	Value	Outstanding	Aircraft	Value	Outstanding	Aircraft	Value
Date	Balance	Value	Ratio	Balance	Value	Ratio	Balance	Value	Ratio

	($ millions)	($ millions)		($ millions)	($ millions)		($ millions)	($ millions)
March 1, 2010	$8.98	$18.08	49.7%	$8.96	$18.21	49.2%	$8.85	$18.21	48.6%
April 1, 2010	8.93	17.46	51.2	8.92	17.59	50.7	8.81	18.21	48.4
May 1, 2010	8.89	17.46	50.9	8.87	17.59	50.5	8.77	17.59	49.9
June 1, 2010	8.85	17.46	50.7	8.83	17.59	50.2	8.73	17.59	49.6
July 1, 2010	8.80	17.46	50.4	8.79	17.59	50.0	8.68	17.59	49.4
August 1, 2010	8.76	17.46	50.1	8.74	17.59	49.7	8.64	17.59	49.1
September 1, 2010	8.71	17.46	49.9	8.70	17.59	49.5	8.59	17.59	48.9
October 1, 2010	8.67	17.46	49.6	8.65	17.59	49.2	8.55	17.59	48.6
November 1, 2010	8.62	17.46	49.4	8.61	17.59	48.9	8.51	17.59	48.4
December 1, 2010	8.57	17.46	49.1	8.56	17.59	48.7	8.46	17.59	48.1
January 1, 2011	8.53	17.46	48.8	8.52	17.59	48.4	8.41	17.59	47.8
February 1, 2011	8.48	17.46	48.6	8.47	17.59	48.2	8.37	17.59	47.6
March 1, 2011	8.43	17.46	48.3	8.42	17.59	47.9	8.32	17.59	47.3
April 1, 2011	8.38	16.85	49.8	8.38	16.97	49.4	8.28	17.59	47.1
May 1, 2011	8.34	16.85	49.5	8.33	16.97	49.1	8.23	16.97	48.5
June 1, 2011	8.29	16.85	49.2	8.28	16.97	48.8	8.18	16.97	48.2
July 1, 2011	8.24	16.85	48.9	8.23	16.97	48.5	8.13	16.97	47.9
August 1, 2011	8.19	16.85	48.6	8.18	16.97	48.2	8.08	16.97	47.6
September 1, 2011	8.14	16.85	48.3	8.13	16.97	47.9	8.04	16.97	47.4
October 1, 2011	8.09	16.85	48.0	8.08	16.97	47.6	7.99	16.97	47.1
November 1, 2011	8.04	16.85	47.7	8.03	16.97	47.3	7.94	16.97	46.8
December 1, 2011	7.99	16.85	47.4	7.98	16.97	47.1	7.89	16.97	46.5
January 1, 2012	7.93	16.85	47.1	7.93	16.97	46.8	7.84	16.97	46.2
February 1, 2012	7.88	16.85	46.8	7.88	16.97	46.4	7.79	16.97	45.9
March 1, 2012	7.83	16.85	46.5	7.83	16.97	46.1	7.74	16.97	45.6
April 1, 2012	7.78	16.23	47.9	7.78	16.35	47.6	7.68	16.97	45.3
May 1, 2012	7.72	16.23	47.6	7.72	16.35	47.3	7.63	16.35	46.7
June 1, 2012	7.67	16.23	47.2	7.67	16.35	46.9	7.58	16.35	46.4
July 1, 2012	7.61	16.23	46.9	7.62	16.35	46.6	7.53	16.35	46.0
August 1, 2012	7.56	16.23	46.6	7.56	16.35	46.3	7.47	16.35	45.7
September 1, 2012	7.50	16.23	46.2	7.51	16.35	45.9	7.42	16.35	45.4
October 1, 2012	7.45	16.23	45.9	7.46	16.35	45.6	7.37	16.35	45.1
November 1, 2012	7.39	16.23	45.5	7.40	16.35	45.3	7.31	16.35	44.7
December 1, 2012	7.34	16.23	45.2	7.34	16.35	44.9	7.26	16.35	44.4
January 1, 2013	7.28	16.23	44.8	7.29	16.35	44.6	7.20	16.35	44.1
February 1, 2013	7.22	16.23	44.5	7.23	16.35	44.2	7.15	16.35	43.7
March 1, 2013	7.16	16.23	44.1	7.17	16.35	43.9	7.09	16.35	43.4
April 1, 2013	7.11	15.62	45.5	7.12	15.73	45.3	7.03	16.35	43.0
May 1, 2013	7.05	15.62	45.1	7.06	15.73	44.9	6.97	15.73	44.3
June 1, 2013	6.99	15.62	44.7	7.00	15.73	44.5	6.92	15.73	44.0
July 1, 2013	6.93	15.62	44.4	6.94	15.73	44.1	6.86	15.73	43.6
August 1, 2013	6.87	15.62	44.0	6.88	15.73	43.8	6.80	15.73	43.2
September 1, 2013	6.81	15.62	43.6	6.82	15.73	43.4	6.74	15.73	42.9
October 1, 2013	6.74	15.62	43.2	6.76	15.73	43.0	6.68	15.73	42.5
November 1, 2013	6.68	15.62	42.8	6.70	15.73	42.6	6.62	15.73	42.1
December 1, 2013	6.62	15.62	42.4	6.64	15.73	42.2	6.56	15.73	41.7
January 1, 2014	6.56	15.62	42.0	6.58	15.73	41.8	6.50	15.73	41.3
February 1, 2014	6.49	15.62	41.6	6.51	15.73	41.4	6.44	15.73	40.9

III-14

	N14180			N11181			N33182

	Equipment			Equipment			Equipment
	Note	Assumed	Loan to	Note	Assumed	Loan to	Note	Assumed	Loan to
	Outstanding	Aircraft	Value	Outstanding	Aircraft	Value	Outstanding	Aircraft	Value
Date	Balance	Value	Ratio	Balance	Value	Ratio	Balance	Value	Ratio

	($ millions)	($ millions)		($ millions)	($ millions)		($ millions)	($ millions)
March 1, 2014	$6.43	$15.62	41.2%	$6.45	$15.73	41.0%	$6.37	$15.73	40.5%
April 1, 2014	6.37	15.00	42.4	6.39	15.11	42.3	6.31	15.73	40.1
May 1, 2014	6.30	15.00	42.0	6.32	15.11	41.9	6.25	15.11	41.4
June 1, 2014	6.24	15.00	41.6	6.26	15.11	41.4	6.18	15.11	40.9
July 1, 2014	6.17	15.00	41.1	6.19	15.11	41.0	6.12	15.11	40.5
August 1, 2014	6.10	15.00	40.7	6.13	15.11	40.6	6.06	15.11	40.1
September 1, 2014	6.04	15.00	40.2	6.06	15.11	40.1	5.99	15.11	39.7
October 1, 2014	5.97	15.00	39.8	6.00	15.11	39.7	5.92	15.11	39.2
November 1, 2014	5.90	15.00	39.3	5.93	15.11	39.2	5.86	15.11	38.8
December 1, 2014	5.83	15.00	38.9	5.86	15.11	38.8	5.79	15.11	38.3
January 1, 2015	5.76	15.00	38.4	5.79	15.11	38.3	5.72	15.11	37.9
February 1, 2015	5.69	15.00	37.9	5.72	15.11	37.9	5.65	15.11	37.4
March 1, 2015	5.62	15.00	37.5	5.65	15.11	37.4	5.59	15.11	37.0
April 1, 2015	5.55	14.38	38.6	5.58	14.48	38.5	5.52	15.11	36.5
May 1, 2015	5.48	14.38	38.1	5.51	14.48	38.1	5.45	14.48	37.6
June 1, 2015	5.40	14.38	37.6	5.44	14.48	37.6	5.38	14.48	37.1
July 1, 2015	5.33	14.38	37.1	5.37	14.48	37.1	5.30	14.48	36.6
August 1, 2015	5.26	14.38	36.6	5.30	14.48	36.6	5.23	14.48	36.1
September 1, 2015	5.18	14.38	36.0	5.22	14.48	36.1	5.16	14.48	35.6
October 1, 2015	5.11	14.38	35.5	5.15	14.48	35.6	5.09	14.48	35.1
November 1, 2015	5.03	14.38	35.0	5.08	14.48	35.0	5.01	14.48	34.6
December 1, 2015	4.96	14.38	34.5	5.00	14.48	34.5	4.94	14.48	34.1
January 1, 2016	4.88	14.38	33.9	4.92	14.48	34.0	4.87	14.48	33.6
February 1, 2016	4.80	14.38	33.4	4.85	14.48	33.5	4.79	14.48	33.1
March 1, 2016	4.73	14.38	32.9	4.77	14.48	32.9	4.71	14.48	32.6
April 1, 2016	4.65	13.56	34.3	4.69	13.66	34.4	4.64	14.48	32.0
May 1, 2016	4.57	13.56	33.7	4.62	13.66	33.8	4.56	13.66	33.4
June 1, 2016	4.49	13.56	33.1	4.54	13.66	33.2	4.48	13.66	32.8
July 1, 2016	4.41	13.56	32.5	4.46	13.66	32.6	4.40	13.66	32.3
August 1, 2016	4.33	13.56	31.9	4.38	13.66	32.1	4.33	13.66	31.7
September 1, 2016	4.24	13.56	31.3	4.30	13.66	31.5	4.25	13.66	31.1
October 1, 2016	4.16	13.56	30.7	4.22	13.66	30.9	4.17	13.66	30.5
November 1, 2016	4.08	13.56	30.1	4.13	13.66	30.3	4.08	13.66	29.9
December 1, 2016	3.99	13.56	29.5	4.05	13.66	29.7	4.00	13.66	29.3
January 1, 2017	3.91	13.56	28.8	3.97	13.66	29.1	3.92	13.66	28.7
February 1, 2017	3.82	13.56	28.2	3.88	13.66	28.4	3.84	13.66	28.1
March 1, 2017	3.74	13.56	27.6	3.80	13.66	27.8	3.75	13.66	27.5
April 1, 2017	3.65	12.74	28.7	3.71	12.83	28.9	3.67	13.66	26.9
May 1, 2017	3.56	12.74	28.0	3.63	12.83	28.3	3.58	12.83	27.9
June 1, 2017	3.48	12.74	27.3	3.54	12.83	27.6	3.50	12.83	27.3
July 1, 2017	3.39	12.74	26.6	3.45	12.83	26.9	3.41	12.83	26.6
August 1, 2017	3.30	12.74	25.9	3.36	12.83	26.2	3.32	12.83	25.9
September 1, 2017	3.21	12.74	25.2	3.28	12.83	25.5	3.24	12.83	25.2
October 1, 2017	3.12	12.74	24.5	3.19	12.83	24.8	3.15	12.83	24.5
November 1, 2017	3.02	12.74	23.7	3.09	12.83	24.1	3.06	12.83	23.8
December 1, 2017	2.93	12.74	23.0	3.00	12.83	23.4	2.97	12.83	23.1
January 1, 2018	2.84	12.74	22.3	2.91	12.83	22.7	2.88	12.83	22.4
February 1, 2018	2.74	12.74	21.5	2.82	12.83	22.0	2.79	12.83	21.7

III-15

	N14180			N11181			N33182

	Equipment			Equipment			Equipment
	Note	Assumed	Loan to	Note	Assumed	Loan to	Note	Assumed	Loan to
	Outstanding	Aircraft	Value	Outstanding	Aircraft	Value	Outstanding	Aircraft	Value
Date	Balance	Value	Ratio	Balance	Value	Ratio	Balance	Value	Ratio

	($ millions)	($ millions)		($ millions)	($ millions)		($ millions)	($ millions)
March 1, 2018	$2.65	$12.74	20.8%	$2.73	$12.83	21.2%	$2.69	$12.83	21.0%
April 1, 2018	2.55	11.92	21.4	2.63	12.00	21.9	2.60	12.83	20.3
May 1, 2018	2.46	11.92	20.6	2.54	12.00	21.1	2.51	12.00	20.9
June 1, 2018	2.36	11.92	19.8	2.44	12.00	20.3	2.41	12.00	20.1
July 1, 2018	2.26	11.92	19.0	2.34	12.00	19.5	2.31	12.00	19.3
August 1, 2018	2.16	11.92	18.1	2.25	12.00	18.7	2.22	12.00	18.5
September 1, 2018	2.06	11.92	17.3	2.15	12.00	17.9	2.12	12.00	17.7
October 1, 2018	1.96	11.92	16.5	2.05	12.00	17.1	2.02	12.00	16.9
November 1, 2018	1.86	11.92	15.6	1.95	12.00	16.2	1.92	12.00	16.0
December 1, 2018	1.76	11.92	14.7	1.85	12.00	15.4	1.83	12.00	15.2
January 1, 2019	1.65	11.92	13.9	1.75	12.00	14.5	1.72	12.00	14.4
February 1, 2019	1.55	11.92	13.0	1.64	12.00	13.7	1.62	12.00	13.5
March 1, 2019	1.45	11.92	12.1	1.54	12.00	12.8	1.52	12.00	12.7
April 1, 2019	1.34	11.09	12.1	1.44	11.17	12.8	1.42	12.00	11.8
May 1, 2019	1.23	11.09	11.1	1.33	11.17	11.9	1.31	11.17	11.8
June 1, 2019	1.13	11.09	10.1	1.22	11.17	11.0	1.21	11.17	10.8
July 1, 2019	1.02	11.09	9.2	1.12	11.17	10.0	1.10	11.17	9.9
August 1, 2019	0.91	11.09	8.2	1.01	11.17	9.0	1.00	11.17	8.9
September 1, 2019	0.80	11.09	7.2	0.90	11.17	8.1	0.89	11.17	8.0
October 1, 2019	0.69	11.09	6.2	0.79	11.17	7.1	0.78	11.17	7.0
November 1, 2019	0.57	11.09	5.2	0.68	11.17	6.1	0.67	11.17	6.0
December 1, 2019	0.46	11.09	4.2	0.57	11.17	5.1	0.56	11.17	5.0
January 1, 2020	0.35	11.09	3.1	0.46	11.17	4.1	0.45	11.17	4.1
February 1, 2020	0.23	11.09	2.1	0.35	11.17	3.1	0.34	11.17	3.1
March 1, 2020	0.12	11.09	1.1	0.23	11.17	2.1	0.23	11.17	2.0
April 1, 2020	0.00	0.00	NA	0.12	10.35	1.1	0.11	11.17	1.0
May 1, 2020	0.00	0.00	NA	0.00	0.00	NA	0.00	0.00	NA
June 1, 2020	0.00	0.00	NA	0.00	0.00	NA	0.00	0.00	NA
July 1, 2020	0.00	0.00	NA	0.00	0.00	NA	0.00	0.00	NA
August 1, 2020	0.00	0.00	NA	0.00	0.00	NA	0.00	0.00	NA
September 1, 2020	0.00	0.00	NA	0.00	0.00	NA	0.00	0.00	NA
October 1, 2020	0.00	0.00	NA	0.00	0.00	NA	0.00	0.00	NA
November 1, 2020	0.00	0.00	NA	0.00	0.00	NA	0.00	0.00	NA
December 1, 2020	0.00	0.00	NA	0.00	0.00	NA	0.00	0.00	NA
January 1, 2021	0.00	0.00	NA	0.00	0.00	NA	0.00	0.00	NA
February 1, 2021	0.00	0.00	NA	0.00	0.00	NA	0.00	0.00	NA
March 1, 2021	0.00	0.00	NA	0.00	0.00	NA	0.00	0.00	NA
April 1, 2021	0.00	0.00	NA	0.00	0.00	NA	0.00	0.00	NA

III-16

	N16183			N11184			N17185

	Equipment			Equipment			Equipment
	Note	Assumed	Loan to	Note	Assumed	Loan to	Note	Assumed	Loan to
	Outstanding	Aircraft	Value	Outstanding	Aircraft	Value	Outstanding	Aircraft	Value
Date	Balance	Value	Ratio	Balance	Value	Ratio	Balance	Value	Ratio

	($ millions)	($ millions)		($ millions)	($ millions)		($ millions)	($ millions)
March 1, 2006	$10.50	$20.73	50.7%	$10.47	$20.73	50.5%	$10.57	$20.75	50.9%
April 1, 2006	10.47	20.73	50.5	10.44	20.73	50.4	10.54	20.75	50.8
May 1, 2006	10.44	20.73	50.4	10.41	20.73	50.2	10.51	20.75	50.7
June 1, 2006	10.42	20.11	51.8	10.38	20.11	51.6	10.49	20.13	52.1
July 1, 2006	10.39	20.11	51.7	10.35	20.11	51.5	10.46	20.13	52.0
August 1, 2006	10.36	20.11	51.5	10.33	20.11	51.3	10.43	20.13	51.8
September 1, 2006	10.33	20.11	51.4	10.30	20.11	51.2	10.40	20.13	51.7
October 1, 2006	10.30	20.11	51.2	10.27	20.11	51.1	10.37	20.13	51.5
November 1, 2006	10.27	20.11	51.1	10.24	20.11	50.9	10.34	20.13	51.4
December 1, 2006	10.24	20.11	50.9	10.21	20.11	50.8	10.31	20.13	51.2
January 1, 2007	10.21	20.11	50.8	10.18	20.11	50.6	10.28	20.13	51.1
February 1, 2007	10.18	20.11	50.6	10.15	20.11	50.5	10.25	20.13	50.9
March 1, 2007	10.15	20.11	50.5	10.12	20.11	50.3	10.22	20.13	50.8
April 1, 2007	10.12	20.11	50.3	10.08	20.11	50.2	10.19	20.13	50.6
May 1, 2007	10.09	20.11	50.2	10.05	20.11	50.0	10.16	20.13	50.5
June 1, 2007	10.05	19.49	51.6	10.02	19.49	51.4	10.13	19.51	51.9
July 1, 2007	10.02	19.49	51.4	9.99	19.49	51.3	10.09	19.51	51.7
August 1, 2007	9.99	19.49	51.3	9.96	19.49	51.1	10.06	19.51	51.6
September 1, 2007	9.96	19.49	51.1	9.93	19.49	50.9	10.03	19.51	51.4
October 1, 2007	9.92	19.49	50.9	9.89	19.49	50.8	10.00	19.51	51.3
November 1, 2007	9.89	19.49	50.8	9.86	19.49	50.6	9.96	19.51	51.1
December 1, 2007	9.86	19.49	50.6	9.83	19.49	50.4	9.93	19.51	50.9
January 1, 2008	9.83	19.49	50.4	9.79	19.49	50.3	9.90	19.51	50.7
February 1, 2008	9.79	19.49	50.2	9.76	19.49	50.1	9.86	19.51	50.6
March 1, 2008	9.76	19.49	50.1	9.73	19.49	49.9	9.83	19.51	50.4
April 1, 2008	9.72	19.49	49.9	9.69	19.49	49.7	9.80	19.51	50.2
May 1, 2008	9.69	19.49	49.7	9.66	19.49	49.6	9.76	19.51	50.0
June 1, 2008	9.65	18.86	51.2	9.62	18.86	51.0	9.73	18.88	51.5
July 1, 2008	9.62	18.86	51.0	9.59	18.86	50.8	9.69	18.88	51.3
August 1, 2008	9.58	18.86	50.8	9.55	18.86	50.6	9.66	18.88	51.1
September 1, 2008	9.55	18.86	50.6	9.52	18.86	50.5	9.62	18.88	51.0
October 1, 2008	9.51	18.86	50.4	9.48	18.86	50.3	9.59	18.88	50.8
November 1, 2008	9.48	18.86	50.2	9.45	18.86	50.1	9.55	18.88	50.6
December 1, 2008	9.44	18.86	50.0	9.41	18.86	49.9	9.51	18.88	50.4
January 1, 2009	9.40	18.86	49.8	9.37	18.86	49.7	9.48	18.88	50.2
February 1, 2009	9.37	18.86	49.6	9.34	18.86	49.5	9.44	18.88	50.0
March 1, 2009	9.33	18.86	49.4	9.30	18.86	49.3	9.40	18.88	49.8
April 1, 2009	9.29	18.86	49.2	9.26	18.86	49.1	9.36	18.88	49.6
May 1, 2009	9.25	18.86	49.0	9.22	18.86	48.9	9.33	18.88	49.4
June 1, 2009	9.21	18.24	50.5	9.18	18.24	50.3	9.29	18.26	50.9
July 1, 2009	9.17	18.24	50.3	9.15	18.24	50.1	9.25	18.26	50.7
August 1, 2009	9.14	18.24	50.1	9.11	18.24	49.9	9.21	18.26	50.4
September 1, 2009	9.10	18.24	49.9	9.07	18.24	49.7	9.17	18.26	50.2
October 1, 2009	9.06	18.24	49.6	9.03	18.24	49.5	9.13	18.26	50.0
November 1, 2009	9.02	18.24	49.4	8.99	18.24	49.3	9.09	18.26	49.8
December 1, 2009	8.98	18.24	49.2	8.95	18.24	49.0	9.05	18.26	49.6
January 1, 2010	8.94	18.24	49.0	8.91	18.24	48.8	9.01	18.26	49.4
February 1, 2010	8.89	18.24	48.8	8.87	18.24	48.6	8.97	18.26	49.1
March 1, 2010	8.85	18.24	48.5	8.82	18.24	48.4	8.93	18.26	48.9

III-17

	N16183			N11184			N17185

	Equipment			Equipment			Equipment
	Note	Assumed	Loan to	Note	Assumed	Loan to	Note	Assumed	Loan to
	Outstanding	Aircraft	Value	Outstanding	Aircraft	Value	Outstanding	Aircraft	Value
Date	Balance	Value	Ratio	Balance	Value	Ratio	Balance	Value	Ratio

	($ millions)	($ millions)		($ millions)	($ millions)		($ millions)	($ millions)
April 1, 2010	$8.81	$18.24	48.3%	$8.78	$18.24	48.1%	$8.89	$18.26	48.7%
May 1, 2010	8.77	18.24	48.1	8.74	18.24	47.9	8.85	18.26	48.4
June 1, 2010	8.73	17.62	49.5	8.70	17.62	49.4	8.80	17.64	49.9
July 1, 2010	8.68	17.62	49.3	8.66	17.62	49.1	8.76	17.64	49.7
August 1, 2010	8.64	17.62	49.0	8.61	17.62	48.9	8.72	17.64	49.4
September 1, 2010	8.60	17.62	48.8	8.57	17.62	48.6	8.67	17.64	49.2
October 1, 2010	8.55	17.62	48.5	8.53	17.62	48.4	8.63	17.64	48.9
November 1, 2010	8.51	17.62	48.3	8.48	17.62	48.1	8.59	17.64	48.7
December 1, 2010	8.46	17.62	48.0	8.44	17.62	47.9	8.54	17.64	48.4
January 1, 2011	8.42	17.62	47.8	8.39	17.62	47.6	8.50	17.64	48.2
February 1, 2011	8.37	17.62	47.5	8.35	17.62	47.4	8.45	17.64	47.9
March 1, 2011	8.33	17.62	47.3	8.30	17.62	47.1	8.41	17.64	47.7
April 1, 2011	8.28	17.62	47.0	8.26	17.62	46.9	8.36	17.64	47.4
May 1, 2011	8.24	17.62	46.7	8.21	17.62	46.6	8.32	17.64	47.1
June 1, 2011	8.19	17.00	48.2	8.16	17.00	48.0	8.27	17.02	48.6
July 1, 2011	8.14	17.00	47.9	8.12	17.00	47.7	8.22	17.02	48.3
August 1, 2011	8.09	17.00	47.6	8.07	17.00	47.5	8.17	17.02	48.0
September 1, 2011	8.05	17.00	47.3	8.02	17.00	47.2	8.13	17.02	47.8
October 1, 2011	8.00	17.00	47.1	7.97	17.00	46.9	8.08	17.02	47.5
November 1, 2011	7.95	17.00	46.8	7.92	17.00	46.6	8.03	17.02	47.2
December 1, 2011	7.90	17.00	46.5	7.88	17.00	46.3	7.98	17.02	46.9
January 1, 2012	7.85	17.00	46.2	7.83	17.00	46.0	7.93	17.02	46.6
February 1, 2012	7.80	17.00	45.9	7.78	17.00	45.7	7.88	17.02	46.3
March 1, 2012	7.75	17.00	45.6	7.73	17.00	45.4	7.83	17.02	46.0
April 1, 2012	7.70	17.00	45.3	7.67	17.00	45.1	7.78	17.02	45.7
May 1, 2012	7.65	17.00	45.0	7.62	17.00	44.8	7.73	17.02	45.4
June 1, 2012	7.60	16.38	46.4	7.57	16.38	46.2	7.68	16.39	46.8
July 1, 2012	7.54	16.38	46.1	7.52	16.38	45.9	7.63	16.39	46.5
August 1, 2012	7.49	16.38	45.7	7.47	16.38	45.6	7.57	16.39	46.2
September 1, 2012	7.44	16.38	45.4	7.41	16.38	45.3	7.52	16.39	45.9
October 1, 2012	7.38	16.38	45.1	7.36	16.38	45.0	7.47	16.39	45.6
November 1, 2012	7.33	16.38	44.8	7.31	16.38	44.6	7.41	16.39	45.2
December 1, 2012	7.28	16.38	44.4	7.25	16.38	44.3	7.36	16.39	44.9
January 1, 2013	7.22	16.38	44.1	7.20	16.38	44.0	7.31	16.39	44.6
February 1, 2013	7.17	16.38	43.8	7.14	16.38	43.6	7.25	16.39	44.2
March 1, 2013	7.11	16.38	43.4	7.09	16.38	43.3	7.20	16.39	43.9
April 1, 2013	7.05	16.38	43.1	7.03	16.38	42.9	7.14	16.39	43.6
May 1, 2013	7.00	16.38	42.7	6.98	16.38	42.6	7.08	16.39	43.2
June 1, 2013	6.94	15.75	44.1	6.92	15.75	43.9	7.03	15.77	44.6
July 1, 2013	6.88	15.75	43.7	6.86	15.75	43.6	6.97	15.77	44.2
August 1, 2013	6.83	15.75	43.3	6.80	15.75	43.2	6.91	15.77	43.8
September 1, 2013	6.77	15.75	43.0	6.75	15.75	42.8	6.85	15.77	43.5
October 1, 2013	6.71	15.75	42.6	6.69	15.75	42.4	6.79	15.77	43.1
November 1, 2013	6.65	15.75	42.2	6.63	15.75	42.1	6.73	15.77	42.7
December 1, 2013	6.59	15.75	41.8	6.57	15.75	41.7	6.67	15.77	42.3
January 1, 2014	6.53	15.75	41.4	6.51	15.75	41.3	6.61	15.77	41.9
February 1, 2014	6.47	15.75	41.0	6.45	15.75	40.9	6.55	15.77	41.6
March 1, 2014	6.41	15.75	40.7	6.39	15.75	40.5	6.49	15.77	41.2
April 1, 2014	6.34	15.75	40.3	6.32	15.75	40.1	6.43	15.77	40.8

III-18

	N16183			N11184			N17185

	Equipment			Equipment			Equipment
	Note	Assumed	Loan to	Note	Assumed	Loan to	Note	Assumed	Loan to
	Outstanding	Aircraft	Value	Outstanding	Aircraft	Value	Outstanding	Aircraft	Value
Date	Balance	Value	Ratio	Balance	Value	Ratio	Balance	Value	Ratio

	($ millions)	($ millions)		($ millions)	($ millions)		($ millions)	($ millions)
May 1, 2014	$6.28	$15.75	39.9%	$6.26	$15.75	39.7%	$6.37	$15.77	40.4%
June 1, 2014	6.22	15.13	41.1	6.20	15.13	41.0	6.31	15.15	41.6
July 1, 2014	6.15	15.13	40.7	6.14	15.13	40.5	6.24	15.15	41.2
August 1, 2014	6.09	15.13	40.2	6.07	15.13	40.1	6.18	15.15	40.8
September 1, 2014	6.03	15.13	39.8	6.01	15.13	39.7	6.11	15.15	40.4
October 1, 2014	5.96	15.13	39.4	5.94	15.13	39.3	6.05	15.15	39.9
November 1, 2014	5.90	15.13	39.0	5.88	15.13	38.8	5.98	15.15	39.5
December 1, 2014	5.83	15.13	38.5	5.81	15.13	38.4	5.92	15.15	39.1
January 1, 2015	5.76	15.13	38.1	5.74	15.13	38.0	5.85	15.15	38.6
February 1, 2015	5.70	15.13	37.6	5.68	15.13	37.5	5.79	15.15	38.2
March 1, 2015	5.63	15.13	37.2	5.61	15.13	37.1	5.72	15.15	37.7
April 1, 2015	5.56	15.13	36.7	5.54	15.13	36.6	5.65	15.15	37.3
May 1, 2015	5.49	15.13	36.3	5.47	15.13	36.2	5.58	15.15	36.8
June 1, 2015	5.42	14.51	37.4	5.40	14.51	37.2	5.51	14.53	37.9
July 1, 2015	5.35	14.51	36.9	5.33	14.51	36.8	5.44	14.53	37.5
August 1, 2015	5.28	14.51	36.4	5.26	14.51	36.3	5.37	14.53	37.0
September 1, 2015	5.21	14.51	35.9	5.19	14.51	35.8	5.30	14.53	36.5
October 1, 2015	5.14	14.51	35.4	5.12	14.51	35.3	5.23	14.53	36.0
November 1, 2015	5.06	14.51	34.9	5.05	14.51	34.8	5.16	14.53	35.5
December 1, 2015	4.99	14.51	34.4	4.97	14.51	34.3	5.08	14.53	35.0
January 1, 2016	4.92	14.51	33.9	4.90	14.51	33.8	5.01	14.53	34.5
February 1, 2016	4.84	14.51	33.4	4.83	14.51	33.3	4.94	14.53	34.0
March 1, 2016	4.77	14.51	32.9	4.75	14.51	32.8	4.86	14.53	33.5
April 1, 2016	4.69	14.51	32.3	4.68	14.51	32.2	4.79	14.53	33.0
May 1, 2016	4.62	14.51	31.8	4.60	14.51	31.7	4.71	14.53	32.4
June 1, 2016	4.54	13.68	33.2	4.53	13.68	33.1	4.63	13.70	33.8
July 1, 2016	4.46	13.68	32.6	4.45	13.68	32.5	4.56	13.70	33.3
August 1, 2016	4.38	13.68	32.0	4.37	13.68	31.9	4.48	13.70	32.7
September 1, 2016	4.31	13.68	31.5	4.29	13.68	31.4	4.40	13.70	32.1
October 1, 2016	4.23	13.68	30.9	4.21	13.68	30.8	4.32	13.70	31.6
November 1, 2016	4.15	13.68	30.3	4.13	13.68	30.2	4.24	13.70	31.0
December 1, 2016	4.07	13.68	29.7	4.05	13.68	29.6	4.16	13.70	30.4
January 1, 2017	3.98	13.68	29.1	3.97	13.68	29.0	4.08	13.70	29.8
February 1, 2017	3.90	13.68	28.5	3.89	13.68	28.4	4.00	13.70	29.2
March 1, 2017	3.82	13.68	27.9	3.81	13.68	27.8	3.92	13.70	28.6
April 1, 2017	3.74	13.68	27.3	3.72	13.68	27.2	3.83	13.70	28.0
May 1, 2017	3.65	13.68	26.7	3.64	13.68	26.6	3.75	13.70	27.4
June 1, 2017	3.57	12.85	27.8	3.56	12.85	27.7	3.67	12.87	28.5
July 1, 2017	3.48	12.85	27.1	3.47	12.85	27.0	3.58	12.87	27.8
August 1, 2017	3.40	12.85	26.4	3.38	12.85	26.3	3.50	12.87	27.2
September 1, 2017	3.31	12.85	25.7	3.30	12.85	25.7	3.41	12.87	26.5
October 1, 2017	3.22	12.85	25.1	3.21	12.85	25.0	3.32	12.87	25.8
November 1, 2017	3.13	12.85	24.4	3.12	12.85	24.3	3.23	12.87	25.1
December 1, 2017	3.04	12.85	23.7	3.03	12.85	23.6	3.14	12.87	24.4
January 1, 2018	2.95	12.85	23.0	2.94	12.85	22.9	3.06	12.87	23.7
February 1, 2018	2.86	12.85	22.3	2.85	12.85	22.2	2.97	12.87	23.0
March 1, 2018	2.77	12.85	21.6	2.76	12.85	21.5	2.87	12.87	22.3
April 1, 2018	2.68	12.85	20.8	2.67	12.85	20.8	2.78	12.87	21.6
May 1, 2018	2.59	12.85	20.1	2.58	12.85	20.1	2.69	12.87	20.9

III-19

	N16183			N11184			N17185

	Equipment			Equipment			Equipment
	Note	Assumed	Loan to	Note	Assumed	Loan to	Note	Assumed	Loan to
	Outstanding	Aircraft	Value	Outstanding	Aircraft	Value	Outstanding	Aircraft	Value
Date	Balance	Value	Ratio	Balance	Value	Ratio	Balance	Value	Ratio

	($ millions)	($ millions)		($ millions)	($ millions)		($ millions)	($ millions)
June 1, 2018	$2.49	$12.02	20.7%	$2.49	$12.02	20.7%	$2.60	$12.04	21.6%
July 1, 2018	2.40	12.02	20.0	2.39	12.02	19.9	2.50	12.04	20.8
August 1, 2018	2.30	12.02	19.2	2.30	12.02	19.1	2.41	12.04	20.0
September 1, 2018	2.21	12.02	18.4	2.20	12.02	18.3	2.31	12.04	19.2
October 1, 2018	2.11	12.02	17.6	2.10	12.02	17.5	2.22	12.04	18.4
November 1, 2018	2.01	12.02	16.7	2.01	12.02	16.7	2.12	12.04	17.6
December 1, 2018	1.92	12.02	15.9	1.91	12.02	15.9	2.02	12.04	16.8
January 1, 2019	1.82	12.02	15.1	1.81	12.02	15.1	1.92	12.04	16.0
February 1, 2019	1.72	12.02	14.3	1.71	12.02	14.2	1.82	12.04	15.2
March 1, 2019	1.62	12.02	13.4	1.61	12.02	13.4	1.72	12.04	14.3
April 1, 2019	1.51	12.02	12.6	1.51	12.02	12.6	1.62	12.04	13.5
May 1, 2019	1.41	12.02	11.7	1.41	12.02	11.7	1.52	12.04	12.6
June 1, 2019	1.31	11.19	11.7	1.30	11.19	11.6	1.42	11.21	12.6
July 1, 2019	1.20	11.19	10.8	1.20	11.19	10.7	1.31	11.21	11.7
August 1, 2019	1.10	11.19	9.8	1.10	11.19	9.8	1.21	11.21	10.8
September 1, 2019	0.99	11.19	8.9	0.99	11.19	8.8	1.10	11.21	9.8
October 1, 2019	0.89	11.19	7.9	0.88	11.19	7.9	1.00	11.21	8.9
November 1, 2019	0.78	11.19	7.0	0.78	11.19	6.9	0.89	11.21	7.9
December 1, 2019	0.67	11.19	6.0	0.67	11.19	6.0	0.78	11.21	7.0
January 1, 2020	0.56	11.19	5.0	0.56	11.19	5.0	0.67	11.21	6.0
February 1, 2020	0.45	11.19	4.0	0.45	11.19	4.0	0.56	11.21	5.0
March 1, 2020	0.34	11.19	3.0	0.34	11.19	3.0	0.45	11.21	4.0
April 1, 2020	0.23	11.19	2.0	0.23	11.19	2.0	0.34	11.21	3.0
May 1, 2020	0.11	11.19	1.0	0.11	11.19	1.0	0.23	11.21	2.0
June 1, 2020	0.00	0.00	NA	0.00	0.00	NA	0.11	10.38	1.1
July 1, 2020	0.00	0.00	NA	0.00	0.00	NA	0.00	0.00	NA
August 1, 2020	0.00	0.00	NA	0.00	0.00	NA	0.00	0.00	NA
September 1, 2020	0.00	0.00	NA	0.00	0.00	NA	0.00	0.00	NA
October 1, 2020	0.00	0.00	NA	0.00	0.00	NA	0.00	0.00	NA
November 1, 2020	0.00	0.00	NA	0.00	0.00	NA	0.00	0.00	NA
December 1, 2020	0.00	0.00	NA	0.00	0.00	NA	0.00	0.00	NA
January 1, 2021	0.00	0.00	NA	0.00	0.00	NA	0.00	0.00	NA
February 1, 2021	0.00	0.00	NA	0.00	0.00	NA	0.00	0.00	NA
March 1, 2021	0.00	0.00	NA	0.00	0.00	NA	0.00	0.00	NA
April 1, 2021	0.00	0.00	NA	0.00	0.00	NA	0.00	0.00	NA

III-20

	N14186			N11187			N14188

	Equipment			Equipment			Equipment
	Note	Assumed	Loan to	Note	Assumed	Loan to	Note	Assumed	Loan to
	Outstanding	Aircraft	Value	Outstanding	Aircraft	Value	Outstanding	Aircraft	Value
Date	Balance	Value	Ratio	Balance	Value	Ratio	Balance	Value	Ratio

	($ millions)	($ millions)		($ millions)	($ millions)		($ millions)	($ millions)
March 1, 2006	$10.45	$20.75	50.4%	$10.55	$20.77	50.8%	$10.63	$20.77	51.2%
April 1, 2006	10.42	20.75	50.2	10.52	20.77	50.7	10.60	20.77	51.1
May 1, 2006	10.39	20.75	50.1	10.49	20.77	50.5	10.58	20.77	50.9
June 1, 2006	10.36	20.75	49.9	10.47	20.77	50.4	10.55	20.77	50.8
July 1, 2006	10.34	20.13	51.4	10.44	20.15	51.8	10.52	20.77	50.6
August 1, 2006	10.31	20.13	51.2	10.41	20.15	51.7	10.49	20.15	52.1
September 1, 2006	10.28	20.13	51.1	10.38	20.15	51.5	10.46	20.15	51.9
October 1, 2006	10.25	20.13	50.9	10.35	20.15	51.4	10.43	20.15	51.8
November 1, 2006	10.22	20.13	50.8	10.32	20.15	51.2	10.40	20.15	51.6
December 1, 2006	10.19	20.13	50.6	10.29	20.15	51.1	10.37	20.15	51.5
January 1, 2007	10.16	20.13	50.5	10.26	20.15	50.9	10.34	20.15	51.3
February 1, 2007	10.13	20.13	50.3	10.23	20.15	50.8	10.31	20.15	51.2
March 1, 2007	10.10	20.13	50.2	10.20	20.15	50.6	10.28	20.15	51.0
April 1, 2007	10.07	20.13	50.0	10.17	20.15	50.5	10.25	20.15	50.9
May 1, 2007	10.04	20.13	49.9	10.14	20.15	50.3	10.22	20.15	50.7
June 1, 2007	10.01	20.13	49.7	10.11	20.15	50.2	10.19	20.15	50.6
July 1, 2007	9.98	19.51	51.1	10.08	19.52	51.6	10.16	20.15	50.4
August 1, 2007	9.95	19.51	51.0	10.05	19.52	51.5	10.13	19.52	51.9
September 1, 2007	9.91	19.51	50.8	10.01	19.52	51.3	10.09	19.52	51.7
October 1, 2007	9.88	19.51	50.7	9.98	19.52	51.1	10.06	19.52	51.5
November 1, 2007	9.85	19.51	50.5	9.95	19.52	51.0	10.03	19.52	51.4
December 1, 2007	9.82	19.51	50.3	9.92	19.52	50.8	10.00	19.52	51.2
January 1, 2008	9.78	19.51	50.2	9.89	19.52	50.6	9.96	19.52	51.0
February 1, 2008	9.75	19.51	50.0	9.85	19.52	50.5	9.93	19.52	50.9
March 1, 2008	9.72	19.51	49.8	9.82	19.52	50.3	9.90	19.52	50.7
April 1, 2008	9.68	19.51	49.6	9.79	19.52	50.1	9.86	19.52	50.5
May 1, 2008	9.65	19.51	49.5	9.75	19.52	49.9	9.83	19.52	50.3
June 1, 2008	9.61	19.51	49.3	9.72	19.52	49.8	9.79	19.52	50.2
July 1, 2008	9.58	18.88	50.7	9.68	18.90	51.2	9.76	19.52	50.0
August 1, 2008	9.55	18.88	50.6	9.65	18.90	51.0	9.72	18.90	51.4
September 1, 2008	9.51	18.88	50.4	9.61	18.90	50.9	9.69	18.90	51.3
October 1, 2008	9.47	18.88	50.2	9.58	18.90	50.7	9.65	18.90	51.1
November 1, 2008	9.44	18.88	50.0	9.54	18.90	50.5	9.62	18.90	50.9
December 1, 2008	9.40	18.88	49.8	9.51	18.90	50.3	9.58	18.90	50.7
January 1, 2009	9.37	18.88	49.6	9.47	18.90	50.1	9.54	18.90	50.5
February 1, 2009	9.33	18.88	49.4	9.43	18.90	49.9	9.51	18.90	50.3
March 1, 2009	9.29	18.88	49.2	9.40	18.90	49.7	9.47	18.90	50.1
April 1, 2009	9.26	18.88	49.0	9.36	18.90	49.5	9.43	18.90	49.9
May 1, 2009	9.22	18.88	48.8	9.32	18.90	49.3	9.39	18.90	49.7
June 1, 2009	9.18	18.88	48.6	9.28	18.90	49.1	9.36	18.90	49.5
July 1, 2009	9.14	18.26	50.1	9.25	18.28	50.6	9.32	18.90	49.3
August 1, 2009	9.10	18.26	49.9	9.21	18.28	50.4	9.28	18.28	50.8
September 1, 2009	9.07	18.26	49.6	9.17	18.28	50.2	9.24	18.28	50.6
October 1, 2009	9.03	18.26	49.4	9.13	18.28	49.9	9.20	18.28	50.3
November 1, 2009	8.99	18.26	49.2	9.09	18.28	49.7	9.16	18.28	50.1
December 1, 2009	8.95	18.26	49.0	9.05	18.28	49.5	9.12	18.28	49.9
January 1, 2010	8.91	18.26	48.8	9.01	18.28	49.3	9.08	18.28	49.7
February 1, 2010	8.87	18.26	48.6	8.97	18.28	49.1	9.04	18.28	49.5
March 1, 2010	8.83	18.26	48.3	8.93	18.28	48.9	9.00	18.28	49.2

III-21

	N14186			N11187			N14188

	Equipment			Equipment			Equipment
	Note	Assumed	Loan to	Note	Assumed	Loan to	Note	Assumed	Loan to
	Outstanding	Aircraft	Value	Outstanding	Aircraft	Value	Outstanding	Aircraft	Value
Date	Balance	Value	Ratio	Balance	Value	Ratio	Balance	Value	Ratio

	($ millions)	($ millions)		($ millions)	($ millions)		($ millions)	($ millions)
April 1, 2010	$8.78	$18.26	48.1%	$8.89	$18.28	48.6%	$8.96	$18.28	49.0%
May 1, 2010	8.74	18.26	47.9	8.85	18.28	48.4	8.92	18.28	48.8
June 1, 2010	8.70	18.26	47.7	8.80	18.28	48.2	8.87	18.28	48.5
July 1, 2010	8.66	17.64	49.1	8.76	17.65	49.6	8.83	18.28	48.3
August 1, 2010	8.62	17.64	48.9	8.72	17.65	49.4	8.79	17.65	49.8
September 1, 2010	8.57	17.64	48.6	8.68	17.65	49.2	8.75	17.65	49.5
October 1, 2010	8.53	17.64	48.4	8.63	17.65	48.9	8.70	17.65	49.3
November 1, 2010	8.49	17.64	48.1	8.59	17.65	48.7	8.66	17.65	49.0
December 1, 2010	8.44	17.64	47.9	8.55	17.65	48.4	8.61	17.65	48.8
January 1, 2011	8.40	17.64	47.6	8.50	17.65	48.2	8.57	17.65	48.5
February 1, 2011	8.35	17.64	47.4	8.46	17.65	47.9	8.52	17.65	48.3
March 1, 2011	8.31	17.64	47.1	8.41	17.65	47.7	8.48	17.65	48.0
April 1, 2011	8.26	17.64	46.9	8.37	17.65	47.4	8.43	17.65	47.8
May 1, 2011	8.22	17.64	46.6	8.32	17.65	47.1	8.39	17.65	47.5
June 1, 2011	8.17	17.64	46.3	8.28	17.65	46.9	8.34	17.65	47.2
July 1, 2011	8.13	17.02	47.8	8.23	17.03	48.3	8.29	17.65	47.0
August 1, 2011	8.08	17.02	47.5	8.18	17.03	48.0	8.25	17.03	48.4
September 1, 2011	8.03	17.02	47.2	8.14	17.03	47.8	8.20	17.03	48.1
October 1, 2011	7.98	17.02	46.9	8.09	17.03	47.5	8.15	17.03	47.9
November 1, 2011	7.94	17.02	46.6	8.04	17.03	47.2	8.10	17.03	47.6
December 1, 2011	7.89	17.02	46.4	7.99	17.03	46.9	8.05	17.03	47.3
January 1, 2012	7.84	17.02	46.1	7.94	17.03	46.6	8.01	17.03	47.0
February 1, 2012	7.79	17.02	45.8	7.89	17.03	46.4	7.96	17.03	46.7
March 1, 2012	7.74	17.02	45.5	7.84	17.03	46.1	7.91	17.03	46.4
April 1, 2012	7.69	17.02	45.2	7.79	17.03	45.8	7.86	17.03	46.1
May 1, 2012	7.64	17.02	44.9	7.74	17.03	45.5	7.80	17.03	45.8
June 1, 2012	7.59	17.02	44.6	7.69	17.03	45.2	7.75	17.03	45.5
July 1, 2012	7.54	16.39	46.0	7.64	16.41	46.6	7.70	17.03	45.2
August 1, 2012	7.49	16.39	45.7	7.59	16.41	46.3	7.65	16.41	46.6
September 1, 2012	7.43	16.39	45.3	7.54	16.41	45.9	7.60	16.41	46.3
October 1, 2012	7.38	16.39	45.0	7.49	16.41	45.6	7.54	16.41	46.0
November 1, 2012	7.33	16.39	44.7	7.43	16.41	45.3	7.49	16.41	45.7
December 1, 2012	7.27	16.39	44.4	7.38	16.41	45.0	7.44	16.41	45.3
January 1, 2013	7.22	16.39	44.0	7.33	16.41	44.6	7.38	16.41	45.0
February 1, 2013	7.17	16.39	43.7	7.27	16.41	44.3	7.33	16.41	44.7
March 1, 2013	7.11	16.39	43.4	7.22	16.41	44.0	7.27	16.41	44.3
April 1, 2013	7.06	16.39	43.0	7.16	16.41	43.6	7.22	16.41	44.0
May 1, 2013	7.00	16.39	42.7	7.11	16.41	43.3	7.16	16.41	43.6
June 1, 2013	6.94	16.39	42.4	7.05	16.41	43.0	7.10	16.41	43.3
July 1, 2013	6.89	15.77	43.7	6.99	15.79	44.3	7.05	16.41	43.0
August 1, 2013	6.83	15.77	43.3	6.94	15.79	43.9	6.99	15.79	44.3
September 1, 2013	6.77	15.77	43.0	6.88	15.79	43.6	6.93	15.79	43.9
October 1, 2013	6.72	15.77	42.6	6.82	15.79	43.2	6.87	15.79	43.5
November 1, 2013	6.66	15.77	42.2	6.76	15.79	42.8	6.82	15.79	43.2
December 1, 2013	6.60	15.77	41.8	6.70	15.79	42.5	6.76	15.79	42.8
January 1, 2014	6.54	15.77	41.5	6.64	15.79	42.1	6.70	15.79	42.4
February 1, 2014	6.48	15.77	41.1	6.58	15.79	41.7	6.64	15.79	42.0
March 1, 2014	6.42	15.77	40.7	6.52	15.79	41.3	6.57	15.79	41.7
April 1, 2014	6.36	15.77	40.3	6.46	15.79	40.9	6.51	15.79	41.3

III-22

	N14186			N11187			N14188

	Equipment			Equipment			Equipment
	Note	Assumed	Loan to	Note	Assumed	Loan to	Note	Assumed	Loan to
	Outstanding	Aircraft	Value	Outstanding	Aircraft	Value	Outstanding	Aircraft	Value
Date	Balance	Value	Ratio	Balance	Value	Ratio	Balance	Value	Ratio

	($ millions)	($ millions)		($ millions)	($ millions)		($ millions)	($ millions)
May 1, 2014	$6.30	$15.77	39.9%	$6.40	$15.79	40.6%	$6.45	$15.79	40.9%
June 1, 2014	6.23	15.77	39.5	6.34	15.79	40.2	6.39	15.79	40.5
July 1, 2014	6.17	15.15	40.7	6.28	15.16	41.4	6.33	15.79	40.1
August 1, 2014	6.11	15.15	40.3	6.21	15.16	41.0	6.26	15.16	41.3
September 1, 2014	6.04	15.15	39.9	6.15	15.16	40.6	6.20	15.16	40.9
October 1, 2014	5.98	15.15	39.5	6.09	15.16	40.1	6.13	15.16	40.5
November 1, 2014	5.92	15.15	39.1	6.02	15.16	39.7	6.07	15.16	40.0
December 1, 2014	5.85	15.15	38.6	5.96	15.16	39.3	6.00	15.16	39.6
January 1, 2015	5.78	15.15	38.2	5.89	15.16	38.9	5.94	15.16	39.2
February 1, 2015	5.72	15.15	37.8	5.83	15.16	38.4	5.87	15.16	38.7
March 1, 2015	5.65	15.15	37.3	5.76	15.16	38.0	5.80	15.16	38.3
April 1, 2015	5.58	15.15	36.9	5.69	15.16	37.5	5.74	15.16	37.8
May 1, 2015	5.52	15.15	36.4	5.62	15.16	37.1	5.67	15.16	37.4
June 1, 2015	5.45	15.15	36.0	5.55	15.16	36.6	5.60	15.16	36.9
July 1, 2015	5.38	14.53	37.0	5.49	14.54	37.7	5.53	15.16	36.5
August 1, 2015	5.31	14.53	36.6	5.42	14.54	37.3	5.46	14.54	37.5
September 1, 2015	5.24	14.53	36.1	5.35	14.54	36.8	5.39	14.54	37.1
October 1, 2015	5.17	14.53	35.6	5.28	14.54	36.3	5.32	14.54	36.6
November 1, 2015	5.10	14.53	35.1	5.20	14.54	35.8	5.25	14.54	36.1
December 1, 2015	5.02	14.53	34.6	5.13	14.54	35.3	5.17	14.54	35.6
January 1, 2016	4.95	14.53	34.1	5.06	14.54	34.8	5.10	14.54	35.1
February 1, 2016	4.88	14.53	33.6	4.99	14.54	34.3	5.03	14.54	34.6
March 1, 2016	4.81	14.53	33.1	4.91	14.54	33.8	4.95	14.54	34.1
April 1, 2016	4.73	14.53	32.6	4.84	14.54	33.3	4.88	14.54	33.5
May 1, 2016	4.66	14.53	32.1	4.76	14.54	32.8	4.80	14.54	33.0
June 1, 2016	4.58	14.53	31.5	4.69	14.54	32.3	4.73	14.54	32.5
July 1, 2016	4.50	13.70	32.9	4.61	13.71	33.7	4.65	14.54	32.0
August 1, 2016	4.43	13.70	32.3	4.54	13.71	33.1	4.57	13.71	33.3
September 1, 2016	4.35	13.70	31.8	4.46	13.71	32.5	4.49	13.71	32.8
October 1, 2016	4.27	13.70	31.2	4.38	13.71	32.0	4.41	13.71	32.2
November 1, 2016	4.19	13.70	30.6	4.30	13.71	31.4	4.34	13.71	31.6
December 1, 2016	4.11	13.70	30.0	4.22	13.71	30.8	4.26	13.71	31.0
January 1, 2017	4.03	13.70	29.5	4.14	13.71	30.2	4.18	13.71	30.5
February 1, 2017	3.95	13.70	28.9	4.06	13.71	29.6	4.09	13.71	29.9
March 1, 2017	3.87	13.70	28.3	3.98	13.71	29.0	4.01	13.71	29.3
April 1, 2017	3.79	13.70	27.7	3.90	13.71	28.4	3.93	13.71	28.7
May 1, 2017	3.71	13.70	27.1	3.82	13.71	27.8	3.85	13.71	28.1
June 1, 2017	3.62	13.70	26.5	3.73	13.71	27.2	3.76	13.71	27.4
July 1, 2017	3.54	12.87	27.5	3.65	12.88	28.3	3.68	13.71	26.8
August 1, 2017	3.45	12.87	26.9	3.56	12.88	27.7	3.59	12.88	27.9
September 1, 2017	3.37	12.87	26.2	3.48	12.88	27.0	3.51	12.88	27.2
October 1, 2017	3.28	12.87	25.5	3.39	12.88	26.3	3.42	12.88	26.6
November 1, 2017	3.20	12.87	24.8	3.31	12.88	25.7	3.33	12.88	25.9
December 1, 2017	3.11	12.87	24.2	3.22	12.88	25.0	3.24	12.88	25.2
January 1, 2018	3.02	12.87	23.5	3.13	12.88	24.3	3.15	12.88	24.5
February 1, 2018	2.93	12.87	22.8	3.04	12.88	23.6	3.06	12.88	23.8
March 1, 2018	2.84	12.87	22.1	2.95	12.88	22.9	2.97	12.88	23.1
April 1, 2018	2.75	12.87	21.4	2.86	12.88	22.2	2.88	12.88	22.4
May 1, 2018	2.66	12.87	20.7	2.77	12.88	21.5	2.79	12.88	21.7
III-23

	N14186			N11187			N14188

	Equipment			Equipment			Equipment
	Note	Assumed	Loan to	Note	Assumed	Loan to	Note	Assumed	Loan to
	Outstanding	Aircraft	Value	Outstanding	Aircraft	Value	Outstanding	Aircraft	Value
Date	Balance	Value	Ratio	Balance	Value	Ratio	Balance	Value	Ratio

	($ millions)	($ millions)		($ millions)	($ millions)		($ millions)	($ millions)
June 1, 2018	$2.57	$12.87	20.0%	$2.68	$12.88	20.8%	$2.70	$12.88	21.0%
July 1, 2018	2.47	12.04	20.6	2.59	12.05	21.5	2.61	12.88	20.2
August 1, 2018	2.38	12.04	19.8	2.49	12.05	20.7	2.51	12.05	20.8
September 1, 2018	2.29	12.04	19.0	2.40	12.05	19.9	2.42	12.05	20.1
October 1, 2018	2.19	12.04	18.2	2.30	12.05	19.1	2.32	12.05	19.3
November 1, 2018	2.10	12.04	17.4	2.21	12.05	18.3	2.22	12.05	18.5
December 1, 2018	2.00	12.04	16.6	2.11	12.05	17.5	2.13	12.05	17.7
January 1, 2019	1.90	12.04	15.8	2.01	12.05	16.7	2.03	12.05	16.8
February 1, 2019	1.80	12.04	15.0	1.91	12.05	15.9	1.93	12.05	16.0
March 1, 2019	1.70	12.04	14.2	1.82	12.05	15.1	1.83	12.05	15.2
April 1, 2019	1.60	12.04	13.3	1.72	12.05	14.2	1.73	12.05	14.3
May 1, 2019	1.50	12.04	12.5	1.61	12.05	13.4	1.63	12.05	13.5
June 1, 2019	1.40	12.04	11.6	1.51	12.05	12.6	1.52	12.05	12.7
July 1, 2019	1.30	11.21	11.6	1.41	11.22	12.6	1.42	12.05	11.8
August 1, 2019	1.19	11.21	10.7	1.31	11.22	11.7	1.32	11.22	11.7
September 1, 2019	1.09	11.21	9.7	1.20	11.22	10.7	1.21	11.22	10.8
October 1, 2019	0.99	11.21	8.8	1.10	11.22	9.8	1.11	11.22	9.9
November 1, 2019	0.88	11.21	7.9	0.99	11.22	8.8	1.00	11.22	8.9
December 1, 2019	0.77	11.21	6.9	0.89	11.22	7.9	0.89	11.22	8.0
January 1, 2020	0.67	11.21	5.9	0.78	11.22	6.9	0.78	11.22	7.0
February 1, 2020	0.56	11.21	5.0	0.67	11.22	6.0	0.68	11.22	6.0
March 1, 2020	0.45	11.21	4.0	0.56	11.22	5.0	0.56	11.22	5.0
April 1, 2020	0.34	11.21	3.0	0.45	11.22	4.0	0.45	11.22	4.0
May 1, 2020	0.23	11.21	2.0	0.34	11.22	3.0	0.34	11.22	3.0
June 1, 2020	0.11	11.21	1.0	0.23	11.22	2.0	0.23	11.22	2.0
July 1, 2020	0.00	0.00	NA	0.11	10.39	1.1	0.11	11.22	1.0
August 1, 2020	0.00	0.00	NA	0.00	0.00	NA	0.00	0.00	NA
September 1, 2020	0.00	0.00	NA	0.00	0.00	NA	0.00	0.00	NA
October 1, 2020	0.00	0.00	NA	0.00	0.00	NA	0.00	0.00	NA
November 1, 2020	0.00	0.00	NA	0.00	0.00	NA	0.00	0.00	NA
December 1, 2020	0.00	0.00	NA	0.00	0.00	NA	0.00	0.00	NA
January 1, 2021	0.00	0.00	NA	0.00	0.00	NA	0.00	0.00	NA
February 1, 2021	0.00	0.00	NA	0.00	0.00	NA	0.00	0.00	NA
March 1, 2021	0.00	0.00	NA	0.00	0.00	NA	0.00	0.00	NA
April 1, 2021	0.00	0.00	NA	0.00	0.00	NA	0.00	0.00	NA

III-24

	N11189			N27190			N11191

	Equipment			Equipment			Equipment
	Note	Assumed	Loan to	Note	Assumed	Loan to	Note	Assumed	Loan to
	Outstanding	Aircraft	Value	Outstanding	Aircraft	Value	Outstanding	Aircraft	Value
Date	Balance	Value	Ratio	Balance	Value	Ratio	Balance	Value	Ratio

	($ millions)	($ millions)		($ millions)	($ millions)		($ millions)	($ millions)
March 1, 2006	$10.83	$20.79	52.1%	$10.67	$20.79	51.3%	$10.73	$20.80	51.6%
April 1, 2006	10.81	20.79	52.0	10.64	20.79	51.2	10.70	20.80	51.5
May 1, 2006	10.78	20.79	51.8	10.62	20.79	51.1	10.67	20.80	51.3
June 1, 2006	10.75	20.79	51.7	10.59	20.79	50.9	10.65	20.80	51.2
July 1, 2006	10.72	20.79	51.6	10.56	20.79	50.8	10.62	20.80	51.1
August 1, 2006	10.69	20.17	53.0	10.53	20.79	50.7	10.59	20.80	50.9
September 1, 2006	10.66	20.17	52.9	10.50	20.17	52.1	10.56	20.18	52.3
October 1, 2006	10.63	20.17	52.7	10.47	20.17	51.9	10.53	20.18	52.2
November 1, 2006	10.60	20.17	52.6	10.44	20.17	51.8	10.50	20.18	52.1
December 1, 2006	10.57	20.17	52.4	10.42	20.17	51.6	10.47	20.18	51.9
January 1, 2007	10.54	20.17	52.3	10.39	20.17	51.5	10.44	20.18	51.8
February 1, 2007	10.51	20.17	52.1	10.36	20.17	51.3	10.41	20.18	51.6
March 1, 2007	10.48	20.17	52.0	10.32	20.17	51.2	10.38	20.18	51.5
April 1, 2007	10.45	20.17	51.8	10.29	20.17	51.0	10.35	20.18	51.3
May 1, 2007	10.42	20.17	51.7	10.26	20.17	50.9	10.32	20.18	51.2
June 1, 2007	10.39	20.17	51.5	10.23	20.17	50.7	10.29	20.18	51.0
July 1, 2007	10.36	20.17	51.4	10.20	20.17	50.6	10.26	20.18	50.9
August 1, 2007	10.32	19.54	52.8	10.17	20.17	50.4	10.23	20.18	50.7
September 1, 2007	10.29	19.54	52.7	10.14	19.54	51.9	10.20	19.55	52.2
October 1, 2007	10.26	19.54	52.5	10.11	19.54	51.7	10.17	19.55	52.0
November 1, 2007	10.23	19.54	52.3	10.07	19.54	51.5	10.13	19.55	51.8
December 1, 2007	10.19	19.54	52.2	10.04	19.54	51.4	10.10	19.55	51.7
January 1, 2008	10.16	19.54	52.0	10.01	19.54	51.2	10.07	19.55	51.5
February 1, 2008	10.13	19.54	51.8	9.98	19.54	51.0	10.04	19.55	51.3
March 1, 2008	10.09	19.54	51.6	9.94	19.54	50.9	10.00	19.55	51.2
April 1, 2008	10.06	19.54	51.5	9.91	19.54	50.7	9.97	19.55	51.0
May 1, 2008	10.02	19.54	51.3	9.87	19.54	50.5	9.94	19.55	50.8
June 1, 2008	9.99	19.54	51.1	9.84	19.54	50.4	9.90	19.55	50.6
July 1, 2008	9.95	19.54	50.9	9.81	19.54	50.2	9.87	19.55	50.5
August 1, 2008	9.92	18.92	52.4	9.77	19.54	50.0	9.83	19.55	50.3
September 1, 2008	9.88	18.92	52.2	9.74	18.92	51.5	9.80	18.93	51.8
October 1, 2008	9.85	18.92	52.0	9.70	18.92	51.3	9.76	18.93	51.6
November 1, 2008	9.81	18.92	51.9	9.66	18.92	51.1	9.73	18.93	51.4
December 1, 2008	9.77	18.92	51.7	9.63	18.92	50.9	9.69	18.93	51.2
January 1, 2009	9.74	18.92	51.5	9.59	18.92	50.7	9.66	18.93	51.0
February 1, 2009	9.70	18.92	51.3	9.56	18.92	50.5	9.62	18.93	50.8
March 1, 2009	9.66	18.92	51.1	9.52	18.92	50.3	9.58	18.93	50.6
April 1, 2009	9.62	18.92	50.9	9.48	18.92	50.1	9.55	18.93	50.4
May 1, 2009	9.59	18.92	50.7	9.44	18.92	49.9	9.51	18.93	50.2
June 1, 2009	9.55	18.92	50.5	9.41	18.92	49.7	9.47	18.93	50.0
July 1, 2009	9.51	18.92	50.3	9.37	18.92	49.5	9.43	18.93	49.8
August 1, 2009	9.47	18.30	51.8	9.33	18.92	49.3	9.39	18.93	49.6
September 1, 2009	9.43	18.30	51.6	9.29	18.30	50.8	9.36	18.30	51.1
October 1, 2009	9.39	18.30	51.3	9.25	18.30	50.6	9.32	18.30	50.9
November 1, 2009	9.35	18.30	51.1	9.21	18.30	50.4	9.28	18.30	50.7
December 1, 2009	9.31	18.30	50.9	9.17	18.30	50.1	9.24	18.30	50.5
January 1, 2010	9.27	18.30	50.7	9.13	18.30	49.9	9.20	18.30	50.3
February 1, 2010	9.23	18.30	50.4	9.09	18.30	49.7	9.16	18.30	50.0
March 1, 2010	9.19	18.30	50.2	9.05	18.30	49.5	9.12	18.30	49.8

III-25

	N11189			N27190			N11191

	Equipment			Equipment			Equipment
	Note	Assumed	Loan to	Note	Assumed	Loan to	Note	Assumed	Loan to
	Outstanding	Aircraft	Value	Outstanding	Aircraft	Value	Outstanding	Aircraft	Value
Date	Balance	Value	Ratio	Balance	Value	Ratio	Balance	Value	Ratio

	($ millions)	($ millions)		($ millions)	($ millions)		($ millions)	($ millions)
April 1, 2010	$9.15	$18.30	50.0%	$9.01	$18.30	49.2%	$9.08	$18.30	49.6%
May 1, 2010	9.10	18.30	49.8	8.97	18.30	49.0	9.04	18.30	49.4
June 1, 2010	9.06	18.30	49.5	8.93	18.30	48.8	8.99	18.30	49.1
July 1, 2010	9.02	18.30	49.3	8.88	18.30	48.6	8.95	18.30	48.9
August 1, 2010	8.98	17.67	50.8	8.84	18.30	48.3	8.91	18.30	48.7
September 1, 2010	8.93	17.67	50.6	8.80	17.67	49.8	8.87	17.68	50.2
October 1, 2010	8.89	17.67	50.3	8.76	17.67	49.6	8.82	17.68	49.9
November 1, 2010	8.85	17.67	50.1	8.71	17.67	49.3	8.78	17.68	49.7
December 1, 2010	8.80	17.67	49.8	8.67	17.67	49.1	8.74	17.68	49.4
January 1, 2011	8.76	17.67	49.5	8.63	17.67	48.8	8.69	17.68	49.2
February 1, 2011	8.71	17.67	49.3	8.58	17.67	48.6	8.65	17.68	48.9
March 1, 2011	8.66	17.67	49.0	8.54	17.67	48.3	8.60	17.68	48.7
April 1, 2011	8.62	17.67	48.8	8.49	17.67	48.0	8.56	17.68	48.4
May 1, 2011	8.57	17.67	48.5	8.44	17.67	47.8	8.51	17.68	48.2
June 1, 2011	8.53	17.67	48.2	8.40	17.67	47.5	8.47	17.68	47.9
July 1, 2011	8.48	17.67	48.0	8.35	17.67	47.3	8.42	17.68	47.6
August 1, 2011	8.43	17.05	49.5	8.31	17.67	47.0	8.38	17.68	47.4
September 1, 2011	8.38	17.05	49.2	8.26	17.05	48.4	8.33	17.06	48.8
October 1, 2011	8.33	17.05	48.9	8.21	17.05	48.2	8.28	17.06	48.6
November 1, 2011	8.29	17.05	48.6	8.16	17.05	47.9	8.23	17.06	48.3
December 1, 2011	8.24	17.05	48.3	8.11	17.05	47.6	8.19	17.06	48.0
January 1, 2012	8.19	17.05	48.0	8.07	17.05	47.3	8.14	17.06	47.7
February 1, 2012	8.14	17.05	47.7	8.02	17.05	47.0	8.09	17.06	47.4
March 1, 2012	8.09	17.05	47.4	7.97	17.05	46.7	8.04	17.06	47.1
April 1, 2012	8.04	17.05	47.1	7.92	17.05	46.4	7.99	17.06	46.8
May 1, 2012	7.98	17.05	46.8	7.87	17.05	46.1	7.94	17.06	46.5
June 1, 2012	7.93	17.05	46.5	7.81	17.05	45.8	7.89	17.06	46.2
July 1, 2012	7.88	17.05	46.2	7.76	17.05	45.5	7.84	17.06	45.9
August 1, 2012	7.83	16.42	47.7	7.71	17.05	45.2	7.79	17.06	45.6
September 1, 2012	7.78	16.42	47.3	7.66	16.42	46.6	7.73	16.43	47.1
October 1, 2012	7.72	16.42	47.0	7.61	16.42	46.3	7.68	16.43	46.7
November 1, 2012	7.67	16.42	46.7	7.55	16.42	46.0	7.63	16.43	46.4
December 1, 2012	7.61	16.42	46.4	7.50	16.42	45.7	7.58	16.43	46.1
January 1, 2013	7.56	16.42	46.0	7.45	16.42	45.3	7.52	16.43	45.8
February 1, 2013	7.50	16.42	45.7	7.39	16.42	45.0	7.47	16.43	45.4
March 1, 2013	7.45	16.42	45.4	7.34	16.42	44.7	7.41	16.43	45.1
April 1, 2013	7.39	16.42	45.0	7.28	16.42	44.3	7.36	16.43	44.8
May 1, 2013	7.34	16.42	44.7	7.23	16.42	44.0	7.30	16.43	44.4
June 1, 2013	7.28	16.42	44.3	7.17	16.42	43.7	7.25	16.43	44.1
July 1, 2013	7.22	16.42	44.0	7.11	16.42	43.3	7.19	16.43	43.8
August 1, 2013	7.16	15.80	45.3	7.06	16.42	43.0	7.13	16.43	43.4
September 1, 2013	7.11	15.80	45.0	7.00	15.80	44.3	7.08	15.81	44.8
October 1, 2013	7.05	15.80	44.6	6.94	15.80	43.9	7.02	15.81	44.4
November 1, 2013	6.99	15.80	44.2	6.88	15.80	43.6	6.96	15.81	44.0
December 1, 2013	6.93	15.80	43.8	6.82	15.80	43.2	6.90	15.81	43.7
January 1, 2014	6.87	15.80	43.5	6.76	15.80	42.8	6.84	15.81	43.3
February 1, 2014	6.81	15.80	43.1	6.70	15.80	42.4	6.78	15.81	42.9
March 1, 2014	6.74	15.80	42.7	6.64	15.80	42.0	6.72	15.81	42.5
April 1, 2014	6.68	15.80	42.3	6.58	15.80	41.7	6.66	15.81	42.1

III-26

	N11189			N27190			N11191

	Equipment			Equipment			Equipment
	Note	Assumed	Loan to	Note	Assumed	Loan to	Note	Assumed	Loan to
	Outstanding	Aircraft	Value	Outstanding	Aircraft	Value	Outstanding	Aircraft	Value
Date	Balance	Value	Ratio	Balance	Value	Ratio	Balance	Value	Ratio

	($ millions)	($ millions)		($ millions)	($ millions)		($ millions)	($ millions)
May 1, 2014	$6.62	$15.80	41.9%	$6.52	$15.80	41.3%	$6.60	$15.81	41.8%
June 1, 2014	6.56	15.80	41.5	6.46	15.80	40.9	6.54	15.81	41.4
July 1, 2014	6.49	15.80	41.1	6.40	15.80	40.5	6.48	15.81	41.0
August 1, 2014	6.43	15.18	42.4	6.33	15.80	40.1	6.42	15.81	40.6
September 1, 2014	6.37	15.18	41.9	6.27	15.18	41.3	6.35	15.18	41.8
October 1, 2014	6.30	15.18	41.5	6.21	15.18	40.9	6.29	15.18	41.4
November 1, 2014	6.23	15.18	41.1	6.14	15.18	40.5	6.22	15.18	41.0
December 1, 2014	6.17	15.18	40.6	6.08	15.18	40.0	6.16	15.18	40.6
January 1, 2015	6.10	15.18	40.2	6.01	15.18	39.6	6.09	15.18	40.1
February 1, 2015	6.03	15.18	39.8	5.94	15.18	39.2	6.03	15.18	39.7
March 1, 2015	5.97	15.18	39.3	5.88	15.18	38.7	5.96	15.18	39.3
April 1, 2015	5.90	15.18	38.9	5.81	15.18	38.3	5.89	15.18	38.8
May 1, 2015	5.83	15.18	38.4	5.74	15.18	37.8	5.83	15.18	38.4
June 1, 2015	5.76	15.18	38.0	5.67	15.18	37.4	5.76	15.18	37.9
July 1, 2015	5.69	15.18	37.5	5.61	15.18	36.9	5.69	15.18	37.5
August 1, 2015	5.62	14.55	38.6	5.54	15.18	36.5	5.62	15.18	37.0
September 1, 2015	5.55	14.55	38.1	5.47	14.55	37.6	5.55	14.56	38.1
October 1, 2015	5.48	14.55	37.6	5.40	14.55	37.1	5.48	14.56	37.6
November 1, 2015	5.40	14.55	37.1	5.32	14.55	36.6	5.41	14.56	37.2
December 1, 2015	5.33	14.55	36.6	5.25	14.55	36.1	5.34	14.56	36.7
January 1, 2016	5.26	14.55	36.1	5.18	14.55	35.6	5.27	14.56	36.2
February 1, 2016	5.18	14.55	35.6	5.11	14.55	35.1	5.19	14.56	35.7
March 1, 2016	5.11	14.55	35.1	5.03	14.55	34.6	5.12	14.56	35.2
April 1, 2016	5.03	14.55	34.6	4.96	14.55	34.1	5.05	14.56	34.7
May 1, 2016	4.96	14.55	34.1	4.88	14.55	33.6	4.97	14.56	34.2
June 1, 2016	4.88	14.55	33.5	4.81	14.55	33.0	4.90	14.56	33.6
July 1, 2016	4.80	14.55	33.0	4.73	14.55	32.5	4.82	14.56	33.1
August 1, 2016	4.73	13.72	34.4	4.65	14.55	32.0	4.75	14.56	32.6
September 1, 2016	4.65	13.72	33.9	4.58	13.72	33.4	4.67	13.73	34.0
October 1, 2016	4.57	13.72	33.3	4.50	13.72	32.8	4.59	13.73	33.4
November 1, 2016	4.49	13.72	32.7	4.42	13.72	32.2	4.51	13.73	32.9
December 1, 2016	4.41	13.72	32.1	4.34	13.72	31.6	4.43	13.73	32.3
January 1, 2017	4.33	13.72	31.5	4.26	13.72	31.1	4.35	13.73	31.7
February 1, 2017	4.24	13.72	30.9	4.18	13.72	30.5	4.27	13.73	31.1
March 1, 2017	4.16	13.72	30.3	4.10	13.72	29.9	4.19	13.73	30.5
April 1, 2017	4.08	13.72	29.7	4.02	13.72	29.3	4.11	13.73	29.9
May 1, 2017	3.99	13.72	29.1	3.93	13.72	28.7	4.03	13.73	29.3
June 1, 2017	3.91	13.72	28.5	3.85	13.72	28.1	3.95	13.73	28.7
July 1, 2017	3.82	13.72	27.9	3.77	13.72	27.5	3.86	13.73	28.1
August 1, 2017	3.74	12.89	29.0	3.68	13.72	26.8	3.78	13.73	27.5
September 1, 2017	3.65	12.89	28.3	3.60	12.89	27.9	3.69	12.90	28.6
October 1, 2017	3.56	12.89	27.6	3.51	12.89	27.2	3.61	12.90	28.0
November 1, 2017	3.48	12.89	27.0	3.42	12.89	26.6	3.52	12.90	27.3
December 1, 2017	3.39	12.89	26.3	3.34	12.89	25.9	3.43	12.90	26.6
January 1, 2018	3.30	12.89	25.6	3.25	12.89	25.2	3.35	12.90	25.9
February 1, 2018	3.21	12.89	24.9	3.16	12.89	24.5	3.26	12.90	25.3
March 1, 2018	3.12	12.89	24.2	3.07	12.89	23.8	3.17	12.90	24.6
April 1, 2018	3.02	12.89	23.5	2.98	12.89	23.1	3.08	12.90	23.9
May 1, 2018	2.93	12.89	22.7	2.89	12.89	22.4	2.99	12.90	23.2

III-27

	N11189			N27190			N11191

	Equipment			Equipment			Equipment
	Note	Assumed	Loan to	Note	Assumed	Loan to	Note	Assumed	Loan to
	Outstanding	Aircraft	Value	Outstanding	Aircraft	Value	Outstanding	Aircraft	Value
Date	Balance	Value	Ratio	Balance	Value	Ratio	Balance	Value	Ratio

	($ millions)	($ millions)		($ millions)	($ millions)		($ millions)	($ millions)
June 1, 2018	$2.84	$12.89	22.0%	$2.79	$12.89	21.7%	$2.90	$12.90	22.5%
July 1, 2018	2.74	12.89	21.3	2.70	12.89	21.0	2.80	12.90	21.7
August 1, 2018	2.65	12.06	22.0	2.61	12.89	20.2	2.71	12.90	21.0
September 1, 2018	2.55	12.06	21.2	2.51	12.06	20.9	2.62	12.06	21.7
October 1, 2018	2.46	12.06	20.4	2.42	12.06	20.1	2.52	12.06	20.9
November 1, 2018	2.36	12.06	19.6	2.32	12.06	19.3	2.43	12.06	20.1
December 1, 2018	2.26	12.06	18.7	2.23	12.06	18.5	2.33	12.06	19.3
January 1, 2019	2.16	12.06	17.9	2.13	12.06	17.7	2.23	12.06	18.5
February 1, 2019	2.06	12.06	17.1	2.03	12.06	16.8	2.13	12.06	17.7
March 1, 2019	1.96	12.06	16.3	1.93	12.06	16.0	2.04	12.06	16.9
April 1, 2019	1.86	12.06	15.4	1.83	12.06	15.2	1.94	12.06	16.1
May 1, 2019	1.76	12.06	14.6	1.73	12.06	14.4	1.84	12.06	15.2
June 1, 2019	1.65	12.06	13.7	1.63	12.06	13.5	1.74	12.06	14.4
July 1, 2019	1.55	12.06	12.9	1.53	12.06	12.7	1.63	12.06	13.5
August 1, 2019	1.44	11.23	12.9	1.42	12.06	11.8	1.53	12.06	12.7
September 1, 2019	1.34	11.23	11.9	1.32	11.23	11.8	1.43	11.23	12.7
October 1, 2019	1.23	11.23	11.0	1.21	11.23	10.8	1.32	11.23	11.8
November 1, 2019	1.13	11.23	10.0	1.11	11.23	9.9	1.22	11.23	10.8
December 1, 2019	1.02	11.23	9.1	1.00	11.23	8.9	1.11	11.23	9.9
January 1, 2020	0.91	11.23	8.1	0.89	11.23	8.0	1.00	11.23	8.9
February 1, 2020	0.80	11.23	7.1	0.79	11.23	7.0	0.90	11.23	8.0
March 1, 2020	0.69	11.23	6.1	0.68	11.23	6.0	0.79	11.23	7.0
April 1, 2020	0.57	11.23	5.1	0.57	11.23	5.0	0.68	11.23	6.0
May 1, 2020	0.46	11.23	4.1	0.45	11.23	4.0	0.57	11.23	5.0
June 1, 2020	0.35	11.23	3.1	0.34	11.23	3.0	0.46	11.23	4.1
July 1, 2020	0.23	11.23	2.1	0.23	11.23	2.0	0.34	11.23	3.1
August 1, 2020	0.12	10.40	1.1	0.11	11.23	1.0	0.23	11.23	2.0
September 1, 2020	0.00	0.00	NA	0.00	0.00	NA	0.12	10.40	1.1
October 1, 2020	0.00	0.00	NA	0.00	0.00	NA	0.00	0.00	NA
November 1, 2020	0.00	0.00	NA	0.00	0.00	NA	0.00	0.00	NA
December 1, 2020	0.00	0.00	NA	0.00	0.00	NA	0.00	0.00	NA
January 1, 2021	0.00	0.00	NA	0.00	0.00	NA	0.00	0.00	NA
February 1, 2021	0.00	0.00	NA	0.00	0.00	NA	0.00	0.00	NA
March 1, 2021	0.00	0.00	NA	0.00	0.00	NA	0.00	0.00	NA
April 1, 2021	0.00	0.00	NA	0.00	0.00	NA	0.00	0.00	NA

III-28

	N11192			N11193			N11194

	Equipment			Equipment			Equipment
	Note	Assumed	Loan to	Note	Assumed	Loan to	Note	Assumed	Loan to
	Outstanding	Aircraft	Value	Outstanding	Aircraft	Value	Outstanding	Aircraft	Value
Date	Balance	Value	Ratio	Balance	Value	Ratio	Balance	Value	Ratio

	($ millions)	($ millions)		($ millions)	($ millions)		($ millions)	($ millions)
March 1, 2006	$10.76	$20.82	51.7%	$10.76	$20.82	51.7%	$10.79	$20.83	51.8%
April 1, 2006	10.73	20.82	51.6	10.73	20.82	51.6	10.76	20.83	51.7
May 1, 2006	10.71	20.82	51.4	10.71	20.82	51.4	10.73	20.83	51.5
June 1, 2006	10.68	20.82	51.3	10.68	20.82	51.3	10.71	20.83	51.4
July 1, 2006	10.65	20.82	51.2	10.65	20.82	51.2	10.68	20.83	51.3
August 1, 2006	10.62	20.82	51.0	10.62	20.82	51.0	10.65	20.83	51.1
September 1, 2006	10.59	20.82	50.9	10.59	20.82	50.9	10.62	20.83	51.0
October 1, 2006	10.57	20.20	52.3	10.57	20.20	52.3	10.59	20.83	50.9
November 1, 2006	10.54	20.20	52.2	10.54	20.20	52.2	10.57	20.21	52.3
December 1, 2006	10.51	20.20	52.0	10.51	20.20	52.0	10.54	20.21	52.2
January 1, 2007	10.48	20.20	51.9	10.48	20.20	51.9	10.51	20.21	52.0
February 1, 2007	10.45	20.20	51.7	10.45	20.20	51.7	10.48	20.21	51.9
March 1, 2007	10.42	20.20	51.6	10.42	20.20	51.6	10.45	20.21	51.7
April 1, 2007	10.39	20.20	51.5	10.39	20.20	51.5	10.42	20.21	51.6
May 1, 2007	10.36	20.20	51.3	10.36	20.20	51.3	10.39	20.21	51.4
June 1, 2007	10.33	20.20	51.2	10.33	20.20	51.2	10.36	20.21	51.3
July 1, 2007	10.30	20.20	51.0	10.30	20.20	51.0	10.33	20.21	51.1
August 1, 2007	10.27	20.20	50.9	10.27	20.20	50.9	10.30	20.21	51.0
September 1, 2007	10.24	20.20	50.7	10.24	20.20	50.7	10.27	20.21	50.8
October 1, 2007	10.21	19.57	52.2	10.21	19.57	52.2	10.24	20.21	50.7
November 1, 2007	10.18	19.57	52.0	10.18	19.57	52.0	10.21	19.58	52.1
December 1, 2007	10.14	19.57	51.8	10.14	19.57	51.8	10.18	19.58	52.0
January 1, 2008	10.11	19.57	51.7	10.11	19.57	51.7	10.14	19.58	51.8
February 1, 2008	10.08	19.57	51.5	10.08	19.57	51.5	10.11	19.58	51.6
March 1, 2008	10.05	19.57	51.3	10.05	19.57	51.3	10.08	19.58	51.5
April 1, 2008	10.01	19.57	51.2	10.01	19.57	51.2	10.05	19.58	51.3
May 1, 2008	9.98	19.57	51.0	9.98	19.57	51.0	10.01	19.58	51.1
June 1, 2008	9.95	19.57	50.8	9.95	19.57	50.8	9.98	19.58	51.0
July 1, 2008	9.91	19.57	50.7	9.91	19.57	50.7	9.95	19.58	50.8
August 1, 2008	9.88	19.57	50.5	9.88	19.57	50.5	9.91	19.58	50.6
September 1, 2008	9.85	19.57	50.3	9.85	19.57	50.3	9.88	19.58	50.5
October 1, 2008	9.81	18.95	51.8	9.81	18.95	51.8	9.85	19.58	50.3
November 1, 2008	9.78	18.95	51.6	9.78	18.95	51.6	9.81	18.96	51.8
December 1, 2008	9.74	18.95	51.4	9.74	18.95	51.4	9.78	18.96	51.6
January 1, 2009	9.71	18.95	51.2	9.71	18.95	51.2	9.74	18.96	51.4
February 1, 2009	9.67	18.95	51.0	9.67	18.95	51.0	9.71	18.96	51.2
March 1, 2009	9.63	18.95	50.8	9.63	18.95	50.8	9.67	18.96	51.0
April 1, 2009	9.60	18.95	50.7	9.60	18.95	50.7	9.63	18.96	50.8
May 1, 2009	9.56	18.95	50.5	9.56	18.95	50.5	9.60	18.96	50.6
June 1, 2009	9.52	18.95	50.3	9.52	18.95	50.3	9.56	18.96	50.4
July 1, 2009	9.49	18.95	50.1	9.49	18.95	50.1	9.52	18.96	50.2
August 1, 2009	9.45	18.95	49.9	9.45	18.95	49.9	9.49	18.96	50.0
September 1, 2009	9.41	18.95	49.7	9.41	18.95	49.7	9.45	18.96	49.8
October 1, 2009	9.37	18.32	51.2	9.37	18.32	51.2	9.41	18.96	49.6
November 1, 2009	9.33	18.32	50.9	9.33	18.32	50.9	9.37	18.33	51.1
December 1, 2009	9.30	18.32	50.7	9.30	18.32	50.7	9.33	18.33	50.9
January 1, 2010	9.26	18.32	50.5	9.26	18.32	50.5	9.30	18.33	50.7
February 1, 2010	9.22	18.32	50.3	9.22	18.32	50.3	9.26	18.33	50.5
March 1, 2010	9.18	18.32	50.1	9.18	18.32	50.1	9.22	18.33	50.3

III-29

	N11192			N11193			N11194

	Equipment			Equipment			Equipment
	Note	Assumed	Loan to	Note	Assumed	Loan to	Note	Assumed	Loan to
	Outstanding	Aircraft	Value	Outstanding	Aircraft	Value	Outstanding	Aircraft	Value
Date	Balance	Value	Ratio	Balance	Value	Ratio	Balance	Value	Ratio

	($ millions)	($ millions)		($ millions)	($ millions)		($ millions)	($ millions)
April 1, 2010	$9.14	$18.32	49.9%	$9.14	$18.32	49.9%	$9.18	$18.33	50.1%
May 1, 2010	9.10	18.32	49.7	9.10	18.32	49.7	9.14	18.33	49.8
June 1, 2010	9.06	18.32	49.4	9.06	18.32	49.4	9.10	18.33	49.6
July 1, 2010	9.02	18.32	49.2	9.02	18.32	49.2	9.06	18.33	49.4
August 1, 2010	8.97	18.32	49.0	8.97	18.32	49.0	9.02	18.33	49.2
September 1, 2010	8.93	18.32	48.8	8.93	18.32	48.8	8.97	18.33	49.0
October 1, 2010	8.89	17.70	50.2	8.89	17.70	50.2	8.93	18.33	48.7
November 1, 2010	8.85	17.70	50.0	8.85	17.70	50.0	8.89	17.71	50.2
December 1, 2010	8.80	17.70	49.8	8.80	17.70	49.8	8.85	17.71	50.0
January 1, 2011	8.76	17.70	49.5	8.76	17.70	49.5	8.80	17.71	49.7
February 1, 2011	8.72	17.70	49.3	8.72	17.70	49.3	8.76	17.71	49.5
March 1, 2011	8.67	17.70	49.0	8.67	17.70	49.0	8.72	17.71	49.2
April 1, 2011	8.63	17.70	48.8	8.63	17.70	48.8	8.67	17.71	49.0
May 1, 2011	8.59	17.70	48.5	8.59	17.70	48.5	8.63	17.71	48.7
June 1, 2011	8.54	17.70	48.3	8.54	17.70	48.3	8.59	17.71	48.5
July 1, 2011	8.49	17.70	48.0	8.49	17.70	48.0	8.54	17.71	48.2
August 1, 2011	8.45	17.70	47.7	8.45	17.70	47.7	8.49	17.71	48.0
September 1, 2011	8.40	17.70	47.5	8.40	17.70	47.5	8.45	17.71	47.7
October 1, 2011	8.36	17.07	48.9	8.36	17.07	48.9	8.40	17.71	47.5
November 1, 2011	8.31	17.07	48.7	8.31	17.07	48.7	8.36	17.08	48.9
December 1, 2011	8.26	17.07	48.4	8.26	17.07	48.4	8.31	17.08	48.7
January 1, 2012	8.21	17.07	48.1	8.21	17.07	48.1	8.26	17.08	48.4
February 1, 2012	8.17	17.07	47.8	8.17	17.07	47.8	8.21	17.08	48.1
March 1, 2012	8.12	17.07	47.6	8.12	17.07	47.6	8.17	17.08	47.8
April 1, 2012	8.07	17.07	47.3	8.07	17.07	47.3	8.12	17.08	47.5
May 1, 2012	8.02	17.07	47.0	8.02	17.07	47.0	8.07	17.08	47.2
June 1, 2012	7.97	17.07	46.7	7.97	17.07	46.7	8.02	17.08	47.0
July 1, 2012	7.92	17.07	46.4	7.92	17.07	46.4	7.97	17.08	46.7
August 1, 2012	7.87	17.07	46.1	7.87	17.07	46.1	7.92	17.08	46.4
September 1, 2012	7.82	17.07	45.8	7.82	17.07	45.8	7.87	17.08	46.1
October 1, 2012	7.77	16.45	47.2	7.77	16.45	47.2	7.82	17.08	45.8
November 1, 2012	7.72	16.45	46.9	7.72	16.45	46.9	7.77	16.46	47.2
December 1, 2012	7.66	16.45	46.6	7.66	16.45	46.6	7.72	16.46	46.9
January 1, 2013	7.61	16.45	46.3	7.61	16.45	46.3	7.66	16.46	46.6
February 1, 2013	7.56	16.45	46.0	7.56	16.45	46.0	7.61	16.46	46.3
March 1, 2013	7.50	16.45	45.6	7.50	16.45	45.6	7.56	16.46	45.9
April 1, 2013	7.45	16.45	45.3	7.45	16.45	45.3	7.50	16.46	45.6
May 1, 2013	7.40	16.45	45.0	7.40	16.45	45.0	7.45	16.46	45.3
June 1, 2013	7.34	16.45	44.6	7.34	16.45	44.6	7.40	16.46	44.9
July 1, 2013	7.29	16.45	44.3	7.29	16.45	44.3	7.34	16.46	44.6
August 1, 2013	7.23	16.45	44.0	7.23	16.45	44.0	7.29	16.46	44.3
September 1, 2013	7.17	16.45	43.6	7.17	16.45	43.6	7.23	16.46	43.9
October 1, 2013	7.12	15.82	45.0	7.12	15.82	45.0	7.17	16.46	43.6
November 1, 2013	7.06	15.82	44.6	7.06	15.82	44.6	7.12	15.83	45.0
December 1, 2013	7.00	15.82	44.3	7.00	15.82	44.3	7.06	15.83	44.6
January 1, 2014	6.95	15.82	43.9	6.95	15.82	43.9	7.00	15.83	44.2
February 1, 2014	6.89	15.82	43.5	6.89	15.82	43.5	6.95	15.83	43.9
March 1, 2014	6.83	15.82	43.1	6.83	15.82	43.1	6.89	15.83	43.5
April 1, 2014	6.77	15.82	42.8	6.77	15.82	42.8	6.83	15.83	43.1

III-30

	N11192			N11193			N11194

	Equipment			Equipment			Equipment
	Note	Assumed	Loan to	Note	Assumed	Loan to	Note	Assumed	Loan to
	Outstanding	Aircraft	Value	Outstanding	Aircraft	Value	Outstanding	Aircraft	Value
Date	Balance	Value	Ratio	Balance	Value	Ratio	Balance	Value	Ratio

	($ millions)	($ millions)		($ millions)	($ millions)		($ millions)	($ millions)
May 1, 2014	$6.71	$15.82	42.4%	$6.71	$15.82	42.4%	$6.77	$15.83	42.8%
June 1, 2014	6.65	15.82	42.0	6.65	15.82	42.0	6.71	15.83	42.4
July 1, 2014	6.59	15.82	41.6	6.59	15.82	41.6	6.65	15.83	42.0
August 1, 2014	6.53	15.82	41.2	6.53	15.82	41.2	6.59	15.83	41.6
September 1, 2014	6.46	15.82	40.8	6.46	15.82	40.8	6.53	15.83	41.2
October 1, 2014	6.40	15.20	42.1	6.40	15.20	42.1	6.46	15.83	40.8
November 1, 2014	6.34	15.20	41.7	6.34	15.20	41.7	6.40	15.21	42.1
December 1, 2014	6.27	15.20	41.3	6.27	15.20	41.3	6.34	15.21	41.7
January 1, 2015	6.21	15.20	40.9	6.21	15.20	40.9	6.27	15.21	41.3
February 1, 2015	6.15	15.20	40.4	6.15	15.20	40.4	6.21	15.21	40.8
March 1, 2015	6.08	15.20	40.0	6.08	15.20	40.0	6.15	15.21	40.4
April 1, 2015	6.01	15.20	39.6	6.01	15.20	39.6	6.08	15.21	40.0
May 1, 2015	5.95	15.20	39.1	5.95	15.20	39.1	6.01	15.21	39.6
June 1, 2015	5.88	15.20	38.7	5.88	15.20	38.7	5.95	15.21	39.1
July 1, 2015	5.81	15.20	38.3	5.81	15.20	38.3	5.88	15.21	38.7
August 1, 2015	5.75	15.20	37.8	5.75	15.20	37.8	5.81	15.21	38.2
September 1, 2015	5.68	15.20	37.4	5.68	15.20	37.4	5.75	15.21	37.8
October 1, 2015	5.61	14.57	38.5	5.61	14.57	38.5	5.68	15.21	37.3
November 1, 2015	5.54	14.57	38.0	5.54	14.57	38.0	5.61	14.58	38.5
December 1, 2015	5.47	14.57	37.5	5.47	14.57	37.5	5.54	14.58	38.0
January 1, 2016	5.40	14.57	37.0	5.40	14.57	37.0	5.47	14.58	37.5
February 1, 2016	5.33	14.57	36.5	5.33	14.57	36.5	5.40	14.58	37.0
March 1, 2016	5.25	14.57	36.1	5.25	14.57	36.1	5.33	14.58	36.5
April 1, 2016	5.18	14.57	35.6	5.18	14.57	35.6	5.25	14.58	36.0
May 1, 2016	5.11	14.57	35.1	5.11	14.57	35.1	5.18	14.58	35.5
June 1, 2016	5.04	14.57	34.6	5.04	14.57	34.6	5.11	14.58	35.0
July 1, 2016	4.96	14.57	34.0	4.96	14.57	34.0	5.04	14.58	34.5
August 1, 2016	4.89	14.57	33.5	4.89	14.57	33.5	4.96	14.58	34.0
September 1, 2016	4.81	14.57	33.0	4.81	14.57	33.0	4.89	14.58	33.5
October 1, 2016	4.73	13.74	34.5	4.73	13.74	34.5	4.81	14.58	33.0
November 1, 2016	4.66	13.74	33.9	4.66	13.74	33.9	4.73	13.75	34.4
December 1, 2016	4.58	13.74	33.3	4.58	13.74	33.3	4.66	13.75	33.9
January 1, 2017	4.50	13.74	32.8	4.50	13.74	32.8	4.58	13.75	33.3
February 1, 2017	4.42	13.74	32.2	4.42	13.74	32.2	4.50	13.75	32.7
March 1, 2017	4.34	13.74	31.6	4.34	13.74	31.6	4.42	13.75	32.2
April 1, 2017	4.26	13.74	31.0	4.26	13.74	31.0	4.34	13.75	31.6
May 1, 2017	4.18	13.74	30.4	4.18	13.74	30.4	4.26	13.75	31.0
June 1, 2017	4.10	13.74	29.8	4.10	13.74	29.8	4.18	13.75	30.4
July 1, 2017	4.02	13.74	29.3	4.02	13.74	29.3	4.10	13.75	29.8
August 1, 2017	3.94	13.74	28.6	3.94	13.74	28.6	4.02	13.75	29.2
September 1, 2017	3.85	13.74	28.0	3.85	13.74	28.0	3.94	13.75	28.6
October 1, 2017	3.77	12.91	29.2	3.77	12.91	29.2	3.85	13.75	28.0
November 1, 2017	3.68	12.91	28.5	3.68	12.91	28.5	3.77	12.91	29.2
December 1, 2017	3.60	12.91	27.9	3.60	12.91	27.9	3.68	12.91	28.5
January 1, 2018	3.51	12.91	27.2	3.51	12.91	27.2	3.60	12.91	27.9
February 1, 2018	3.43	12.91	26.5	3.43	12.91	26.5	3.51	12.91	27.2
March 1, 2018	3.34	12.91	25.9	3.34	12.91	25.9	3.43	12.91	26.5
April 1, 2018	3.25	12.91	25.2	3.25	12.91	25.2	3.34	12.91	25.8
May 1, 2018	3.16	12.91	24.5	3.16	12.91	24.5	3.25	12.91	25.2

III-31

	N11192			N11193			N11194

	Equipment			Equipment			Equipment
	Note	Assumed	Loan to	Note	Assumed	Loan to	Note	Assumed	Loan to
	Outstanding	Aircraft	Value	Outstanding	Aircraft	Value	Outstanding	Aircraft	Value
Date	Balance	Value	Ratio	Balance	Value	Ratio	Balance	Value	Ratio

	($ millions)	($ millions)		($ millions)	($ millions)		($ millions)	($ millions)
June 1, 2018	$3.07	$12.91	23.8%	$3.07	$12.91	23.8%	$3.16	$12.91	24.5%
July 1, 2018	2.98	12.91	23.1	2.98	12.91	23.1	3.07	12.91	23.8
August 1, 2018	2.89	12.91	22.4	2.89	12.91	22.4	2.98	12.91	23.1
September 1, 2018	2.80	12.91	21.7	2.80	12.91	21.7	2.89	12.91	22.4
October 1, 2018	2.70	12.08	22.4	2.70	12.08	22.4	2.80	12.91	21.7
November 1, 2018	2.61	12.08	21.6	2.61	12.08	21.6	2.70	12.08	22.4
December 1, 2018	2.52	12.08	20.8	2.52	12.08	20.8	2.61	12.08	21.6
January 1, 2019	2.42	12.08	20.0	2.42	12.08	20.0	2.52	12.08	20.8
February 1, 2019	2.32	12.08	19.2	2.32	12.08	19.2	2.42	12.08	20.0
March 1, 2019	2.23	12.08	18.4	2.23	12.08	18.4	2.32	12.08	19.2
April 1, 2019	2.13	12.08	17.6	2.13	12.08	17.6	2.23	12.08	18.4
May 1, 2019	2.03	12.08	16.8	2.03	12.08	16.8	2.13	12.08	17.6
June 1, 2019	1.93	12.08	16.0	1.93	12.08	16.0	2.03	12.08	16.8
July 1, 2019	1.83	12.08	15.2	1.83	12.08	15.2	1.93	12.08	16.0
August 1, 2019	1.73	12.08	14.3	1.73	12.08	14.3	1.83	12.08	15.2
September 1, 2019	1.63	12.08	13.5	1.63	12.08	13.5	1.73	12.08	14.3
October 1, 2019	1.53	11.24	13.6	1.53	11.24	13.6	1.63	12.08	13.5
November 1, 2019	1.42	11.24	12.7	1.42	11.24	12.7	1.53	11.25	13.6
December 1, 2019	1.32	11.24	11.7	1.32	11.24	11.7	1.42	11.25	12.7
January 1, 2020	1.21	11.24	10.8	1.21	11.24	10.8	1.32	11.25	11.7
February 1, 2020	1.11	11.24	9.9	1.11	11.24	9.9	1.21	11.25	10.8
March 1, 2020	1.00	11.24	8.9	1.00	11.24	8.9	1.11	11.25	9.9
April 1, 2020	0.89	11.24	8.0	0.89	11.24	8.0	1.00	11.25	8.9
May 1, 2020	0.79	11.24	7.0	0.79	11.24	7.0	0.89	11.25	8.0
June 1, 2020	0.68	11.24	6.0	0.68	11.24	6.0	0.79	11.25	7.0
July 1, 2020	0.57	11.24	5.0	0.57	11.24	5.0	0.68	11.25	6.0
August 1, 2020	0.45	11.24	4.0	0.45	11.24	4.0	0.57	11.25	5.0
September 1, 2020	0.34	11.24	3.0	0.34	11.24	3.0	0.45	11.25	4.0
October 1, 2020	0.23	10.41	2.2	0.23	10.41	2.2	0.34	11.25	3.0
November 1, 2020	0.12	10.41	1.1	0.12	10.41	1.1	0.23	10.42	2.2
December 1, 2020	0.00	0.00	NA	0.00	0.00	NA	0.12	10.42	1.1
January 1, 2021	0.00	0.00	NA	0.00	0.00	NA	0.00	0.00	NA
February 1, 2021	0.00	0.00	NA	0.00	0.00	NA	0.00	0.00	NA
March 1, 2021	0.00	0.00	NA	0.00	0.00	NA	0.00	0.00	NA
April 1, 2021	0.00	0.00	NA	0.00	0.00	NA	0.00	0.00	NA

III-32

	N12195			N17196			N21197

	Equipment			Equipment			Equipment
	Note	Assumed	Loan to	Note	Assumed	Loan to	Note	Assumed	Loan to
	Outstanding	Aircraft	Value	Outstanding	Aircraft	Value	Outstanding	Aircraft	Value
Date	Balance	Value	Ratio	Balance	Value	Ratio	Balance	Value	Ratio

	($ millions)	($ millions)		($ millions)	($ millions)		($ millions)	($ millions)
March 1, 2006	$10.81	$20.84	51.9%	$10.81	$20.84	51.9%	$10.84	$20.85	52.0%
April 1, 2006	10.79	20.84	51.8	10.79	20.84	51.8	10.81	20.85	51.9
May 1, 2006	10.76	20.84	51.6	10.76	20.84	51.6	10.79	20.85	51.7
June 1, 2006	10.73	20.84	51.5	10.73	20.84	51.5	10.76	20.85	51.6
July 1, 2006	10.71	20.84	51.4	10.71	20.84	51.4	10.73	20.85	51.5
August 1, 2006	10.68	20.84	51.2	10.68	20.84	51.2	10.71	20.85	51.3
September 1, 2006	10.65	20.84	51.1	10.65	20.84	51.1	10.68	20.85	51.2
October 1, 2006	10.62	20.84	51.0	10.62	20.84	51.0	10.65	20.85	51.1
November 1, 2006	10.59	20.84	50.8	10.59	20.84	50.8	10.62	20.85	50.9
December 1, 2006	10.57	20.21	52.3	10.57	20.21	52.3	10.59	20.85	50.8
January 1, 2007	10.54	20.21	52.1	10.54	20.21	52.1	10.57	20.22	52.2
February 1, 2007	10.51	20.21	52.0	10.51	20.21	52.0	10.54	20.22	52.1
March 1, 2007	10.48	20.21	51.8	10.48	20.21	51.8	10.51	20.22	52.0
April 1, 2007	10.45	20.21	51.7	10.45	20.21	51.7	10.48	20.22	51.8
May 1, 2007	10.42	20.21	51.6	10.42	20.21	51.6	10.45	20.22	51.7
June 1, 2007	10.39	20.21	51.4	10.39	20.21	51.4	10.42	20.22	51.5
July 1, 2007	10.36	20.21	51.3	10.36	20.21	51.3	10.39	20.22	51.4
August 1, 2007	10.33	20.21	51.1	10.33	20.21	51.1	10.36	20.22	51.2
September 1, 2007	10.30	20.21	51.0	10.30	20.21	51.0	10.33	20.22	51.1
October 1, 2007	10.27	20.21	50.8	10.27	20.21	50.8	10.30	20.22	50.9
November 1, 2007	10.24	20.21	50.6	10.24	20.21	50.6	10.27	20.22	50.8
December 1, 2007	10.21	19.59	52.1	10.21	19.59	52.1	10.24	20.22	50.6
January 1, 2008	10.18	19.59	51.9	10.18	19.59	51.9	10.21	19.60	52.1
February 1, 2008	10.14	19.59	51.8	10.14	19.59	51.8	10.18	19.60	51.9
March 1, 2008	10.11	19.59	51.6	10.11	19.59	51.6	10.14	19.60	51.8
April 1, 2008	10.08	19.59	51.5	10.08	19.59	51.5	10.11	19.60	51.6
May 1, 2008	10.05	19.59	51.3	10.05	19.59	51.3	10.08	19.60	51.4
June 1, 2008	10.01	19.59	51.1	10.01	19.59	51.1	10.05	19.60	51.3
July 1, 2008	9.98	19.59	50.9	9.98	19.59	50.9	10.01	19.60	51.1
August 1, 2008	9.95	19.59	50.8	9.95	19.59	50.8	9.98	19.60	50.9
September 1, 2008	9.91	19.59	50.6	9.91	19.59	50.6	9.95	19.60	50.8
October 1, 2008	9.88	19.59	50.4	9.88	19.59	50.4	9.91	19.60	50.6
November 1, 2008	9.85	19.59	50.3	9.85	19.59	50.3	9.88	19.60	50.4
December 1, 2008	9.81	18.96	51.7	9.81	18.96	51.7	9.85	19.60	50.2
January 1, 2009	9.78	18.96	51.5	9.78	18.96	51.5	9.81	18.97	51.7
February 1, 2009	9.74	18.96	51.4	9.74	18.96	51.4	9.78	18.97	51.5
March 1, 2009	9.71	18.96	51.2	9.71	18.96	51.2	9.74	18.97	51.3
April 1, 2009	9.67	18.96	51.0	9.67	18.96	51.0	9.71	18.97	51.2
May 1, 2009	9.63	18.96	50.8	9.63	18.96	50.8	9.67	18.97	51.0
June 1, 2009	9.60	18.96	50.6	9.60	18.96	50.6	9.63	18.97	50.8
July 1, 2009	9.56	18.96	50.4	9.56	18.96	50.4	9.60	18.97	50.6
August 1, 2009	9.52	18.96	50.2	9.52	18.96	50.2	9.56	18.97	50.4
September 1, 2009	9.49	18.96	50.0	9.49	18.96	50.0	9.52	18.97	50.2
October 1, 2009	9.45	18.96	49.8	9.45	18.96	49.8	9.49	18.97	50.0
November 1, 2009	9.41	18.96	49.6	9.41	18.96	49.6	9.45	18.97	49.8
December 1, 2009	9.37	18.34	51.1	9.37	18.34	51.1	9.41	18.97	49.6
January 1, 2010	9.33	18.34	50.9	9.33	18.34	50.9	9.37	18.35	51.1
February 1, 2010	9.30	18.34	50.7	9.30	18.34	50.7	9.33	18.35	50.9
March 1, 2010	9.26	18.34	50.5	9.26	18.34	50.5	9.30	18.35	50.7

III-33

	N12195			N17196			N21197

	Equipment			Equipment			Equipment
	Note	Assumed	Loan to	Note	Assumed	Loan to	Note	Assumed	Loan to
	Outstanding	Aircraft	Value	Outstanding	Aircraft	Value	Outstanding	Aircraft	Value
Date	Balance	Value	Ratio	Balance	Value	Ratio	Balance	Value	Ratio

	($ millions)	($ millions)		($ millions)	($ millions)		($ millions)	($ millions)
April 1, 2010	$9.22	$18.34	50.3%	$9.22	$18.34	50.3%	$9.26	$18.35	50.5%
May 1, 2010	9.18	18.34	50.0	9.18	18.34	50.0	9.22	18.35	50.2
June 1, 2010	9.14	18.34	49.8	9.14	18.34	49.8	9.18	18.35	50.0
July 1, 2010	9.10	18.34	49.6	9.10	18.34	49.6	9.14	18.35	49.8
August 1, 2010	9.06	18.34	49.4	9.06	18.34	49.4	9.10	18.35	49.6
September 1, 2010	9.02	18.34	49.2	9.02	18.34	49.2	9.06	18.35	49.4
October 1, 2010	8.97	18.34	48.9	8.97	18.34	48.9	9.02	18.35	49.1
November 1, 2010	8.93	18.34	48.7	8.93	18.34	48.7	8.97	18.35	48.9
December 1, 2010	8.89	17.71	50.2	8.89	17.71	50.2	8.93	18.35	48.7
January 1, 2011	8.85	17.71	49.9	8.85	17.71	49.9	8.89	17.72	50.2
February 1, 2011	8.80	17.71	49.7	8.80	17.71	49.7	8.85	17.72	49.9
March 1, 2011	8.76	17.71	49.5	8.76	17.71	49.5	8.80	17.72	49.7
April 1, 2011	8.72	17.71	49.2	8.72	17.71	49.2	8.76	17.72	49.4
May 1, 2011	8.67	17.71	49.0	8.67	17.71	49.0	8.72	17.72	49.2
June 1, 2011	8.63	17.71	48.7	8.63	17.71	48.7	8.67	17.72	48.9
July 1, 2011	8.59	17.71	48.5	8.59	17.71	48.5	8.63	17.72	48.7
August 1, 2011	8.54	17.71	48.2	8.54	17.71	48.2	8.59	17.72	48.4
September 1, 2011	8.49	17.71	48.0	8.49	17.71	48.0	8.54	17.72	48.2
October 1, 2011	8.45	17.71	47.7	8.45	17.71	47.7	8.49	17.72	47.9
November 1, 2011	8.40	17.71	47.4	8.40	17.71	47.4	8.45	17.72	47.7
December 1, 2011	8.36	17.09	48.9	8.36	17.09	48.9	8.40	17.72	47.4
January 1, 2012	8.31	17.09	48.6	8.31	17.09	48.6	8.36	17.10	48.9
February 1, 2012	8.26	17.09	48.4	8.26	17.09	48.4	8.31	17.10	48.6
March 1, 2012	8.21	17.09	48.1	8.21	17.09	48.1	8.26	17.10	48.3
April 1, 2012	8.17	17.09	47.8	8.17	17.09	47.8	8.21	17.10	48.0
May 1, 2012	8.12	17.09	47.5	8.12	17.09	47.5	8.17	17.10	47.8
June 1, 2012	8.07	17.09	47.2	8.07	17.09	47.2	8.12	17.10	47.5
July 1, 2012	8.02	17.09	46.9	8.02	17.09	46.9	8.07	17.10	47.2
August 1, 2012	7.97	17.09	46.6	7.97	17.09	46.6	8.02	17.10	46.9
September 1, 2012	7.92	17.09	46.3	7.92	17.09	46.3	7.97	17.10	46.6
October 1, 2012	7.87	17.09	46.1	7.87	17.09	46.1	7.92	17.10	46.3
November 1, 2012	7.82	17.09	45.8	7.82	17.09	45.8	7.87	17.10	46.0
December 1, 2012	7.77	16.46	47.2	7.77	16.46	47.2	7.82	17.10	45.7
January 1, 2013	7.72	16.46	46.9	7.72	16.46	46.9	7.77	16.47	47.2
February 1, 2013	7.66	16.46	46.6	7.66	16.46	46.6	7.72	16.47	46.8
March 1, 2013	7.61	16.46	46.2	7.61	16.46	46.2	7.66	16.47	46.5
April 1, 2013	7.56	16.46	45.9	7.56	16.46	45.9	7.61	16.47	46.2
May 1, 2013	7.50	16.46	45.6	7.50	16.46	45.6	7.56	16.47	45.9
June 1, 2013	7.45	16.46	45.3	7.45	16.46	45.3	7.50	16.47	45.6
July 1, 2013	7.40	16.46	44.9	7.40	16.46	44.9	7.45	16.47	45.2
August 1, 2013	7.34	16.46	44.6	7.34	16.46	44.6	7.40	16.47	44.9
September 1, 2013	7.29	16.46	44.3	7.29	16.46	44.3	7.34	16.47	44.6
October 1, 2013	7.23	16.46	43.9	7.23	16.46	43.9	7.29	16.47	44.2
November 1, 2013	7.17	16.46	43.6	7.17	16.46	43.6	7.23	16.47	43.9
December 1, 2013	7.12	15.84	44.9	7.12	15.84	44.9	7.17	16.47	43.6
January 1, 2014	7.06	15.84	44.6	7.06	15.84	44.6	7.12	15.85	44.9
February 1, 2014	7.00	15.84	44.2	7.00	15.84	44.2	7.06	15.85	44.6
March 1, 2014	6.95	15.84	43.9	6.95	15.84	43.9	7.00	15.85	44.2
April 1, 2014	6.89	15.84	43.5	6.89	15.84	43.5	6.95	15.85	43.8

III-34

	N12195			N17196			N21197

	Equipment			Equipment			Equipment
	Note	Assumed	Loan to	Note	Assumed	Loan to	Note	Assumed	Loan to
	Outstanding	Aircraft	Value	Outstanding	Aircraft	Value	Outstanding	Aircraft	Value
Date	Balance	Value	Ratio	Balance	Value	Ratio	Balance	Value	Ratio

	($ millions)	($ millions)		($ millions)	($ millions)		($ millions)	($ millions)
May 1, 2014	$6.83	$15.84	43.1%	$6.83	$15.84	43.1%	$6.89	$15.85	43.5%
June 1, 2014	6.77	15.84	42.7	6.77	15.84	42.7	6.83	15.85	43.1
July 1, 2014	6.71	15.84	42.4	6.71	15.84	42.4	6.77	15.85	42.7
August 1, 2014	6.65	15.84	42.0	6.65	15.84	42.0	6.71	15.85	42.3
September 1, 2014	6.59	15.84	41.6	6.59	15.84	41.6	6.65	15.85	42.0
October 1, 2014	6.53	15.84	41.2	6.53	15.84	41.2	6.59	15.85	41.6
November 1, 2014	6.46	15.84	40.8	6.46	15.84	40.8	6.53	15.85	41.2
December 1, 2014	6.40	15.21	42.1	6.40	15.21	42.1	6.46	15.85	40.8
January 1, 2015	6.34	15.21	41.7	6.34	15.21	41.7	6.40	15.22	42.1
February 1, 2015	6.27	15.21	41.2	6.27	15.21	41.2	6.34	15.22	41.6
March 1, 2015	6.21	15.21	40.8	6.21	15.21	40.8	6.27	15.22	41.2
April 1, 2015	6.15	15.21	40.4	6.15	15.21	40.4	6.21	15.22	40.8
May 1, 2015	6.08	15.21	40.0	6.08	15.21	40.0	6.15	15.22	40.4
June 1, 2015	6.01	15.21	39.5	6.01	15.21	39.5	6.08	15.22	39.9
July 1, 2015	5.95	15.21	39.1	5.95	15.21	39.1	6.01	15.22	39.5
August 1, 2015	5.88	15.21	38.7	5.88	15.21	38.7	5.95	15.22	39.1
September 1, 2015	5.81	15.21	38.2	5.81	15.21	38.2	5.88	15.22	38.6
October 1, 2015	5.75	15.21	37.8	5.75	15.21	37.8	5.81	15.22	38.2
November 1, 2015	5.68	15.21	37.3	5.68	15.21	37.3	5.75	15.22	37.8
December 1, 2015	5.61	14.59	38.4	5.61	14.59	38.4	5.68	15.22	37.3
January 1, 2016	5.54	14.59	38.0	5.54	14.59	38.0	5.61	14.60	38.4
February 1, 2016	5.47	14.59	37.5	5.47	14.59	37.5	5.54	14.60	38.0
March 1, 2016	5.40	14.59	37.0	5.40	14.59	37.0	5.47	14.60	37.5
April 1, 2016	5.33	14.59	36.5	5.33	14.59	36.5	5.40	14.60	37.0
May 1, 2016	5.25	14.59	36.0	5.25	14.59	36.0	5.33	14.60	36.5
June 1, 2016	5.18	14.59	35.5	5.18	14.59	35.5	5.25	14.60	36.0
July 1, 2016	5.11	14.59	35.0	5.11	14.59	35.0	5.18	14.60	35.5
August 1, 2016	5.04	14.59	34.5	5.04	14.59	34.5	5.11	14.60	35.0
September 1, 2016	4.96	14.59	34.0	4.96	14.59	34.0	5.04	14.60	34.5
October 1, 2016	4.89	14.59	33.5	4.89	14.59	33.5	4.96	14.60	34.0
November 1, 2016	4.81	14.59	33.0	4.81	14.59	33.0	4.89	14.60	33.5
December 1, 2016	4.73	13.75	34.4	4.73	13.75	34.4	4.81	14.60	33.0
January 1, 2017	4.66	13.75	33.9	4.66	13.75	33.9	4.73	13.76	34.4
February 1, 2017	4.58	13.75	33.3	4.58	13.75	33.3	4.66	13.76	33.8
March 1, 2017	4.50	13.75	32.7	4.50	13.75	32.7	4.58	13.76	33.3
April 1, 2017	4.42	13.75	32.2	4.42	13.75	32.2	4.50	13.76	32.7
May 1, 2017	4.34	13.75	31.6	4.34	13.75	31.6	4.42	13.76	32.1
June 1, 2017	4.26	13.75	31.0	4.26	13.75	31.0	4.34	13.76	31.6
July 1, 2017	4.18	13.75	30.4	4.18	13.75	30.4	4.26	13.76	31.0
August 1, 2017	4.10	13.75	29.8	4.10	13.75	29.8	4.18	13.76	30.4
September 1, 2017	4.02	13.75	29.2	4.02	13.75	29.2	4.10	13.76	29.8
October 1, 2017	3.94	13.75	28.6	3.94	13.75	28.6	4.02	13.76	29.2
November 1, 2017	3.85	13.75	28.0	3.85	13.75	28.0	3.94	13.76	28.6
December 1, 2017	3.77	12.92	29.2	3.77	12.92	29.2	3.85	13.76	28.0
January 1, 2018	3.68	12.92	28.5	3.68	12.92	28.5	3.77	12.93	29.2
February 1, 2018	3.60	12.92	27.9	3.60	12.92	27.9	3.68	12.93	28.5
March 1, 2018	3.51	12.92	27.2	3.51	12.92	27.2	3.60	12.93	27.8
April 1, 2018	3.43	12.92	26.5	3.43	12.92	26.5	3.51	12.93	27.2
May 1, 2018	3.34	12.92	25.8	3.34	12.92	25.8	3.43	12.93	26.5
III-35

	N12195			N17196			N21197

	Equipment			Equipment			Equipment
	Note	Assumed	Loan to	Note	Assumed	Loan to	Note	Assumed	Loan to
	Outstanding	Aircraft	Value	Outstanding	Aircraft	Value	Outstanding	Aircraft	Value
Date	Balance	Value	Ratio	Balance	Value	Ratio	Balance	Value	Ratio

	($ millions)	($ millions)		($ millions)	($ millions)		($ millions)	($ millions)
June 1, 2018	$3.25	$12.92	25.1%	$3.25	$12.92	25.1%	$3.34	$12.93	25.8%
July 1, 2018	3.16	12.92	24.5	3.16	12.92	24.5	3.25	12.93	25.1
August 1, 2018	3.07	12.92	23.8	3.07	12.92	23.8	3.16	12.93	24.4
September 1, 2018	2.98	12.92	23.1	2.98	12.92	23.1	3.07	12.93	23.8
October 1, 2018	2.89	12.92	22.4	2.89	12.92	22.4	2.98	12.93	23.1
November 1, 2018	2.80	12.92	21.6	2.80	12.92	21.6	2.89	12.93	22.3
December 1, 2018	2.70	12.09	22.4	2.70	12.09	22.4	2.80	12.93	21.6
January 1, 2019	2.61	12.09	21.6	2.61	12.09	21.6	2.70	12.09	22.4
February 1, 2019	2.52	12.09	20.8	2.52	12.09	20.8	2.61	12.09	21.6
March 1, 2019	2.42	12.09	20.0	2.42	12.09	20.0	2.52	12.09	20.8
April 1, 2019	2.32	12.09	19.2	2.32	12.09	19.2	2.42	12.09	20.0
May 1, 2019	2.23	12.09	18.4	2.23	12.09	18.4	2.32	12.09	19.2
June 1, 2019	2.13	12.09	17.6	2.13	12.09	17.6	2.23	12.09	18.4
July 1, 2019	2.03	12.09	16.8	2.03	12.09	16.8	2.13	12.09	17.6
August 1, 2019	1.93	12.09	16.0	1.93	12.09	16.0	2.03	12.09	16.8
September 1, 2019	1.83	12.09	15.2	1.83	12.09	15.2	1.93	12.09	16.0
October 1, 2019	1.73	12.09	14.3	1.73	12.09	14.3	1.83	12.09	15.2
November 1, 2019	1.63	12.09	13.5	1.63	12.09	13.5	1.73	12.09	14.3
December 1, 2019	1.53	11.25	13.6	1.53	11.25	13.6	1.63	12.09	13.5
January 1, 2020	1.42	11.25	12.7	1.42	11.25	12.7	1.53	11.26	13.6
February 1, 2020	1.32	11.25	11.7	1.32	11.25	11.7	1.42	11.26	12.6
March 1, 2020	1.21	11.25	10.8	1.21	11.25	10.8	1.32	11.26	11.7
April 1, 2020	1.11	11.25	9.9	1.11	11.25	9.9	1.21	11.26	10.8
May 1, 2020	1.00	11.25	8.9	1.00	11.25	8.9	1.11	11.26	9.8
June 1, 2020	0.89	11.25	7.9	0.89	11.25	7.9	1.00	11.26	8.9
July 1, 2020	0.79	11.25	7.0	0.79	11.25	7.0	0.89	11.26	7.9
August 1, 2020	0.68	11.25	6.0	0.68	11.25	6.0	0.79	11.26	7.0
September 1, 2020	0.57	11.25	5.0	0.57	11.25	5.0	0.68	11.26	6.0
October 1, 2020	0.45	11.25	4.0	0.45	11.25	4.0	0.57	11.26	5.0
November 1, 2020	0.34	11.25	3.0	0.34	11.25	3.0	0.45	11.26	4.0
December 1, 2020	0.23	10.42	2.2	0.23	10.42	2.2	0.34	11.26	3.0
January 1, 2021	0.12	10.42	1.1	0.12	10.42	1.1	0.23	10.43	2.2
February 1, 2021	0.00	0.00	NA	0.00	0.00	NA	0.12	10.43	1.1
March 1, 2021	0.00	0.00	NA	0.00	0.00	NA	0.00	0.00	NA
April 1, 2021	0.00	0.00	NA	0.00	0.00	NA	0.00	0.00	NA

III-36

	N14198			N11199

	Equipment			Equipment
	Note	Assumed	Loan to	Note	Assumed	Loan to
	Outstanding	Aircraft	Value	Outstanding	Aircraft	Value
Date	Balance	Value	Ratio	Balance	Value	Ratio

	($ millions)	($ millions)		($ millions)	($ millions)
March 1, 2006	$10.87	$20.86	52.1%	$10.87	$20.86	52.1%
April 1, 2006	10.84	20.86	52.0	10.84	20.86	52.0
May 1, 2006	10.81	20.86	51.8	10.81	20.86	51.8
June 1, 2006	10.79	20.86	51.7	10.79	20.86	51.7
July 1, 2006	10.76	20.86	51.6	10.76	20.86	51.6
August 1, 2006	10.73	20.86	51.5	10.73	20.86	51.5
September 1, 2006	10.71	20.86	51.3	10.71	20.86	51.3
October 1, 2006	10.68	20.86	51.2	10.68	20.86	51.2
November 1, 2006	10.65	20.86	51.1	10.65	20.86	51.1
December 1, 2006	10.62	20.86	50.9	10.62	20.86	50.9
January 1, 2007	10.59	20.86	50.8	10.59	20.86	50.8
February 1, 2007	10.57	20.23	52.2	10.57	20.23	52.2
March 1, 2007	10.54	20.23	52.1	10.54	20.23	52.1
April 1, 2007	10.51	20.23	51.9	10.51	20.23	51.9
May 1, 2007	10.48	20.23	51.8	10.48	20.23	51.8
June 1, 2007	10.45	20.23	51.6	10.45	20.23	51.6
July 1, 2007	10.42	20.23	51.5	10.42	20.23	51.5
August 1, 2007	10.39	20.23	51.4	10.39	20.23	51.4
September 1, 2007	10.36	20.23	51.2	10.36	20.23	51.2
October 1, 2007	10.33	20.23	51.1	10.33	20.23	51.1
November 1, 2007	10.30	20.23	50.9	10.30	20.23	50.9
December 1, 2007	10.27	20.23	50.8	10.27	20.23	50.8
January 1, 2008	10.24	20.23	50.6	10.24	20.23	50.6
February 1, 2008	10.21	19.61	52.1	10.21	19.61	52.1
March 1, 2008	10.18	19.61	51.9	10.18	19.61	51.9
April 1, 2008	10.14	19.61	51.7	10.14	19.61	51.7
May 1, 2008	10.11	19.61	51.6	10.11	19.61	51.6
June 1, 2008	10.08	19.61	51.4	10.08	19.61	51.4
July 1, 2008	10.05	19.61	51.2	10.05	19.61	51.2
August 1, 2008	10.01	19.61	51.1	10.01	19.61	51.1
September 1, 2008	9.98	19.61	50.9	9.98	19.61	50.9
October 1, 2008	9.95	19.61	50.7	9.95	19.61	50.7
November 1, 2008	9.91	19.61	50.6	9.91	19.61	50.6
December 1, 2008	9.88	19.61	50.4	9.88	19.61	50.4
January 1, 2009	9.85	19.61	50.2	9.85	19.61	50.2
February 1, 2009	9.81	18.98	51.7	9.81	18.98	51.7
March 1, 2009	9.78	18.98	51.5	9.78	18.98	51.5
April 1, 2009	9.74	18.98	51.3	9.74	18.98	51.3
May 1, 2009	9.71	18.98	51.1	9.71	18.98	51.1
June 1, 2009	9.67	18.98	50.9	9.67	18.98	50.9
July 1, 2009	9.63	18.98	50.7	9.63	18.98	50.7
August 1, 2009	9.60	18.98	50.6	9.60	18.98	50.6
September 1, 2009	9.56	18.98	50.4	9.56	18.98	50.4
October 1, 2009	9.52	18.98	50.2	9.52	18.98	50.2
November 1, 2009	9.49	18.98	50.0	9.49	18.98	50.0
December 1, 2009	9.45	18.98	49.8	9.45	18.98	49.8
January 1, 2010	9.41	18.98	49.6	9.41	18.98	49.6
February 1, 2010	9.37	18.36	51.1	9.37	18.36	51.1
March 1, 2010	9.33	18.36	50.9	9.33	18.36	50.9

III-37

	N14198			N11199

	Equipment			Equipment
	Note	Assumed	Loan to	Note	Assumed	Loan to
	Outstanding	Aircraft	Value	Outstanding	Aircraft	Value
Date	Balance	Value	Ratio	Balance	Value	Ratio

	($ millions)	($ millions)		($ millions)	($ millions)
April 1, 2010	$9.30	$18.36	50.6%	$9.30	$18.36	50.6%
May 1, 2010	9.26	18.36	50.4	9.26	18.36	50.4
June 1, 2010	9.22	18.36	50.2	9.22	18.36	50.2
July 1, 2010	9.18	18.36	50.0	9.18	18.36	50.0
August 1, 2010	9.14	18.36	49.8	9.14	18.36	49.8
September 1, 2010	9.10	18.36	49.6	9.10	18.36	49.6
October 1, 2010	9.06	18.36	49.3	9.06	18.36	49.3
November 1, 2010	9.02	18.36	49.1	9.02	18.36	49.1
December 1, 2010	8.97	18.36	48.9	8.97	18.36	48.9
January 1, 2011	8.93	18.36	48.7	8.93	18.36	48.7
February 1, 2011	8.89	17.73	50.1	8.89	17.73	50.1
March 1, 2011	8.85	17.73	49.9	8.85	17.73	49.9
April 1, 2011	8.80	17.73	49.7	8.80	17.73	49.7
May 1, 2011	8.76	17.73	49.4	8.76	17.73	49.4
June 1, 2011	8.72	17.73	49.2	8.72	17.73	49.2
July 1, 2011	8.67	17.73	48.9	8.67	17.73	48.9
August 1, 2011	8.63	17.73	48.7	8.63	17.73	48.7
September 1, 2011	8.59	17.73	48.4	8.59	17.73	48.4
October 1, 2011	8.54	17.73	48.2	8.54	17.73	48.2
November 1, 2011	8.49	17.73	47.9	8.49	17.73	47.9
December 1, 2011	8.45	17.73	47.7	8.45	17.73	47.7
January 1, 2012	8.40	17.73	47.4	8.40	17.73	47.4
February 1, 2012	8.36	17.11	48.9	8.36	17.11	48.9
March 1, 2012	8.31	17.11	48.6	8.31	17.11	48.6
April 1, 2012	8.26	17.11	48.3	8.26	17.11	48.3
May 1, 2012	8.21	17.11	48.0	8.21	17.11	48.0
June 1, 2012	8.17	17.11	47.7	8.17	17.11	47.7
July 1, 2012	8.12	17.11	47.5	8.12	17.11	47.5
August 1, 2012	8.07	17.11	47.2	8.07	17.11	47.2
September 1, 2012	8.02	17.11	46.9	8.02	17.11	46.9
October 1, 2012	7.97	17.11	46.6	7.97	17.11	46.6
November 1, 2012	7.92	17.11	46.3	7.92	17.11	46.3
December 1, 2012	7.87	17.11	46.0	7.87	17.11	46.0
January 1, 2013	7.82	17.11	45.7	7.82	17.11	45.7
February 1, 2013	7.77	16.48	47.1	7.77	16.48	47.1
March 1, 2013	7.72	16.48	46.8	7.72	16.48	46.8
April 1, 2013	7.66	16.48	46.5	7.66	16.48	46.5
May 1, 2013	7.61	16.48	46.2	7.61	16.48	46.2
June 1, 2013	7.56	16.48	45.9	7.56	16.48	45.9
July 1, 2013	7.50	16.48	45.5	7.50	16.48	45.5
August 1, 2013	7.45	16.48	45.2	7.45	16.48	45.2
September 1, 2013	7.40	16.48	44.9	7.40	16.48	44.9
October 1, 2013	7.34	16.48	44.6	7.34	16.48	44.6
November 1, 2013	7.29	16.48	44.2	7.29	16.48	44.2
December 1, 2013	7.23	16.48	43.9	7.23	16.48	43.9
January 1, 2014	7.17	16.48	43.5	7.17	16.48	43.5
February 1, 2014	7.12	15.85	44.9	7.12	15.85	44.9
March 1, 2014	7.06	15.85	44.5	7.06	15.85	44.5
April 1, 2014	7.00	15.85	44.2	7.00	15.85	44.2

III-38

	N14198			N11199

	Equipment			Equipment
	Note	Assumed	Loan to	Note	Assumed	Loan to
	Outstanding	Aircraft	Value	Outstanding	Aircraft	Value
Date	Balance	Value	Ratio	Balance	Value	Ratio

	($ millions)	($ millions)		($ millions)	($ millions)
May 1, 2014	$6.95	$15.85	43.8%	$6.95	$15.85	43.8%
June 1, 2014	6.89	15.85	43.4	6.89	15.85	43.4
July 1, 2014	6.83	15.85	43.1	6.83	15.85	43.1
August 1, 2014	6.77	15.85	42.7	6.77	15.85	42.7
September 1, 2014	6.71	15.85	42.3	6.71	15.85	42.3
October 1, 2014	6.65	15.85	41.9	6.65	15.85	41.9
November 1, 2014	6.59	15.85	41.5	6.59	15.85	41.5
December 1, 2014	6.53	15.85	41.2	6.53	15.85	41.2
January 1, 2015	6.46	15.85	40.8	6.46	15.85	40.8
February 1, 2015	6.40	15.23	42.0	6.40	15.23	42.0
March 1, 2015	6.34	15.23	41.6	6.34	15.23	41.6
April 1, 2015	6.27	15.23	41.2	6.27	15.23	41.2
May 1, 2015	6.21	15.23	40.8	6.21	15.23	40.8
June 1, 2015	6.15	15.23	40.4	6.15	15.23	40.4
July 1, 2015	6.08	15.23	39.9	6.08	15.23	39.9
August 1, 2015	6.01	15.23	39.5	6.01	15.23	39.5
September 1, 2015	5.95	15.23	39.1	5.95	15.23	39.1
October 1, 2015	5.88	15.23	38.6	5.88	15.23	38.6
November 1, 2015	5.81	15.23	38.2	5.81	15.23	38.2
December 1, 2015	5.75	15.23	37.7	5.75	15.23	37.7
January 1, 2016	5.68	15.23	37.3	5.68	15.23	37.3
February 1, 2016	5.61	14.60	38.4	5.61	14.60	38.4
March 1, 2016	5.54	14.60	37.9	5.54	14.60	37.9
April 1, 2016	5.47	14.60	37.5	5.47	14.60	37.5
May 1, 2016	5.40	14.60	37.0	5.40	14.60	37.0
June 1, 2016	5.33	14.60	36.5	5.33	14.60	36.5
July 1, 2016	5.25	14.60	36.0	5.25	14.60	36.0
August 1, 2016	5.18	14.60	35.5	5.18	14.60	35.5
September 1, 2016	5.11	14.60	35.0	5.11	14.60	35.0
October 1, 2016	5.04	14.60	34.5	5.04	14.60	34.5
November 1, 2016	4.96	14.60	34.0	4.96	14.60	34.0
December 1, 2016	4.89	14.60	33.5	4.89	14.60	33.5
January 1, 2017	4.81	14.60	32.9	4.81	14.60	32.9
February 1, 2017	4.73	13.77	34.4	4.73	13.77	34.4
March 1, 2017	4.66	13.77	33.8	4.66	13.77	33.8
April 1, 2017	4.58	13.77	33.3	4.58	13.77	33.3
May 1, 2017	4.50	13.77	32.7	4.50	13.77	32.7
June 1, 2017	4.42	13.77	32.1	4.42	13.77	32.1
July 1, 2017	4.34	13.77	31.6	4.34	13.77	31.6
August 1, 2017	4.26	13.77	31.0	4.26	13.77	31.0
September 1, 2017	4.18	13.77	30.4	4.18	13.77	30.4
October 1, 2017	4.10	13.77	29.8	4.10	13.77	29.8
November 1, 2017	4.02	13.77	29.2	4.02	13.77	29.2
December 1, 2017	3.94	13.77	28.6	3.94	13.77	28.6
January 1, 2018	3.85	13.77	28.0	3.85	13.77	28.0
February 1, 2018	3.77	12.93	29.1	3.77	12.93	29.1
March 1, 2018	3.68	12.93	28.5	3.68	12.93	28.5
April 1, 2018	3.60	12.93	27.8	3.60	12.93	27.8
May 1, 2018	3.51	12.93	27.2	3.51	12.93	27.2

III-39

	N14198			N11199

	Equipment			Equipment
	Note	Assumed	Loan to	Note	Assumed	Loan to
	Outstanding	Aircraft	Value	Outstanding	Aircraft	Value
Date	Balance	Value	Ratio	Balance	Value	Ratio

	($ millions)	($ millions)		($ millions)	($ millions)
June 1, 2018	$3.43	$12.93	26.5%	$3.43	$12.93	26.5%
July 1, 2018	3.34	12.93	25.8	3.34	12.93	25.8
August 1, 2018	3.25	12.93	25.1	3.25	12.93	25.1
September 1, 2018	3.16	12.93	24.4	3.16	12.93	24.4
October 1, 2018	3.07	12.93	23.7	3.07	12.93	23.7
November 1, 2018	2.98	12.93	23.0	2.98	12.93	23.0
December 1, 2018	2.89	12.93	22.3	2.89	12.93	22.3
January 1, 2019	2.80	12.93	21.6	2.80	12.93	21.6
February 1, 2019	2.70	12.10	22.3	2.70	12.10	22.3
March 1, 2019	2.61	12.10	21.6	2.61	12.10	21.6
April 1, 2019	2.52	12.10	20.8	2.52	12.10	20.8
May 1, 2019	2.42	12.10	20.0	2.42	12.10	20.0
June 1, 2019	2.32	12.10	19.2	2.32	12.10	19.2
July 1, 2019	2.23	12.10	18.4	2.23	12.10	18.4
August 1, 2019	2.13	12.10	17.6	2.13	12.10	17.6
September 1, 2019	2.03	12.10	16.8	2.03	12.10	16.8
October 1, 2019	1.93	12.10	16.0	1.93	12.10	16.0
November 1, 2019	1.83	12.10	15.1	1.83	12.10	15.1
December 1, 2019	1.73	12.10	14.3	1.73	12.10	14.3
January 1, 2020	1.63	12.10	13.5	1.63	12.10	13.5
February 1, 2020	1.53	11.26	13.6	1.53	11.26	13.6
March 1, 2020	1.42	11.26	12.6	1.42	11.26	12.6
April 1, 2020	1.32	11.26	11.7	1.32	11.26	11.7
May 1, 2020	1.21	11.26	10.8	1.21	11.26	10.8
June 1, 2020	1.11	11.26	9.8	1.11	11.26	9.8
July 1, 2020	1.00	11.26	8.9	1.00	11.26	8.9
August 1, 2020	0.89	11.26	7.9	0.89	11.26	7.9
September 1, 2020	0.79	11.26	7.0	0.79	11.26	7.0
October 1, 2020	0.68	11.26	6.0	0.68	11.26	6.0
November 1, 2020	0.57	11.26	5.0	0.57	11.26	5.0
December 1, 2020	0.45	11.26	4.0	0.45	11.26	4.0
January 1, 2021	0.34	11.26	3.0	0.34	11.26	3.0
February 1, 2021	0.23	10.43	2.2	0.23	10.43	2.2
March 1, 2021	0.12	10.43	1.1	0.12	10.43	1.1
April 1, 2021	0.00	0.00	NA	0.00	0.00	NA

III-40

PROSPECTUS
$1,800,000,000
CONTINENTAL AIRLINES, INC.
PASS THROUGH CERTIFICATES

          This prospectus relates to pass through certificates to be issued by one or more trusts that we will form, as creator of each pass through trust, with a national or state bank or trust company, as trustee. The trustee will hold all property owned by a trust for the benefit of holders of pass through certificates issued by that trust. Each pass through certificate issued by a trust will represent a beneficial interest in all property held by that trust.
          We will describe the specific terms of any offering of pass through certificates in a prospectus supplement to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.
          This prospectus may not be used to consummate sales of pass through certificates unless accompanied by a prospectus supplement.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

          The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
The date of this prospectus is August 23, 2001.

i

WHERE YOU CAN FIND MORE INFORMATION
      We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy this information at the following locations of the SEC:

Judiciary Plaza	Seven World Trade Center	Citicorp Center
450 Fifth Street, N.W.	13th Floor	500 West Madison Street,
Washington, D.C. 20549	New York, New York 10048	Suite 1400 Chicago, Illinois 60661
      You may also obtain copies of this information by mail from the Public Reference Room of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330.
      The SEC also maintains an internet world wide web site that contains reports, proxy statements and other information about issuers, like us, who file reports electronically with the SEC. The address of that site is http://www.sec.gov.
      You may also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.
      We have filed with the SEC a registration statement on Form S-3, which registers the securities that we may offer under this prospectus. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities offered. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus.
FORWARD-LOOKING STATEMENTS
      This prospectus, any prospectus supplement delivered with this prospectus and the documents we incorporate by reference may contain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include any statements that predict, forecast, indicate or imply future results, performance or achievements, and may contain the words “believe,” “anticipate,” “expect,” “estimate,” “project,” “will be,” “will continue,” “will result,” or words or phrases of similar meaning.
      Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties. Actual results may vary materially from anticipated results for a number of reasons, including those stated in our SEC reports incorporated in this prospectus by reference or as stated in a prospectus supplement to this prospectus under the caption “Risk Factors”.
      All forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statements above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
      The SEC allows us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by subsequent incorporated documents or by information that is included directly in this prospectus or any prospectus supplement.
      This prospectus includes by reference the documents listed below that we previously have filed with the SEC and that are not delivered with this document. They contain important information about our company and its financial condition.

Filing	Date Filed

Annual Report on Form 10-K for the year ended December 31, 2000	February 6, 2001
Quarterly Report on Form 10-Q for the quarter ended March 31, 2001	April 16, 2001
Quarterly Report on Form 10-Q for the quarter ended June 30, 2001	July 16, 2001
Current Report on Form 8-K	January 19, 2001
Current Report on Form 8-K	February 5, 2001
Current Report on Form 8-K	March 8, 2001
Current Report on Form 8-K	March 20, 2001
Current Report on Form 8-K	April, 17, 2001
Current Report on Form 8-K	May 3, 2001
Current Report on Form 8-K	May 4, 2001
Current Report on Form 8-K	May 10, 2001
Current Report on Form 8-K	June 1, 2001
Current Report on Form 8-K	June 4, 2001
Current Report on Form 8-K	July 3, 2001
Current Report on Form 8-K	July 10, 2001
Current Report on Form 8-K	July 11, 2001
Amendment to Current Report on Form 8-K filed on July 11, 2001	July 13, 2001
Current Report on Form 8-K	July 13, 2001
Current Report on Form 8-K	July 17, 2001
Current Report on Form 8-K	August 2, 2001
Current Report on Form 8-K	August 9, 2001
Current Report on Form 8-K	August 10, 2001
      Our SEC file number is 0-9781.
      We incorporate by reference additional documents that we may file with the SEC between the date of this prospectus and the termination of the offering of securities under this prospectus. These documents include our periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as our proxy statements.
      You may obtain any of these incorporated documents from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference in such document. You may obtain documents incorporated by reference in this prospectus by requesting them from us in writing or by telephone at the following address:
Continental Airlines, Inc.
1600 Smith Street, Dept. HQSEO
Houston, Texas 77002
Attention: Secretary
(713) 324-2950

SUMMARY
The Offering
      This prospectus describes the pass through certificates that we may offer from time to time after the date of this prospectus. The proceeds of these offerings will be used to provide funds for the financing or refinancing of our aircraft. For convenience, throughout this prospectus, the words we, us, ours or similar words refer to Continental Airlines, Inc.
      This prospectus describes the general terms of the pass through certificates. The actual terms of any offering of pass through certificates will be described in a supplement to this prospectus. To the extent that any provision in any prospectus supplement is inconsistent with any provision in this prospectus, the provision of the prospectus supplement will control.
Certificates
      Pass through certificates are securities that evidence an ownership interest in a pass through trust. The holders of the certificates issued by a pass through trust will be the beneficiaries of that trust. For convenience, we may refer to pass through certificates as “certificates” and refer to the holder of a pass through certificate as a “certificateholder.”
      The beneficial interest in a pass through trust represented by a certificate will be a percentage interest in the property of that trust equal to the original face amount of such certificate divided by the original face amount of all of the certificates issued by that trust. Each certificate will represent a beneficial interest only in the property of the pass through trust that issued the certificate. Multiple series of certificates may be issued. If more than one series of certificates is issued, each series of certificates will be issued by a separate pass through trust.
      The property that will be held by each pass through trust will include equipment notes secured by aircraft that we own or lease. Payments of principal and interest on the equipment notes owned by a pass through trust will be passed through to holders of certificates issued by that trust in accordance with the terms of the pass through trust agreement pursuant to which the trust was formed.
      If certificates of any series are entitled to the benefits of a liquidity facility or other form of credit enhancement, the prospectus supplement relating to that series will describe the terms of the liquidity facility or other form of credit enhancement. A liquidity facility is a revolving credit agreement, letter of credit, bank guarantee, insurance policy or other instrument or agreement under which another person agrees to make certain payments in respect of the certificates if there is a shortfall in amounts otherwise available for distribution. While a liquidity facility is designed to increase the likelihood of the timely payment of certain amounts due under certificates, it is not a guarantee of timely or ultimate payment.
      The rights of a pass through trustee to receive monies payable under equipment notes held for that pass through trustee may be subject to the effect of subordination provisions contained in an intercreditor agreement described in the prospectus supplement for a series of certificates. An intercreditor agreement will set forth the terms and conditions upon which payments made under the equipment notes and payments made under any liquidity facility will be received, shared and distributed among the several pass through trustees and the liquidity provider.
      We may offer and sell up to $1,800,000,000 of aggregate initial offering price of certificates pursuant to this prospectus and related prospectus supplements in one or more offerings of certificates. The initial offering price may be denominated in U.S. dollars or foreign currencies based on the applicable exchange rate at the time of sale.

Pass Through Trusts
      We will form a separate pass through trust to issue each series of certificates. Each pass through trust will be formed by us, as creator of each pass through trust, and a national or state bank or trust company, as trustee.
      Unless otherwise stated in a prospectus supplement, Wilmington Trust Company will be the trustee of each pass through trust. For convenience, we may refer to the pass through trustee as the trustee.
      Each pass through trust will be governed by a trust instrument that creates the trust and sets forth the powers of the trustee and the rights of the beneficiaries. The beneficiaries of a pass through trust will be the holders of certificates issued by that trust. The trust instrument for each pass through trust will consist of a basic pass through trust agreement between us and the pass through trustee, which we refer to as the “Basic Agreement”, and a supplement to that basic agreement, which we refer to as a “pass through trust supplement.”
      When a pass through trust supplement is signed and delivered, the pass through trustee, on behalf of the related pass through trust, will enter into one or more purchase or refunding agreements, referred to as “note purchase agreements,” under which it will agree to purchase one or more promissory notes secured by aircraft described in the applicable prospectus supplement. These secured promissory notes are referred to as “equipment notes.”
      Under the applicable note purchase agreement, the pass through trustee, on behalf of the related pass through trust, will purchase one or more equipment notes. The equipment notes that are the property of a pass through trust will have:

•	identical interest rates, in each case equal to the rate applicable to the certificates issued by such pass through trust; and

•	identical priority of payment relative to each of the other equipment notes held for such pass through trust.
      If any portion of the proceeds of an offering of a series of certificates is not used to purchase equipment notes on the date the certificates are originally issued, those proceeds will be held for the benefit of the certificateholders. If any of the proceeds are not later used to purchase equipment notes by the date specified in the applicable prospectus supplement, the proceeds will be returned to the certificateholders.
Equipment Notes
      The equipment notes owned by a pass through trust may consist of any combination of:

•	Equipment notes issued by an owner trustee and secured by an aircraft owned by that trustee and leased to us. We refer to these equipment notes as “leased aircraft notes.”

•	Equipment notes issued by us and secured by an aircraft owned by us. We refer to these equipment notes as “owned aircraft notes.”
      Leased Aircraft Notes. Except as specified in a prospectus supplement, leased aircraft notes will be issued by a bank, trust company, financial institution or other entity solely in its capacity as owner trustee in a leveraged lease transaction. In a leveraged lease transaction, one or more persons will form an owner trust to acquire an aircraft and then that owner trust will lease the aircraft to us. The investors that are the beneficiaries of the owner trusts are typically referred to as owner participants. Each owner participant will contribute a portion of the purchase price of the aircraft to the owner trust, and the remainder of the purchase price of the aircraft will be financed, or “leveraged”, through the issuance of leased aircraft notes. Leased aircraft notes may also be issued to refinance an aircraft previously financed in a leveraged lease transaction or otherwise.

      The leased aircraft notes will be issued pursuant to a separate indenture between the owner trustee and a bank, trust company, financial institution or other entity, as loan trustee. The indenture entered into in connection with the issuance of leased aircraft notes will be referred to as a “leased aircraft indenture.” The loan trustee under a leased aircraft indenture will act as a trustee for the holders of the leased aircraft notes issued under that leased aircraft indenture.
      In a leveraged lease transaction, we will pay or advance rent and other amounts to the owner trustee in its capacity as lessor under the lease. The owner trustee will use the rent payments and certain other amounts received by it to make payments of principal and interest on the leased aircraft notes. The owner trustee also will assign its rights to receive basic rent and certain other payments to a loan trustee as security for the owner trustee’s obligations to pay principal of, premium, if any, and interest on the leased aircraft notes.
      Payments or advances required to be made under a lease and related agreements will at all times be sufficient to make scheduled payments of principal of, and interest on, the leased aircraft notes issued to finance the aircraft subject to that lease. However, we will not have any direct obligation to pay principal of, or interest on, the leased aircraft notes. No owner participant or owner trustee will be personally liable for any amount payable under a leased aircraft indenture or the leased aircraft notes issued under that indenture.
      Owned Aircraft Notes. We may finance or refinance aircraft that we own through the issuance of owned aircraft notes. Owned aircraft notes relating to an owned aircraft will be issued under a separate indenture relating to that owned aircraft. Each separate indenture relating to owned aircraft notes will be between us and a bank, trust company, financial institution or other entity, as loan trustee. The indenture entered into in connection with the issuance of owned aircraft notes will be referred to as an “owned aircraft indenture.” Because we often refer to owned aircraft indentures and leased aircraft indentures together, we sometimes refer to them collectively as the “indentures”. The loan trustee under an owned aircraft indenture will act as a trustee for the holders of the owned aircraft notes issued under that owned aircraft indenture.
      Unlike the leased aircraft notes, we will have a direct obligation to pay the principal of, and interest on, the owned aircraft notes.

THE COMPANY
      We are a major United States air carrier engaged in the business of transporting passengers, cargo and mail. We are the fifth largest U.S. airline, as measured by revenue passenger miles in 2000, and, together with our wholly owned subsidiaries, ExpressJet Airlines, Inc. and Continental Micronesia, Inc., serve 227 airports worldwide. As of June 30, 2001, we flew to 132 domestic and 95 international destinations and offered additional connecting service through alliances with domestic and foreign air carriers. We directly serve 17 European cities, 8 South American cities, Tokyo, Hong Kong and Tel Aviv and are one of the leading airlines providing service to Mexico and Central America, serving more destinations there than any other U.S. airline. Continental Micronesia provides extensive service in the western Pacific, including service to more Japanese cities than any other U.S. carrier.
      We operate our route system primarily through domestic hubs at Newark International Airport, George Bush Intercontinental Airport in Houston and Hopkins International Airport in Cleveland. We are the primary carrier at each of these hubs, accounting for 56%, 78% and 51% of average daily jet departures, respectively, as of June 30, 2001 (in each case excluding regional jets). Each of our domestic hubs is located in a large business and population center, contributing to a high volume of “origin and destination” traffic. Continental Micronesia also operates a Pacific hub on the island of Guam. The Guam hub is strategically located to provide service from Japanese and other Asian cities to popular resort destinations in the western Pacific.
      We are a Delaware corporation, with executive offices located at 1600 Smith Street, Houston, Texas 77002. Our telephone number is (713) 324-2950.
USE OF PROCEEDS
      Except as set forth in a prospectus supplement for a specific offering of certificates, the certificates will be issued in order to provide funds for:

•	the financing or refinancing of the debt portion and, in certain cases, the refinancing of some of the equity portion of one or more separate leveraged lease transactions entered into by us, as lessee, with respect to the leased aircraft as described in the applicable prospectus supplement; and

•	the financing or refinancing of debt to be issued, or the purchase of debt previously issued, by us in respect of the owned aircraft as described in the applicable prospectus supplement.
      Except as set forth in a prospectus supplement for a specific offering of certificates, the proceeds from the sale of the certificates will be used by the pass through trustee on behalf of the applicable pass through trust or pass through trusts to purchase either:

•	leased aircraft notes issued by one or more owner trustees to finance or refinance, as specified in the applicable prospectus supplement, the related leased aircraft; or

•	owned aircraft notes issued by us to finance or refinance, as specified in the applicable prospectus supplement, the related owned aircraft.
If any portion of the proceeds of an offering of a series of certificates is not used to purchase equipment notes on the date the certificates are issued, those proceeds will be held for the benefit of the certificateholders. If any of the proceeds are not later used to purchase equipment notes by the date specified in the applicable prospectus supplement, the proceeds will be returned to the certificateholders. See “Description of Certificates—Delayed Purchase of Equipment Notes”.

RATIO OF EARNINGS TO FIXED CHARGES
      The ratios of our “earnings” to our “fixed charges” for each of the years 1996 through 2000 and for the six months ended June 30, 2001 were:

Year Ended December 31,					Six Months Ended June 30,

1996	1997	1998	1999	2000	2001

1.81	2.07	1.94	1.80	1.51	1.13
      The ratios of earnings to fixed charges are based on continuing operations. For purposes of the ratios, “earnings” means the sum of:

•	our pre-tax income; and

•	our fixed charges, net of interest capitalized.
      “Fixed charges” represent:

•	the interest we pay on borrowed funds;

•	the amount we amortize for debt discount, premium and issuance expense and interest previously capitalized; and

•	that portion of rentals considered to be representative of the interest factor.
DESCRIPTION OF THE CERTIFICATES
      The following description is a summary of the terms of the certificates that we expect will be common to all series of certificates. We will describe the financial terms and other specific terms of any series of certificates in a prospectus supplement. To the extent that any provision in any prospectus supplement is inconsistent with any provision in this prospectus, the provision of the prospectus supplement will control.
      Because the following description is a summary, it does not describe every aspect of the certificates, and it is subject to and qualified in its entirety by reference to all the provisions of the pass through trust agreement and the applicable supplements to the pass through trust agreement. For convenience, we will refer to the pass through trust agreement between the pass through trustee and us as the “Basic Agreement,” and to the Basic Agreement as supplemented by a supplement as a “pass through trust agreement.” The form of Basic Agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. The supplement to the Basic Agreement relating to each series of certificates and the forms of the other agreements described in this prospectus and the applicable prospectus supplement will be filed as exhibits to a post-effective amendment to the registration statement of which this prospectus is a part, a Current Report on Form 8-K, a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, as applicable, filed by us with the SEC.
General
      Except as amended by a supplement to the Basic Agreement, the terms of the Basic Agreement generally will apply to all of the pass through trusts that we form to issue certificates. We will create a separate pass through trust for each series of certificates by entering into a separate supplement to the Basic Agreement. Each supplement to the Basic Agreement will contain the additional terms governing the specific pass through trust to which it relates and, to the extent inconsistent with the Basic Agreement, will supersede the Basic Agreement.
      Certificates for a pass through trust will be issued pursuant to the pass through trust agreement applicable to such pass through trust. Unless otherwise stated in the applicable prospectus supplement, each pass through certificate will be issued in a minimum denomination of $1,000 or a multiple of $1,000, except that one certificate of each series may be issued in a different denomination.

      Each certificate will represent a fractional undivided interest in the property of the pass through trust that issued the certificate. All payments and distributions made with respect to a certificate will be made only from the property owned by the pass through trust that issued the certificate. The certificates do not represent an interest in or obligation of Continental, the pass through trustee, any of the owner trustees or loan trustees, in their individual capacities, or any owner participant. Each certificateholder by its acceptance of a certificate agrees to look solely to the income and proceeds from the property of the applicable pass through trust as provided in the pass through trust agreement.
      The property of each pass through trust for which a series of certificates will be issued will include:

•	the equipment notes held for the pass through trust;

•	all monies at any time paid under the equipment notes held for the pass through trust;

•	the rights of such pass through trust to acquire equipment notes;

•	funds from time to time deposited with the pass through trustee in accounts relating to that pass through trust; and

•	if so specified in the relevant prospectus supplement, rights under intercreditor agreements relating to cross-subordination arrangements and monies receivable under a liquidity facility.
      The rights of a pass through trustee to receive monies payable under equipment notes held for that pass through trustee may be subject to the effect of subordination provisions contained in an intercreditor agreement described in the prospectus supplement for a series of certificates. An intercreditor agreement refers to an agreement among the pass through trustees and, if applicable, a liquidity provider under a liquidity facility, as creditors of the issuers of the equipment notes owned by the pass through trustees. An intercreditor agreement will set forth the terms and conditions upon which payments made under the equipment notes and payments made under any liquidity facility will be received, shared and distributed among the several pass through trustees and the liquidity provider. In addition, the intercreditor agreement will set forth agreements among the pass through trustees and the liquidity provider relating to the exercise of remedies under the equipment notes and the indentures.
      Cross-subordination refers to an agreement under which payments on a junior class of equipment notes issued under an indenture are distributed to a pass through trustee that holds a senior class of equipment notes issued under a different indenture on which all required payments were not made. The effect of this distribution mechanism is that holders of certificates of a pass through trust that owns a junior class of equipment notes will not receive payments made on that junior class of equipment notes until certain distributions are made on the certificates of the pass through trust that owns a senior class of equipment notes.
      Equipment notes owned by a pass through trust may be leased aircraft notes, owned aircraft notes or a combination of leased aircraft notes and owned aircraft notes.
      Leased aircraft notes will be issued in connection with the leveraged lease of an aircraft to us. Except as set forth in the applicable prospectus supplement, each leased aircraft will be leased to us under a lease between us, as lessee, and an owner trustee, as lessor. Each owner trustee will issue leased aircraft notes on a non-recourse basis under a separate leased aircraft indenture between it and the applicable loan trustee. The owner trustee will use the proceeds of the sale of the leased aircraft notes to finance or refinance a portion of the purchase price paid or to be paid by the owner trustee for the applicable leased aircraft. The owner trustee will obtain the remainder of the funding for the leased aircraft from an equity contribution from the owner participant that is the beneficiary of the owner trust and, to the extent set forth in the applicable prospectus supplement, additional debt secured by the applicable leased aircraft or other sources. A leased aircraft also may be subject to other financing arrangements.
      Generally, neither the owner trustee nor the owner participant will be personally liable for any principal or interest payable under any leased aircraft indenture or any leased aircraft notes. In some cases, an owner participant may be required to make payments to an owner trustee that are to be used by the owner trustee to pay principal of, and interest on, the equipment notes. If an owner participant is required to make payments to be used by an owner trustee to pay principal of, and interest on, the equipment notes and the owner participant fails to make the payment, we will be required to provide the owner trustee with funds sufficient to make the payment. We will be obligated to make payments or advances under a lease and the related documents sufficient to pay when due all scheduled principal and interest payments on the leased aircraft notes issued to finance the aircraft subject to that lease.
      We will issue owned aircraft notes under separate owned aircraft indentures. Owned aircraft notes will be issued in connection with the financing or refinancing of an aircraft that we own. Owned aircraft notes will be obligations that have recourse to us and the related aircraft. Any owned aircraft may secure additional debt or be subject to other financing arrangements.
      An indenture may provide for the issuance of multiple classes of equipment notes. If an indenture provides for multiple classes of equipment notes, it may also provide for differing priority of payments among the different classes. Equipment notes issued under an indenture may be held in more than one pass through trust, and one pass through trust may hold equipment notes issued under more than one indenture. Unless otherwise provided in a prospectus supplement, only equipment notes having the same priority of payment may be held for the same pass through trust.
      Except as set forth in the prospectus supplement for any series of certificates, interest payments on the equipment notes held for a pass through trust will be passed through to the registered holders of certificates of that pass through trust at the annual rate shown on the cover page of the prospectus supplement for the certificates issued by that pass through trust. The certificateholders’ right to receive payments made in respect of the equipment notes is subject to the effect of any cross-subordination provisions described in the prospectus supplement for a series of certificates.
      We refer you to the prospectus supplement that accompanies this prospectus for a description of the specific series of certificates being offered by this prospectus and the applicable prospectus supplement, including:

•	the specific designation, title and amount of the certificates;

•	amounts payable on and distribution dates for the certificates;

•	the currency or currencies, including currency units, in which the certificates may be denominated;

•	the specific form of the certificates, including whether or not the certificates are to be issued in accordance with a book-entry system;

•	a description of the equipment notes to be purchased by the pass through trust issuing that series of certificates, including:

•	the period or periods within which, the price or prices at which, and the terms and conditions upon which the equipment notes may or must be redeemed or defeased in whole or in part, by us or an owner trustee;

•	the payment priority of the equipment notes in relation to any other equipment notes issued with respect to the related aircraft; and

•	any intercreditor or other rights or limitations between or among the holders of equipment notes of different priorities issued with respect to the same aircraft;

•	a description of the aircraft to be financed with the proceeds of the issuance of the equipment notes;

•	a description of the note purchase agreement setting forth the terms and conditions upon which that pass through trust will purchase equipment notes;

•	a description of the indentures under which the equipment notes to be purchased for that pass through trust will be issued;

•	a description of the events of default, the remedies exercisable upon the occurrence of events of default and any limitations on the exercise of those remedies under the indentures pursuant to which the equipment notes to be purchased for that pass through trust will be issued;

•	if the certificates relate to leased aircraft, a description of the leases to be entered into by the owner trustees and us;

•	if the certificates relate to leased aircraft, a description of the provisions of the leased aircraft indentures governing:

•	the rights of the related owner trustee and/or owner participant to cure our failure to pay rent under the leases; and

•	any limitations on the exercise of remedies with respect to the leased aircraft notes;

•	if the certificates relate to leased aircraft, a description of the participation agreements that will set forth the terms and conditions upon which the owner participant, the owner trustee, the pass through trustees, the loan trustee and we agree to enter into a leveraged lease transaction;

•	if the certificates relate to an owned aircraft, a description of the participation agreements that will set forth the terms and conditions upon which the applicable pass through trustees, the loan trustee and we agree to enter into a financing transaction for the owned aircraft;

•	a description of the limitations, if any, on amendments to leases, indentures, pass through trust agreements, participation agreements and other material agreements entered into in connection with the issuance of equipment notes;

•	a description of any cross-default provisions in the indentures;

•	a description of any cross-collateralization provisions in the indentures;

•	a description of any agreement among the holders of equipment notes and any liquidity provider governing the receipt and distribution of monies with respect to the equipment notes and the enforcement of remedies under the indentures, including a description of any applicable intercreditor and cross-subordination arrangements;

•	a description of any liquidity facility or other credit enhancement relating to the certificates;

•	if the certificates relate to aircraft that have not yet been delivered or financed, a description of any deposit or escrow agreement or other arrangement providing for the deposit and investment of funds pending the purchase of equipment notes and the financing of an owned aircraft or leased aircraft; and

•	any other special terms pertaining to the certificates.
      The concept of cross-default mentioned above refers to a situation where a default under one indenture or lease results in a default under other indentures or leases. We currently do not expect any indentures or leases to contain cross-default provisions. The concept of cross-collateralization mentioned above refers to the situation where collateral that secures obligations incurred under one indenture also serves as collateral for obligations under one or more other indentures. We currently do not expect any indentures to be cross-collateralized.
Book-Entry Registration
     General
      If specified in the applicable prospectus supplement, the certificates will be subject to the procedures and provisions described below.
      Upon issuance, each series of certificates will be represented by one or more fully registered global certificates. Each global certificate will be deposited with, or on behalf of, The Depository Trust Company, referred to as DTC, and registered in the name of Cede & Co., the nominee of DTC. No purchaser of a certificate will be entitled to receive a physical certificate representing an interest in the global certificates, except as set forth below under “—Physical Certificates”. For convenience, we refer to such purchasers as “certificate owners”. Unless and until physical certificates are issued under the limited circumstances described below, all references in this prospectus and any prospectus supplement to actions by certificateholders will refer to actions taken by DTC upon instructions from DTC participants, and all references to distributions, notices, reports and statements to certificateholders will refer, as the case may be, to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the certificates, or to DTC participants for distribution to certificateholders in accordance with DTC procedures.
      DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and “clearing agency” registered pursuant to Section 17A of the Securities Exchange Act of 1934.
      Under the New York Uniform Commercial Code, a “clearing corporation” is defined as:

•	a person that is registered as a “clearing agency” under the federal securities laws;

•	a federal reserve bank; or

•	any other person that provides clearance or settlement services with respect to financial assets that would require it to register as a clearing agency under the federal securities laws but for an exclusion or exemption from the registration requirement, if its activities as a clearing corporation, including promulgation of rules, are subject to regulation by a federal or state governmental authority.
      A “clearing agency” is an organization established for the execution of trades by transferring funds, assigning deliveries and guaranteeing the performance of the obligations of parties to trades.
      DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between DTC participants through electronic book-entry changes in the accounts of DTC participants. The ability to execute transactions through book-entry changes in accounts eliminates the need for transfer of physical certificates. DTC is owned by a number of DTC participants and by the New York Stock Exchange, the American Stock Exchange, and the National Association of Securities Dealers. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Banks, brokers, dealers, trust companies and other entities that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly, are indirect participants in the DTC system.
      Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of the certificates among DTC participants on whose behalf it acts with respect to the certificates and to receive and transmit distributions of principal, premium, if any, and interest with respect to the certificates. DTC participants and indirect DTC participants with which certificate owners have accounts similarly are required to make book-entry transfers and receive and transmit the payments on behalf of their respective customers. Certificate owners that are not DTC participants or indirect DTC participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the certificates may do so only through DTC participants and indirect DTC participants. In addition, certificate owners will receive all distributions of principal, premium, if any, and interest from the pass through trustee through DTC participants or indirect DTC participants, as the case may be.
      Under a book-entry format, certificate owners may experience some delay in their receipt of payments, because payments with respect to the certificates will be forwarded by the pass through trustee to Cede, as nominee for DTC. DTC will forward payments in same-day funds to each DTC participant who is credited with ownership of the certificates in an amount proportionate to the principal amount of that DTC participant’s holdings of beneficial interests in the certificates, as shown on the records of DTC or its nominee. Each such DTC participant will forward payments to its indirect DTC participants in accordance with standing instructions and customary industry practices. DTC participants and indirect DTC participants will be responsible for forwarding distributions to certificate owners for whom they act. Accordingly, although certificate owners will not possess physical certificates, DTC’s rules provide a mechanism by which certificate owners will receive payments on the certificates and will be able to transfer their interests.
      Unless and until physical certificates are issued under the limited circumstances described below, the only physical certificateholder will be Cede, as nominee of DTC. Certificate owners will not be recognized by the pass through trustee as registered owners of certificates under the pass through trust agreement. Certificate owners will be permitted to exercise their rights under the pass through trust agreement only indirectly through DTC. DTC will take any action permitted to be taken by a certificateholder under the pass through trust agreement only at the direction of one or more DTC participants to whose accounts with DTC the certificates are credited. In the event any action requires approval by certificateholders of a certain percentage of the beneficial interests in a pass through trust, DTC will take action only at the direction of and on behalf of DTC participants whose holdings include undivided interests that satisfy the required percentage. DTC may take conflicting actions with respect to other undivided interests to the extent that the actions are taken on behalf of DTC participants whose holdings include those undivided interests. DTC will convey notices and other communications to DTC participants, and DTC participants will convey notices and other communications to indirect DTC participants in accordance with arrangements among them. Arrangements among DTC and its direct and indirect participants are subject to any statutory or regulatory requirements as may be in effect from time to time. DTC’s rules applicable to itself and DTC participants are on file with the SEC.
      A certificate owner’s ability to pledge the certificates to persons or entities that do not participate in the DTC system, or otherwise to act with respect to the certificates, may be limited due to the lack of a physical certificate to evidence ownership of the certificates, and because DTC can only act on behalf of DTC participants, who in turn act on behalf of indirect DTC participants.
      Neither we nor the pass through trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the certificates held by Cede, as nominee for DTC, for maintaining, supervising or reviewing any records relating to the beneficial ownership interests or for the performance by DTC, any DTC participant or any indirect DTC participant of their respective obligations under the rules and procedures governing their obligations.
      The applicable prospectus supplement will specify any additional book-entry registration procedures applicable to certificates denominated in a currency other than U.S. dollars.
     Same-Day Settlement and Payment
      As long as the certificates are registered in the name of DTC or its nominee, we will make all payments to the loan trustee under any lease or any owned aircraft indenture in immediately available funds. The pass through trustee will pass through to DTC in immediately available funds all payments received from us, including the final distribution of principal with respect to the certificates of any pass through trust.
      Any certificates registered in the name of DTC or its nominee will trade in DTC’s Same-Day Funds Settlement System until maturity. DTC will require secondary market trading activity in the certificates to settle in immediately available funds. We cannot give any assurance as to the effect, if any, of settlement in same-day funds on trading activity in the certificates.

     Physical Certificates
      Physical certificates will be issued in paper form to certificateholders or their nominees, rather than to DTC or its nominee, only if:

•	we advise the pass through trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the certificates and we are unable to locate a qualified successor;

•	we elect to terminate the book-entry system through DTC; or

•	after the occurrence of certain events of default or other events specified in the related prospectus supplement, certificateholders owning at least a majority in interest in a pass through trust advise the applicable pass through trustee, us and DTC through DTC participants that the continuation of a book-entry system through DTC or a successor to DTC is no longer in the certificate owners’ best interest.
      Upon the occurrence of any of the events described in the three subparagraphs above, the applicable pass through trustee will notify all certificate owners through DTC participants of the availability of physical certificates. Upon surrender by DTC of the global certificates and receipt of instructions for re-registration, the pass through trustee will reissue the certificates as physical certificates to certificate owners.
      After physical certificates are issued, the pass through trustee or a paying agent will make distributions of principal, premium, if any, and interest with respect to certificates directly to holders in whose names the physical certificates were registered at the close of business on the applicable record date. Except for the final payment to be made with respect to a certificate, the pass through trustee or a paying agent will make distributions by check mailed to the addresses of the registered holders as they appear on the register maintained by the pass through trustee. The pass through trustee or a paying agent will make the final payment with respect to any pass through certificate only upon presentation and surrender of the applicable pass through certificate at the office or agency specified in the notice of final distribution to certificateholders.
      Physical certificates will be freely transferable and exchangeable at the office of the pass through trustee upon compliance with the requirements set forth in the pass through trust agreement. Neither the pass through trustee nor any transfer or exchange agent will impose a service charge for any registration of transfer or exchange. However, the pass through trustee or transfer or exchange agent will require payment of a sum sufficient to cover any tax or other governmental charge attributable to a transfer or exchange.
Payments and Distributions
      Subject to the effect of any cross-subordination provisions set forth in the prospectus supplement for a series of certificates:

•	Payments of principal, premium, if any, and interest with respect to the equipment notes held for each pass through trust will be distributed by the pass through trustee, upon receipt, to certificateholders of that trust on the dates and in the currency specified in the applicable prospectus supplement, except in certain cases when some or all of the equipment notes are in default as described in the applicable prospectus supplement. Payments of principal of, and interest on, the unpaid principal amount of the equipment notes held in each pass through trust will be scheduled to be received by the pass through trustee on the dates specified in the applicable prospectus supplement.

•	Each certificateholder of a pass through trust will be entitled to receive a pro rata share of any distribution in respect of scheduled payments of principal and interest made on the equipment notes held for such pass through trust.

      If we elect or are required to redeem equipment notes relating to one or more aircraft prior to their scheduled maturity date, payments of principal, premium (if any) and interest received by the pass through trustee as a result of the early redemption will be distributed on a special distribution date determined as described in the applicable prospectus supplement. Payments received by the pass through trustee following a default under the equipment notes held for a pass through trust will also be distributed on a special distribution date determined in the same way. However, if following such a default the pass through trustee receives any scheduled payments on equipment notes on a regular distribution date or within five days thereafter, the pass through trustee will distribute those payments on the date they are received. In addition, if following a default under equipment notes the pass through trustee receives payments on the equipment notes on a regular distribution date by making a drawing under any liquidity facility, as described in the applicable prospectus supplement, those payments will be distributed to certificateholders on the regular distribution date. The pass through trustee will mail notice to the certificateholders of record of the applicable pass through trust stating the anticipated special distribution date.
Pool Factors
      Unless otherwise described in the applicable prospectus supplement, the “pool balance” for each pass through trust or for the certificates issued by any pass through trust indicates, as of any date, the portion of the original aggregate face amount of the certificates issued by that pass through trust that has not been distributed to certificateholders (excluding any payments of interest or premium). The pool balance for each pass through trust as of any distribution date will be computed after giving effect to any distribution to certificateholders to be made on that date.
      Unless otherwise described in the applicable prospectus supplement, the “pool factor” for a pass through trust as of any distribution date for that trust is the quotient (rounded to the seventh decimal place) computed by dividing (a) the pool balance by (b) the aggregate original face amount of the certificates issued by that pass through trust. The pool factor for a pass through trust as of any distribution date will be computed after giving effect to the payment of principal, if any, on the equipment notes held for that pass through trust and distribution to certificateholders of the payment of principal to be made on that date. Each pass through trust will have a separate pool factor.
      The pool factor for a pass through trust initially will be 1.0000000. The pool factor for a pass through trust will decline as described in this prospectus and the related prospectus supplement to reflect reductions in the pool balance of that pass through trust. As of any distribution date for a pass through trust, a certificate will represent a share of the pool balance of that pass through trust equal to the product obtained by multiplying the original face amount of the certificate by the pool factor for the pass through trust that issued such certificate. The pool factor and pool balance of each past through trust will be mailed to the certificateholders of the pass through trust on each distribution date.
      The pool factor for each pass through trust will decline in proportion to the scheduled repayments of principal on the equipment notes held by that pass through trust, unless there is an early redemption or purchase of equipment notes held by a pass through trust or if a default occurs in the repayment of equipment notes held by a pass through trust. In the event of a redemption, purchase or default, the pool factor and the pool balance of each pass through trust affected by the redemption, purchase or default will be recomputed, and a notice will be mailed to the certificateholders of the pass through trust.
Reports to Certificateholders
      The pass through trustee will include with each distribution of a payment to certificateholders a statement setting forth the following information:

•	the amount of the distribution allocable to principal and the amount allocable to premium, if any;

•	the amount of the distribution allocable to interest; and

•	the pool balance and the pool factor for the pass through trust after giving effect to the distribution.

      As long as the certificates are registered in the name of DTC or its nominee, on the record date prior to each distribution date, the pass through trustee will request from DTC a securities position listing setting forth the names of all DTC participants reflected on DTC’s books as holding interests in the certificates on that record date. On each distribution date, the applicable pass through trustee will mail to each DTC participant holding certificates the statement described above and will make available additional copies as requested by the DTC participants for forwarding to certificate owners.
      After the end of each calendar year, each pass through trustee will prepare a report for each person that was a holder of one or more of its pass through certificates at any time during the preceding calendar year. This report will contain the sum of the amount of distributions allocable to principal, premium and interest with respect to that pass through trust for the preceding calendar year or, if the person was a holder of a pass through certificate during only a portion of the preceding calendar year, for the applicable portion of the preceding calendar year. In addition, each pass through trustee will prepare for each person that was a holder of one or more of its pass through certificates at any time during the preceding calendar year any other information that are readily available to the pass through trustee and which a certificateholder reasonably requests as necessary for the purpose of preparing its federal income tax returns. The reports and other items described in this section will be prepared on the basis of information supplied to the pass through trustee by DTC participants and will be delivered by the pass through trustee to DTC participants to be available for forwarding by DTC participants to certificate owners in the manner described above.
      If the certificates of a pass through trust are issued in the form of physical certificates, the pass through trustee of that pass through trust will prepare and deliver the information described above to each record holder of a pass through certificate issued by that pass through trust as the name and period of ownership of the holder appears on the records of the registrar of the certificates.
Voting of Equipment Notes
      A pass through trustee has the right to vote and give consents and waivers with respect to the equipment notes held by that pass through trust. However, the pass through trustee’s right to vote and give consents or waivers may be restricted or may be exercisable by another person in accordance with the terms of an intercreditor agreement, as described in the applicable prospectus supplement. The pass through trust agreement will set forth:

•	the circumstances in which a pass through trustee may direct any action or cast any vote with respect to the equipment notes held for its pass through trust at its own discretion;

•	the circumstances in which a pass through trustee will seek instructions from its certificateholders; and

•	if applicable, the percentage of certificateholders required to direct the pass through trustee to take action.
      If the holders of certificates are entitled to the benefits of a liquidity facility, and the liquidity facility is used to make any payments to certificateholders, the provider of the liquidity facility may be entitled to exercise rights to vote or give consents and waivers with respect to the equipment notes held for the pass through trust that issued the certificates, as described in the applicable prospectus supplement.
Events of Default and Certain Rights Upon an Event of Default
      The prospectus supplement will specify the events of default that can occur under the pass through trust agreement and under the indentures relating to the equipment notes held for the related pass through trust. In the case of a leased aircraft indenture, an indenture default will include events of default under the related lease. In the case of any equipment notes that are supported by a liquidity facility, a default may include events of default under that liquidity facility.

      Unless otherwise provided in a prospectus supplement, all of the equipment notes issued under the same indenture will relate to a specific aircraft and there will be no cross-collateralization or cross-default provisions in the indentures. As a result, events resulting in a default under any particular indenture will not necessarily result in an a default under any other indenture. If a default occurs in fewer than all of the indentures, payments of principal and interest on the equipment notes issued under the indentures with respect to which a default has not occurred will continue to be made as originally scheduled.
      As described below under “—Cross-Subordination Issues”, a prospectus supplement may describe the terms of any cross-subordination provisions among certificateholders of separate pass through trusts. If cross-subordination is provided, payments made pursuant to an indenture under which a default has not occurred may be distributed first to the holders of the certificates issued under the pass through trust which holds the most senior equipment notes issued under all of the indentures.
      The ability of the applicable owner trustee or owner participant under a leased aircraft indenture to cure a default under the indenture, including a default that results from the occurrence of a default under the related lease, will be described in the prospectus supplement. Unless otherwise provided in a prospectus supplement, with respect to any pass through certificates or equipment notes entitled to the benefits of a liquidity facility, a drawing under the liquidity facility for the purpose of making a payment of interest as a result of our failure to have made a corresponding payment will not cure a default related to our failure.
      The prospectus supplement related to a series of pass through certificates will describe the circumstances under which the pass through trustee of the related pass through trust may vote some or all of the equipment notes held in the pass through trust. The prospectus supplement also will set forth the percentage of certificateholders of the pass through trust entitled to direct the pass through trustee to take any action with respect to the equipment notes. If the equipment notes outstanding under an indenture are held by more than one pass through trust, then the ability of the certificateholders issued with respect to any one pass through trust to cause the loan trustee with respect to any equipment notes held in the pass through trust to accelerate the equipment notes under the applicable indenture or to direct the exercise of remedies by the loan trustee under the applicable indenture will depend, in part, upon the proportion of the aggregate principal amount of the equipment notes outstanding under that indenture and held in that pass through trust to the aggregate principal amount of all equipment notes outstanding under that indenture.
      In addition, if cross-subordination provisions are applicable to any series of certificates, then the ability of the certificateholders of any one pass through trust holding equipment notes issued under an indenture to cause the loan trustee with respect to any equipment notes held in that pass through trust to accelerate the equipment notes under that indenture or to direct the exercise of remedies by the loan trustee under that indenture will depend, in part, upon the class of equipment notes held in the pass through trust. If the equipment notes outstanding under an indenture are held by more than one pass through trust, then each pass through trust will hold equipment notes with different terms from the equipment notes held in the other pass through trusts and therefore the certificateholders of each pass through trust may have divergent or conflicting interests from those of the certificateholders of the other pass through trusts holding equipment notes issued under the same indenture. In addition, so long as the same institution acts as pass through trustee of each pass through trust, in the absence of instructions from the certificateholders of any pass through trust, the pass through trustee for the pass through trust could for the same reason be faced with a potential conflict of interest upon a default under an indenture. In that event, the pass through trustee has indicated that it would resign as pass through trustee of one or all the pass through trusts, and a successor trustee would be appointed in accordance with the terms of the Basic Agreement.
      The prospectus supplement for a series of certificates will specify whether and under what circumstances the pass through trustee may sell for cash to any person all or part of the equipment notes held in the related pass through trust. Any proceeds received by the pass through trustee upon a sale will be deposited in an account established by the pass through trustee for the benefit of the certificateholders of the pass through trust for the deposit of the special payments and will be distributed to the certificateholders of the pass through trust on a special distribution date.
      The market for equipment notes in default may be very limited, and we cannot assure you that they could be sold for a reasonable price. Furthermore, so long as the same institution acts as pass through trustee of multiple pass through trusts, it may be faced with a conflict in deciding from which pass through trust to sell equipment notes to available buyers. If the pass through trustee sells any equipment notes with respect to which a default under an indenture exists for less than their outstanding principal amount, the certificateholders of that pass through trust will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against us, any owner trustee, owner participant or the pass through trustee. Furthermore, neither the pass through trustee nor the certificateholders of that pass through trust could take any action with respect to any remaining equipment notes held in that pass through trust so long as no default under an indenture exists.
      Any amount, other than scheduled payments received on a regular distribution date, distributed to the pass through trustee of any pass through trust by the loan trustee under any indenture on account of the equipment notes held in that pass through trust following a default under such indenture will be deposited in the special payments account for that pass through trust and will be distributed to the certificateholders of that pass through trust on a special distribution date. In addition, if a prospectus supplement provides that the applicable owner trustee may, under circumstances specified in the prospectus supplement, redeem or purchase the outstanding equipment notes issued under the applicable indenture, the price paid by the owner trustee to the pass through trustee of any pass through trust for the equipment notes issued under that indenture and held in that pass through trust will be deposited in the special payments account for the pass through trust and will be distributed to the certificateholders of the pass through trust on a special distribution date.
      Any funds representing payments received with respect to any equipment notes in default held in a pass through trust, or the proceeds from the sale by the pass through trustee of any of those equipment notes, held by the pass through trustee in the special payments account for that pass through trust will, to the extent practicable, be invested and reinvested by the pass through trustee in permitted investments pending the distribution of the funds on a special distribution date. Permitted investments will be specified in the related prospectus supplement.
      The Basic Agreement provides that the pass through trustee of each pass through trust will give to the certificateholders of that pass through trust notice of all uncured or unwaived defaults known to it with respect to that pass through trust. The Basic Agreement requires the pass through trustee to provide the notice of default within 90 days after the occurrence of the default. However, except in the case of default in the payment of principal, premium, if any, or interest on any of the equipment notes held for a pass through trust, the pass through trustee will be protected in withholding a notice of default if it in good faith determines that withholding the notice is in the interest of the certificateholders of such pass through trust. The term “default” as used in this paragraph means only the occurrence of a default under an indenture with respect to equipment notes held in a pass through trust as described above, except that in determining whether any default under an indenture has occurred, any related grace period or notice will be disregarded.
      The Basic Agreement requires the pass through trustee to act with a specified standard of care while a default is continuing under an indenture. In addition, the Basic Agreement contains a provision entitling the pass through trustee to require reasonable security or indemnification by the certificateholders of the pass through trust before proceeding to exercise any right or power under the Basic Agreement at the request of those certificateholders.
      The prospectus supplement for a series of certificates will specify the percentage of certificateholders entitled to waive, or to instruct the pass through trustee to waive, any past default with respect to the related pass through trust and its consequences. The prospectus supplement for a series of certificates also will specify the percentage of certificateholders entitled to waive, or to instruct the pass through trustee or the loan trustee to waive, any past default under an indenture.

Merger, Consolidation and Transfer of Assets
      We will be prohibited from consolidating with or merging into any other corporation or transferring substantially all of our assets as an entirety to any other corporation unless the surviving, successor or transferee corporation:

•	is validly existing under the laws of the United States or any of its states;

•	is a citizen of the United States, as defined in Title 49 of the U.S. Code relating to aviation, referred to as the “Transportation Code,” holding an air carrier operating certificate issued pursuant to Chapter 447 of Title 49, U.S. Code, if, and so long as, that status is a condition of entitlement to the benefits of Section 1110 of the U.S. Bankruptcy Code relating to the rights of creditors of an airline in the event of the airline’s bankruptcy; and

•	expressly assumes all of our obligations contained in the Basic Agreement and any pass through trust supplement, the note purchase agreements, any indentures, any participation agreements and, with respect to aircraft leased by us, the applicable leases.
      In addition, we will be required to deliver a certificate and an opinion or opinions of counsel indicating that the transaction, in effect, complies with these conditions.
Modifications of the Basic Agreement
      The Basic Agreement contains provisions permitting us and the pass through trustee of each pass through trust to enter into a supplemental trust agreement, without the consent of the holders of any of the certificates issued by such pass through trust, in order to do the following, among other things:

•	to provide for the formation of such pass through trust and the issuance of a series of certificates and to set forth the terms of the certificates;

•	to evidence the succession of another corporation to us and the assumption by that corporation of our obligations under the Basic Agreement and the pass through trust agreements;

•	to add to our covenants for the benefit of holders of such certificates, or to surrender any right or power in the Basic Agreement conferred upon us;

•	to cure any ambiguity or correct or supplement any defective or inconsistent provision of the Basic Agreement or any pass through trust agreement, so long as those changes will not materially adversely affect the interests of the holders of such certificates, or to cure any ambiguity or correct any mistake or, to give effect to or provide for replacement liquidity facilities, if applicable, to such certificates;

•	to comply with any requirement of the SEC, any applicable law, rules or regulations of any exchange or quotation system on which any certificates may be listed or of any regulatory body;

•	to modify, eliminate or add to the provisions of the Basic Agreement to the extent necessary to continue the qualification of the pass through trust agreement under the Trust Indenture Act of 1939, and to add to the Basic Agreement other provisions as may be expressly permitted by the Trust Indenture Act;

•	to provide for a successor pass through trustee or to add to or change any provision of the Basic Agreement as necessary to facilitate the administration of the pass through trusts created under the pass through trust agreement by more than one pass through trustee; and

•	to make any other amendments or modifications to the Basic Agreement so long as those amendments or modifications apply only to certificates of a series issued after the date of the amendment or modification.
      No pass through trust supplement may be made that will adversely affect the status of any pass through trust as a grantor trust for U.S. federal income tax purposes.

      The Basic Agreement also contains provisions permitting us and the pass through trustee of each pass through trust, with the consent of a majority in interest of the certificateholders of the pass through trust, to execute supplemental trust agreements adding any provisions to or changing or eliminating any of the provisions of the Basic Agreement, to the extent relating to that pass through trust, and the applicable pass through trust supplement, or modifying the rights of the certificateholders, except that no supplement may, without the consent of each affected certificateholder:

•	reduce in any manner the amount of, or delay the timing of, any receipt by the pass through trustee of payments on the equipment notes held in the pass through trust or distributions in respect of any pass through certificate issued by the pass through trust;

•	change the date or place of any payment in respect of any pass through certificate, or make distributions payable in currency other than that provided for in the certificates, or impair the right of any certificateholder to institute suit for the enforcement of any payment when due;

•	permit the disposition of any equipment note held in the pass through trust, except as provided in the pass through trust agreement, or otherwise deprive any certificateholder of the benefit of the ownership of the applicable equipment note;

•	reduce the percentage of the aggregate fractional undivided interests of the pass through trust that is required in order for any supplement or waiver to be approved;

•	modify any of the provisions relating to the rights of the certificateholders in respect of the waiver of events of default or receipt of payment;

•	alter the priority of distributions described in any applicable intercreditor agreement, in a manner materially adverse to the interests of the certificateholders of such pass through trust; or

•	adversely affect the status of any pass through trust as a grantor trust for U.S. federal income tax purposes.
Modification of Indenture and Related Agreements
      The prospectus supplement will specify the pass through trustee’s obligations if a pass through trustee, as the holder of any equipment notes held for a pass through trust, receives a request for its consent to any amendment, modification or waiver under the indenture under which the equipment notes were issued, under the lease relating to the aircraft leased by us that was financed with the proceeds of the equipment notes or under any liquidity facility.
Cross-Subordination Issues
      The equipment notes issued under an indenture may be held in more than one pass through trust, and one pass through trust may hold equipment notes issued under more than one indenture. Unless otherwise provided in a prospectus supplement, only equipment notes having the same priority for distributions under the applicable indenture may be held in the same pass through trust. In that event, payments made on account of a subordinate class of certificates issued under a prospectus supplement may be subordinated, under circumstances described in the prospectus supplement, to the prior payment of all amounts owing to certificateholders of a pass through trust which holds senior equipment notes issued under the applicable indentures. The prospectus supplement related to an issuance of certificates will describe the “cross-subordination” provisions and any related terms, including the percentage of certificateholders under any pass through trust which are permitted to:

•	grant waivers of defaults under any applicable indenture;

•	consent to the amendment or modification of any applicable indenture; or

•	direct the exercise of remedial actions under any applicable indenture.

Termination of the Pass Through Trusts
      Our obligations and those of the pass through trustee with respect to a pass through trust will terminate upon the distribution to certificateholders of the pass through trust of all amounts required to be distributed to them pursuant to the applicable pass through trust agreement and the disposition of all property held in the pass through trust. In no event will any pass through trust continue beyond 110 years following the date of the execution of the applicable pass through trust supplement, or any other final expiration date as may be specified in the pass through trust supplement. The pass through trustee will send to each certificateholder of record of the pass through trust notice of the termination of the pass through trust, the amount of the proposed final payment and the proposed date for the distribution of the final payment for the pass through trust. The final distribution to any certificateholder of the pass through trust will be made only upon surrender of that certificateholder’s certificates at the office or agency of the pass through trustee specified in the notice of termination.
Delayed Purchase of Equipment Notes
      On the issuance date of any certificates, if all of the proceeds from the sale of the certificates are not used to purchase the equipment notes contemplated to be held in the related pass through trust, the equipment notes may be purchased by the pass through trustee at any time on or prior to the date specified in the applicable prospectus supplement. In that event, the proceeds from the sale of the certificates not used to purchase equipment notes will be held under an arrangement described in the applicable prospectus supplement pending the purchase of equipment notes. The arrangements with respect to the payment of interest on funds so held will be described in the applicable prospectus supplement. If any proceeds are not used to purchase equipment notes by the date specified in the applicable prospectus supplement, the proceeds will be returned to the certificateholders.
Liquidity Facility
      The related prospectus supplement may provide that one or more payments of interest on the certificates of one or more series will be supported by a liquidity facility issued by an institution identified in the related prospectus supplement. The provider of the liquidity facility may have a claim on money and property belonging to a pass through trust that is senior to the certificateholders’ as specified in the related prospectus supplement.
The Pass Through Trustee
      Unless otherwise provided in the prospectus supplement for any series of certificates, the pass through trustee for each series of certificates will be Wilmington Trust Company. With certain exceptions, the pass through trustee makes no representations as to the validity or sufficiency of the Basic Agreement, the pass through trust supplements, the certificates, the equipment notes, the indentures, the leases or other related documents. The pass through trustee will not be liable with respect to any series of certificates for any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of a majority in principal amount of outstanding certificates of that series issued under the Basic Agreement. Subject to those provisions, the pass through trustee will be under no obligation to exercise any of its rights or powers under the Basic Agreement at the request of any holders of certificates issued under that agreement unless they will have offered to the pass through trustee indemnity satisfactory to it. The Basic Agreement provides that the pass through trustee in its individual or any other capacity may acquire and hold certificates and, subject to certain conditions, may otherwise deal with us and, with respect to the leased aircraft, with any owner trustee with the same rights it would have if it were not the pass through trustee.
      The pass through trustee may resign with respect to any or all of the pass through trusts at any time, in which event we will be obligated to appoint a successor trustee. If the pass through trustee ceases to be eligible to continue as pass through trustee with respect to a pass through trust or becomes incapable of acting as pass through trustee or becomes insolvent, we may remove the pass through trustee, or any certificateholder of the pass through trust for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the pass through trustee and the appointment of a successor trustee. Any resignation or removal of the pass through trustee with respect to a pass through trust and appointment of a successor trustee for the pass through trust does not become effective until acceptance of the appointment by the successor trustee. Pursuant to the resignation and successor trustee provisions, it is possible that a different trustee could be appointed to act as the successor trustee with respect to each pass through trust. All references in this prospectus to the pass through trustee should be read to take into account the possibility that the pass through trusts could have different successor trustees in the event of a resignation or removal.
      The Basic Agreement provides that we will pay the pass through trustee’s fees and expenses and indemnify the pass through trustee against certain liabilities.
DESCRIPTION OF THE EQUIPMENT NOTES
      The statements made under this caption are summaries, and we refer you to the entire prospectus and detailed information appearing in the applicable prospectus supplement. Where no distinction is made between the leased aircraft notes and the owned aircraft notes or between their respective indentures, those statements refer to any equipment notes and any indenture.
      To the extent that any provision in any prospectus supplement is inconsistent with any provision in this summary, the provision of the prospectus supplement will control.
General
      The equipment notes will be issued under indentures. Equipment notes secured by an aircraft that is leased to us will be issued under an indenture between an owner trustee and a loan trustee. Equipment notes secured by an aircraft that is owned by us will be issued under an indenture between a loan trustee and us.
      The leased aircraft notes will be non-recourse obligations of the applicable owner trustee. All of the leased aircraft notes issued under the same indenture will relate to and will be secured by one or more specific aircraft leased to us. Unless otherwise specified in the applicable prospectus supplement, leased aircraft notes will not be secured by any other aircraft.
      We will be the issuer of owned aircraft notes. The owned aircraft notes will be our direct recourse obligations. All of the owned aircraft notes issued under the same indenture will relate to, and will be secured by, one or more specific aircraft that we own. Unless otherwise specified in the applicable prospectus supplement, the owned aircraft notes will not be secured by any other aircraft.
Principal and Interest Payments
      Interest received by the pass through trustee on the equipment notes held in a pass through trust will be passed through to the certificateholders of that pass through trust on the dates and at the annual rate set forth in the applicable prospectus supplement until the final distribution for that pass through trust. Principal payments received by the pass through trustee on the equipment notes held in a pass through trust will be passed through to the certificateholders of that pass through trust in scheduled amounts on the dates set forth in the applicable prospectus supplement until the final distribution date for that pass through trust.
      If any date scheduled for any payment of principal, premium, if any, or interest with respect to the equipment notes is not a business day, the payment will be made on the next succeeding business day without any additional interest.

Redemption
      The applicable prospectus supplement will describe the circumstances, whether voluntary or involuntary, under which the equipment notes may be redeemed or purchased prior to their stated maturity date, in whole or in part. The prospectus supplement will also describe the premium, if any, applicable upon redemptions or purchases and other terms applying to the redemptions or purchases of the equipment notes.
Security
      The leased aircraft notes will be secured by:

•	an assignment by the related owner trustee to the related loan trustee of the owner trustee’s rights, except for certain rights described below, under the lease or leases with respect to the related aircraft, including the right to receive payments of rent under those leases; and

•	a mortgage granted to the loan trustee on the aircraft, subject to our rights under the lease or leases.
      Under the terms of each lease, our obligations in respect of each leased aircraft will be those of a lessee under a “net lease”. Accordingly, we will be obligated, among other things and at our expense, to cause each leased aircraft to be duly registered, to pay all costs of operating the aircraft and to maintain, service, repair and overhaul the aircraft or cause it to be maintained, serviced, repaired and overhauled. With respect to the leased aircraft, the assignment by the related owner trustee to the related loan trustee of its rights under the related lease will exclude, among other things:

•	rights of the owner trustee and the related owner participant relating to indemnification by us for certain matters;

•	insurance proceeds payable to the owner trustee in its individual capacity and to the owner participant under liability insurance maintained by us pursuant to the lease or by the owner trustee or the owner participant;

•	insurance proceeds payable to the owner trustee in its individual capacity or to the owner participant under certain casualty insurance maintained by the owner trustee or the owner participant pursuant to the lease; and

•	any rights of the owner participant or the owner trustee to enforce payment of the foregoing amounts and their respective rights to the proceeds of the foregoing.
      The owned aircraft notes will be secured by a mortgage granted to the related loan trustee of all of our right, title and interest in and to the owned aircraft. Under the terms of each owned aircraft indenture, we will be obligated, among other things and at our expense, to cause each owned aircraft to be duly registered, to pay all costs of operating the aircraft and to maintain, service, repair and overhaul the aircraft or cause it to be maintained, serviced, repaired and overhauled.
      We will be required, except under certain circumstances, to keep each aircraft registered under the Transportation Code, and to record the indenture and the lease, if applicable, among other documents, with respect to each aircraft under the Transportation Code. Recordation of the indenture, the lease, if applicable, and other documents with respect to each aircraft will give the related loan trustee a perfected security interest in the related aircraft whenever it is located in the United States or any of its territories and possessions. The Convention on the International Recognition of Rights in Aircraft, referred to as the “Convention,” provides that this security interest will also be recognized, with certain limited exceptions, in those jurisdictions that have ratified or adhere to the Convention.
      We will have the right, subject to certain conditions, at our own expense to register each aircraft in countries other than the United States. Each aircraft may also be operated by us or under lease, sublease or interchange arrangements in countries that are not parties to the Convention. The extent to which the related loan trustee’s security interest would be recognized in an aircraft located in a country that is not a party to the Convention, and the extent to which the security interest would be recognized in a jurisdiction adhering to the Convention if the aircraft is registered in a jurisdiction not a party to the Convention, is uncertain. Moreover, in the case of a default under an indenture, the ability of the related loan trustee to realize upon its security interest in an aircraft could be adversely affected as a legal or practical matter if the aircraft were registered or located outside the United States.
      Unless otherwise specified in the applicable prospectus supplement, the equipment notes will not be cross-collateralized. Consequently, the equipment notes issued in respect of any one aircraft will not be secured by any other aircraft. Unless and until a default under an indenture with respect to a leased aircraft has occurred and is continuing, the related loan trustee may exercise only limited rights of the related owner trustee under the related lease.
      The loan trustee will invest and reinvest funds, if any, held by it from time to time under an indenture. The loan trustee will, at our direction, invest and reinvest funds in certain investments described in the applicable indenture. We will not be entitled to direct the loan trustee to invest and reinvest funds with respect to a leased aircraft in the case of a default under the applicable lease or, with respect to an owned aircraft, in the case of a default under the applicable indenture. We will pay the net amount of any loss resulting from these investments.
      In the case of Chapter 11 bankruptcy proceedings involving a holder of “equipment” (defined as described below), Section 1110 of the U.S. Bankruptcy Code provides special rights to lessors, conditional vendors and holders of security interests with respect to such equipment. Under Section 1110, the right of such financing parties to take possession of such equipment in compliance with the provisions of a lease, conditional sale contract or security agreement is not affected by any provision of the U.S. Bankruptcy Code or any power of the bankruptcy court. Ordinarily, such right would be limited by the “automatic stay” under the Bankruptcy Code. Such right to take possession may not be exercised for 60 days following the date of commencement of the reorganization proceedings. Thereafter, such right to take possession may be exercised during such proceedings unless, within the 60-day period or any longer period consented to by the relevant parties, the debtor agrees to perform its obligations that become due on or after that date and cures all defaults on a timely basis. Defaults resulting solely from the financial condition, bankruptcy, insolvency or reorganization of the debtor need not be cured.
      “Equipment” is defined in Section 1110 of the U.S. Bankruptcy Code, in part, as an aircraft, aircraft engine, propeller, appliance, or spare part (as defined in Section 40102 of Title 49 of the U.S. Code) that is subject to a security interest granted by, leased to, or conditionally sold to a debtor that, at the time such transaction is entered into, holds an air carrier operating certificate issued pursuant to chapter 447 of title 49 of the U.S. Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds of more of cargo (subject to certain limitations in the case of equipment first placed in service on or prior to October 22, 1994).
      In connection with any issuance of certificates under this prospectus and the applicable prospectus supplement, it will be a condition to the pass through trustee’s obligation to purchase equipment notes with respect to each aircraft that our outside counsel provide its opinion (which may assume that we hold, at the time of the lease or mortgage, as the case may be, an air carrier operating certificate issued pursuant to chapter 447 of title 49 of the U.S. Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo) to the Pass Through Trustee that:

•	if the aircraft is a leased aircraft, the owner trustee, as lessor under the lease for the aircraft, and the loan trustee, as assignee of the owner trustee’s rights under the lease pursuant to the applicable indenture, will be entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code with respect to the airframe and engines comprising the aircraft; or

•	if the aircraft is an owned aircraft, the loan trustee will be entitled to the benefits of Section 1110 with respect to the airframe and engines comprising the owned aircraft.
      The opinion will not address the possible replacement of an aircraft after an “Event of Loss”, as defined in the applicable indenture, in the future.

Ranking of Equipment Notes
      Some of the equipment notes related to one or more aircraft, as described in the related prospectus supplement, may be subordinated and junior in right of payment to other equipment notes related to the same aircraft. The terms of the subordination, if any, will be described in the related prospectus supplement.
Payments and Limitation of Liability
      We will lease each leased aircraft from an owner trustee for a term commencing on the delivery date of the aircraft to the owner trustee and expiring on a date no earlier than the latest maturity date of the related leased aircraft notes, unless previously terminated as permitted by the terms of the related lease. We will make basic rent and other payments under each lease to an owner trustee, as lessor. The owner trustee will assign these payments under the applicable indenture to the related loan trustee to provide the funds necessary to pay principal of, premium, if any, and interest due from the owner trustee on the leased aircraft notes issued under the indenture. Each lease will provide that under no circumstances will our rent payments be less than the scheduled payments on the related leased aircraft notes. The balance of any basic rent payment under each lease, after payment of amounts due on the leased aircraft notes issued under the indenture corresponding to the lease, will be paid over to the applicable owner trustee. Our obligation to pay rent and to cause other payments to be made under each lease will be our direct obligation.
      Except in circumstances in which we purchase a leased aircraft and assume the related leased aircraft notes, the leased aircraft notes will not be our direct obligation. None of the owner trustees, the owner participants or the loan trustees will be personally liable to any holder of leased aircraft notes for amounts payable under the leased aircraft notes. Except as provided in the indentures relating to the leased aircraft notes, no owner trustee or loan trustee will be liable for or incur any liability under the indentures. Except in the circumstances described above, all amounts payable under any leased aircraft notes, other than payments made in connection with an optional redemption or purchase by the related owner trustee or the related owner participant, will be made only from:

•	the assets subject to the lien of the applicable indenture with respect to the aircraft or the income and proceeds received by the related loan trustee from that aircraft, including rent payable by us under the related lease; or

•	if so provided in the related prospectus supplement, the applicable liquidity facility.
      With respect to the leased aircraft notes, except as otherwise provided in the applicable indenture, no owner trustee will be personally liable for any amount payable or for any statements, representations, warranties, agreements or obligations under any indenture or under any leased aircraft notes. None of the owner participants will have any duty or responsibility under the leased aircraft indentures or under the leased aircraft notes to the related loan trustee or to any holder of any leased aircraft note.
      Our obligations under each owned aircraft indenture and under the owned aircraft notes will be our direct obligations.
Defeasance of the Indentures and the Equipment Notes in Certain Circumstances
      Unless otherwise specified in the applicable prospectus supplement, an indenture may provide that the obligations of the related loan trustee, the related owner trustee or us, as the case may be, under that indenture will be deemed to have been discharged and paid in full on the 91st day after the date that money or certain United States government securities, in an aggregate amount sufficient to pay when due (including as a consequence of redemption in respect of which notice is given on or prior to the date of the deposit) principal, premium, if any, and interest on all equipment notes issued under that indenture, are irrevocably deposited with the related loan trustee. The discharge may occur only if, among other things, there has been published by the IRS a ruling to the effect that holders of the equipment notes will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same time as would have been the case if the deposit, defeasance and discharge had not occurred.
      Upon defeasance of the equipment notes, or upon payment in full of the principal of, premium, if any, and interest on all equipment notes issued under any indenture on the applicable maturity date, or upon deposit with the applicable loan trustee of sufficient money no earlier than one year prior to the date of maturity, the holders of the equipment notes will have no beneficial interest in or other rights with respect to the related aircraft or other assets subject to the lien of the indenture and the lien will terminate.
Assumption of Obligations by Continental
      Unless otherwise specified in the applicable prospectus supplement, upon our purchase of any leased aircraft prior to the end of the applicable term, we may assume on a full recourse basis all of the obligations of the owner trustee, other than its obligations in its individual capacity, under the indenture and the leased aircraft notes relating to that lease. If we assume leased aircraft notes, provisions relating to maintenance, possession and use of the related aircraft, liens and insurance will be incorporated into the indenture. If we assume leased aircraft notes in connection with our purchase of a leased aircraft, leased aircraft notes issued under the indenture will not be redeemed and will continue to be secured by the aircraft.
Liquidity Facility
      The related prospectus supplement may provide that one or more payments of interest on the related equipment notes of one or more series will be supported by a liquidity facility issued by an institution identified in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, the provider of the liquidity facility will have a claim upon the assets securing the equipment notes senior to the claim of the pass through trustee, as owner of the equipment notes.
Intercreditor Issues
      Equipment notes may be issued in different classes, which means that the equipment notes may have different payment priorities even though they are issued by the same borrower and relate to the same aircraft. If multiple classes of equipment notes are issued, the related prospectus supplement will describe the priority of distributions among the equipment notes, any liquidity facilities, the ability of any class to exercise and/or enforce any or all remedies with respect to the related aircraft, and, if the equipment notes are leased aircraft notes, the related lease, and certain other intercreditor terms and provisions.

U.S. INCOME TAX MATTERS
General
      Unless otherwise indicated in the applicable prospectus supplement, the following summary describes all material generally applicable U.S. federal income tax consequences to certificateholders of the purchase, ownership and disposition of the certificates offered by this prospectus, and in the opinion of Hughes Hubbard & Reed LLP, our special tax counsel, is accurate in all material respects with respect to the matters discussed in this prospectus. Except as otherwise specified, the summary is addressed to beneficial owners of certificates that are citizens or residents of the United States, corporations, partnerships or other entities created or organized in or under the laws of the United States or any state therein, or estates or trusts the income of which is subject to U.S. federal income taxation regardless of its source, and that will hold the certificates as capital assets.
      This summary does not address the tax treatment of U.S. certificateholders that may be subject to special tax rules, such as banks, insurance companies, dealers in securities or commodities, tax-exempt entities, holders that will hold certificates as part of a straddle or holders that have a “functional currency” other than the U.S. dollar, nor, except as specifically indicated, does it address the tax treatment of U.S. certificateholders that do not acquire certificates at the public offering price as part of the initial offering. The summary is not a comprehensive description of all of the tax considerations that may be relevant to a decision to purchase certificates. This summary does not describe any tax consequences arising under the laws of any state, locality or taxing jurisdiction other than the United States.
      The summary is based upon the tax laws and practice of the United States as in effect on the date of this prospectus, as well as judicial and administrative interpretations, in final or proposed form, available on or before that date. Changes to the existing laws could apply retroactively and could alter the tax consequences discussed below. We have not sought any ruling from the IRS with respect to the federal income tax consequences, discussed below, and we cannot assure you that the IRS will not take contrary positions. The pass through trusts are not indemnified for any federal income taxes that may be imposed upon them, and the imposition of any such taxes on a pass through trust could result in a reduction in the amounts available for distribution to the certificateholders of that pass through trust. Prospective investors should consult their own tax advisors with respect to the federal, state, local and foreign tax consequences to them of the purchase, ownership and disposition of the certificates.
Tax Status of the Pass Through Trusts
      In the opinion of our special tax counsel, each pass through trust will be classified as a grantor trust for U.S. federal income tax purposes.
Taxation of Certificateholders Generally
      A U.S. certificateholder will be treated as owning its pro rata undivided interest in each of the equipment notes and any other property held by the related pass through trust. Accordingly, each U.S. certificateholder’s share of interest paid on the equipment notes will be taxable as ordinary income, as it is paid or accrued, in accordance with such U.S. certificateholder’s method of accounting, and a U.S. certificateholder’s share of any premium paid on redemption of an equipment note will be treated as capital gain. If a pass through trust is supported by a liquidity facility, any amounts received by the pass through trust under the liquidity facility with respect to unpaid interest will be treated for U.S. federal income tax purposes as having the same characteristics as the payments they replace. If we assume an owner trust’s obligations under leased aircraft notes, the assumption would be treated for federal income tax purposes as a taxable exchange of the leased aircraft notes, resulting in recognition of gain or loss by the U.S. certificateholder.
      Each U.S. certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of fees and expenses paid or incurred by the corresponding pass through trust as provided in Section 162 or 212 of the Internal Revenue Code of 1986, as amended, referred to herein as the “Code”.

Certain fees and expenses, including fees paid to the pass through trustee and the provider of the liquidity facility, if applicable, will be paid by parties other than the certificateholders. These fees and expenses could be treated as constructively received by the pass through trust, in which event a U.S. certificateholder will be required to include in income and will be entitled to deduct its pro rata share of the fees and expenses. If a U.S. certificateholder is an individual, estate or trust, the deduction for the certificateholder’s share of fees or expenses will be allowed only to the extent that all of the certificateholder’s miscellaneous itemized deductions, including the certificateholder’s share of fees and expenses, exceed 2% of the certificateholder’s adjusted gross income. In addition, in the case of U.S. certificateholders who are individuals, certain otherwise allowable itemized deductions will be subject generally to additional limitations on itemized deductions under applicable provisions of the Code.
Effect of Subordination of Certificateholders of Subordinated Trusts
      If any pass through trust is subordinated in right of payment to any other pass through trust and the subordinated trust receives less than the full amount of the interest, principal or premium paid with respect to the equipment notes held by it because of the subordination of such pass through trust, the certificateholders of the subordinated trust would probably be treated for federal income tax purposes as if they had:

•	received as distributions their full share of interest, principal, or premium;

•	paid over to the preferred class of certificateholders an amount equal to their share of the amount of the shortfall; and

•	retained the right to reimbursement of the amount of the shortfall to the extent of future amounts payable to the certificateholders of the subordinated trust on account of the shortfall.
      Under this analysis:

•	subordinated certificateholders incurring a shortfall would be required to include as current income any interest or other income of the subordinated trust that was a component of the shortfall, even though that amount was in fact paid to a preferred class of certificateholders;

•	a loss would only be allowed to subordinated certificateholders when their right to receive reimbursement of the shortfall becomes worthless; that is, when it becomes clear that funds will not be available from any source to reimburse the shortfall; and

•	reimbursement of the shortfall before a claim of worthlessness would not be taxable income to certificateholders because the amount reimbursed would have been previously included in income.
These results should not significantly affect the inclusion of income for certificateholders on the accrual method of accounting, but could accelerate inclusion of income to certificateholders on the cash method of accounting by, in effect, placing them on the accrual method.
Original Issue Discount
      The equipment notes may be issued with original issue discount, referred to as OID. The prospectus supplement will state whether any equipment notes to be held by the related pass through trust will be issued with OID. Generally, a holder of a debt instrument issued with OID that is not negligible must include the OID in income for federal income tax purposes as it accrues, in advance of the receipt of the cash attributable to such income, under a method that takes into account the compounding of interest.
Sale or Other Disposition of the Certificates
      Upon the sale, exchange or other disposition of a certificate, a U.S. certificateholder generally will recognize capital gain or loss equal to the difference between the amount realized on the disposition, other than any amount attributable to accrued interest which will be taxable as ordinary income, and the U.S. certificateholder’s adjusted tax basis in the related equipment notes and any other property held by the corresponding pass through trust. Any gain or loss will be long-term capital gain or loss to the extent attributable to property held by the pass through trust for more than one year. In the case of individuals, estates, and trusts, the maximum rate of tax on net long-term capital gains generally is 20%.
Foreign Certificateholders
      Subject to the discussion of backup withholding below, payments of principal and interest (including any OID) on the equipment notes to, or on behalf of, any beneficial owner of a certificate that is not a U.S. person will not be subject to U.S. federal withholding tax provided that:

•	the non-U.S. certificateholder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of an owner participant or us;

•	the non-U.S. certificateholder is not a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business, or a controlled foreign corporation for U.S. tax purposes that is related to an owner participant or us; and

•	certain certification requirements (including identification of the beneficial owner of the certificate) are complied with.
      Any capital gain realized upon the sale, exchange, retirement or other disposition of a certificate or upon receipt of premium paid on an equipment note by a non-U.S. certificateholder will not be subject to U.S. federal income or withholding taxes if (i) such gain is not effectively connected with a U.S. trade or business of the non-U.S. certificateholder and (ii) in the case of an individual, such non-U.S. certificateholder is not present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition or receipt.
Backup Withholding
      Payments made on the certificates will not be subject to a backup withholding tax of 31% unless, in general, the certificateholder fails to comply with certain reporting procedures or otherwise fails to establish an exemption from such tax under applicable provisions of the Code.
ERISA CONSIDERATIONS
      Unless otherwise indicated in the applicable prospectus supplement, the certificates may, subject to certain legal restrictions, be purchased and held by an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, referred to as “ERISA,” or an individual retirement account or an employee benefit plan subject to section 4975 of the Code. A fiduciary of an employee benefit plan must determine that the purchase and holding of a certificate is consistent with its fiduciary duties under ERISA and does not result in a non-exempt prohibited transaction as defined in section 406 of ERISA or section 4975 of the Code. Employee benefit plans which are governmental plans, as defined in section 3(32) of ERISA, and certain church plans, as defined in section 3(33) of ERISA, are not subject to Title I of ERISA or section 4975 of the Code. The certificates may, subject to certain legal restrictions, be purchased and held by such plans.
PLAN OF DISTRIBUTION
      Certificates may be sold to one or more underwriters for public offering and resale by them. Certificates may also be sold to investors or other persons directly or through one or more dealers or agents. Any underwriter, dealer or agent involved in the offer and sale of the certificates will be named in an applicable prospectus supplement.

      The certificates may be sold:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.
      Dealer trading may take place in certain of the certificates, including certificates not listed on any securities exchange. We do not intend to apply for listing of the certificates on a national securities exchange. From time to time, we also may authorize underwriters acting as our agents to offer and sell the certificates upon the terms and conditions as will be set forth in any prospectus supplement.
      In connection with the sale of certificates, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of certificates for whom they may act as agent. Underwriters may sell certificates to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions, which may be changed from time to time, from the purchasers for whom they may act as agent.
      If a dealer is used directly by us in the sale of certificates in respect of which this prospectus is delivered, we will sell the certificates to the dealer, as principal. The dealer may then resell the certificates to the public at varying prices to be determined by the dealer at the time of resale. The dealer will be named in, and the terms of the sale, will be set forth in the applicable prospectus supplement.
      Certificates may be offered and sold through agents designated by us from time to time. The agent involved in the offer or sale of the certificates will be named in, and any commissions payable by us to the agent will be set forth in, the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, the agent will be acting on a best efforts basis for the period of its appointment.
      We may solicit directly offers to purchase certificates, and certificates may be sold directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale. The terms of these sales will be described in the applicable prospectus supplement. Except as set forth in the applicable prospectus supplement, no director, officer or employee of ours will solicit or receive a commission in connection with direct sales by us of the certificates, although those persons may respond to inquiries by potential purchasers and perform ministerial and clerical work in connection with our direct sales.
      Any underwriting compensation that we pay to underwriters, dealers or agents in connection with the offering of certificates, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in an applicable prospectus supplement.
      Underwriters, dealers and agents participating in the distribution of the certificates may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the certificates may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled under agreements with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by us for certain expenses.
      Underwriters, dealers and agents may engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.
      If so indicated in an applicable prospectus supplement and subject to existing market conditions, we will authorize dealers acting as our agents to solicit offers by certain institutions to purchase certificates from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts. These contracts will provide for payment and delivery on the date or dates stated in the applicable prospectus supplement. Each contract will be for an amount not less than, and the aggregate principal amount of certificates sold pursuant to these contracts will not be less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with whom these contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to our approval. These contracts will not be subject to any conditions, except for the condition that the purchase by an institution of the certificates not be prohibited at the time of delivery under the laws of any jurisdiction in the United States to which the institution is subject. A commission set forth in the applicable prospectus supplement will be granted to underwriters and agents soliciting purchases of certificates pursuant to contracts accepted by us. Agents and underwriters will have no responsibility in respect of the delivery or performance of these contracts.
      If an underwriter or underwriters is used in the sale of any certificates, the applicable prospectus supplement will state the intention, if any, of the underwriters at the date of the prospectus supplement to make a market in the certificates. We cannot assure you that there will be a market for the certificates.
      The place and time of delivery for the certificates in respect of which this prospectus is delivered will be set forth in the applicable prospectus supplement.
LEGAL OPINIONS
      Unless otherwise indicated in the applicable prospectus supplement, our counsel, Hughes Hubbard & Reed LLP, New York, New York, will render an opinion with respect to the validity of the certificates being offered by such prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, Hughes Hubbard & Reed LLP will rely on the opinion of counsel for the pass through trustee as to certain matters relating to the authorization, execution and delivery of the certificates by, and the valid and binding effect on, the pass through trustee.
EXPERTS
      Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2000, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are, and audited consolidated financial statements to be included in subsequently filed documents will be, incorporated by reference in reliance on Ernst & Young LLP’s reports pertaining to such financial statements, to the extent covered by consents filed with the SEC, given on their authority as experts in auditing and accounting.

$311,010,000
2005-ERJ1 Pass Through Trust
Pass Through Certificates, Series 2005-ERJ1

PROSPECTUS SUPPLEMENT
September 14, 2005

Citigroup